                                                                     EXHIBIT 4.2
                                                               EXECUTION VERSION

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer

                                       and

                            J.E. ROBERT COMPANY, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2005

                                   ----------

                          $3,073,749,461 (approximate)

                  Commercial Mortgage Pass-Through Certificates

                                Series 2005-CKI1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.    Defined Terms...........................................      5
SECTION 1.02.    Certain Adjustments to the Principal Distributions on
                    the Certificates.....................................     78
SECTION 1.03.    Calculation of LIBOR....................................     81

                                   ARTICLE II

  CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Trust Mortgage Loans......................     82
SECTION 2.02.    Acceptance of the Trust Fund by Trustee.................     85
SECTION 2.03.    Mortgage Loan Seller's Repurchase or Substitution of
                    Trust Mortgage Loans for Document Defects and

SECTION 2.06.    Execution, Authentication and Delivery of Class R-I
                    Certificates.........................................     92
SECTION 2.07.    Conveyance of REMIC I Regular Interests; Acceptance of
                    REMIC II by Trustee..................................     92
SECTION 2.08.    Execution, Authentication and Delivery of REMIC II
                    Certificates.........................................     92
SECTION 2.09.    Execution, Authentication and Delivery of Class Z and
                    Class A-4FL Certificates.............................     93

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans....................     94
SECTION 3.02.    Collection of Mortgage Loan Payments....................     96
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts; Reserve Accounts.................     98
SECTION 3.04.    Collection Account, Interest Reserve Account, Additional
                    Interest Account, Distribution Account, Gain-on-Sale
                    Reserve Account, Floating Rate Account and Loan
                    Combination Custodial Accounts.......................    104
SECTION 3.05.    Permitted Withdrawals From the Collection Account, the
                    Interest Reserve Account, the Additional Interest
                    Account, the Floating Rate Account, the Distribution
                    Account and the Loan Combination Custodial
                    Accounts.............................................    111

SECTION 3.06.    Investment of Funds in the Servicing Accounts, the
                    Reserve Accounts, the Collection Account, the
                    Distribution Account, the Floating Rate Account, the
                    Loan Combination Custodial Accounts, the Additional
                    Interest Account, the Gain-on-Sale Reserve Account
                    and the REO Accounts.................................    122
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions
                    and Fidelity Coverage................................    124
SECTION 3.08.    Enforcement of Alienation Clauses.......................    128
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans; Required
                    Appraisals...........................................    131
SECTION 3.10.    Trustee and Custodian to Cooperate; Release of Mortgage
                    Files................................................    135
SECTION 3.11.    Servicing Compensation..................................    136
SECTION 3.12.    Property Inspections; Collection of Financial

SECTION 3.18.    Resolution of Defaulted Mortgage Loans and REO

SECTION 3.21.    Transfer of Servicing Between Master Servicer and
                    Special Servicer; Record Keeping.....................    170
SECTION 3.22.    Sub-Servicing Agreements................................    173
SECTION 3.23.    Representations and Warranties of Master Servicer and

SECTION 3.27.    Controlling Class Representative Contact with

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions...........................................    188
SECTION 4.02.    Statements to Certificateholders........................    203
SECTION 4.03.    P&I Advances; Reimbursement of P&I Advances and
                    Servicing Advances...................................    208
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special
                    Servicer.............................................    226
SECTION 6.02.    Merger, Consolidation or Conversion of Depositor or
                    Master Servicer or Special Servicer..................    226
SECTION 6.03.    Limitation on Liability of the Depositor, the Master
                    Servicer, the Special Servicer and Others............    226
SECTION 6.04.    Resignation of Master Servicer and the Special
                    Servicer.............................................    229
SECTION 6.05.    Rights of Depositor and Trustee in Respect of Master
                    Servicer and the Special Servicer....................    230
SECTION 6.06.    Depositor, Master Servicer and Special Servicer to
                    Cooperate with Trustee...............................    231
SECTION 6.07.    Depositor, Special Servicer and Trustee to Cooperate
                    with Master Servicer.................................    231
SECTION 6.08.    Depositor, Master Servicer and Trustee to Cooperate with
                    Special Servicer.....................................    231
SECTION 6.09.    Designation of Special Servicer by the Controlling
                    Class................................................    231
SECTION 6.10.    Master Servicer or Special Servicer as Owner of a
                    Certificate..........................................    232
SECTION 6.11.    The Controlling Class Representative....................    233
SECTION 6.12.    Certain Matters with Respect to the Glendale Galleria
                    Loan Combination.....................................    236

                                   ARTICLE VII

                                     DEFAULT

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.    Duties of Trustee.......................................    243
SECTION 8.02.    Certain Matters Affecting Trustee.......................    244
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.........    245
SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates...........    246
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Trust

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration....................................    267
SECTION 10.02.   Grantor Trust Administration............................    270

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                             SCHEDULES AND EXHIBITS

 Schedule No.   Schedule Description
 ------------   --------------------
  Schedule I    Mortgage Loan Schedule
 Schedule II    List of Mortgage Loans with Secured Creditor Environmental
                Insurance Policies
 Schedule III   [RESERVED]
 Schedule IV    Class A-SB Planned Principal Balances
  Schedule V    List of Sub-Servicing Agreements In Effect on the Closing Date
 Schedule VI    List of Mortgage Loans Requiring Operations and Maintenance
                   Plans
 Schedule VII   List of Merrill Trust Mortgage Loans With Late Payment Charges
                   Due Prior to Expiration of Their Payment Date Grace Periods
Schedule VIII   List of Broker Strip Loans

Exhibit No.   Exhibit Description
-----------   -------------------
    A-1       Form of Class A-1, A-1D, A-2, A-2FL, A-3, A-4FL, A-5, A-SB, A-6
                 and A-1A Certificates
    A-2       [RESERVED]
    A-3       Form of Class X Certificate
    A-4       Form of Class AM, AJ, B, C and D Certificates
    A-5       Form of Class E, F, G and H Certificates
    A-6       Form of Class J, K, L, M, N, P and Q Certificates
    A-7       Form of Class R-I and R-II Certificates
    A-8       Form of Class Z Certificate
     B        Form of Distribution Date Statement
     C        Form of Custodial Certification
    D-1       Form of Master Servicer Request for Release
    D-2       Form of Special Servicer Request for Release
    E-1       Form of Transferor Certificate for Transfers of Definitive
                 Non-Registered Certificates
                 (Pursuant to Section 5.02(b))
    E-2A      Form I of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
                 (Pursuant to Section 5.02(b))
    E-2B      Form II of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates
                 (Pursuant to Section 5.02(b))
    E-2C      Form of Transferee Certificate for Transfers of Interests in
                 Rule 144A Global Certificates
                 (Pursuant to Section 5.02(b))
    E-2D      Form of Transferee Certificate for Transfers of Interests in
                 Regulation S Global Certificates
                 (Pursuant to Section 5.02(b))
    F-1       Form I of Transferee Certificate Regarding ERISA Matters
                 (Definitive Non-Registered Certificates)
                 (Pursuant to Section 5.02(c))
    F-2       Form II of Transferee Certificate Regarding ERISA Matters
                 (Book-Entry Non-Registered Certificates)
                 (Pursuant to Section 5.02(c))
    G-1       Form of Transfer Affidavit and Agreement Regarding Residual
                 Certificates
                 (Pursuant to Section 5.02(d)(i)(4))

    G-2       Form of Transferor Certificate for Transfers of Residual
                 Certificates
                 (Pursuant to Section 5.02(d)(i)(4))
    H-1       Form of Notice and Acknowledgment (Regarding Proposed Special
                 Servicer)
    H-2       Form of Acknowledgment of Proposed Special Servicer
    I-1       Form of Information Request from Certificateholder or Certificate
                 Owner
    I-2       Form of Information Request from Prospective Investor
     J        [RESERVED]
     K        Form of S&P Defeasance Certification
     L        [RESERVED]
    M-1       Form of Purchase Option Notice
    M-2       Form of Purchase Option Assignment by the Special Servicer
    M-3       Form of Purchase Option Assignment by Plurality Subordinate
                 Certificateholder or Controlling Class Representative
     N        [RESERVED]
     O        Form of Sarbanes-Oxley Certification by the Depositor
    P-1       Form of Certification to be Provided by the Master Servicer to the
                 Depositor
    P-2       Form of Certification to be Provided by the Trustee to the
                 Depositor
    P-3       Form of Certification to be Provided by the Special Servicer to
                 the Depositor

                         POOLING AND SERVICING AGREEMENT

          This Pooling and Servicing Agreement is dated and effective as of
December 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor,
KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, J.E. ROBERT
COMPANY, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as
Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive of the
Broker Strip, the Excess Servicing Strip and that portion of the interest payments on the Trust Mortgage Loans that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC I". The Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC
Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (or, in the case of the Class X Certificates, each Class X
Component thereof), the Class A-2FL REMIC II Regular Interest and the Class A-4L
REMIC II Regular Interest, will be designated as a separate "regular interest"
in REMIC II for purposes of the REMIC Provisions under federal income tax law.

          The following table sets forth: (i) the class designation of each
Class of Sequential Pay Certificates; (ii) the Original Class Principal Balance
for each Class of Sequential Pay Certificates; (iii) the corresponding REMIC I
Regular Interest (the "Corresponding REMIC I Regular Interest") for each Class of Sequential Pay Certificates; and (iv) the initial REMIC I Principal Balance of each such Corresponding REMIC I Regular Interest.

                                       Corresponding
     Class        Original Class          REMIC I        Initial REMIC I
  Designation    Principal Balance   Regular Interest   Principal Balance
--------------   -----------------   ----------------   -----------------
Class A-1          $   98,700,000    LA-1                 $   98,700,000
Class A-1D         $   75,000,000    LA-1D                $   75,000,000
Class A-2          $   96,600,000    LA-2                 $   96,600,000
Class A-2FL(1)     $  100,000,000    LA-2FL               $  100,000,000

                                       Corresponding
     Class        Original Class          REMIC I        Initial REMIC I
  Designation    Principal Balance   Regular Interest   Principal Balance
--------------   -----------------   ----------------   -----------------
Class A-3          $   44,677,000    LA-3                 $   44,677,000
Class A-4FL(2)     $  300,000,000    LA-4FL               $  300,000,000
Class A-5          $   50,000,000    LA-5                 $   50,000,000
Class A-SB         $  176,000,000    LA-SB                $  176,000,000
Class A-6          $1,069,709,000    LA-6                 $1,069,709,000
Class A-1A         $  140,930,000    LA-1A                $  140,930,000
Class AM           $  307,374,000    LAM                  $  307,374,000
Class AJ           $  234,372,000    LAJ                  $  234,372,000
Class B            $   53,791,000    LB                   $   53,791,000
Class C            $   26,895,000    LC                   $   26,895,000
Class D            $   53,790,000    LD                   $   53,790,000
Class E            $   30,738,000    LE                   $   30,738,000
Class F            $   53,790,000    LF                   $   53,790,000
Class G            $   30,738,000    LG                   $   30,738,000
Class H            $   34,579,000    LH                   $   34,579,000
Class J            $    7,685,000    LJ                   $    7,685,000
Class K            $   11,526,000    LK                   $   11,526,000
Class L            $   11,527,000    LL                   $   11,527,000
Class M            $    3,842,000    LM                   $    3,842,000
Class N            $    7,684,000    LN                   $    7,684,000
Class P            $   11,527,000    LP                   $   11,527,000
Class Q            $   42,275,461    LQ                   $   42,275,461

----------
(1)  The Class A-2FL REMIC II Regular Interest will have the same designation,
     Original Class Principal Balance and Corresponding REMIC I Regular Interest
     as the Class A-2FL Certificates.

(2)  The Class A-4FL REMIC II Regular Interest will have the same designation,
     Original Class Principal Balance and Corresponding REMIC I Regular Interest
     as the Class A-4FL Certificates.

          There exists one (1) Trust Mortgage Loan, the Glendale Galleria Trust
Mortgage Loan, that has a Cut-off Date Balance of $153,635,946 and is evidenced by a Mortgage Note designated as "Note A1" under the Glendale Galleria
Intercreditor Agreement, which is part of a group of loans comprised of that
Trust Mortgage Loan and three other mortgage loans, namely the Glendale Galleria

                                      -2-

Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans,
that are all secured by the same Mortgage encumbering the Glendale Galleria
Mortgaged Property. The Glendale Galleria Pari Passu Non-Trust Loan, which is pari passu in right of payment and in other respects with the Glendale Galleria
Trust Mortgage Loan, has a Cut-off Date Balance of $125,702,137 and is evidenced by a Mortgage Note designated as "Note A2" under the Glendale Galleria
Intercreditor Agreement. The Glendale Galleria Trust Mortgage Loan, the Glendale
Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate
Non-Trust Loans collectively constitute the Glendale Galleria Loan Combination.
The relative rights of the holder of the Glendale Galleria Trust Mortgage Loan and the respective holders of the Glendale Galleria Non-Trust Loans are set forth in the Glendale Galleria Intercreditor Agreement. As and to the extent provided in the Glendale Galleria Intercreditor Agreement, the Glendale Galleria
Pari Passu Non-Trust Loan is pari passu in right of payment and in other respects with the Glendale Galleria Trust Mortgage Loan, and the Glendale
Galleria Subordinate Non-Trust Loans are subordinate in right of payment and in other respects to the Glendale Galleria Trust Mortgage Loan and the Glendale
Galleria Pari Passu Non-Trust Loan.

          There exist two (2) A-Note Trust Mortgage Loans, each of which is part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. Each A-Note
Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute an A/B Loan Combination. The relative rights of the holder of each
A-Note Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the extent provided in the related Loan Combination Intercreditor Agreement, each B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the related A-Note Trust Mortgage Loan.

          Accordingly, as and to the extent provided herein, the Non-Trust
Loans, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement by the Master Servicer and the Special Servicer.

          The portion of the Trust Fund consisting of (i) the Class A-2FL REMIC
II Regular Interest (and distributions thereon), the Class A-2FL Swap Agreement
(and payments by the Class A-2FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class A-2FL REMIC II Regular Interest and
payments by the Class A-2FL Swap Counterparty under the Class A-2FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-2FL"; provided that the initial up-front payment by the Class A-2FL Swap Counterparty to the Depositor under the
Class A-2FL Swap Agreement shall belong to the Depositor and shall not be part of the Trust Fund or Grantor Trust A-2FL. As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-2FL maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II.
The Class A-2FL Certificates shall represent undivided beneficial interests in
Grantor Trust A-2FL as described herein.

          The portion of the Trust Fund consisting of (i) the Class A-4FL REMIC
II Regular Interest (and distributions thereon), the Class A-4FL Swap Agreement
(and payments by the Class A-4FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that

                                      -3-

represent distributions on the Class A-4FL REMIC II Regular Interest and
payments by the Class A-4FL Swap Counterparty under the Class A-4FL Swap
Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-4FL". As provided herein, the
Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-4FL maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II. The Class A-4FL Certificates shall represent undivided beneficial interests in Grantor Trust A-4FL as described herein.

          The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust
Z". In addition, the portions of the Trust Fund consisting of (i) the Excess
Servicing Strip and (ii) amounts held from time to time in the Collection
Account that represent the Excess Servicing Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust E". In addition, the portions of the Trust Fund consisting of
(i) the Broker Strip and (ii) amounts held from time to time in the Collection
Account that represent the Broker Strip, shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as
"Grantor Trust B". As provided herein, the Trustee shall take all actions reasonably necessary to ensure that each of the respective portions of the Trust
Fund consisting of Grantor Trust Z, Grantor Trust E and Grantor Trust B,
respectively, maintains its status as a "grantor trust" under federal income tax law and is not treated as part of REMIC I or REMIC II.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                      -4-

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to
which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Non-Trust Loan, which B-Note Non-Trust Loan will not be included in the Trust Fund. The Columbia IV Shopping Center A-Note Trust
Mortgage Loan and The Shoppes at Plantation A-Note Trust Mortgage Loan are the
only A-Note Trust Mortgage Loans.

          "A/B Loan Combination": Collectively, each A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan. The term "A/B Loan Combination" shall include any successor REO Loan with respect to the applicable A-Note Trust
Mortgage Loan and any successor REO Loan with respect to the related B-Note
Non-Trust Loan.

          "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

          "Accrued Certificate Interest": With respect to any Class of
Sequential Pay Certificates (other than the Class A-2FL Certificates and the
Class A-4FL Certificates), the Class A-2FL REMIC II Regular Interest or the
Class A-4FL REMIC II Regular Interest, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, the
Class A-2FL REMIC II Regular Interest or the Class A-4FL REMIC II Regular
Interest, as the case may be, for such Distribution Date, accrued on the related
Class Principal Balance outstanding immediately prior to such Distribution Date;
and with respect to the Class X Certificates for any Distribution Date, the
aggregate of all Accrued Component Interest with respect to the Class X
Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular
Certificates, the Class A-2FL REMIC II Regular Interest or the Class A-4FL REMIC
II Regular

                                       -5-

Interest, for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component, for any Distribution Date, one month's interest at the Class X Strip Rate with respect to such Class X Component for such Distribution Date, accrued on the
Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component, for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

          "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

          "Additional Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Interest Rate on such deferred interest. For purposes of this
Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account or accounts
(which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank
National Association as Trustee, in trust for the registered holders of Merrill
Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates,
Series 2005-CKI1, Additional Interest Account". The Additional Interest Account
shall not be an asset of either REMIC I or REMIC II.

          "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date
(in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent on Advances (to the extent not offset by

                                       -6-

Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv) and (xix) of Section 3.05(a) out of collections on the related Trust
Mortgage Loans or REO Properties or out of general collections on the Trust
Mortgage Loans and any REO Properties on deposit in the Collection Account as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses
(ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any
Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of
Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the Collection Account with respect to the related
Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or
(z) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section
3.05(b) out of general collections on the Trust Mortgage Loans and any REO
Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Collection Account, the related Loan Combination
Custodial Account or the Distribution Account, as the case may be.

          "Additional Yield and Prepayment Amount": With respect to any Class of
Sequential Pay Certificates (other than any Excluded Class), the Class A-2FL
REMIC II Regular Interest or the Class A-4FL REMIC II Regular Interest, for any
Distribution Date on which distributions of principal are being made with respect to that Class of Certificates, the Class A-2FL REMIC II Regular Interest
or the Class A-4FL REMIC II Regular Interest, as the case may be, pursuant to
Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment
Premium was actually collected during the related Collection Period on a Trust
Mortgage Loan or a Trust REO Loan (for purposes of this definition, the "Prepaid
Loan") in the Loan Group as to which the Holders of such Class of Certificates,
Grantor Trust A-2FL with respect to the Class A-2FL REMIC II Regular Interest or
Grantor Trust A-4FL with respect to the Class A-4FL REMIC II Regular Interest are/is receiving payments of principal on such Distribution Date, the product of
(a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees
and Principal Recovery Fees payable therefrom and net of any portion of such
Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section
4.01(k) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential
Pay Certificates, the Class A-2FL REMIC II Regular Interest or the Class A-4FL
REMIC II Regular Interest, as the case may be, over (ii) the related Discount
Rate, and the denominator of which is equal to the positive excess, if any, of
(i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates, the
Class A-2FL REMIC II Regular Interest or the Class A-4FL REMIC II Regular
Interest, as the case may be, on such Distribution Date (or, for so long as the
Class A-6 and Class A-1A Certificates are outstanding, principal distributable on the subject Class of Sequential Pay Certificates, the Class A-2FL REMIC II
Regular Interest or the Class A-4FL REMIC II Regular Interest, as the case may be, on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount

                                       -7-

(or, so long as the Class A-6 and Class A-1A Certificates are outstanding, the
Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal
Distribution Amount, as applicable, based on which Loan Group includes the
Prepaid Loan) for such Distribution Date.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

          "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, as applicable, prepared in accordance with 12
C.F.R. Section 225.64 and conducted in accordance with the standards of the
Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent may
conclusively rely on any Appraisal obtained in accordance with this Agreement.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Master Servicer, based on information provided by the Special Servicer and in consultation with the Controlling Class Representative, as of the first
Determination Date immediately succeeding the date on which the Master Servicer obtains knowledge of the subject Mortgage Loan becoming a Required Appraisal
Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject
Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum
(without duplication) of (i) the Stated Principal

                                       -8-

Balance of such Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent, all unpaid interest accrued on such
Required Appraisal Mortgage Loan through the most recent Due Date prior to such
Determination Date at a per annum rate equal to the related Net Mortgage Rate
(exclusive of any portion thereof that constitutes Additional Interest), (iii)
all accrued but unpaid (from related collections) Master Servicing Fees and
Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent with respect to such Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated Advances,
(v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property and (vi) in the case of the
Glendale Galleria Loan Combination, to the extent known to the Master Servicer, any and all interest accrued on delinquency advances comparable to P&I Advances made in respect of the Glendale Galleria Pari Passu Non-Trust Loan (or any
successor REO Loan with respect thereto) that is payable under any Glendale
Galleria Pari Passu Non-Trust Loan Securitization Agreement; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such
Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related
Required Appraisal Mortgage Loan will equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a
Required Appraisal or letter update or internal valuation, if applicable.

          Notwithstanding anything herein to the contrary, the Glendale Galleria
Loan Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to the Glendale Galleria Loan Combination shall be allocated first to the Glendale Galleria Subordinate Non-Trust Loans, in reverse order of seniority (i.e., commencing with the most junior), in each case up to the outstanding principal balance thereof, and then to the Glendale Galleria
Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, on a
pro rata (based on their respective outstanding principal balances) and pari passu basis.

          "Appraised Value": With respect to each Mortgaged Property and REO
Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent may conclusively rely.

          "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(c).

                                       -9-

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

          "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any related Due Date thereafter as of which such
Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated
Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust
Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity
Date, equal to the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account
as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Collection Account,
(ii) the aggregate amount of any P&I Advances made by the Master Servicer, the
Trustee or the Fiscal Agent for distribution on the Certificates on such
Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan
Combination Custodial Account to the Collection Account after the Determination
Date in the month of such Distribution Date, but on or prior to the P&I Advance
Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(e), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the
Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation
Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve
Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of
(b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii)
any amounts payable or reimbursable to any Person from (A) the Collection
Account pursuant to clauses (ii)-(xvi), (xix) and (xxi) of Section 3.05(a) or
(B) the Distribution Account pursuant to clauses (ii)-(vi) and (ix) of Section
3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv)
Additional Interest, (v) with respect to the Distribution Date occurring in
February of each year and in January of each year that is

                                      -10-

not a leap year, the Interest Reserve Amounts with respect to the Interest
Reserve Loans to be withdrawn from the Distribution Account and deposited in the
Interest Reserve Account in respect of such Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in the Collection Account or the Distribution Account in error.

          "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage
Loan, the other Mortgage Loan that (i) is not included in the Trust Fund, (ii)
is subordinate in right of payment and in other respects to such A-Note Trust
Mortgage Loan to the extent set forth in the related Loan Combination
Intercreditor Agreement and (iii) is secured by the same Mortgage on the same
Mortgaged Property as such A-Note Trust Mortgage Loan.

          "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note
Non-Trust Loan and (ii) the corresponding rights under the related Loan
Combination Intercreditor Agreement.

          "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such
Mortgage Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

          "Breach": As defined in Section 2.03(a).

          "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Mortgage Loan at the
Broker Strip Rate for such Mortgage Loan.

          "Broker Strip Loans": The Mortgage Loans listed on Schedule VIII hereto.

          "Broker Strip Payee": With respect to any Broker Strip Loan, the
"Broker Strip Payee" specified on Schedule VIII hereto with respect to such
Mortgage Loan.

          "Broker Strip Rate": With respect to each Broker Strip Loan, the
"Broker Strip Rate" specified on Schedule VIII hereto with respect to such
Mortgage Loan.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois), or the offices of the Master Servicer (which as of the Closing Date is Kansas City, Missouri), or the offices of the Special Servicer (which as of the Closing

                                      -11-

Date is McLean, Virginia), are located, are authorized or obligated by law or executive order to remain closed.

          "Casualty/Condemnation Interest Shortfall": With respect to any Trust
Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the
Trustee Fee Rate) on the amount of such Casualty/Condemnation Principal
Prepayment during the period commencing on the date as of which such
Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of such interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

          "Casualty/Condemnation Principal Prepayment": With respect to any
Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this
Pooling and Servicing Agreement, in reduction of the principal balance of such
Mortgage Loan.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

          "Certificate Factor": With respect to any Class of Sequential Pay
Certificates, the Class X Certificates, the Class A-2FL REMIC II Regular
Interest or the Class A-4FL REMIC II Regular Interest, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or
Class X Notional Amount, as applicable, of such Class of Certificates, the Class
A-2FL REMIC II Regular Interest or the Class A-4FL REMIC II Regular Interest, as
the case may be, and the denominator of which is the Original Class Principal
Balance or Original Notional Amount, as the case may be, of such Class of
Certificates, the Class A-2FL REMIC II Regular Interest or the Class A-4FL REMIC
II Regular Interest, as the case may be.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                                      -12-

          "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer,
the Special Servicer, the Trustee or the Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections
7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate Certificateholder or the Controlling
Class Representative and any election, removal or replacement of the Special
Servicer or the Controlling Class Representative pursuant to Section 6.09), any
Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The
Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certification Parties": As defined in Section 8.16(b).

          "Certifying Person": As defined in Section 8.16(b).

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A Senior Certificates": The Class A-1, A-1D, Class A-2, Class
A-2FL, Class A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6 and Class A-1A
Certificates.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -13-

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1D Certificate": Any one of the Certificates with a "Class
A-1D" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
A-2FL Swap Agreement.

          "Class A-2FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-2FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Class A-2FL Swap Counterparty pursuant to the Class A-2FL Swap Agreement for such Distribution Date, less (b) any Class
A-2FL Net Fixed Swap Payment, Class A-2FL Additional Fixed Swap Payment and
Class A-2FL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class A-2FL Swap Counterparty pursuant to the Class A-2FL Swap Agreement, consistent with Section 3.29, for such Distribution Date.

          "Class A-2FL Certificate": Any one of the Certificates with a "Class
A-2FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-2FL.

          "Class A-2FL Depositor's Retained Amount": The initial up-front payment from the Class A-2FL Swap Counterparty to the Depositor pursuant to the
Class A-2FL Swap Agreement.

          "Class A-2FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class A-2FL Swap Agreement while the Trustee is pursuing remedies under the Class A-2FL Swap Agreement pursuant to Section 3.29, or (ii) immediately upon and following the termination of the Class A-2FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Class A-2FL Swap
Counterparty under the Class A-2FL Swap Agreement to distributions based solely on distributions in respect of the Class A-2FL REMIC II Regular Interest, as specified in Section 4.01(c).

          "Class A-2FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL

                                      -14-

Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Class A-2FL Swap Agreement.

          "Class A-2FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-2FL Swap Agreement.

          "Class A-2FL Floating Swap Payment": With respect to any Distribution
Date and the Class A-2FL Swap Payment Date to which it relates based on the confirmation under the Class A-2FL Swap Agreement, the applicable "Floating
Amount" within the meaning of the confirmation under the Class A-2FL Swap
Agreement.

          "Class A-2FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-2FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-2FL Net Floating Swap Payment received from the Class A-2FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-2FL Swap Agreement is terminated and a replacement Class
A-2FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-2FL Net
Fixed Swap Payment and/or Class A-2FL Fixed Payer Shortfall Reimbursement
Payment made to the Class A-2FL Swap Counterparty with respect to such
Distribution Date.

          "Class A-2FL Net Fixed Swap Payment": With respect to any Distribution
Date, the excess, if any of (i) the Class A-2FL Fixed Swap Payment for that
Distribution Date over (ii) the Class A-2FL Floating Swap Payment for that
Distribution Date.

          "Class A-2FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-2FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-2FL Fixed Swap Payment for that Distribution Date.

          "Class A-2FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL REMIC II Regular Interest on such
Distribution Date.

          "Class A-2FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "Class A-2FL Sub-Account": As defined in Section 3.04(f).

          "Class A-2FL Swap Agreement": With respect to the Class A-2FL
Certificates and the Class A-2FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 7, 2005, by and among the Class A-2FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.29,

          "Class A-2FL Swap Counterparty": Merrill Lynch Capital Services, Inc.
or its successor in interest or any swap counterparty under a replacement Class
A-2FL Swap Agreement.

                                      -15-

          "Class A-2FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-2FL Swap Agreement.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-4FL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-4FL Swap Payment Date to which it relates based on the confirmation under the Class A-4FL Swap Agreement, the applicable
"Additional Fixed Amount" within the meaning of the confirmation under the Class
A-4FL Swap Agreement.

          "Class A-4FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-4FL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Class A-4FL Swap Counterparty pursuant to the Class A-4FL Swap Agreement for such Distribution Date, less (b) any Class
A-4FL Net Fixed Swap Payment, Class A-4FL Additional Fixed Swap Payment and
Class A-4FL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class A-4FL Swap Counterparty pursuant to the Class A-4FL Swap Agreement, consistent with Section 3.29, for such Distribution Date.

          "Class A-4FL Certificate": Any one of the Certificates with a "Class
A-4FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-4FL.

          "Class A-4FL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Payment Default under the Class A-4FL Swap Agreement while the Trustee is pursuing remedies under the Class A-4FL Swap Agreement pursuant to Section 3.29, or (ii) immediately upon and following the termination of the Class A-4FL Swap
Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-4FL Certificates from distributions based, in part, on floating interest payments from the Class A-4FL Swap
Counterparty under the Class A-4FL Swap Agreement to distributions based solely on distributions in respect of the Class A-4FL REMIC II Regular Interest, as specified in Section 4.01(c).

          "Class A-4FL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-4FL Swap Payment Date to which it relates based on the confirmation under the Class A-4FL Swap Agreement, the applicable "Fixed Amount"
within the meaning of the confirmation under the Class A-4FL Swap Agreement.

          "Class A-4FL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-4FL Swap Payment Date to which it relates based on the confirmation under the Class A-4FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-4FL Swap Agreement.

                                      -16-

          "Class A-4FL Floating Swap Payment": With respect to any Distribution
Date and the Class A-4FL Swap Payment Date to which it relates based on the confirmation under the Class A-4FL Swap Agreement, the applicable "Floating
Amount" within the meaning of the confirmation under the Class A-4FL Swap
Agreement.

          "Class A-4FL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-4FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates, (ii) any Class A-4FL Net Floating Swap Payment received from the Class A-4FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-4FL Swap Agreement is terminated and a replacement Class
A-4FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-4FL Net
Fixed Swap Payment and/or Class A-4FL Fixed Payer Shortfall Reimbursement
Payment made to the Class A-4FL Swap Counterparty with respect to such
Distribution Date.

          "Class A-4FL Net Fixed Swap Payment": With respect to any Distribution
Date, the excess, if any of (i) the Class A-4FL Fixed Swap Payment for that
Distribution Date over (ii) the Class A-4FL Floating Swap Payment for that
Distribution Date.

          "Class A-4FL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-4FL Floating Swap
Payment for that Distribution Date over (ii) the Class A-4FL Fixed Swap Payment for that Distribution Date.

          "Class A-4FL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-4FL REMIC II Regular Interest on such
Distribution Date.

          "Class A-4FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-4FL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "Class A-4FL Sub-Account": As defined in Seciton 3.04(f).

          "Class A-4FL Swap Agreement": With respect to the Class A-4FL
Certificates and the Class A-4FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 7, 2005, by and among the Class A-4FL Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.29,

          "Class A-4FL Swap Counterparty": Merrill Lynch Capital Services, Inc.
or its successor in interest or any swap counterparty under a replacement Class
A-4FL Swap Agreement.

          "Class A-4FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-4FL Swap Agreement.

          "Class A-5 Certificate": Any one of the Certificates with a "Class
A-5" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -17-

          "Class A-6 Certificate": Any one of the Certificates with a "Class
A-6" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

          "Class AJ Certificate": Any one of the Certificates with a "Class AJ"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class AM Certificate": Any one of the Certificates with a "Class AM"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -18-

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest
or the Class A-4FL REMIC II Regular Interest, as the case may be, outstanding from time to time. As of the Closing Date, the Class Principal Balance of each
Class of Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest
and the Class A-4FL REMIC II Regular Interest shall equal the Original Class
Principal Balance thereof. On each Distribution Date, the Class Principal
Balance of each of the respective Classes of the Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates and the Class A-4FL Certificates),
the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
Interest shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(a). The respective Class
Principal Balances of the various Classes of Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates and the Class A-4FL Certificates),
the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
Interest shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of
Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal
Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Sequential Pay Certificates, the Class A-2FL
REMIC II Regular Interest and the Class A-4FL REMIC II Regular Interest, as the
case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal

                                      -19-

Balance. The Class Principal Balance of the Class A-2FL Certificates shall at all times equal the Class Principal Balance of the Class A-2FL REMIC II Regular
Interest and the Class Principal Balance of the Class A-4FL Certificates shall at all times equal the Class Principal Balance of the Class A-4FL REMIC II
Regular Interest.

          "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

          "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

          "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

          "Class X Component": Any of the 27 components of the Class X
Certificates listed in the following table.

            Class Designation
 Class X     of Corresponding
Component      Certificates
---------   -----------------
X-A-1       A-1
X-A-1A      A-1A
X-A-1D      A-1D
X-A-2       A-2
X-A-2FL     A-2FL
X-A-3       A-3
X-A-4       A-4
X-A-4FL     A-4FL
X-A-5       A-5
X-A-SB      A-SB
X-A-6       A-6
X-AM        AM
X-AJ        AJ
X-B         B
X-C         C
X-D         D
X-E         E
X-F         F
X-G         G
X-H         H
X-J         J

                                      -20-

            Class Designation
 Class X     of Corresponding
Component      Certificates
---------   -----------------
X-K         K
X-L         L
X-M         M
X-N         N
X-P         P
X-Q         Q

          "Class X Notional Amount": With respect to the Class X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

          "Class X Strip Rate": With respect to any Class X Component, for any
Distribution Date, a rate per annum equal to (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the
Pass-Through Rate for the Corresponding Certificates (or, in the case of the
Class A-2FL Certificates, for the Class A-2FL REMIC II Regular Interest and, in
the case of the Class A-4FL Certificates, for the Class A-4FL REMIC II Regular
Interest) for such Distribution Date. In no event, however, shall any Class X
Strip Rate be less than zero.

          "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

          "Clearstream": Clearstream Banking, Luxembourg or any successor.

          "Closing Date": December 7, 2005.

          "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist,
"CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the
Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -21-

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such

                                      -22-

additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

          "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                      -23-

          "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Collection Account": One or more segregated accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled: "KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
Certificates, Series 2005-CKI1".

          "Collection Period": Individually and collectively, as the context may require: with respect to each Mortgage Loan and any successor REO Loan with respect thereto, for any Distribution Date, the period commencing on the day immediately following the related Determination Date for such Mortgage Loan for the preceding Distribution Date (or, in the case of the initial Distribution
Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan for the subject
Distribution Date. For the purposes of this Agreement, with respect to any
Distribution Date, the Collection Period that corresponds to that Distribution
Date (including, for example, but without limitation, references to "the related
Collection Period") shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Merrill Trust Mortgage Loans, the Countrywide
Trust Mortgage Loans, the IXIS Trust Mortgage Loans and/or the KeyBank Trust
Mortgage Loans, as applicable.

          "Columbia IV Shopping Center A-Note Trust Mortgage Loan": The A-Note
Trust Mortgage Loan identified as loan number 118 on the Mortgage Loan Schedule and as being secured by retail property identified as Columbia IV Shopping
Center.

          "Columbia IV Shopping Center B-Note Non-Trust Loan": The B-Note
Non-Trust Loan that relates to the Columbia IV Shopping Center A-Note Trust
Mortgage Loan.

                                      -24-

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no
Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the
Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates.

          "Controlling Class Representative": As defined in Section 3.25.

          "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group--Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1.

          "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially
Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

          "Corresponding Certificates": With respect to any REMIC I Regular
Interest, the Class of Sequential Pay Certificates for which such REMIC I
Regular Interest is the Corresponding REMIC I Regular Interest. With respect to any Class X Component, the Class of Sequential Pay Certificates designated as the "Corresponding Certificates" for such Class X Component in the definition of
"Class X Component".

          "Corresponding REMIC I Regular Interest": As defined in the
Preliminary Statement with respect to any Class of Sequential Pay Certificates.
With respect to the Class A-2FL REMIC II Regular Interest, REMIC I Regular
Interest LA-2FL. With respect to the Class A-4FL REMIC II Regular Interest,
REMIC I Regular Interest LA-4FL. With respect to any Class X Component, the
REMIC I Regular Interest that, with the replacement of "L" with "X-", at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

          "Countrywide": Countrywide Commercial Real Estate Finance, Inc., a
California corporation, or its successor in interest.

          "Countrywide Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2005, between the Depositor and
Countrywide and relating to the transfer of the Countrywide Trust Mortgage Loans to the Depositor.

                                      -25-

          "Countrywide Securities": Countrywide Securities Corporation, a
California corporation, or its successor in interest.

          "Countrywide Trust Mortgage Loans": Each of the Mortgage Loans
transferred and assigned to the Depositor pursuant to the Countrywide Mortgage
Loan Purchase Agreement.

          "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

          "Crossed Loan Group": As defined in Section 2.03(a).

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan, the related Due Date of such
Mortgage Loan in December 2005; or, with respect to those Mortgage Loans, if any, that have their first Due Date in January 2006, December 1, 2005.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

          "Debt Service Coverage Ratio": With respect to any Trust Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net
Operating Income (before payment of any debt service on such Mortgage Loan generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination or, in the case of the Glendale Galleria Trust Mortgage Loan, twelve times the amount of the aggregate Periodic Payment in effect for the Glendale Galleria Trust Mortgage
Loan and the Glendale Galleria Pari Passu Non-Trust Loan as of such date of determination.

          "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

          "Defaulted Mortgage Loan": A Mortgage Loan: (i) that is (A) delinquent
60 days or more in respect of a Periodic Payment (not including the Balloon
Payment) or (B) delinquent one day or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or
(ii) as to which the Special Servicer has, by written notice to the related
Mortgagor, accelerated the maturity of the indebtedness evidenced by the related
Mortgage Note.

                                      -26-

          "Defaulting Party": As defined in Section 7.01(b).

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Trust Mortgage Loan other than the Glendale Galleria
Trust Mortgage Loan, the then outstanding principal balance of such Mortgage
Loan, and (ii) in the case of the Glendale Galleria Trust Mortgage Loan or any other Mortgage Loan in a Loan Combination, the then-aggregate outstanding principal balance of such Mortgage Loan and all other Mortgage Loans in such
Loan Combination that are senior to, or pari passu with, such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

          "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

          "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of
1934, as amended.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": For any Distribution Date, (i) with respect to each Mortgage Loan that has a Due Date on or prior to the fourth Business Day prior to such Distribution Date, the fourth Business Day prior to such
Distribution Date, and (ii) with respect to each other Mortgage Loan, the Due
Date for such Mortgage Loan in the month in which such Distribution Date occurs.
For the purposes of this Agreement, with respect to any Distribution Date, the
"Determination Date" that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Determination Date")
shall mean the Determination Dates (determined in accordance with the preceding sentence) occurring in the same month as such Distribution Date that are applicable to the Mortgage Pool.

          "Determination Information": As defined in Section 3.18(b).

                                      -27-

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

          "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II
Regular Interest, an amount equal to the discount rate stated in the Mortgage
Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

          "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United
States Tax Person that has delivered to the Transferor, the Trustee and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

          "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any

                                      -28-

federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.
The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates, the Class A-2FL REMIC II Regular Interest or the Class
A-4FL REMIC II Regular Interest for any Distribution Date, the Accrued
Certificate Interest in respect of such Class of Certificates, the Class A-2FL
REMIC II Regular Interest or the Class A-4FL REMIC II Regular Interest, as the
case may be, for such Distribution Date, reduced (other than with respect to the
Class X Certificates) (to not less than zero) by the product of (a) any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued
Certificate Interest in respect of the subject Class of Certificates, the Class
A-2FL REMIC II Regular Interest or the Class A-4FL REMIC II Regular Interest, as
the case may be, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of
Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the
Class A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and the
Class A-4FL REMIC II Regular Interest, as the case may be, for such Distribution
Date; provided that, if the aggregate Class Principal Balance of the Sequential
Pay Certificates (exclusive of the Class A-2FL Certificates and the Class A-4FL
Certificates), the Class A-2FL REMIC II Regular Interest or the Class A-4FL
REMIC II Regular Interest is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse
Nonrecoverable Advances and/or pay interest thereon as contemplated by Section
1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of
Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the
Class A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and/or the
Class A-4FL REMIC II Regular Interest as provided in the definition of "Class
Principal Balance" and the second paragraph of Section 4.04(a), then the amount of Distributable Certificate Interest with respect to each Class of Regular
Certificates, the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL
REMIC II Regular Interest for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate
Interest that would have been payable with respect to the subject Class of
Regular Certificates, the Class A-2FL REMIC II Regular Interest or the Class
A-4FL REMIC II Regular Interest if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated
balances) had not occurred.

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
Pass-Through Certificates, Series 2005-CKI1".

          "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business
Day, commencing in January 2006.

          "Distribution Date Statement": As defined in Section 4.02(a).

                                      -29-

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA" by S&P (or "A-"
provided the short-term unsecured debt obligations are rated at least "A-1" by
S&P) and "Aa3" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating
Event or a Glendale Galleria Related MBS Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "A-1" by S&P and
"P-1" by Moody's (if then rated by Moody's) (or, with respect to any such Rating
Agency, such lower rating as will not result in an Adverse Rating Event or a
Glendale Galleria Related MBS Adverse Rating Event) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii)
an account or accounts maintained with KeyBank so long as KeyBank (1) has a long-term unsecured debt rating of at least "A-" and a short-term rating of at least "A-1" from S&P and (2) has a long-term unsecured debt rating of at least
"A1" and a short-term rating of at least "P-1" from Moody's, (iii) an account or accounts maintained with PNC Bank National Association so long as it (1) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "A-1" from S&P and (2) has a long-term unsecured debt rating of at least
"A1" and a short-term rating of at least "P-1" from Moody's, (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (v) any other account the use of which would not, in and of itself, cause an Adverse Rating Event or a
Glendale Galleria Related MBS Adverse Rating Event, as confirmed in writing by each Rating Agency.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of
Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

          "Euroclear": The Euroclear System or any successor.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes,

                                      -30-

assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Excess Servicing Strip": With respect to each Trust Mortgage Loan and
Trust REO Loan, that portion of the Master Servicing Fee for such Mortgage Loan or REO Loan that represents interest accrued at the related Excess Servicing
Strip Rate.

          "Excess Servicing Strip Rate": With respect to each Mortgage Loan and
REO Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage Loan or REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii)
with respect to any Broker Strip Loan, the Broker Strip Rate for such Broker
Strip Loan; provided that the Excess Servicing Strip Rate with respect to each
Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-5, Class A-SB, Class
A-6, Class A-1A, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class
F, Class G and Class H Certificates.

          "Exemption": Either of Department of Labor Prohibited Transaction
Exemption ("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41)
or PTE 2000-55 (as amended by PTE 2000-58 and PTE 2002-41), as each may be amended from time to time, or any successor thereto, all as issued by the U.S.
Department of Labor.

          "Exemption-Favored Party": Any of (i) MLPF&S or Countrywide
Securities, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S or Countrywide Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan
Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the Plurality Subordinate Certificateholder (or the Controlling
Class Representative) or the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, or by the related B-Noteholder (in the case of an
A-Note Trust Mortgage Loan) or by the Glendale Galleria Pari Passu Noteholder or
a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria
Trust Mortgage Loan), in each case pursuant to the related Loan Combination
Intercreditor Agreement or by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder (or the Controlling Class
Representative) pursuant to Section 9.01) that there has been a recovery of all

                                      -31-

Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable.

          "Fiscal Agent": ABN AMRO Bank N.V., its successor in interest, or any successor fiscal agent appointed as herein provided.

          "Floating Rate Account": The segregated accounts or sub-accounts
(which may be sub-accounts of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(f), in trust for: (i) in the case of the
Class A-2FL Certificates and the Class A-2FL REMIC II Regular Interest, the
holders of Class A-2FL Certificates and the Class A-2FL Swap Counterparty, as
their interests may appear, which shall be entitled "LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
Certificates, Series 2005-CKI1, Class A-2FL, and Merrill Lynch Capital Services,
Inc., as their interests may appear, Floating Rate Account"; and (ii) in the case of the Class A-4FL Certificates and the Class A-4FL REMIC II Regular
Interest, the holders of the Class A-4FL Certificates and the Class A-4FL Swap
Counterparty, as their interests may appear, which shall be entitled "LaSalle
Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1, Class A-4FL, and Merrill
Lynch Capital Services, Inc., as their interests may appear, Floating Rate
Account".

          "FNMA": Federal National Mortgage Association or any successor.

          "Form 8-K": Form 8-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

          "Form 8-K Current Report": A current report on Form 8-K.

          "Form 10-K": Form 10-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

          "Form 10-K Annual Report": An annual report on Form 10-K.

          "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or
Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing
Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees,
Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related
Non-Trust Noteholder(s) (if any), over (ii) the Purchase Price for such Trust
Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the
Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1, Gain-on-Sale Reserve
Account".

                                      -32-

          "Glendale Galleria Controlling Party": The "Directing Co-Lender"
within the meaning of the Glendale Galleria Intercreditor Agreement, which prior to the occurrence of a Glendale Galleria Control Appraisal Event with respect to each Glendale Galleria Subordinate Non-Trust Loan, shall be, as of any date of determination, the holder of the most junior Glendale Galleria Subordinate
Non-Trust Loan as to which a Glendale Galleria Control Appraisal Event has not occurred and is continuing, and, following the occurrence of a Glendale Galleria
Control Appraisal Event with respect to each Glendale Galleria Subordinate
Non-Trust Loan, shall be the Controlling Class Representative.

          "Glendale Galleria Control Appraisal Event": The existence of a "Note
C Appraisal Reduction Period" and/or a "Note B Appraisal Reduction Period"
within the meaning of the Glendale Galleria Intercreditor Agreement.

          "Glendale Galleria Intercreditor Agreement": Collectively, the Note A
Intercreditor Agreement, dated November 16, 2005, between the Trust, as holder of the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari
Passu Noteholder, and the Amended and Restated Co-Lender Agreement, dated
November 16, 2005, between the Trust as holder of the Glendale Galleria Trust
Mortgage Loan and the holders of the Glendale Galleria Non-Trust Loans.

          "Glendale Galleria Loan Combination": Collectively, the Glendale
Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan
and the Glendale Galleria Subordinate Non-Trust Loans. The term "Glendale
Galleria Loan Combination" shall include any successor REO Loans with respect to the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu
Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans.

          "Glendale Galleria Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as Glendale Galleria.

          "Glendale Galleria Non-Trust Loan": Any Glendale Galleria Subordinate
Non-Trust Loan or the Glendale Galleria Pari Passu Non-Trust Loan, as the case may be.

          "Glendale Galleria B-Note Loan": The Glendale Galleria Subordinate
Non-Trust Loan designated as "Note B" under the Glendale Galleria Intercreditor
Agreement.

          "Glendale Galleria C-Note Loan": The Glendale Galleria Subordinate
Non-Trust Loan designated as "Note C" under the Glendale Galleria Intercreditor
Agreement.

          "Glendale Galleria Pari Passu Non-Trust Loan": The Mortgage Loan in
the original principal amount of $126,000,000, that is secured by the same
Mortgage encumbering the Glendale Galleria Mortgaged Property as the Glendale
Galleria Trust Mortgage Loan and that is pari passu in right of payment and other respects to the Glendale Galleria Trust Mortgage Loan.

          "Glendale Galleria Pari Passu Non-Trust Loan Related MBS": Any
securities evidencing an interest in, or secured by, the Glendale Galleria Pari
Passu Non-Trust Loan or any successor REO Loan with respect thereto.

          "Glendale Galleria Pari Passu Non-Trust Loan Securitization
Agreement": Any agreement governing the securitization of the Glendale Galleria
Pari Passu Non-Trust Loan or any successor REO Loan with respect thereto.

                                      -33-

          "Glendale Galleria Pari Passu Noteholder": The holder of the Glendale
Galleria Pari Passu Non-Trust Loan.

          "Glendale Galleria Related MBS Adverse Rating Event" With respect to each Rating Agency that assigned a rating to any class of Glendale Galleria Pari
Passu Non-Trust Loan Related MBS, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such class of rated certificates by such Rating Agency (or the placing of any such class of rated certificates on "negative credit watch" status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

          "Glendale Galleria REO Property": With respect to the Glendale
Galleria Loan Combination, the related Loan Combination REO Property.

          "Glendale Galleria Specially Designated Servicing Actions": Proposed
actions of the Special Servicer in respect of which the consent of the Glendale
Galleria Controlling Party and, in some cases, the holder of the Glendale
Galleria B-Note Loan is required, as set forth in Section 4 of the Glendale
Galleria Intercreditor Agreement.

          "Glendale Galleria Subordinate Non-Trust Loan": Each of the Mortgage
Loans, other than the Glendale Galleria Trust Mortgage Loan and the Glendale
Galleria Pari Passu Non-Trust Loan, that are secured by the same Mortgage encumbering the Glendale Galleria Mortgaged Property as the Glendale Galleria
Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, and
that are subordinate in right of payment and in other respects to the Glendale
Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust
Loan. The Glendale Galleria Subordinate Non-Trust Loans shall not be part of the
Mortgage Pool and will not be considered Trust Mortgage Loans. The Glendale
Galleria Pari Passu Non-Trust Loan shall not be part of the Mortgage Pool and will not be considered a Trust Mortgage Loan.

          "Glendale Galleria Subordinate Noteholder": Any holder of any Glendale
Galleria Subordinate Non-Trust Loan.

          "Glendale Galleria Trust Mortgage Loan": The Mortgage Loan secured by the Glendale Galleria Mortgaged Property and included in the Trust Fund.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

          "Grantor Trust A-2FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class A-2FL REMIC II Regular Interest and distributions thereon, (ii) the Class
A-2FL Swap Agreement and, except for the Class A-2FL Depositor's Retained
Amount, payments by the Class A-2FL Swap Counterparty thereunder and (iii) the
Class A-2FL Sub-Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust Provisions.

          "Grantor Trust A-2FL Assets": The segregated pool of assets comprising
Grantor Trust A-2FL.

                                      -34-

          "Grantor Trust A-4FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the
Class A-4FL REMIC II Regular Interest and distributions thereon, (ii) the Class
A-4FL Swap Agreement and payments by the Class A-4FL Swap Counterparty thereunder and (iii) the Class A-4FL Sub-Account, intended to be treated as a
"grantor trust" within the meaning of the Grantor Trust Provisions.

          "Grantor Trust A-4FL Assets": The segregated pool of assets comprising
Grantor Trust A-4FL.

          "Grantor Trust B": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Broker Strip with respect to the Broker Strip Loans and amounts held from time to time in the
Collection Account that represent the Broker Strip.

          "Grantor Trust B Assets": The segregated pool of assets comprising
Grantor Trust B.

          "Grantor Trust E": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Excess
Servicing Strip with respect to the Mortgage Loans and any successor REO Loans and amounts held from time to time in the Collection Account that represent the
Excess Servicing Strip.

          "Grantor Trust E Assets": The segregated pool of assets comprising
Grantor Trust E.

          "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

          "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional
Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest.

          "Grantor Trust Z Assets": The segregated pool of assets comprising
Grantor Trust Z.

          "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

          "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

                                      -35-

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c).

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Fiscal Agent and any and all Affiliates thereof
(and, with respect to any Loan Combination, any of the related Non-Trust
Noteholder(s) and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the
Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer,
the Controlling Class Representative, the Trustee, the Fiscal Agent or any
Affiliate thereof (or, with respect to any Loan Combination, any of the related
Non-Trust Noteholder(s) or any Affiliate thereof), and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the
Controlling Class Representative, the Special Servicer, the Trustee, the Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be
Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Controlling Class Representative, the Special Servicer, the Trustee, the Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Controlling Class Representative, the Trustee, the Fiscal
Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may
be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

          "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any
Person that owns, directly or indirectly, 35% or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund,
delivered to the Trustee (and, if a Loan Combination is involved, to the related
Non-Trust Noteholder(s)), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the
Trustee (and, if a Loan Combination is involved, by the related Non-Trust
Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the
Trust Fund, to the effect that the taking of any action in respect of any REO
Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the

                                      -36-

Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

          "Initial Purchaser": Each of MLPF&S and Countrywide Securities.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to any Distribution Date, except with respect to the Class A-2FL Certificates and the Class A-4FL
Certificates prior to a Class A-2FL Distribution Conversion or a Class A-4FL
Distribution Conversion, as the case may be, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For purposes of determining Class A-2FL Interest Distribution Amounts and Class
A-2FL Floating Swap Payments or Class A-4FL Interest Distribution Amounts and
Class A-4FL Floating Swap Payments, for any Distribution Date and any Class
A-2FL Swap Payment Date or Class A-4FL Swap Payment Date, as the case may be, related thereto based upon the confirmation under the related Swap Agreement, the Interest Accrual Period will begin on and include the 12th day of the month preceding the month in which the subject Distribution Date occurs (or, in the case of the first Distribution Date, will begin on and include the Closing Date)
and will end on and include the 11th day of the month in which the subject
Distribution Date occurs; provided that, if a Class A-2FL Distribution
Conversion or a Class A-4FL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-2FL Interest Distribution Amount or the Class A-4FL Interest
Distribution Amount, as the case may be, for such Distribution Date will be the same as the Interest Accrual Period with respect to the Class A-2FL REMIC II
Regular Interest or the Class A-4FL REMIC II Regular Interest, as the case may be, for such Distribution Date.

          "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1".

          "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year subsequent to
2005 and in January of each year subsequent to 2005 that is not a leap year, an amount equal to one day's interest at the related Net

                                      -37-

Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I
Advance is made in respect thereof for such Due Date as of the related P&I
Advance Date, in the case of a Periodic Payment, or as of the related
Distribution Date, in the case of a P&I Advance.

          "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360
Mortgage Loan.

          "Interested Person": The Depositor, the Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

          "Internet Website": Either the Internet website maintained by the
Trustee (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by the
Master Servicer, as the case may be.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "Investment Period": With respect to any Distribution Date and (i)
each of the Collection Account, any Servicing Account, any Reserve Account, any
REO Account and any Loan Combination Custodial Account, the related Collection
Period and (ii) each of the Distribution Account, the Interest Reserve Account,
the Additional Interest Account and the Gain-on-Sale Reserve Account, the
related Trustee Investment Period.

          "IXIS": IXIS Real Estate Capital Inc., a New York corporation, or its successor in interest.

          "IXIS Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2005, between the Depositor and IXIS and relating to the transfer of the IXIS Trust Mortgage Loans to the Depositor.

          "IXIS Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the IXIS Mortgage Loan
Purchase Agreement.

          "KeyBank": KeyBank National Association, a national association, or its successor in interest.

          "KeyBank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2005, between the Depositor and
KeyBank and relating to the transfer of the KeyBank Mortgage Loans to the
Depositor.

          "KeyBank Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the KeyBank Mortgage Loan Purchase
Agreement.

                                      -38-

          "KRECM": KeyCorp Real Estate Capital Markets, Inc. or its successor in interest.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any
Collection Period, other than Penalty Interest, whether as Insurance Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment
(other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such
REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

          "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Trustee in accordance with Section 1.03(b), as applicable under the circumstances.

          "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

          "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month, the second LIBOR Business Day prior to the commencement of the Interest Accrual Period in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section
1.03(b) requires a determination made as of New York City time, the subject
LIBOR Determination Date must be a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and New York, New York.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder (or the Controlling
Class Representative), the Special Servicer or any assignee thereof pursuant to
Section 3.18 or by the Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder (or the Controlling Class Representative) pursuant to Section 9.01; (v) in the case of an A-Note Trust Mortgage Loan or the
Glendale Galleria Trust Mortgage Loan, such Mortgage Loan is purchased by the related B-Noteholder (in the case of an A-Note Trust Mortgage Loan) or by the
Glendale Galleria Pari Passu Noteholder or a Glendale Galleria Subordinate
Noteholder (in the case of the Glendale Galleria Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vii) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the
Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with

                                      -39-

respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase
Agreement; (iii) such REO Property is purchased by the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder (or the
Controlling Class Representative) pursuant to Section 9.01; or (iv) such REO
Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the
Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by the Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the
Plurality Subordinate Certificateholder (or the Controlling Class
Representative), the Special Servicer or any assignee thereof pursuant to
Section 3.18; (v) the repurchase or substitution of a Trust Mortgage Loan or REO
Property by a Mortgage Loan Seller, pursuant to the applicable Mortgage Loan
Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Plurality Subordinate
Certificateholder (or the Controlling Class Representative) pursuant to Section
9.01; (vii) the purchase of an A-Note Trust Mortgage Loan by the related
B-Noteholder or the purchase of the Glendale Galleria Trust Mortgage Loan by the
Glendale Galleria Pari Passu Noteholder or a Glendale Galleria Subordinate
Noteholder, in each case pursuant to the related Loan Combination Intercreditor
Agreement; (viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (ix) the removal of a
Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO
Property remaining in the Trust Fund pursuant to Section 9.01.

          "Loan Combination": An A/B Loan Combination or the Glendale Galleria
Loan Combination, as the case may be. The term "Loan Combination" shall include any successor REO Loans with respect to the applicable Mortgage Loans comprising such Loan Combination.

          "Loan Combination Custodial Account": With respect to any Loan
Combination, the separate account (which may be a sub-account of the Collection
Account) created and maintained by the Master Servicer pursuant to Section
3.04(h) and held on behalf of the Certificateholders and the related Non-Trust
Noteholder, which shall be entitled substantially as follows: "KeyCorp Real
Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
Certificates, Series 2005-CKI1, and [name of the related Non-Trust
Noteholder(s)], as their interests may appear". Any such account shall be an
Eligible Account.

          "Loan Combination Intercreditor Agreement": With respect to each Loan
Combination, each intercreditor agreement (including the Glendale Galleria
Intercreditor Agreement) in effect

                                      -40-

between (i) the Trust Fund as holder of the related Trust Mortgage Loan and (ii)
the Non-Trust Noteholder(s).

          "Loan Combination Mortgaged Property": The Mortgaged Property securing a Loan Combination.

          "Loan Combination REO Account": With respect to each Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "J.E. Robert Company, Inc., as Special Servicer for LaSalle Bank
National Association, as Trustee in trust for registered holders of Merrill
Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates,
Series 2005-CKI1, and [name of the related Non-Trust Noteholder(s)], as their interests may appear".

          "Loan Combination REO Property": With respect to each Loan
Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the
Certificateholders, and the related Non-Trust Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

          "Loan Group": Either Loan Group 1 or Loan Group 2.

          "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are
Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

          "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 1, taking into account adjustments in accordance with Section 1.02.

          "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are
Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

          "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

          "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 2, taking into account adjustments in accordance with Section 1.02.

          "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (i) the then current principal amount of such Mortgage Loan, or (ii)
in the case of the Glendale Galleria Trust Mortgage Loan, the then aggregate current principal amount of the Glendale Galleria Trust Mortgage Loan and the

                                      -41-

Glendale Galleria Pari Passu Non-Trust Loan, in each case as adjusted in accordance with the considerations specified in Section 3.08(a)(i), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Master Servicer": KeyCorp Real Estate Capital Markets, Inc., its
successor in interest, or any successor master servicer appointed as herein provided.

          "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan, the per annum rate equal to the sum of the rates set forth under the columns
"Master Servicing Fee Rate", "Primary Servicing Fee Rate" and "Broker Strip
Rate" on the Mortgage Loan Schedule, and with respect to each Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related
Loan Combination Intercreditor Agreement.

          "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 1, 2005, between the Depositor and
MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the
Depositor.

          "Merrill Trust Mortgage Loans": Each of the Trust Mortgage Loans
transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan
Purchase Agreement.

          "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

          "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a
Delaware corporation, or its successor in interest.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence,
"Moody's" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the
Depositor, notice of which designation shall be given to the Trustee, the Master
Servicer, the Special Servicer and the Fiscal Agent, and specific ratings of
Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

          "Mortgage File":

          With respect to any Trust Mortgage Loan and, in the case of any Trust
Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents (which, in the case of a Loan Combination, except for the Mortgage Notes referred to in clause
(i) of this definition and any modifications thereof referred to in clause (vi)
of this definition, relate to the entire Loan Combination):

                                      -42-

     (i) (A) the original executed Mortgage Note for such Trust Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1, or in blank, and (B) in the case of a Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

     (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iv) an original executed assignment, in recordable form (except for completion of the assignee's name, if the assignment is delivered in blank, and any missing recording information) or a certified copy of that assignment as sent for recording, of (A) the Mortgage, (B) any related Assignment of Leases
(if such item is a document separate from the Mortgage) and (C) any other recorded document relating to such Trust Mortgage Loan otherwise included in the
Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1 (or, in the case of a Loan
Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

     (v) an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1 (or, in the case of a Loan
Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

     (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the
Mortgage or Mortgage Note have been consolidated or modified or the subject
Trust Mortgage Loan has been assumed;

                                      -43-

     (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (viii) any filed copies or other evidence of filing of any prior UCC
Financing Statements in favor of the originator of such Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the
Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC
Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
Mortgage Pass-Through Certificates, Series 2005-CKI1, as assignee (or, in the case of a Loan Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1, and in its
capacity as lead lender on behalf of the holder of the related Non-Trust
Loan(s)), or in blank;

     (ix) an original or a copy of any Ground Lease, guaranty or ground lessor estoppel;

     (x) any intercreditor agreement relating to permitted debt of the Mortgagor
(including, in the case of a Trust Mortgage Loan that is part of a Loan
Combination, any related Loan Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

     (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Trustee but rather to the Master Servicer), in each case relating to such Trust Mortgage Loan; and

     (xii) with respect to a Trust Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

          "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As
used herein, the term "Mortgage Loan" includes the related Mortgage Note,
Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

                                      -44-

          "Mortgage Loan Purchase Agreement": Any of the Countrywide Mortgage
Loan Purchase Agreement, the IXIS Mortgage Loan Purchase Agreement, the Merrill
Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase
Agreement.

          "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

          (i)  the loan identification number (as specified in Annex A-1 to the
               Prospectus);

          (ii) the street address (including city, county, state and zip code)
               and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)  the Net Mortgage Rate as of the Cut-off Date and the original
               Mortgage Rate;

          (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

          (vii) the original and remaining amortization term;

          (viii) whether the Trust Mortgage Loan is secured by a Ground Lease;

          (ix) the Master Servicing Fee Rate;

          (x)  whether such Trust Mortgage Loan is an ARD Loan and if so the
               Anticipated Repayment Date and Additional Interest Rate for such
               ARD Loan;

          (xi) the related Mortgage Loan Seller and, if different, the related originator;

          (xii) whether such Trust Mortgage Loan is insured by an environmental policy;

          (xiii) whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

          (xiv) whether such Trust Mortgage Loan is a Defeasance Loan;

          (xv) whether the Trust Mortgage Loan is secured by a letter of credit;

          (xvi) whether payments on such Trust Mortgage Loan are made to a lock-box;

          (xvii) the amount of any Reserve Funds escrowed in respect of each
               Trust Mortgage Loan;

                                      -45-

          (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

          (xix) the property type of the related Mortgaged Property as reported in the rent roll;

          (xx) the original principal balance of such Trust Mortgage Loan;

          (xxi) the interest accrual basis of such Trust Mortgage Loan;

          (xxii) the primary servicing fee rate, if any, for such Trust Mortgage
               Loan; and

          (xxiii) the applicable Loan Group to which the Trust Mortgage Loan belongs.

          "Mortgage Loan Seller": MLMLI, Countrywide, IXIS or KeyBank.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any
Trust REO Loans. The Non-Trust Loans shall not constitute part of the Mortgage
Pool.

          "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related
Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust Mortgage Loans.

          "Net Investment Earnings": With respect to each of the Collection
Account, the Interest Reserve Account, any Servicing Account, any Reserve
Account, any REO Account, the Distribution

                                      -46-

Account, any Loan Combination Custodial Account, the Additional Interest
Account, the Floating Rate Account and the Gain-on-Sale Reserve Account, for any
Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such
Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

          "Net Investment Loss": With respect to each of the Collection Account, any Servicing Account, any Reserve Account, any REO Account, the Distribution
Account, any Loan Combination Custodial Account, the Interest Reserve Account,
the Additional Interest Account, the Floating Rate Account and the Gain-on-Sale
Reserve Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06
(other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Trust Mortgage Loan (or any successor Trust
     REO Loan with respect thereto) that accrues (or is deemed to accrue)
     interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing
     Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Trust Mortgage Loan (or any successor Trust
     REO Loan with respect thereto) that accrues interest on an Actual/360
     Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

               (1)  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    calendar month preceding the month in which such
                    Distribution Date occurs, multiplied by (b) the Stated
                    Principal Balance of such Trust Mortgage Loan (or such Trust
                    REO Loan) immediately preceding such Distribution Date,
                    multiplied by (c) 1/360, multiplied by (d) the Net Mortgage
                    Rate for such Trust Mortgage Loan as of the Closing Date
                    (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the
                    Closing Date); and

               (2)  the denominator of which fraction is the Stated Principal
                    Balance of such Trust Mortgage Loan (or such Trust REO Loan)
                    immediately preceding that Distribution Date.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Interest
Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO
Loan)

                                      -47-

transferred from the Distribution Account to the Interest Reserve Account in
such calendar month. Furthermore, if the subject Distribution Date occurs during
March of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage
Loan (or Trust REO Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate; and, with respect to any Non-Trust Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

          "Net Operating Income" or "NOI": With respect to any Mortgaged
Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Loan Combination, the related Non-Trust Noteholder(s).

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the
case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or the Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO
Revenues, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or with respect to such Trust Mortgage Loan or Trust REO Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan Combination); provided, however, the Special
Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the
Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master
Servicer, the Trustee or the Fiscal Agent is a Nonrecoverable P&I Advance and
shall deliver notice of such determination to the Master Servicer, the Trustee and the Fiscal Agent. In making a recoverability determination, the applicable
Person will be entitled to consider (among other things) the obligations of the
Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and

                                      -48-

occupancies, as modified by such Person's assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances.
In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special
Servicer's, the Trustee's or the Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the
Certificateholders. The Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Master
Servicer and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the
Special Servicer and shall be required to act in accordance with such determination.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, that, as determined by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith judgment (in the case of the
Trustee or the Fiscal Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds, Liquidation
Proceeds, or any other recovery on or in respect of such Mortgage Loan or the related REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any
Workout-Delayed Reimbursement Amount previously made, by the Master Servicer, the Trustee or the Fiscal Agent is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and the
Fiscal Agent. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement
Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the
Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes. Absent bad faith, the Master
Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's
determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The

                                      -49-

Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master
Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P, Class Q, Class Z, Class R-I or Class R-II
Certificate.

          "Non-Trust Loan" Any B-Note Non-Trust Loan, a Glendale Galleria
Subordinate Non-Trust Loan or the Glendale Galleria Pari Passu Non-Trust Loan,
as the case may be.

          "Non-Trust Noteholder": The holder of a Non-Trust Loan.

          "Non-United States Securities Person": Any Person other than a United
States Securities Person.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of any of
Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or
Grantor Trust B as a grantor trust; (c) compliance with REMIC Provisions; or (d)
the resignation of the Master Servicer or Special Servicer pursuant to Section
6.04 must be an opinion of counsel who is in fact Independent of the Master
Servicer, the Special Servicer or the Depositor, as applicable.

          "Option Holder": As defined in Section 3.18(c).

          "Option Price": As defined in Section 3.18(c).

          "Original Class Principal Balance": With respect to any Class of
Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest or the
Class A-4FL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement. The Class A-2FL Certificates and the Class A-2FL REMIC II Regular
Interest will have the same Original Class Principal Balance, and the Class
A-4FL Certificates and the Class A-4FL REMIC II Regular Interest will have the same original class Principal Balance.

          "Original Notional Amount": $3,073,749,461, the total original notional amount of the Class X Certificates.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                                      -50-

          "Pass-Through Rate": With respect to:

          (i)  the Class A-1 Certificates for any Distribution Date, 5.0770% per
               annum;

          (ii) the Class A-1D Certificates for any Distribution Date, 3.8070%
               per annum;

          (iii) the Class A-2 Certificates for any Distribution Date, a per
               annum rate equal to the Weighted Average Net Mortgage
               Pass-Through Rate for such Distribution Date minus 0.021%;

          (iv) the Class A-2FL REMIC II Regular Interest, for any Distribution
               Date, a per annum rate equal to the lesser of (a) 5.2100% and (b)
               the Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (v)  the Class A-3 Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (vi) the Class A-4FL REMIC II Regular Interest, for any Distribution
               Date, a per annum rate equal to the lesser of (a) 5.2100% and (b)
               the Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (vii) the Class A-5 Certificates for any Distribution Date, a per
               annum rate equal to the Weighted Average Net Mortgage
               Pass-Through Rate for such Distribution Date;

          (viii) the Class A-SB Certificates for any Distribution Date, a per
               annum rate equal to the Weighted Average Net Mortgage
               Pass-Through Rate for such Distribution Date;

          (ix) the Class A-6 Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (x)  the Class A-1A Certificates for any Distribution Date, a per
               annum rate equal to the Weighted Average Net Mortgage
               Pass-Through Rate for such Distribution Date;

          (xi) the Class AM Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xii) the Class AJ Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xiii) the Class B Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xiv) the Class C Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                                      -51-

          (xv) the Class D Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xvi) the Class E Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xvii) the Class F Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xviii) the Class G Certificates for any Distribution Date, a per
               annum rate equal to the Weighted Average Net Mortgage
               Pass-Through Rate for such Distribution Date;

          (xix) the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

          (xx) the Class J Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxi) the Class K Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxii) the Class L Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxiii) the Class M Certificates for any Distribution Date, a per
               annum rate equal to the lesser of (a) 4.9940% and (b) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (xxiv) the Class N Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxiv) the Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxv) the Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9940% and (b) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xxvi) the Class X Certificates, for any Distribution Date, a rate equal to the weighted average of the Class X Strip Rates for the
               Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of the Class X
               Components outstanding immediately prior to such Distribution
               Date);

                                      -52-

          (xxvii) with respect to the Class A-2FL Certificates, (A) for any
               Distribution Date with respect to which a Class A-2FL
               Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section 1.03, plus
               0.1250% per annum, and (B) for any Distribution Date with respect to which a Class A-2FL Distribution Conversion does exist, the
               Pass-Through Rate for the Class A-2FL REMIC II Regular Interest
               for that Distribution Date; and

          (xxviii) with respect to the Class A-4FL Certificates, (A) for any
               Distribution Date with respect to which a Class A-4FL
               Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section 1.03, plus
               0.2500% per annum, and (B) for any Distribution Date with respect to which a Class A-4FL Distribution Conversion does exist, the
               Pass-Through Rate for the Class A-4FL REMIC II Regular Interest
               for that Distribution Date.

          "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield
Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

          "Percentage Interest": With respect to any Regular Certificate or any
Class A-2FL Certificate or Class A-4FL Certificate, the portion of the relevant
Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as
the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal
Balance or Original Notional Amount, as the case may be, of the relevant Class.
With respect to a Residual Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification": As defined in Section 8.16(b).

          "Performing Party": As defined in Section 8.16(b).

          "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

                                      -53-

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee or one of its
Affiliates if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States; such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

          (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than
     365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
     Rating Agencies; in addition, it may not have a rating from S&P with an "r"
     highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an
     Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; the commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; in addition, it may not have a rating from S&P with an "r"
     highlighter; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) money market funds which are rated in the highest applicable rating category of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as

                                      -54-

     evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security acceptable to each Rating
     Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the
     Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and
provided, further, that to the extent any investment described hereunder includes funds that relate to the Glendale Galleria Pari Passu Non-Trust Loan, such investment shall not cause a Glendale Galleria Related MBS Adverse Rating
Event.

          "Permitted Transferee": Any Transferee that is not (i) a Disqualified
Organization, (ii) any Person as to whom the transfer of any Residual
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Residual Certificateholder": As to any taxable year of
REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage
Interest of the related Class of Residual Certificates.

          "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single
Certificate Owner) (other than any Holder (or Certificate Owner, as the case may
be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior
Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or
Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "J.E.
Robert Company, Inc., as Special Servicer, for LaSalle Bank National
Association, as Trustee in trust for the registered holders of Merrill Lynch
Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1".

                                      -55-

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any
Trust Mortgage Loan.

          "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any
Additional Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage
Loan, to the extent collected (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected).

          "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage
Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor
(without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x)
the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee
Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": The Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

          "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate", then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

                                      -56-

          "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Trust Mortgage Loans for their respective Due
     Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution
     Date;

          (b) the aggregate of all Principal Prepayments received on the Trust
     Mortgage Loans during the related Collection Period;

          (c) with respect to any Trust Mortgage Loan as to which the related
     Stated Maturity Date occurred during or prior to the related Collection
     Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection
     Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a
     Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds and,
     to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the
     Master Servicer and/or Special Servicer as recoveries of principal of the
     Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or of the principal portion of any
     Assumed Periodic Payment deemed due, in respect of the related Trust
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a)
     above;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO
     Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment)
     due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor Trust
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as

                                      -57-

     part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; and

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates
     (exclusive of the Class A-2FL Certificates and the Class A-4FL
     Certificates), the Class A-2FL REMIC II Regular Interest and the Class
     A-4FL REMIC II Regular Interest on such immediately preceding Distribution
     Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c).

          Any allocation of the Principal Distribution Amount between Loan Group
1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

          "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a
Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master
Servicer, as applicable), as applicable.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated July 12, 2005, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                                      -58-

          "Prospectus Supplement": The final prospectus supplement dated
December 1, 2005 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

          "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior
P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related
Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller
(to the extent not included in clause (c) above) and Principal Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such
Trust Mortgage Loan (or Trust REO Loan), and (e) any other Additional Trust Fund
Expenses in respect of such Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses (which includes Special Servicing Fees and
Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or
Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A-" by
S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by
S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i)
and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event or a Glendale Galleria
Related MBS Adverse Rating Event.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated

                                      -59-

Principal Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Trust
Mortgage Loan; (iv) accrue interest on the same basis as the deleted Trust
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current
Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage
Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt Service Coverage Ratio of not less than the greater of the original
Debt Service Coverage Ratio of the deleted Trust Mortgage Loan and the current
Debt Service Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in an
Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no
Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling
Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this
Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense); (xvi) have comparable prepayment restrictions; and
(xvii) become a part of the same Loan Group as the deleted Trust Mortgage Loan.
In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay
Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a
Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage
Loan, the applicable Mortgage Loan Seller shall certify that the proposed
Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

          "Rated Final Distribution Date": The Distribution Date in November
2037.

          "Rating Agency": Each of Moody's and S&P.

          "Realized Loss": With respect to: (1) each Specially Serviced Mortgage
Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final
Recovery Determination has been made as to the related

                                      -60-

REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
(1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery
Determination was made (exclusive of any portion thereof that constitutes
Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance
Charges), plus (c) any related unpaid servicing expenses, any related Servicing
Advances (together with Unliquidated Advances in respect of prior related
Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such
Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage
Loan or REO Loan that is part of a Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Loan Combination; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); (4)
each Trust Mortgage Loan or Trust REO Loan as to which there were any
Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Trust Mortgage
Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Recording/Filing Agent": As defined in Section 2.01(d).

          "Recovered Amount": As defined in Section 1.02(c).

          "Registered Certificate": Any Class A-1, Class A-1D, Class A-2, Class
A-2FL, Class A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A,
Class AM, Class AJ, Class B, Class C or Class D Certificate.

          "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

                                      -61-

          "Regulation S": Regulation S under the Securities Act.

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

          "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the
Closing Date (excluding the Excess Servicing Strip, the Broker Strip and all
Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and
Reserve Funds; (ii) all amounts (exclusive of the Excess Servicing Strip, the
Broker Strip and all Additional Interest) held from time to time in the
Collection Account, the Interest Reserve Account, any Pool REO Account, the
Gain-on-Sale Reserve Account, any Loan Combination Custodial Account and the
Distribution Account; (iii) any REO Property acquired in respect of a Trust
Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 8, 9, 10,
11, 12, 13, 14, 16, 17, 19 and 20 of each of the Mortgage Loan Purchase
Agreements with respect to the Trust Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Trust Mortgage Loans;
provided that REMIC I shall not include any Non-Trust Loan or any successor REO
Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(b). The REMIC I Principal
Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the

                                      -62-

Class Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

          "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-1D, Class A-2, Class
A-3, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class Q, Class X or Class R-II Certificate.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any Loan Combination REO
Account, as applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": The Mortgage Loan (or, if a Loan Combination is involved, any of the multiple Mortgage Loans comprising the subject Loan Combination)
deemed for purposes hereof to be outstanding with respect to each REO Property.
Each REO Loan shall be deemed to be outstanding for so long as the related REO
Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed
Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any Loan Combination REO Property, on behalf of the Trust and the related
Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its

                                      -63-

predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust
Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the
Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment
Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided, however, that if the Mortgage Loans comprising a Loan
Combination become REO Loans, then amounts received with respect to such REO
Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor Agreement.
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related
REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, in respect of such Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution
Amount", shall be deemed outstanding until recovered.

          "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Loan
Combination, the related Loan Combination REO Property.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

                                      -64-

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer, prepared in accordance with 12
C.F.R. Section 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

          "Required Appraisal Mortgage Loan": Each Trust Mortgage Loan (or, in
the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic
Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the
Special Servicer in a manner that affects the amount or timing of any Periodic
Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) with respect to which any related Balloon payment has not been paid by its scheduled maturity date; provided that a
Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage
Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
     Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Loan Combination shall be treated as a single Mortgage Loan.

          "Required Appraisal Value": With respect to any Mortgaged Property or
REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall

                                      -65-

be amended no less often than annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required
Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

          "Residual Certificate": A Class R-I or Class R-II Certificate.

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the Global Securities and Trust Services Group of the
initial Trustee, (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, and (iii) the Fiscal Agent, any officer thereof.

          "Restricted Servicer Reports": Collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watch List, the
CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the
CMSA Financial File, the CMSA Comparative Financial Status Report, the CMSA Loan
Level Reserve/LOC Report and the CMSA Reconciliation of Funds Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

          "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

          "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the Scheduled
Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan
Combination and such Due Date

                                      -66-

that is, in accordance with the related loan documents and/or the related Loan
Combination Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage
Loan comprising the subject Loan Combination.

          "Securities Act": The Securities Act of 1933, as amended.

          "Securities and Exchange Commission": The United States Securities and
Exchange Commission or any successor.

          "Senior Certificate": Any Class A-1, Class A-1D, Class A-2, Class
A-2FL, Class A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A or
Class X Certificate.

          "Sequential Pay Certificate": Any Class A-1, Class A-1D, Class A-2,
Class A-2FL, Class A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6, Class
A-1A, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Q
Certificate.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any
"force placed" insurance policy purchased by the Master Servicer or the Special
Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii)
and (viii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a)
or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing
Advances" shall not include allocable overhead of the Master Servicer or the
Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and

                                      -67-

expenses incurred by any such party in connection with its purchase of a
Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Fees": With respect to each Mortgage Loan and any successor
REO Loan with respect thereto, the Master Servicing Fee and the Special
Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans
(i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and interest under the Mortgage
Loans, (ii) in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on that Mortgage Loan to the Certificateholders or, in the case of any Loan Combination, to the
Certificateholders and the related Non-Trust Noteholder(s) (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (iii) the best interests of the Certificateholders and the Trust Fund (or, in the case of any
Loan Combination, the Certificateholders, the Trust Fund and the related
Non-Trust Noteholder(s), taking into account, if applicable and to the extent consistent with the related Loan Combination Intercreditor Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of the related Non-Trust Loan and (c) without regard to (i) any relationship that the
Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any Affiliate thereof), the
Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate by the Master
Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the
Special Servicer, as the case may be, to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any
Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage Pool; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to
repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any
obligation of the

                                      -68-

Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate thereof.

          "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

          "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed
Loan Group or (c) as part of a group of Mortgage Loans made to affiliated
Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of
Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

          "Similar Law": As defined in Section 5.02(c).

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates, the Class A-2FL Certificates
or the Class A-4FL Certificates, evidencing a $1,000 denomination.

          "Sole Certificate Owner": As defined in Section 9.01.

          "Special Servicer": J.E. Robert Company, Inc., or any successor in interest thereto, or any successor special servicer appointed as herein provided.

          "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii) an original or a copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                                      -69-

          (iv) an original or a copy of any Ground Lease or ground lessor estoppel; and

          (v) a copy of any letter of credit relating to the Trust Mortgage
     Loan;

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

          "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

          (a) the related Mortgagor shall have failed to make when due any
     Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

               (i)  except in the case of a Balloon Payment, for 60 days; or

               (ii) solely in the case of a delinquent Balloon Payment, for one day; or

          (b) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment)
     is likely to occur and is likely to remain unremedied for at least 60 days;
     or

          (c) the Master Servicer or, with the consent of the Controlling Class
     Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                                      -70-

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan:

          (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely
     Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

          During any time an entire Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination;
provided that, if a Glendale Galleria Subordinate Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Glendale Galleria
Trust Mortgage Loan through the exercise of cure rights as set forth in the
Glendale Galleria Intercreditor Agreement, then the existence of such Servicing
Transfer Event with respect to one or more of the Glendale Galleria Subordinate
Non-Trust Loans shall not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the Glendale Galleria Trust Mortgage
Loan or cause the servicing of the Glendale Galleria Loan Combination to be transferred to the Special Servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

          "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

                                      -71-

          "State and Local Taxes": Taxes imposed by the states of New York,
Illinois, Missouri, Virginia and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the Trust Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the
Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated
Repayment Date.

          "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

          (i) all payments and other collections of principal, if any, with respect to such Trust Mortgage Loan that are included as part of the
     Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

          (ii) any other amount received with respect to such Trust Mortgage
     Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

          (iii) any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

          (iv) any related Realized Loss (other than any such loss resulting from a Deficient Valuation) incurred during the related Collection Period that represents a loss of principal with respect to that Trust Mortgage
     Loan.

          With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

          (a) all amounts, if any, collected with respect to the related REO
     Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal

                                      -72-

     Distribution Amount for such Distribution Date pursuant to clause (e)
     and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution Amount"; and

          (b) any related Realized Losses incurred during the related Collection
     Period that represents a loss of principal with respect to the subject
     Trust REO Loan.

          A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders.

          The Stated Principal Balance with respect to each Glendale Galleria
Non-Trust Loan or any successor REO Loan with respect thereto, as of any date of determination, shall be (1) the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each monthly remittance date under the Glendale Galleria
Intercreditor Agreement to not less than zero, by (2) the sum of (A) any amounts received during the related Collection Period that are allocable as principal of such Non-Trust Loan or any successor REO Loan with respect thereto and (B) any
Realized Losses incurred with respect to such Non-Trust Loan or any successor
REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation).

          With respect to a Non-Trust Loan (other than a Glendale Galleria
Non-Trust Loan) or any successor REO Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Non-Trust Loan or the deemed unpaid principal balance of such successor REO Loan.

          "Subordinated Certificate": Any Class AM, Class AJ, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class R-I or Class R-II Certificate.

          "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal
Balance of the related Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans.

                                      -73-

          "Swap Agreement": Either of the Class A-2FL Swap Agreement or the
Class A-4FL Swap Agreement.

          "Swap Counterparty": Either of the Class A-2FL Swap Counterparty or
the Class A-4FL Swap Counterparty.

          "Swap Default": With respect to either Swap Agreement, any failure on the part of the related Swap Counterparty (that continues beyond any applicable grace period under such Swap Agreement) to (i) make a required payment under such Swap Agreement as and when due thereunder, (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty or find an acceptable guarantor after a Collateralization Event (as defined in such Swap
Agreement) has occurred, as required by Part 1(n)(1) of the Schedule to the
Master Agreement in such Swap Agreement, or (iii) find an acceptable replacement
Swap Counterparty after a Rating Agency Trigger Event (as defined in such Swap
Agreement) has occurred, as required by Part 1(n)(3) of the Schedule to the
Master Agreement in such Swap Agreement.

          "Swap Payment Default": A Swap Default of the nature described in clause (i) of the definition of "Swap Default".

          "Swap Termination Fees": With respect to either Swap Agreement, any fees, costs or expenses payable by the related Swap Counterparty to the Trust in connection with a Swap Default under such Swap Agreement, termination of such
Swap Agreement or liquidation of such Swap Agreement, as specified in such Swap
Agreement.

          "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z,
Grantor Trust E and Grantor Trust B due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "The Shoppes at Plantation A-Note Trust Mortgage Loan": The A-Note
Trust Mortgage Loan identified as loan number 60 on the Mortgage Loan Schedule and as being secured by retail property identified as The Shoppes at Plantation.

          "The Shoppes at Plantation B-Note Non-Trust Loan": The B-Note
Non-Trust Loan that relates to The Shoppes at Plantation A-Note Trust Mortgage
Loan.

                                      -74-

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

          "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon Loan.

          "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

          "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a
Defaulted Mortgage Loan.

          "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a
Defeasance Loan.

          "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC
II, (ii) the Grantor Trust Z Assets, (iii) the Grantor Trust E Assets, (iv) the
Grantor Trust B Assets, (v) the Grantor Trust A-2FL Assets and (vi) the Grantor
Trust A-4FL Assets.

          "Trust Mortgage Loan": Each of the Mortgage Loans, including any
A-Note Trust Mortgage Loan and the Glendale Galleria Trust Mortgage Loan,
transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

          "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

          "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

          "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

          "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Fee": With respect to each Trust Mortgage Loan and each Trust
REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar

                                      -75-

month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trustee Fee Rate on the
Stated Principal Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

          "Trustee Fee Rate": 0.0006% per annum.

          "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement filed pursuant to the
UCC.

          "Underwriter": Each of MLPF&S, Countrywide Securities, KeyBanc Capital
Markets, a Division of McDonald Investments Inc., IXIS Securities North America
Inc., Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. or in each case, its respective successor in interest.

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

          "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Trust
Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related
Trust Mortgage Loan or any related REO Property (and provided that no
Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

          "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent
Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report,
the CMSA Advance Recovery Report and, if and to the extent filed with the
Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

                                      -76-

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates, the Class A-2FL Certificates and the Class
A-4FL Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3,
Class A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class X
Certificates. The Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage
Interests evidenced by their respective Certificates. In addition, if the Master
Servicer is the holder of any Certificates, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any Trust
REO Loans for such Distribution Date, weighted on the basis of their respective
Stated Principal Balances immediately following the preceding Distribution Date
(or, in the case of the initial Distribution Date, as of the Closing Date).

          "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage
Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

          "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

          "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will

                                      -77-

not be considered "Yield Maintenance Charges". In the event that a Yield
Maintenance Charge shall become due for any particular Mortgage Loan, the Master
Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S.
Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer or the
Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage
Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S.
Treasury issue, shall coincide with the term over which the Yield Maintenance
Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the Special
Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X
({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02. Certain Adjustments to the Principal Distributions on
                        the Certificates.

          (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed
Reimbursement Amount, then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made:

               first, out of any amounts then on deposit in the Collection
     Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO
     Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO
     Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable
     Advance (and/or to pay interest thereon) or to reimburse such
     Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

               second, out of any amounts then on deposit in the Collection
     Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust

                                      -78-

     Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable
     Advance was made or in respect of which such Workout-Delayed Reimbursement
     Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related
     Distribution Date;

               third, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the
     Trust Mortgage Loan or Trust REO Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

               fourth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
     Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such
     Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

               fifth, solely in the case of the reimbursement of a
     Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

          (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

               (i) the Principal Distribution Amount for the related
     Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
     1.02(b), would constitute part of such Principal Distribution Amount; and

               (ii) depending on whether such payment or other collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, for the related Distribution Date.

          (c) If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of

                                      -79-

payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal Distribution Amount, and to either or both of the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount, for the relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or Trust REO Loan (such item, upon collection, a
"Recovered Amount"), then (without duplication of amounts already included therein):

               (i) the Principal Distribution Amount for the Distribution Date
     that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A)
     such Recovered Amount and (B) any previous reduction in the Principal
     Distribution Amount for a prior Distribution Date pursuant to Section
     1.02(b) above resulting from the reimbursement of the subject
     Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

               (ii) the Loan Group 1 Principal Distribution Amount and/or the
     Loan Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such
     Recovered Amount and (B) any previous reduction in the Loan Group 1
     Principal Distribution Amount and/or the Loan Group 2 Principal
     Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
     Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance
(and/or pay interest thereon) or to reimburse the subject Workout-Delayed
Reimbursement Amount, as the case may be.

          (d) For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount or the Loan
Group 2 Principal Distribution Amount, for any Distribution Date, as
contemplated by this Section 1.02, that amount shall be calculated in accordance with the definition thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

          (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are

                                      -80-

determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

          SECTION 1.03. Calculation of LIBOR.

          (a) The initial value of LIBOR shall be 4.33125% per annum. Such value of LIBOR shall be utilized in calculating: (i) with respect to the Class A-2FL
Certificates, (A) the Class A-2FL Floating Swap Payment to be made on the Class
A-2FL Swap Payment Date in January 2006 and (B) the Pass-Through Rate with respect to the Class A-2FL Certificates for the Distribution Date in January
2006, and (ii) with respect to the Class A-4FL Certificates, (A) the Class A-4FL
Floating Swap Payment to be made on the Class A-4FL Swap Payment Date in January
2006 and (B) the Pass-Through Rate with respect to the Class A-4FL Certificates for the Distribution Date in January 2006.

          (b) The value of LIBOR applicable to the calculation of the Class
A-2FL Floating Swap Payment to be made on the Class A-2FL Swap Payment Date and the Class A-4FL Floating Swap Payment to be made on the Class A-4FL Swap Payment
Date in any particular calendar month subsequent to January 2006, as well as the calculation of the respective Pass-Through Rates with respect to the Class A-2FL
Certificates and the Class A-4FL Certificates for the Distribution Date in such calendar month (provided that no Class A-2FL Distribution Conversion or Class
A-4FL Distribution Conversion, as applicable, is then in effect), shall be determined by the Trustee (and promptly reported to the related Swap
Counterparty) on the LIBOR Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the
Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date. If that rate does not appear on the Dow Jones Market Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m.,
London time, on the applicable LIBOR Determination Date to prime banks in the
London interbank market for a period of one month, commencing on the 12th day of the calendar month in which the applicable LIBOR Determination Date occurs and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal
London office of any five major reference banks in the London interbank market selected by the Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York
City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

                                      -81-

                                   ARTICLE II
       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Trust Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Merrill Lynch Mortgage Trust 2005-CKI1" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this
Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17,
19 and 20 of each Mortgage Loan Purchase Agreement, (iii) the rights of the
Depositor under each Loan Combination Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the
Trust Mortgage Loans and due after the Cut-off Date and, in the case of each
Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor Agreement. The
Trustee, on behalf of the Trust, assumes the obligations of the related "A Note
Holder" under each Loan Combination Intercreditor Agreement that relates to an
A/B Loan Combination and the obligations of the "Lead Lender" under the Glendale
Galleria Intercreditor Agreement; provided that the Master Servicer shall, as further set forth in Article III, perform the servicing obligations and exercise the related rights of the related "A Note Holder" under each Loan Combination
Intercreditor Agreement that relates to an A/B Loan Combination and perform the servicing obligations and exercise the related rights of the "Lead Lender" under the Glendale Galleria Intercreditor Agreement. The transfer of the Trust
Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective
Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer), on or before the
Closing Date, the Mortgage File for each Trust Mortgage Loan so assigned. The
Special Servicer may request the Master Servicer to deliver a copy of the
Servicing File for any Trust Mortgage Loan (other than a Specially Serviced
Mortgage Loan) if the Master Servicer shall not have granted the Special
Servicer electronic access to such Servicing Files. None of the Trustee, the
Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase
Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan, any of the
documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan

                                      -82-

Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Trustee or such
Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of
"Mortgage File," with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage
File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the
Trustee or a Custodian appointed thereby on or before the Closing Date.

          If, on the Closing Date as to any Trust Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such Trust
Mortgage Loan on the Closing Date an omnibus assignment of such Trust Mortgage
Loan; provided that all required original assignments with respect to such Trust
Mortgage Loan in fully complete and recordable form shall be delivered to the
Trustee or its Custodian within 120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

          (d) The Trustee shall, for a fee paid to the Trustee by IXIS on the
Closing Date as to each Trust Mortgage Loan that is an IXIS Trust Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing
Date or the delivery of each assignment and UCC Financing Statement to the
Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing
Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each such assignment of Mortgage, each such assignment of Assignment of Leases and, to the extent the Trustee has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Trust Mortgage Loan, in favor of the Trustee referred to in clause
(iv) of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee and so delivered to the Trustee

                                      -83-

and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment and UCC Financing Statement assignment shall reflect that the recorded original should be returned by the public recording office to the
Trustee or its designee following recording, and each such assignment and UCC
Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of
IXIS. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct IXIS, pursuant to the applicable Mortgage Loan Purchase Agreement, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

          The Depositor hereby represents and warrants that with respect to the
Merrill Trust Mortgage Loans, Countrywide Trust Mortgage Loans and KeyBank Trust
Mortgage Loans, the related Mortgage Loan Seller has covenanted in the related
Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the "Recording/Filing Agent") that shall, as to each such Trust Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery of each assignment and
UCC Financing Statement to the Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each such assignment of
Mortgage, each such assignment of Assignment of Leases and any other recordable documents relating to each such Trust Mortgage Loan in favor of the Trustee that is referred to in clause (iv) of the definition of "Mortgage File" and each such
UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to
Section 2(d) of the related Mortgage Loan Purchase Agreement.

          (e) All documents and records in the Servicing File (except draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the
Mortgage Loan Sellers that relate to the Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the
Mortgage File because the Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer. The applicable
Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit.

                                      -84-

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Custodian, the Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the
Closing Date.

          (g) The Depositor hereby consents to the filing of any UCC Financing
Statements contemplated by this Agreement without its consent.

          SECTION 2.02. Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b)
and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each Swap Agreement and each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Trust
Mortgage Loan that is part of a Loan Combination relates to the corresponding
Non-Trust Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Non-Trust Noteholder(s). The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer
and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File", each of the Specially Designated Mortgage Loan
Documents are in its possession. In addition, within 90 days after the Closing
Date, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master Servicer, the Special Servicer, each Mortgage Loan
Seller (with copies to the Controlling Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i)
without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible
Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan
Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii),
(iv)(B), (iv)(C), (vi), (viii) through (xii) of the definition of "Mortgage
File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan
Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such
Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of
Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the
Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section

                                      -85-

2.02(a), that the related Mortgage File should include one state level UCC
Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC
Financing Statements to be assigned to the Trust, assigning such UCC Financing
Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Trustee shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage
Loan Seller or the Plurality Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Trustee shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of
Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

          (b) None of the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
               Trust Mortgage Loans for Document Defects and Breaches of
               Representations and Warranties.

          (a) If any party hereto discovers (without implying any duty of such
Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or does not appear to be regular on its face (each, a "Document
Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any Mortgage Loan
Purchase Agreement (a "Breach"), the party discovering such Document Defect or
Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable
Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the
Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Master
Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced
Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document

                                      -86-

Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach) (i)
cure such Document Defect or Breach, as the case may be, in accordance with
Section 3(c) of the related Mortgage Loan Purchase Agreement, (ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related
Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Trust Mortgage
Loan (which for purposes of this clause (iii) shall include a Trust REO Loan)
and pay the Master Servicer for deposit into the Collection Account any
Substitution Shortfall Amount in connection therewith in accordance with
Sections 3(c) and 3(d) of the related Mortgage Loan Purchase Agreement;
provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Trust
Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such
Document Defect or Breach is not capable of being cured within the initial 90 day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan
Seller anticipates such Document Defect or Breach will be cured within the additional 90 day period; and provided, further, that no Document Defect (other than with respect to a Specially Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the
Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust Mortgage Loan, defending any claim asserted by any
Mortgagor or third party with respect to the Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust
Mortgage Loan or for any immediate servicing obligations. In the event of a
Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage
Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group
(without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage
Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the greater of (A) the weighted average Debt Service Coverage Ratio for all such
Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution and (B) the weighted average Debt Service Coverage Ratio for all such Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date, and (2) the weighted average Loan to-Value Ratio for the remaining related Crossed Loans, determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan
Seller shall not

                                      -87-

be greater than the lesser of (A) the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller and (B) the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such
Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust
Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan
Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or
REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage
Loan Seller may elect either to repurchase or substitute for only the affected
Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable
Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section
3(c) of the related Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Collection
Account as the account to which funds in the amount of the Purchase Price or the
Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

          Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a
Crossed Loan thereunder while the Trustee continues to hold any other Crossed
Loan(s) in the related Crossed Loan Group, the related Mortgage Loan Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s) held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the
Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage Loan
Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies.

          (b) In connection with any repurchase or substitution of one or more
Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit

                                      -88-

D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution
Shortfall Amount(s) in the Collection Account and upon the delivery of the
Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute
Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage
File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Trust Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for
Release. Thereafter, the Trustee, the Fiscal Agent, the Custodian, the Master
Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust
Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing
File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the
Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master
Servicer to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the applicable Mortgage Loan Purchase Agreement will provide that the applicable Mortgage Loan Seller shall be required to deliver the related
Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable.
No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust
Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified
Substitute Mortgage Loans which have been substituted for deleted Trust Mortgage
Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust
Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute
Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master
Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan
Seller promptly following receipt.

          (d) The Mortgage Loan Purchase Agreements and Section 2.03(a) of this
Agreement provide the sole remedies available to the Certificateholders, or the
Trustee on behalf of the Certificateholders, respecting any Document Defect or
Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

                                      -89-

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

          Notwithstanding anything contained herein or the related Mortgage Loan
Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or
Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related
Mortgage Loan Purchase Agreement.

          If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Trust Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the
Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Fiscal Agent, the Trust Fund, the
Master Servicer or the Special Servicer allocable to such Trust Mortgage Loan.
The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the
Special Servicer, at such Mortgage Loan Seller's expense, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the
Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master
Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

          SECTION 2.04. Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
     Depositor, and the performance and compliance with the terms of this
     Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                                      -90-

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) Immediately prior to the transfer of the Trust Mortgage
     Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
     Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

               (ix) The Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

                                      -91-

          SECTION 2.05. Acceptance of REMIC I and Grantor Trusts by Trustee.

          The Trustee acknowledges the assignment to it of the Trust Mortgage
Loans and the other property comprising REMIC I, the Additional Interest and the other property comprising Grantor Trust Z, the Excess Servicing Strip and the
other property comprising Grantor Trust E, and the Broker Strip and the other property comprising Grantor Trust B, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the
holder of the REMIC I Regular Interests; in the case of Grantor Trust Z, all present and future holders of the Class Z Certificates; in the case of Grantor
Trust E, all present and future holders of the Excess Servicing Strip; and in the case of Grantor Trust B, all present and future holders of the Broker Strip.

          SECTION 2.06. Execution, Authentication and Delivery of Class R-I
               Certificates; Issuance of REMIC I Regular Interests.

          In exchange for the assets included in REMIC I, REMIC I Regular
Interests have been issued, and pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

          SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

          SECTION 2.08. Execution, Authentication and Delivery of REMIC II
               Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular Interest have been issued, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II
Certificates in authorized denominations, evidencing, together with the Class
A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular Interest,
the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates, Grantor Trust A-2FL as holder of the Class A-2FL REMIC II Regular Interest and Grantor Trust A-4FL as holder of the Class A-4FL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, the Class A-2FL
REMIC II Regular Interest or the Class A-4FL REMIC II Regular Interest, as the
case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates, the Class A-2FL REMIC II Regular
Interest and the Class A-4FL REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement.

                                      -92-

          SECTION 2.09. Conveyance of Class A-2FL REMIC II Regular Interest and
               Class A-4FL REMIC II Regular Interest; Acceptance of Grantor
               Trust A-2FL and Grantor Trust A-4FL by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2FL
REMIC II Regular Interest and the Class A-4FL REMIC II Regular Interest to the
Trustee for the benefit of the Holders of the Class A-2FL Certificates and the
Holders of the Class A-4FL Certificates, respectively. The Trustee acknowledges the assignment to it of the Class A-2FL REMIC II Regular Interest and the Class
A-4FL REMIC II Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Holders of the Class A-2FL Certificates and the Class A-4FL Certificates,
respectively.

          SECTION 2.10. Execution, Authentication and Delivery of Class Z, Class
               A-2FL and Class A-4FL Certificates.

          Concurrently with the assignment to it of (i) the Additional Interest and the other assets of Grantor Trust Z, (ii) the Class A-2FL REMIC II Regular
Interest and the other assets of Grantor Trust A-2FL and (iii) the Class A-4FL
REMIC II Regular Interest and the other assets of Grantor Trust A-4FL, and in exchange therefor, the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the
Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Z Certificates, the Class A-2FL Certificates and the
Class A-4FL Certificates.

                                      -93-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Noteholder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a Loan Combination, the terms of the related Loan Combination Intercreditor Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

          Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicer shall service and administer all Mortgage Loans that are not
Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the
Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no
Servicing Transfer Event had occurred and with respect to the REO Properties
(and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

          (b) Subject to Section 3.01(a), Section 6.11 and Section 6.12, the
Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more
Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage
Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the
Certificateholders, the Trustee and each such Non-Trust Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements

                                      -94-

and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master
Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

          (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer, the Trustee or the Fiscal Agent make a Servicing Advance with respect to any Non-Trust Loan to the extent the related Trust Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

          (e) Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

          (f) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination
Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related
Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such
Non-Trust Noteholder(s) in accordance with the related Loan Combination
Intercreditor Agreement, and (iii) the right of a B-Noteholder or its designee
(in the case of an A/B Loan Combination) or the Glendale Galleria Pari Passu
Noteholder or a Glendale Galleria Subordinate Noteholder (in the case of the
Glendale Galleria Loan Combination) to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

          (g) With respect to any Loan Combination that includes a Trust
Mortgage Loan, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination
Intercreditor Agreement, the servicing and administration of such Loan
Combination and any related Loan

                                      -95-

Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan Combination
Intercreditor Agreement) the Master Servicer and, if such Loan Combination is then being specially serviced hereunder or the related Loan Combination
Mortgaged Property has become a Loan Combination REO Property, the Special
Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such
Loan Combination and the related Loan Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

          Further, with respect to any Loan Combination that includes a Trust
Mortgage Loan, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan
Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Intercreditor
Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination
REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the Master Servicer and, if applicable, the
Special Servicer shall continue to service and administer such Loan Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such
Loan Combination or any related Loan Combination REO Property were the sole assets subject hereto.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special
Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, further, that the Master
Servicer or Special Servicer, as the case may be, may take action to enforce the
Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated Repayment
Dates, waive any or all of the Additional Interest accrued on any such Mortgage
Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the

                                      -96-

Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the
Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master
Servicer, with regard to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, unless such Default
Charges would otherwise be payable to the Master Servicer pursuant to Section
3.26. No such additional waiver shall be permitted without the consent of the
Controlling Class Representative, which consent shall be deemed granted if not denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request. Notwithstanding any of the foregoing, in the case of the Merrill Trust Mortgage Loans identified on
Schedule VII, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of a Mortgagor to make any payment of a late payment charge or demand payment of a late payment charge from a Mortgagor, in each case prior the expiration of the grace period for Periodic
Payments, if any, set forth in the related Mortgage Loan documents.

          (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage
(including, without limitation, for principal and accrued and unpaid interest)
in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage (and, with respect to any Loan Combination, the related Loan Combination Intercreditor Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or as determined by the Master Servicer or Special Servicer in accordance with the
Servicing Standard, to the repair or restoration of the related Mortgaged
Property, and, in the absence of such express provisions, shall be applied
(after reimbursement or payment, first, to the Trustee and the Fiscal Agent, and second, to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee,
liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance
Proceeds as a recovery of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced;
second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such
Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default Charges due and owing on such
Mortgage Loan; sixth, in accordance with the normal servicing practices of the
Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD
Loan after its Anticipated Repayment Date, as a

                                      -97-

recovery of any unpaid Additional Interest. All amounts collected on any Trust
Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to the Fiscal Agent, second to the
Trustee and third to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee,
liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related
Mortgage Rate (net of the Master Servicing Fee Rate) on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any
Mortgage Loan shall not alter in any way the right of the Master Servicer, the
Special Servicer or any other Person to receive payments from the Collection
Account as set forth in Section 3.05(a) from amounts so applied.

          (c) To the extent consistent with the terms of the related Mortgage
Loan and applicable law, the Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance
Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

          (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will, to the extent not included in the related CMSA
Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be responsible for any such
Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer (with the consent of the Special Servicer), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and

                                      -98-

retained, and shall administer such accounts in accordance with the terms of the
Mortgage Loan documents; provided that, in the case of a Loan Combination, if the related Servicing Account includes funds with respect to any other Mortgage
Loan, then the Master Servicer shall maintain a separate sub-account of such
Servicing Account that relates solely to such Loan Combination. Each Servicing
Account with respect to a Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow
Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from the Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective Servicing Accounts;
(v) to pay the Master Servicer interest and investment income on balances in the
Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Mortgage
Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master
Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing
Account, any provision herein to the contrary notwithstanding. The Servicing
Accounts shall not be considered part of the segregated pool of assets constituting, REMIC I, REMIC II, Grantor Trust A-2FL, Grantor Trust A-4FL,
Grantor Trust Z, Grantor Trust E or Grantor Trust B.

          (b) The Master Servicer, with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans, or the Special Servicer with respect to
Specially Serviced Mortgage Loans and REO Loans, shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan required the related
Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items. For purposes of effecting any

                                      -99-

such payment for which it is responsible, the Master Servicer shall apply Escrow
Payments (at the direction of the Special Servicer for Specially Serviced
Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage
Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all
Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

          (c) The Master Servicer shall, as to all Mortgage Loans, make a
Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing
Advances", provided that the Master Servicer shall not make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the
Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a
Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section 3.05(e). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged
Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan or REO Property;
provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or REO
Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the
Fiscal Agent with such information in its possession as the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable
Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing
Advance). The Master Servicer will have the obligation to make any such
Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after the
Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced Mortgage Loan or REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master
Servicer shall be entitled to

                                      -100-

reimbursement for any Servicing Advance made by it at the direction of a Special
Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master
Servicer the Special Servicer's determination that any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall act in accordance with such determination.

          No later than 1:00 p.m., New York City time, on the first
Determination Date that follows the date on which it makes any Servicing
Advance, the Special Servicer shall provide the Master Servicer an Officer's
Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the Master Servicer may conclusively rely in reimbursing the Special
Servicer. The Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special
Servicer, no later than the first P&I Advance Date that is at least three (3)
Business Days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special
Servicer of interest thereon, the Master Servicer shall for all purposes of this
Agreement be deemed to have made such Servicing Advance at the same time as the
Special Servicer actually made such Servicing Advance, and accordingly, the
Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding the foregoing provisions of this Section 3.03(c), the
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the
Master Servicer determines in accordance with the Servicing Standard that such
Servicing Advance, although not characterized by the Special Servicer as a
Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance.
The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

          If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five Business

                                      -101-

Days after such notice then (subject to a determination that such Servicing
Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee does not make such Servicing Advance within such period, the Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

          (d) In connection with its recovery of any Servicing Advance from the
Collection Account pursuant to Section 3.05(a) or from a Loan Combination
Custodial Account pursuant to Section 3.05(e), as applicable, each of the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the Collection Account as provided in Section 3.05(a) or in such Loan Combination Custodial Account as provided in Section 3.05(e), as applicable, any unpaid interest at the
Reimbursement Rate in effect from time to time, accrued on the amount of such
Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Mortgage Loans and REO Properties during the Collection Period in which such reimbursement is made, and to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Trust Mortgage Loans then on deposit in the
Collection Account or in such Loan Combination Custodial Account, as applicable;
provided that interest on Servicing Advances with respect to a Loan Combination or any related Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder (in the case of an
A/B Loan Combination) or the Glendale Galleria Subordinate Noteholders (in the
case of the Glendale Galleria Loan Combination) and/or payments received from the related B-Noteholder (in the case of an A/B Loan Combination) or the
Glendale Galleria Subordinate Noteholders (in the case of the Glendale Galleria
Loan Combination), in each case under the related Loan Combination Intercreditor
Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent,
as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow
Payment or other similar payment by the Mortgagor was received by the Master
Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by the Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, the Fiscal Agent, the Depositor and, in the case of a Loan Combination, the related Non-Trust
Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Collection
Account pursuant to Section 3.05(a) or, in the case of a Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e))
of the related Mortgaged Property or REO Property, as the case may be; which
Appraisal shall be obtained pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted
Mortgage Loan (or, if no such Appraisal has been performed, a copy of an
Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months

                                      -102-

preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related
Mortgaged Property that would draw into question the applicability of such
Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the
Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall act in accordance with any determination made by the Master Servicer or the Special Servicer that a
Servicing Advance, if made, would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by the Master Servicer or the Special Servicer; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master
Servicer or the Special Servicer that such Servicing Advance would be a
Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such
Servicing Advance within the time periods required by Section 3.03(c) unless the
Trustee or the Fiscal Agent in good faith makes a determination that such
Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such
Unliquidated Advance were a Servicing Advance.

          (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan
Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged
Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related
Mortgagor governing such Reserve Funds and any other items for which such
Reserve Funds were intended pursuant to the loan documents, (ii) to pay the
Master Servicer interest and investment income earned on amounts in the Reserve
Accounts if permitted under the related Mortgage Loan documents and (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section
3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC
I, REMIC II, Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor
Trust E or Grantor Trust B. Consistent with the Servicing Standard, the Master
Servicer may waive or extend the date set forth in any agreement governing such
Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master
Servicer may (and, at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account or, with respect to a servicing expense relating to a
Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by the Master Servicer or the Special Servicer,

                                      -103-

would constitute a Nonrecoverable Servicing Advance for the subject Mortgage
Loan or REO Property; provided that the Master Servicer (or the Special
Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved)
has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to a Loan Combination, to the extent paid out of the related Loan Combination Custodial Account, in the best interests of the
Certificateholders and the related Non-Trust Noteholder(s), as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the
Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such
Person may have obtained that supports such determination. The Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate
(and accompanying information) promptly to the other such Person.

          (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (each of which
Mortgage Loans is listed on Schedule VI hereto), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective
Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

          SECTION 3.04. Collection Account, Interest Reserve Account, Additional
               Interest Account, Distribution Account, Gain-on-Sale Reserve
               Account, Floating Rate Account and Loan Combination Custodial
               Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off
Date, which payments shall be delivered promptly to the applicable Mortgage Loan
Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Trust Mortgage
     Loans including Principal Prepayments;

                                      -104-

               (ii) all payments on account of interest on the Trust Mortgage
     Loans including Additional Interest and Penalty Interest;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Trust Mortgage Loans;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds) received in respect of any Trust Mortgage Loan, and together with any amounts representing recoveries of Workout-Delayed
     Reimbursement Amounts and/or Nonrecoverable Advances in respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Collection Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

               (viii) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03(b);

               (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls and Casualty/Condemnation Interest Shortfalls;

               (x) any amount paid by or on behalf of a Mortgagor to cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

               (xi) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement; and

               (xii) any amounts required to be transferred from any Loan
     Combination Custodial Account pursuant to Section 3.05(e);

provided that, in the case of a Trust Mortgage Loan that is part of a Loan
Combination, any amounts required to be deposited in the related Loan
Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the Collection Account only to the extent provided in Section 3.05(e).

                                      -105-

          The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Collection Account. If the Master
Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or
Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d)
or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing
Officer of the Special Servicer describing the item and amount. The Collection
Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (x) and (xi) of the second preceding paragraph with respect to any Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph or any related Loan Combination
Custodial Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Collection Account or any applicable
Loan Combination Custodial Account, as the case may be, pursuant to Section
3.16(c). With respect to any such amounts paid by check to the order of the
Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two
Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust
Office to be held in trust for the benefit of the Certificateholders. The
Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the
Available Distribution Amount (calculated without regard to clauses (a)(ii),
(a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related
Distribution Date then on deposit in the Collection Account, together with (i)
any Prepayment Premiums and/or Yield Maintenance Charges received on the Trust
Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

                                      -106-

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

               (ii) the aggregate purchase price paid in connection with the purchase by the Master Servicer of all of the Trust Mortgage Loans and any
     REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Collection
     Account pursuant to Section 9.01.

          If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on information reported to it by the Master Servicer pursuant to Section 3.12, and the funds
(including, but not limited to, unscheduled payments, late payments, Principal
Prepayments or Balloon Payments) remitted to it by the Master Servicer differ in amount from what was reported to the Trustee by the Master Servicer, the Trustee shall use commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do
so. The Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent
shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the
Trustee shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. The Trustee shall also deposit into the
Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(which may be sub-accounts of the Distribution Account) (collectively, the
"Interest Reserve Account"), in trust for the benefit of the Certificateholders.
The Interest Reserve Account shall be an Eligible Account. On or before each
Distribution Date in February and, during each year that is not a leap year,
January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve
Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related
P&I Advance that was deposited in the Distribution Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest
Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received on the Trust Mortgage Loans, and upon notification from the Master
Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Additional Interest Account in the name of

                                      -107-

the Trustee in trust for the benefit of the Class Z Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account. Prior to each Distribution Date, the Master Servicer shall remit to the
Trustee for deposit in the Additional Interest Account an amount equal to the
Additional Interest received on the Trust ARD Loans and any successor Trust REO
Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the Additional Interest Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional
Interest Account.

          Following the distribution of Additional Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Trustee shall terminate the Additional Interest Account.

          (e) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders.
The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale
Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

          Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section
3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account. The Trustee shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the
Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

          (f) The Trustee shall establish and maintain the Floating Rate
Account, which shall consist of two sub-accounts. One of those sub-accounts (the
"Class A-2FL Sub-Account") shall be held in trust for the benefit of the Holders of the Class A-2FL Certificates and the Class A-2FL Swap Counterparty, as their interests may appear, and the other such sub-account (the "Class A-4FL
Sub-Account") shall be held in trust for the benefit of the Holders of the Class
A-4FL Certificates and the Class A-4FL Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account consisting of the two sub-accounts described in the preceding sentence or, subject to Section 3.04(g), two subaccounts of the Distribution
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the applicable sub-account of the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment
Earnings from the applicable sub-account of the Floating Rate Account. The
Trustee shall deposit into the applicable sub-account of the Floating Rate
Account (i.e., the Class A-2FL Sub-Account, in the case of clauses (i) and (iii)
of this sentence, and the Class A-4FL Sub-Account, in the case of clauses (ii)
and (iv) of this sentence): (i) all amounts distributable with respect to the
Class A-2FL REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each

                                     -108-

Distribution Date; (ii) all amounts distributable with respect to the Class
A-4FL REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each
Distribution Date; (iii) upon receipt, all amounts received from the Class A-2FL
Swap Counterparty under the Class A-2FL Swap Agreement intended for distribution on the Class A-2FL Certificates; and (iv) upon receipt, all amounts received from the Class A-4FL Swap Counterparty under the Class A-4FL Swap Agreement intended for distribution on the Class A-4FL Certificates.

          (g) Notwithstanding that any of the Interest Reserve Account, the
Additional Interest Account, the Gain-on-Sale Reserve Account or each sub-account comprising the Floating Rate Account may be a sub-account of the
Distribution Account for reasons of administrative convenience, each of the
Interest Reserve Account, the Additional Interest Account, the Gain-on-Sale
Reserve Account, the Floating Rate Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Loan
Combination (collectively, as to each Loan Combination, the related "Loan
Combination Custodial Account") (which may be a sub-account of the Collection
Account), into which, subject to the related Loan Combination Intercreditor
Agreement, the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the
Closing Date:

               (i) all payments on account of principal, including Principal
     Prepayments, on such Loan Combination;

               (ii) all payments on account of interest, including Penalty
     Interest, on such Loan Combination;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges on such Loan Combination;

               (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such Loan
     Combination, other than Liquidation Proceeds described in clauses (iv) -
     (ix) of the definition of "Liquidation Proceeds", which amounts shall be required to be deposited in the Collection Account) received in respect of such Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in
     respect of such Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

                                     -109-

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in such Loan Combination Custodial
     Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such Loan
     Combination Custodial Account from the related REO Account pursuant to
     Section 3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such
     Loan Combination specifically to cover items for which a Servicing Advance has been made; and

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related
     Non-Trust Noteholder in accordance with the related Loan Combination
     Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan
     Combination Intercreditor Agreement.

          The foregoing requirements for deposit by the Master Servicer in a
Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow
Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in a Loan Combination Custodial
Account. If the Master Servicer shall deposit in a Loan Combination Custodial
Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account. The Master
Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to any Loan
Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special
Servicer describing the item and amount. Each Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Loan
Combination, the Special Servicer shall promptly, but in no event later than one
Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master
Servicer, unless the Special Servicer

                                     -110-

determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO Property shall initially be deposited by the
Special Servicer into the related REO Account and thereafter remitted to the
Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

          (i) Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and the Collection Account
shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master
Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust
Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (j) Funds in the Collection Account, the Distribution Account, any
Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the
Interest Reserve Account, the Floating Rate Account and the Additional Interest
Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the
Trustee, the Special Servicer and the Rating Agencies of the location of the
Collection Account and any Loan Combination Custodial Account as of the Closing
Date and of the new location of each such account prior to any change thereof.
The Trustee shall give written notice to the Master Servicer, the Special
Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

          SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                        Interest Reserve Account, the Additional Interest
                        Account, the Floating Rate Account, the Distribution
                        Account and the Loan Combination Custodial Accounts.

          (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
     Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I
     Advances pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage
     Loan or Trust REO Loan (exclusive of any Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I
     Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent
     Late Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee)

                                     -111-

     received in respect of the particular Trust Mortgage Loan or Trust REO Loan
     (exclusive of any Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto) as to which such P&I
     Advance was made; provided, however, that if such P&I Advance becomes a
     Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO
     Properties on deposit in the Collection Account from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

               (iii) to pay to itself and/or the holder of the Excess Servicing
     Strip earned and unpaid Master Servicing Fees, as allocable between the
     Master Servicer and such holder (if different from the Master Servicer), in respect of each Trust Mortgage Loan and Trust REO Loan (other than a Trust
     Mortgage Loan that is part of a Loan Combination and any successor Trust
     REO Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation
     Proceeds or Insurance Proceeds) or such Trust REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Trust Specially Serviced Mortgage Loan and Trust REO Loan;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan, Trust Corrected
     Mortgage Loan and/or Trust REO Loan (in each case other than a Trust
     Mortgage Loan that is part of a Loan Combination or any successor Trust REO
     Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer, or itself, in that order (with reimbursements to the Special
     Servicer and Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of any Trust Mortgage
     Loan, Trust REO Loan or related REO Property (other than a Trust Mortgage
     Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto or any related REO Property), the Fiscal Agent's, the
     Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any
     Servicing Advance being limited first to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO
     Revenues received in respect of the particular Mortgage Loan or REO
     Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement
     Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust
     Mortgage Loans and related REO Properties on deposit in the Collection
     Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                                     -112-

               (vii) (A) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (except that reimbursements to the
     Special Servicer and Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust Mortgage Loan or any related REO Property first, out of REO Revenues, Liquidation
     Proceeds and Insurance Proceeds received on the related Trust Mortgage
     Loan, then, out of the principal portion of general collections on the
     Mortgage Pool (to be allocated between the Loan Groups as set forth in
     Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust Mortgage Loans and related REO Properties, and/or (2) Workout-Delayed Reimbursement
     Amounts, out of the principal portion of the general collections on the
     Mortgage Pool (to be allocated between the Loan Groups as set forth in
     Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a Nonrecoverable Advance, interest thereon being paid pursuant to clause (viii) below, or (B) to pay itself, with respect to any Trust Mortgage Loan or related REO Property (other than a
     Trust Mortgage Loan that is part of a Loan Combination or any successor
     Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a
     Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

               (viii) at such time as it reimburses the Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
     Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and
     Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section 3.03(c),
     3.03(d) or 4.03(d), as applicable; the Master Servicer's, the Special
     Servicer's, the Trustee's and/or the Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) in the case of interest on an Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable Advance, (1)
     out of Default Charges collected on or in respect of the related Trust
     Mortgage Loan or Trust REO Loan during the Collection Period in which such
     Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO
     Properties on deposit in the Collection Account;

               (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section
     3.12(a);

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in the

                                     -113-

     Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Investment Period; and (2) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls and
     Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the
     Special Servicer, as additional servicing compensation in accordance with
     Sections 3.11(b) and 3.11(d), respectively, Default Charges to the extent provided in clause seventh of Section 3.26(a);

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C) the
     cost of an Opinion of Counsel contemplated by Section 11.01(a), 11.01(b) or
     11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
     Loan Sellers, the Plurality Subordinate Certificateholder (or the
     Controlling Class Representative) or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, to a Non-Trust Noteholder, any amount
     (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust
     Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination Intercreditor Agreement;

               (xvi) to reimburse the Fiscal Agent, the Trustee, the Master
     Servicer and/or the Special Servicer, as applicable, for unreimbursed
     Advances, unpaid Master Servicing Fees and/or any unpaid interest on any
     Advances, but only to the extent that such items relate to a Trust Mortgage
     Loan that is part of a Loan Combination or any successor Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in the Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix)
     of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and

                                     -114-

     provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on
     Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation
     Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor Agreement and/or any successor servicing agreement with respect to the related Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder) if the Master Servicer and/or the Special
     Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust Mortgage Loan from the Trust Fund;

               (xvii) to remit to the Trustee for deposit into the Additional
     Interest Account the amounts required to be deposited pursuant to Section
     3.04(d);

               (xviii) [RESERVED];

               (xix) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xx) to withdraw any amounts deposited in error;

               (xxi) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection Account; and

               (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC
I.

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent, on each P&I Advance Date from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent
therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent, received not later than 1:00 p.m. (New York City time) on the immediately preceding
Determination Date and describing the item and amount to which the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The
Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and the
Fiscal Agent shall similarly keep and maintain separate accounting for each
Mortgage Loan, on a loan-

                                     -115-

by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account for reimbursements of
Advances or interest thereon.

          In connection with any payments required to be made to a Non-Trust
Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan Combination
Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with Section
3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Loan Combination Intercreditor Agreement); and provided, further, that to the extent such a written statement from a Non-Trust Noteholder is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

               (i) to make deemed distributions to itself as holder of the REMIC
     I Regular Interests, and to make distributions to Certificateholders and the Floating Rate Account, on each Distribution Date, pursuant to Section
     4.01 or 9.01, as applicable;

               (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

               (iii) to pay itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

               (iv) to pay for the cost of the Opinions of Counsel sought by it
     (A) as provided in clause (iv) of the definition of "Disqualified
     Organization", (B) as contemplated by Section 3.20(b), 9.02(a) and
     10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c)
     in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
     Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the
     Special Servicer is liable therefor pursuant to Section 10.01(i);

               (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to the Master Servicer any amounts deposited by the
     Master Servicer in the Distribution Account not required to be deposited therein;

               (viii) to withdraw any Interest Reserve Amount and deposit such
     Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

                                     -116-

               (ix) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section
     3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

               (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) The Trustee shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the
Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest
Reserve Account pursuant to Section 3.04(c) during February and, if applicable,
January of that year.

          (d) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

          (e) The Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to a Non-Trust Noteholder, on such earlier or later date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in accordance with the related Loan Combination Intercreditor Agreements, such remittances to the
     Trust to be made to the Collection Account;

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related
     Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan, the Fiscal Agent's, the Trustee's and the Master
     Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
     Fees) and principal (net of any related Workout Fee or Principal Recovery
     Fee) received in respect of the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement
     Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (iii) to pay to itself and/or the holder of the Excess Servicing
     Strip earned and unpaid Master Servicing Fees (as allocable between the
     Master Servicer and such holder (if different from the Master Servicer)) in respect of the related Loan Combination (including, without limitation, any successor REO Loans comprising such), the Master Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan
     Combination (including, without limitation, any successor REO Loans comprising such) being limited to amounts received on or in respect of such
     Mortgage Loans (whether in the form of payments, Liquidation

                                     -117-

     Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of
     REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) [RESERVED];

               (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Principal Recovery Fees in respect of the related Loan Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor Agreement;

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (with reimbursements to the Special
     Servicer and Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan
     Combination or any related Loan Combination REO Property, the Fiscal
     Agent's, the Trustee's, the Special Servicer's and the Master Servicer's
     respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and,
     if applicable, REO Revenues received in respect of the related Loan
     Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed
     Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (vii) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order (except that reimbursements to the
     Special Servicer and Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property that have been or are determined to be Nonrecoverable Advances out of REO
     Revenues, Liquidation Proceeds and Insurance Proceeds received on such Loan
     Combination or any related Loan Combination REO Property; provided that if
     REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Loan Combination or any related Loan Combination REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

               (viii) at such time as it reimburses the Fiscal Agent, the
     Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and
     Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or
     4.03(d), as applicable; the Master Servicer's, Special Servicer's,
     Trustee's and/or Fiscal Agent's right to payment pursuant to this clause
     (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such
     Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of

                                     -118-

     general collections on the Loan Combination and any related Loan
     Combination REO Property on deposit in such Loan Combination Custodial
     Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan
     Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section
     3.05(a)(vii);

               (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section
     3.12(a), to the extent such costs and expenses relate to the related Loan
     Combination Mortgaged Property;

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment
     Earnings with respect to such Loan Combination Custodial Account for any
     Investment Period; and (2) any Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Loan Combination (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls and
     Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the
     Special Servicer, as additional servicing compensation in accordance with
     Sections 3.11(b) and 3.11(d), respectively, Default Charges with respect to such Loan Combination to the extent provided in clause seventh of Section
     3.26(a);

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
     3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Loan
     Combination and/or the related Loan Combination Mortgaged Property;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Loan Combination and/or the related Loan
     Combination Mortgaged Property;

               (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and (C)
     the cost of recording the related Loan Combination Intercreditor Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such
     Loan Combination and/or the related Loan Combination Mortgaged Property;

               (xiv) to pay itself, the Special Servicer, the related Mortgage
     Loan Seller, the Plurality Subordinate Certificateholder or any other
     Person, as the case may be, with respect to the related Trust Mortgage Loan in such Loan Combination, if previously purchased by such

                                     -119-

     Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) [RESERVED];

               (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Loan Combination and/or the related Loan Combination
     Mortgaged Property;

               (xvii) to withdraw any amounts deposited in error;

               (xviii) to withdraw any other amounts that this Agreement
     expressly provides may be withdrawn from such Loan Combination Custodial
     Account; and

               (xix) to clear and terminate such Loan Combination Custodial
     Account at the termination of this Agreement pursuant to Section 9.01.

          Any party that makes delinquency advances similar to P&I Advances under any Glendale Galleria Pari Passu Non-Trust Loan Securitization Agreement
with respect to the Glendale Galleria Pari Passu Non-Trust Loan shall be entitled to be reimbursed for such advance, together with interest accrued thereon, out of collections in respect of the Glendale Galleria Loan Combination in a manner similar to the manner in which the Fiscal Agent, the Trustee and the
Master Servicer are entitled to be reimbursed (with interest) for P&I Advances with respect to the Glendale Galleria Mortgage Loan pursuant to this Section
3.05(e) out of collections in respect of the Glendale Galleria Loan Combination.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

          The Master Servicer shall, on or before 12:00 PM (New York City time)
on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Intercreditor Agreement with respect to remittances to be made to a Non-Trust Noteholder, such other date and/or time), remit to the Trust and the related Non-Trust Noteholder(s), such amounts as are distributable in respect of each Mortgage Loan that is part of a Loan
Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the
Trust to be made to the Collection Account and such remittances to the related
Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan
Combination Intercreditor Agreements.

          The Master Servicer shall pay to the Special Servicer, the Trustee or the Fiscal Agent on each P&I Advance Date from any Loan Combination Custodial
Accounts amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent therefrom based on a certificate of a Servicing Officer of the
Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer, the Trustee or the Fiscal Agent, as the

                                     -120-

case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.
The Special Servicer shall keep and maintain separate accounting for each
Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account. With respect to each
Mortgage Loan for which it makes an Advance, each of the Trustee and the Fiscal
Agent shall similarly keep and maintain separate accounting for each Mortgage
Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial
Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer shall, consistent with the Servicing Standard, seek payment from the related
B-Noteholder (in the case of an A/B Loan Combination) or the Glendale Galleria
Pari Passu Noteholder and the Glendale Galleria Subordinate Noteholders (in the
case of the Glendale Galleria Loan Combination), to cover (or to reimburse the
Trust for the payment of) any cost or expense, including the reimbursement of
Advances and the payment of interest thereon, with respect to such Loan
Combination or any related REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder (in the case of an A/B Loan Combination) or the Glendale
Galleria Pari Passu Noteholder and/or the Glendale Galleria Subordinate
Noteholders (in the case of the Glendale Galleria Loan Combination).

          (f) In addition, the Trustee may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest Account and the
Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, as provided in
Section 3.06(b), but in each case only to the extent of the Net Investment
Earnings with respect to the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, for any
Investment Period.

          (g) The Trustee may, from time to time, make withdrawals from the
Floating Rate Account for (but only for) the following purposes:

               (i) solely to the extent of amounts on deposit in the Class A-2FL
     Sub-Account, to make payments to the Class A-2FL Swap Counterparty pursuant to Section 3.29(d);

               (ii) solely to the extent of amounts on deposit in the Class
     A-2FL Sub-Account, to make distributions to the Holders of the Class A-2FL
     Certificates on each Distribution Date pursuant to Section 4.01(c);

               (iii) solely to the extent of amounts on deposit in the Class
     A-4FL Sub-Account, to make payments to the Class A-4FL Swap Counterparty pursuant to Section 3.29(d);

               (iv) solely to the extent of amounts on deposit in the Class
     A-4FL Sub-Account, to make distributions to the Holders of the Class A-4FL
     Certificates on each Distribution Date pursuant to Section 4.01(c);

                                     -121-

               (v) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

               (vi) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

               (vii) to clear and terminate the Floating Rate Account pursuant to Section 9.01.

          It is hereby acknowledged that amounts on deposit in the Class A-2FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-2FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.29(d), prior to being applied to make distributions to the Holders of the Class A-2FL
Certificates pursuant to Section 4.01(c).

          It is hereby acknowledged that amounts on deposit in the Class A-4FL
Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-4FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.29(d), prior to being applied to make distributions to the Holders of the Class A-4FL
Certificates pursuant to Section 4.01(c).

          SECTION 3.06. Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Collection Account, the Distribution
               Account, the Floating Rate Account, the Loan Combination
               Custodial Accounts, the Additional Interest Account, the
               Gain-on-Sale Reserve Account and the REO Accounts.

          (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Collection
Account or a Loan Combination Custodial Account (each, for purposes of this
Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may
direct in writing any depository institution maintaining the Distribution
Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account (each also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted
Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted
Investments of amounts in the Servicing Accounts, the Reserve Accounts, the
Collection Account or the Loan Combination Custodial Accounts) and the Special
Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Floating Rate Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account) shall (and in the case of the Master Servicer and the Special
Servicer, the Trustee hereby designates the Master Servicer and the Special
Servicer, as

                                     -122-

applicable, as the person that shall) maintain continuous possession of any
Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master
Servicer, the Special Servicer or the Trustee shall constitute possession by the
Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer
(in the case of the Collection Account, the Loan Combination Custodial Accounts,
the Servicing Accounts and the Reserve Accounts), the Special Servicer (in the
case of the REO Accounts) or the Trustee (in the case of the Distribution
Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the
Additional Interest Account and the Interest Reserve Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted
     Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Collection Account
or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment
Earnings, if any, for each Investment Period and, in the case of a Reserve
Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a),
3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment
Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Floating Rate Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each
Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or
3.05(f), as applicable. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, the Collection
Account and the Loan Combination Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the
Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve
Account, the Additional Interest Account and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period.

                                     -123-

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of
Certificates entitled to not less than 25% of the Voting Rights allocated to any
Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.

          (a) The Master Servicer, with respect to each of the Mortgage Loans, including Specially Serviced Mortgaged Loans, and the Special Servicer, with respect to REO Properties, shall use reasonable efforts, consistent with the
Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related
Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified
Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special
Servicer may require that earthquake insurance be secured for one or more
Serviced Mortgaged Properties at the expense of the Trust Fund (including the
Special Servicer's costs and expenses incurred in obtaining such insurance).
Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to the Trustee or the
Master Servicer on behalf of the Trustee (and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the
Special Servicer (in the case of insurance maintained in respect of REO
Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or
(y) the outstanding principal balance owing on the related Mortgage Loan or REO
Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance

                                     -124-

provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage
Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an
Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.
Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate;
(b) such insurance is not available from a Qualified Insurer (provided that the
Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); (c) subject to the prior approval of the
Controlling Class Representative (which approval is deemed granted if not denied within 10 Business Days after its receipt of the Master Servicer's or the
Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related Mortgaged Property or REO Property. Any amounts collected by the
Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged
Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan (other than a Loan Combination), or in the related Loan Combination Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Loan
Combination, or in the applicable REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property.
Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance
(and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master
Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional
Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special
Servicer if any insurance policy contains Additional Exclusions or if any
Mortgagor fails to purchase the insurance requested to be purchased by the
Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing

                                     -125-

Standard that such failure is not an Acceptable Insurance Default, the Special
Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i)
have one of the 10 highest outstanding Stated Principal Balances of all of the
Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund (and, if a Loan Combination satisfies clause (i) and/or clause
(ii), the Special Servicer shall also inform the related Non-Trust Noteholder(s)
as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

          (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Serviced Mortgaged Properties and/or
REO Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby)
shall be paid by the Master Servicer as a Servicing Advance pursuant to Section
3.03. Such blanket policy or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account (or, in the case of a Loan Combination
Mortgaged Property or any Loan Combination REO Property, into the related Loan
Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing
Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders
(and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event or a Glendale Galleria
Related MBS Adverse Rating Event (as evidenced in writing from each Rating
Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have

                                     -126-

complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund)
also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event or a Glendale
Galleria Related MBS Adverse Rating Event (as evidenced in writing from each
Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days'
written notice to the Trustee prior to cancellation. The Master Servicer and the
Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

          For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event or a Glendale Galleria Related MBS
Adverse Rating Event, as evidenced in writing by the Rating Agencies), such
Person may self-insure with respect to the risks described in this Section 3.07.

          (d) Within 90 days of the Closing Date, with respect to each of the
Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the
Trustee, on behalf of the Certificateholders (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), to be an insured (and for the
Master Servicer (or the Special Servicer in the case of a Specially Serviced
Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the
Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially
Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and

                                     -127-

familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage
Loans, the Master Servicer (or the Special Servicer in the case of a Specially
Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the
Rating Agencies, the Trustee and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s) of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage
Loans, and the Special Servicer with respect to Specially Serviced Mortgage
Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          SECTION 3.08. Enforcement of Alienation Clauses.

          (a) The Master Servicer (with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans) and the Special Servicer (with respect to all other Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii)
complied with the applicable requirements, if any, of Section 6.11 and Section
6.12; provided that:

               (i) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Trust
     Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating
     Agency that such action would not result in an Adverse Rating Event or (if the Glendale Galleria Loan Combination is involved) a Glendale Galleria
     Related MBS Adverse Rating Event;

               (ii) if the affected Trust Mortgage Loan is a Significant
     Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise

                                      -128-

     entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse
     Rating Event or (if the Glendale Galleria Loan Combination is involved) a
     Glendale Galleria Related MBS Adverse Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such
     Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan
     documents contain a requirement for Rating Agency approval, the Master
     Servicer (with the consent of the Special Servicer) or the Special
     Servicer, subject to Section 6.11 and Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing
     Standard;

               (iii) subject to the related Mortgage Loan documents and
     applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the
     Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section
     6.11 and Section 6.12, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
     Representative is entitled to object pursuant to Section 6.11 (or, in the case of the Glendale Galleria Loan Combination, the Glendale Galleria
     Controlling Party is entitled to object pursuant to Section 6.12), 15
     Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11)
     after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling Class Representative);

               (iv) subject to the related Mortgage Loan documents and
     applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has received the consent of the
     Special Servicer (the giving of which consent shall be subject to the
     Servicing Standard and Section 6.11 and Section 6.12 (as applicable), which consent shall be deemed given if not denied in writing within 10 Business
     Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of the Glendale Galleria Loan
     Combination, the Glendale Galleria Controlling Party is entitled to object pursuant to Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of the
     Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling
     Class Representative);

               (v) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided

                                      -129-

     herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

               (vi) neither the Master Servicer nor the Special Servicer shall
     (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property that secures a
     Crossed Loan Group unless (i) all of the Serviced Mortgaged Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the Controlling
     Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
     Representative is entitled to object pursuant to Section 6.11 (or, in the case of the Glendale Galleria Loan Combination, the Glendale Galleria
     Controlling Party is entitled to object pursuant to Section 6.12), 15
     Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11)
     of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable,
     15 Business Days) of receipt of written notice).

          If, in connection with an assumption of any Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the Master
Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

          In the case of any Mortgage Loan, the Master Servicer and the Special
Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

          In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master
Servicer, with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans, or the Special Servicer, with respect to all other Mortgage
Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

          (b) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans (without the Special Servicer's consent, but subject to delivering prior notice to the Special Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) or the Special Servicer with respect to all other Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related
Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar agreement provided the Master Servicer or the
Special Servicer, as applicable, shall have determined in accordance with the
Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related
Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Mortgage Loan, or materially

                                      -130-

and adversely affect the value of such Mortgaged Property, or cause the Mortgage
Loan to cease to be a qualified mortgage loan for REMIC purposes.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
               Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master
Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a
Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO
Property, the state of the local economy, the obligation to dispose of any REO
Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master
Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a
Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a Loan
Combination, at the expense of the related Non-Trust Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such
Required Appraisal Mortgage Loan within the prior 12 months and the Special
Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required
Appraisal (or with respect to any

                                      -131-

Mortgage Loan with an outstanding principal balance, net of related unreimbursed
Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal
Mortgage Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the
Master Servicer, the Controlling Class Representative and the Trustee within 10
Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section
3.03(c), the Master Servicer shall advance the cost of such Required Appraisal;
provided, however, that such expense will be subject to reimbursement to the
Master Servicer as a Servicing Advance out of the Collection Account pursuant to
Section 3.05(a)(vi) and 3.05(a)(vii) or, in the case of a Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section
3.05(e)(vi) and 3.05(e)(vii).

          (b) Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special
Servicer (exercised in accordance with the Servicing Standard), (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged
Property that is not treated as "foreclosure property" and that is held by REMIC
I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section 1.860D-1(b)(3)(i)
and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust
Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
     Counsel (the cost of which may be withdrawn from the Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either, REMIC I or REMIC II under the REMIC Provisions or cause either of, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trust Fund (and, in the case of a Loan Combination, on behalf of the related
Non-Trust Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any

                                      -132-

Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or
"operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an
Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the
Trustee, the Controlling Class Representative, the Master Servicer and, in the
case of a Loan Combination Mortgaged Property, to the related Non-Trust
Noteholder(s)), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related
     Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders
     (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
     Mortgaged Property relating to the use, management or disposal of Hazardous
     Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the
     Certificateholders (and, in the case of a Loan Combination Mortgaged
     Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan
     Combination Mortgaged Property, on behalf of the related Non-Trust
     Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional

                                      -133-

testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause
(i) and/or clause (ii) of the preceding paragraph shall be payable out of the
Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged
Property, to the extent the funds in the related Loan Combination Custodial
Account are insufficient, shall be advanced by the Master Servicer, subject to
Section 3.03(c).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan (or such Loan
Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related
Mortgaged Property from the lien of the related Mortgage, (i) the Special
Servicer shall have notified the Rating Agencies, the Trustee, the Controlling
Class Representative, the Master Servicer and, in the case of a Loan Combination
Mortgaged Property, the related Non-Trust Noteholder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Trustee shall have notified the
Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

          (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative, the Trustee and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s) monthly in writing as to any actions taken by the Special Servicer with respect to any
Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such
Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, all information required to be reported and the Master Servicer shall promptly prepare and file with the Internal
Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or
Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by
Section 6050H of the Code. All

                                      -134-

information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative, the Master Servicer and, in the case of any Loan Combination or any Loan Combination REO Property, the related Non-Trust
Noteholder(s) no later than the third Business Day following such Final Recovery
Determination.

          (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

          SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
               Files.

          (a) Upon the payment in full of any Trust Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related
Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          Upon the payment in full of any Non-Trust Loan, or the receipt by the
Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the related Non-Trust Noteholder in writing by a certification (which certification shall be in the form of a Request for Release in the form of
Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to Section
3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Loan Combination Custodial Account, the Collection
Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File

                                      -135-

(or any portion thereof) (or the original of the Mortgage Note for a Non-Trust
Loan), the Trustee, upon request of the Master Servicer and receipt from the
Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special
Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related
Custodian to release, such Mortgage File (or portion thereof) (and, in the case of a Non-Trust Loan, the Master Servicer shall cause the related Non-Trust
Noteholder to release the Mortgage Note for such Mortgage Loan) to the Master
Servicer or the Special Servicer, as the case may be. Upon return of such
Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special
Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account or the applicable Loan Combination
Custodial Account pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the
Trustee or related Custodian to the Master Servicer or the Special Servicer, as
applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a
Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a
Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special
Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the
Trust Fund, the Master Servicer, the Special Servicer or, if applicable, the related Non-Trust Noteholder. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee (and, if applicable, the related
Non-Trust Noteholder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust
Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.11. Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each
Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO
Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan,

                                      -136-

which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a
Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The
Master Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or
Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a
Trust REO Loan, out of such other amounts as may be permitted by Section
3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master
Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of the Master Servicer's right to receive the Excess
Servicing Strip.

          Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire Mortgage Pool but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or
Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM in its capacity as the Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the
Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees and Broker Strips) that accrues at a per annum rate in excess of the sum of (i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii) with respect to any
Broker Strip Loan, the Broker Strip Rate for such Broker Strip Loan. KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee,
the Fiscal Agent, the Master Servicer, the Certificate Registrar and the Special
Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could

                                      -137-

result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x)
confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities
Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the
Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing
Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any
Mortgage Loan or REO Loan, as the case may be, the portion of the Excess
Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such
Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer.
The holder of the Excess Servicing Strip shall not have any rights under this
Agreement except as set forth in the preceding sentences of this paragraph. The
Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess
Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master
Servicing Fees hereunder, notwithstanding any resignation or termination of
KRECM hereunder (subject to reduction as provided above and in the next paragraph).

          In the event that KRECM is terminated or resigns as Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess
Servicing Strip, except to the extent that any portion of such Excess Servicing
Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this Agreement.

          (b) Additional master servicing compensation in the form of:

               (i) any and all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26(a);

               (ii) 50% of any and all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially
     Serviced Mortgage Loan (provided, however, that if the consent of the
     Special Servicer is not required pursuant to the terms of this Agreement in connection with the

                                      -138-

underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees);

               (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a Specially
     Serviced Mortgage Loan;

               (iv) any and all Prepayment Interest Excesses collected with respect to a Trust Mortgage Loan, including a Specially Serviced Mortgage
     Loan (after deduction of the amounts required to be deposited by the Master
     Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls and Casualty/Condemnation Interest Shortfalls);

               (v) interest or other income earned on deposits in the Investment
     Accounts maintained by the Master Servicer (but only to the extent of the
     Net Investment Earnings, if any, with respect to any such Investment
     Account for each Collection Period and, further, in the case of a Servicing
     Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

               (vi) other customary charges;

may be retained by the Master Servicer (subject to Section 3.11(e) and are not required to be deposited in the Collection Account; provided that the Master
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO
Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the
Master Servicer.

          The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or, with respect to a
Loan Combination, out of the related Loan Combination Custodial Account, and the
Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the
Master Servicer collected such Broker Strip, remit to the applicable Broker
Strip Payee the amount of the Broker Strip so collected.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and REO Loan, the Special Servicing Fee

                                      -139-

shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced
Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a
30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or
Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of
Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the
Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a
Corrected Mortgage Loan as a result of making such three consecutive payments.
The successor Special Servicer will not be entitled to any portion of those
Workout Fees.

          In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or REO
Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional
Interest and Penalty Interest) and expenses in accordance with Section 3.02(b)
or the definition of "REO Loan", as applicable; and as to each such Specially
Serviced Mortgage Loan and REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal
Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO
Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan
Purchase Agreement due to a Breach or a Document Defect

                                      -140-

within (i) the time period (or extension thereof) provided for such repurchase or substitution or (ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect; or the purchase of any
Trust Mortgage Loan or related REO Property by the Plurality Subordinate
Certificateholder (or the Controlling Class Representative), the Special
Servicer or any Person pursuant to Section 3.18, by the related B-Noteholder (in the case of an A-Note Trust Mortgage Loan) or by the Glendale Galleria Pari
Passu Noteholder or a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria Trust Mortgage Loan) pursuant to the related Loan
Combination Intercreditor Agreement unless the purchase occurs more than 90 days after the subject Mortgage Loan became a Specially Serviced Mortgage Loan, or by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder (or the Controlling Class Representative) pursuant to Section
9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase occurs more than
90 days after the subject Mortgage Loan became a Specially Serviced Mortgage
Loan; or the removal of any Mortgage Loan or REO Property from the Trust by the
Sole Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01; and further no Principal Recovery Fee shall, with respect to any Mortgage
Loan, be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance
Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Loan Combination on deposit in the related Loan Combination
Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e).
Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee
is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Additional servicing compensation in the form of: (i) all Default
Charges (or portion thereof that is comprised of late payment charges) collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26(a), and (subject to Section 3.11(b)(ii))
one-hundred percent (100%) of all assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%)
of any assumption fee or modification fee to the extent actually paid by a
Mortgagor with respect to any Specially Serviced Mortgage Loan and (subject to
Section 3.11(b)(ii)) 50% of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a
Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a
Mortgage Loan for which Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master
Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the Collection Account or any Loan

                                      -141-

Combination Custodial Account, as the case may be; provided that the Special
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in
Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26.
The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO
Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The
Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of the Collection Account, the Loan Combination Custodial Accounts or the REO
Accounts, as the case may be.

          (e) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Mortgage Loan, then (notwithstanding anything herein to the contrary) the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any
Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special
Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

          SECTION 3.12. Property Inspections; Collection of Financial
               Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional
Trust Fund Expense (other than an expense allocable to a Non-Trust Loan, which shall be reimbursable from the related Loan Combination Custodial Account). In addition, after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the
Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such
Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2006, the
Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage
Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Serviced Mortgaged Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer. The Special Servicer and the Master Servicer shall each prepare (and, in the case of

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the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged
Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material. The Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), and the Trustee shall obtain from the Master
Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and Certificate
Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the Master Servicer and deliver copies of any such inspection reports to Certificateholders and Certificate
Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and
provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced
Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

          (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as
may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.
Without limiting the generality of the foregoing, not later than 12:00 p.m. (New
York City time) on the Business Day following each Determination Date, beginning in January 2006, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master
Servicer to the Trustee as described below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

          (c) The Master Servicer shall deliver to the Trustee, no later than
1:00 p.m. New York City time on the second Business Day prior to each
Distribution Date beginning in January 2006, the CMSA Loan Periodic Update File
with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection
Period. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report. The preparation of each
CMSA Advance Recovery Report shall constitute a responsibility of the Master
Servicer and shall not constitute a responsibility of any other party.
Notwithstanding anything in this Agreement that suggests otherwise, the Master
Servicer shall not be required to deliver a CMSA Advance Recovery Report (and no
CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable". The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the
Special Servicer with respect to Specially Serviced Mortgage Loans and REO
Properties shall be subject to the satisfaction of the Special

                                      -143-

Servicer's obligations under Section 3.12(b), but the failure of the Special
Servicer to provide information required by it shall not relieve the Master
Servicer of its duties to provide the related reports, absent such information.
Notwithstanding the foregoing, because the Master Servicer will not receive the
Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in January 2006 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the
Master Servicer (including but not limited to information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m., New York City time, on each
P&I Advance Date beginning in January 2006, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the
Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA
Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a
CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Setup
File; (ix) a CMSA Financial File; (x) a CMSA Loan Level Reserve/LOC Report; and
(xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

          (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c)
in an electronic format reasonably acceptable to the Special Servicer, the
Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information to the Trustee until it has received such information from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12.

          Commencing with respect to the calendar quarter ended December 31,
2005, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage
Loan that is a Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating

                                      -144-

statements, budgets and rent rolls to be regularly prepared in respect of each
REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master
Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s), and the Trustee in an imaged format.

          The Master Servicer shall maintain a CMSA Operating Statement Analysis
Report with respect to each Mortgaged Property and REO Property related to each
Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan that is a Mortgage Loan and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an REO Property, of any annual operating statements and rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject
Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it
(promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), the Trustee and the Special Servicer. Within 60 days (or, in the case of items received from the Special Servicer or otherwise with respect to Specially Serviced Mortgage
Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the
Trustee, the Special Servicer and the Controlling Class Representative (and in
the case of a Loan Combination, the related Non-Trust Noteholder(s)) a CMSA NOI
Adjustment Worksheet using the same format as the CMSA Operating Statement
Analysis Report for such Mortgaged Property or REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

          (e) Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall be made in electronic format, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the
Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

          (f) Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master
Servicer or Special Servicer, as the case

                                      -145-

may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage
Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and
Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this
Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

          (g) The Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding a Loan Combination Mortgaged Property or financial information regarding the related Mortgagor to the related
Non-Trust Noteholder(s).

          (h) For the purposes of the production by the Master Servicer or the
Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in
January 2006, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Master
Servicer, by the Special Servicer (if other than such Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by the Master Servicer (if other than such Special Servicer or an
Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as the case may be. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this
Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this
Section 3.12 shall be in an electronic format reasonably acceptable to both the
Trustee and the Master Servicer.

          (i) The preparation and maintenance by the Master Servicer and the
Special Servicer of all the reports specified in this Section 3.12 with respect to a Loan Combination, the corresponding Mortgaged Property and/or any related
REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Controlling Class Representative, each Non-Trust Noteholder and the Rating Agencies (with a copy to the Depositor), and, in the case of the
Special Servicer, to the Master Servicer, on or before May 1 of each year, beginning in 2006 (provided that if any such Officer's Certificate is required in connection with any filing with the Securities and Exchange Commission, the
Master Servicer and the Special Servicer shall deliver such items on or before
March 15 of each year, beginning in 2006), an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master
Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, if applicable, the

                                      -146-

portion of such year during which the Certificates were outstanding) and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master
Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year
(or, if applicable, the portion of such year during which the Certificates were outstanding), or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special
Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC
Provisions or of Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z,
Grantor Trust E or Grantor Trust B as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning May 1, 2006 (provided that if the Trustee requires any such reports in connection with any filing with the
Securities and Exchange Commission, the Master Servicer and the Special Servicer
shall deliver such items on or before March 15 of each year, beginning March 15,
2006), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the
American Institute of Certified Public Accountants to furnish a statement to the
Trustee, the Rating Agencies, the Controlling Class Representative and the
Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master
Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special
Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          SECTION 3.15. Access to Certain Information.

          (a) Upon 10 days' prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Trustee (with respect to the items in clauses (a) through (i) below, to the extent those items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the
Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Master
Servicer, the Special Servicer or the Trustee, as applicable, in accordance with
(a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any
Certificate or interest therein, the Trustee, the

                                      -147-

Rating Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all
Distribution Date Statements delivered to holders of the relevant Class of
Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section
3.12(c), (c) all Officer's Certificates delivered by the Master Servicer or the
Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e)
the most recent property inspection report prepared by or on behalf of the
Master Servicer in respect of each Mortgaged Property and any Environmental
Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged
Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section 3.21(c), (h) the Servicing File relating to each Mortgage Loan, and (i) any and all Officer's Certificates and
other evidence delivered by the Master Servicer or the Special Servicer, as the
case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any
Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special
Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)) at no cost pursuant to their reasonable requests. The Master Servicer, Special Servicer and Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its Internet Website with the use of a password.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (a)
in the case of Certificate Owners, Certificateholders and the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as
applicable, and which may provide indemnification for the Master Servicer, the
Special Servicer and the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such
Certificate Owner, any such Certificateholder and the Controlling Class
Representative (and in the case of a Loan Combination, the related Non-Trust
Noteholder(s)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of
Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the
Trustee, the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the Master Servicer or Trustee, as applicable)
generally to the effect that such Person is a prospective purchaser of a
Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential.
The Certificate Owners and Holders of the Certificates, by their

                                      -148-

acceptance thereof, and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the
Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission, and the
Trustee or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

          Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of
Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

          (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party on their respective
Internet Websites (i) the Distribution Date Statement and (ii) this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution
Date, the Trustee shall make available to any interested party via the Trustee's
Internet Website the Unrestricted Servicer Reports, the CMSA Loan Periodic
Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA
Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA
Property File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee.

                                      -149-

          The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

          (c) In connection with providing access to the Trustee's Internet
Website or the Master Servicer's Internet Website, the Trustee or the Master
Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

          The Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of
Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the
Trustee or the Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to the Master
Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom the Master Servicer or
Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related
Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

          Notwithstanding anything in this Agreement to the contrary, the Master
Servicer and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative
(and, in the case of a Loan Combination, the related Non-Trust Noteholder(s))
any information not yet included in a Form 8-K Current Report filed with the
Securities and Exchange Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

          Any transmittal of information by the Master Servicers or the Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued Merrill Lynch Mortgage Trust 2005-CKI1, Commercial
          Mortgage Pass-Through Certificates, Series 2005-CKI1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you

                                      -150-

          or another Certificateholder or prospective purchaser of such
          Certificates or beneficial interest therein".

          (d) If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (e) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. None of the Master
Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The
Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the
Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master
Servicer or the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16. Title to REO Property; REO Accounts.

          (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to
Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the
Trust is the sole member) for the purpose of taking title to one or more REO
Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Noteholder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this
Agreement as if such property was held directly in the name of the Trust or
Trustee under this Agreement.

          The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any REO Property as soon as practicable in accordance with the Servicing
Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the
effect that the

                                      -151-

holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or
REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii)
of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO
Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the
Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any
Mortgaged Property (other than a Loan Combination Mortgaged Property), the
Special Servicer shall establish and maintain one or more accounts
(collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan
Combination REO Property). If such REO Acquisition occurs with respect to a Loan
Combination Mortgaged Property, then the Special Servicer shall establish an REO
Account solely with respect to such property (an "Loan Combination REO
Account"), to be held for the benefit of the Certificateholders and the related
Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account all REO Revenues, Insurance
Proceeds and Liquidation Proceeds received in respect of any REO Property within
2 Business Days of receipt. Funds in the REO Accounts may be invested in
Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO
Account as provided in Section 3.06(b) (but only to the extent of the Net
Investment Earnings with respect to such REO Account for any Collection Period).
The Special Servicer shall give written notice to the Trustee and the Master
Servicer of the location of each REO Account, and shall give notice to the related Non-Trust Noteholder(s) of the location of any Loan Combination REO
Account, in each case when first established and of the new location of any such
REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination
Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the Collection Account, or deliver to the Master Servicer or such other
Person as may be designated by the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of the related REO Property during the Collection Period ending on such
Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each Loan

                                      -152-

Combination REO Account and deposit into the related Loan Combination Custodial
Account, or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer (which shall deposit such amounts into the related Loan Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination
REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the
Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition by it of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged
     Property would be subject to tax as "net income from foreclosure property"
     within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO
     Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent
     Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the
     Special Servicer may (provided that in the reasonable judgment of the
     Special Servicer (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable) acquire such Mortgaged
     Property as REO Property and so lease or operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the

                                      -153-

     extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the
     Trust Fund would derive under the Proposed Plan. In addition, the REMIC
     Administrator shall (to the extent reasonably possible) advise the Special
     Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC
     Administrator, the Special Servicer shall either (A) implement the Proposed
     Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

          The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan
Combination REO Property, the related Non-Trust Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a)(xiii) consult with counsel.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or
(ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an
Adverse Grantor Trust Event. Subject to the foregoing, however, the Special
Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO
Property, including without limitation:

               (i) all insurance premiums due and payable in respect of such REO
     Property;

               (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

                                      -154-

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any REO Property:

               (i) enter into, renew or extend any New Lease with respect to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
     Code; or

               (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (d) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any
REO Property, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                                      -155-

               (iii) except as permitted under Section 3.17(a), any such
     contract shall require, or shall be administered to require, that the
     Independent Contractor, in a timely manner, (A) pay out of related REO
     Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent
     Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property
     (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent
     Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
     Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

          SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO
               Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO
Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

          (b) After a Trust Mortgage Loan becomes a Trust Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Trust Mortgage
Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Trust Defaulted Mortgage Loan; provided, further, that the
Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special
Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with

                                      -156-

the Servicing Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The
Special Servicer shall notify the Trustee, the Master Servicer, each Rating
Agency, the Plurality Subordinate Certificateholder and the Controlling Class
Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer, the
Plurality Subordinate Certificateholder and the Controlling Class
Representative, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the
Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination
Information to the Master Servicer, and shall instead deliver the Determination
Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Trust Defaulted Mortgage
Loan, pursuant to this Section 3.18.

          In determining the fair value of any Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Trust Defaulted Mortgage Loan to the Purchase
Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related
Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the
Special Servicer that has occurred subsequent to, and that would, in the Special
Servicer's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located.

          (c) Subject to the terms set forth in Section 2.03, in the event a
Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, each of the
Plurality Subordinate Certificateholder (or, as contemplated in subsection (o), the Controlling Class Representative if one is then so acting) and the Special
Servicer (each, together with their respective assignees, an "Option Holder")
shall have an assignable option (a "Purchase Option") (with respect to any Trust
Mortgage Loan that is part of a Loan Combination, subject to the related Loan
Combination Intercreditor Agreement and, in the case of the Glendale Galleria
Trust Mortgage Loan, Section 3.18(o)) to purchase such Trust Defaulted Mortgage
Loan from the Trust Fund at a price (the "Option Price") equal to (i) the
Purchase Price, if the Special Servicer has not yet determined the fair value of the Trust Defaulted Mortgage Loan, or (ii) the fair value of the Trust Defaulted
Mortgage Loan as determined by the Special Servicer in the manner described in
Section 3.18(b) and in accordance with the Servicing Standard, if the Special
Servicer has made such fair value determination. The Special Servicer shall, promptly after a Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, deliver to the Plurality Subordinate Certificateholder and the

                                      -157-

Controlling Class Representative a notice substantially in the form of Exhibit
M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Trust Defaulted Mortgage Loan to any party at any time after the related Trust Mortgage Loan becomes a Trust
Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the
Trustee and the Master Servicer of such transfer and such notice shall include
(i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special
Servicer, an assignment substantially in the form of Exhibit M-2.
Notwithstanding the foregoing, the Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate
Certificateholder or any assignee thereof within 60 days of a Trust Mortgage
Loan becoming a Trust Defaulted Mortgage Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate Certificateholder and the Special Servicer
or its assignee may exercise such Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Plurality Subordinate Certificateholder
(or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not
exercised earlier, the Purchase Option with respect to any Trust Defaulted
Mortgage Loan will automatically terminate (i) once the related Trust Defaulted
Mortgage Loan is no longer a Trust Defaulted Mortgage Loan; provided, however, that if such Trust Mortgage Loan subsequently becomes a Trust Defaulted Mortgage
Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related
Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii)
the modification or pay-off, in full or at a discount, of such Trust Defaulted
Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

          (d) [RESERVED]

          (e) Upon receipt of notice from the Special Servicer indicating that a
Trust Mortgage Loan has become a Trust Defaulted Mortgage Loan, the holder
(whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master
Servicer, the Trustee and the Controlling Class Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Trust
Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the
Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the
Trust Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special
Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

          (f) If the Special Servicer or the Plurality Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Trust
Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value

                                      -158-

determination, then the Master Servicer (or, if the Master Servicer and the
Special Servicer are the same Person, the Trustee) shall determine whether the
Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b).
In such event, the Special Servicer shall promptly deliver to the Master
Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Trust Defaulted
Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer (or the
Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by the
Master Servicer or the Trustee, as the case may be, to confirm that the Special
Servicer's determination of the Option Price represents fair value for the Trust
Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an
Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person.

          The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer
(or the Trustee, if applicable) and shall constitute, and be reimbursable as,
Servicing Advances. In addition, the Master Servicer (or, if applicable, the
Trustee) shall be entitled to receive out of the Collection Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option
Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Trust Defaulted Mortgage Loan, in accordance with this
Section 3.18(f).

          Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee
shall determine whether the Option Price represents fair value for the Trust
Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase
Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Trust
Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent
Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such
Person which was chosen by the Trustee with reasonable care. Notwithstanding the
30 day time period referenced above in this paragraph, the

                                      -159-

Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the
Trustee's determination of fair value the Special Servicer shall deliver to the
Trustee the Determination Information for the use of the Trustee or any such third party.

          In the event a designated third party determines that the Option Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master
Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase
Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to
(i) accept the Option Price as adjusted and proceed in accordance with Section
3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such
Option Holder shall not be obligated to close the purchase of the Trust
Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the
Option Price as adjusted.

          (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within 10
Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for
Release from the Master Servicer specifying the date for closing the purchase of the related Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such
Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting
Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve
Account) into the Collection Account within one (1) Business Day following receipt.

          (h) The Special Servicer shall immediately notify the Trustee and the
Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

          (i) Unless and until the Purchase Option with respect to a Trust
Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Trust
Defaulted Mortgage Loan, including, without limitation, workout and

                                      -160-

foreclosure, as the Special Servicer may deem appropriate consistent with the
Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

          (j) In the event that title to any REO Property is acquired by the
Trust in respect of any Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The
Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the
Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling
Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the
Special Servicer) in accordance with the Servicing Standard. The Special
Servicer shall give the Controlling Class Representative, the Master Servicer
and the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the
Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an
REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to
5% of the bid amount. No Interested Person shall be permitted to purchase the
REO Property at a price less than the Purchase Price; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special
Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO
Property and (iii) the Special Servicer shall not bid less than the greater of
(A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

          (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Trust Defaulted Mortgage Loan. Any sale of a
Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, any
Mortgage Loan Seller or the Trust. None of the Special Servicer, the Master
Servicer, the Depositor, the Trustee or the Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

          (l) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Trust Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the Collection Account.

                                      -161-

          (m) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the
REMIC Provisions and the Servicing Standard.

          (n) The amount paid for a Trust Defaulted Mortgage Loan or related REO
Property purchased under this Agreement shall be deposited into the Collection
Account. Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Trust Defaulted Mortgage Loan or related REO Property ownership of the Trust Defaulted Mortgage Loan or REO Property. The Custodian,
upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing
File to the purchaser of a Trust Defaulted Mortgage Loan or related REO
Property.

          (o) The foregoing notwithstanding, if a Controlling Class
Representative has been appointed and is acting in that capacity, the
Controlling Class Representative shall, in lieu of the Plurality Subordinate
Certificateholder, be an Option Holder, with the rights set forth in the foregoing provisions of this Section 3.18.

          (p) Pursuant to the terms of each Loan Combination Intercreditor
Agreement, upon the occurrence of one or more specified events set forth in each such agreement with respect to the related Trust Mortgage Loan, each related
Non-Trust Noteholder may, at its option and subject to the terms of such agreement, purchase the subject Trust Mortgage Loan at the purchase price set forth in such agreement. Any exercise of a Purchase Option under this Section
3.18 with respect to a Trust Mortgage Loan that is part of a Loan Combination shall be subject to the rights of the related Non-Trust Noteholder(s) to purchase such Trust Mortgage Loan pursuant to the related Loan Combination
Intercreditor Agreement.

          SECTION 3.19. Additional Obligations of Master Servicer.

          (a) The Master Servicer shall deposit in the Collection Account on each P&I Advance Date (prior to any transfer of funds from the Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans that were, in each such case, subject to a Principal Prepayment during the most recently ended
Collection Period (other than Principal Prepayments made out of Insurance
Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal
Prepayments) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of the Trust Mortgage Loans and (ii) the sum of (A) that portion of the
Master Servicing Fees on the Mortgage Pool that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage
Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative),the Master
Servicer shall be required to pay to

                                      -162-

the Trust an amount equal to the entire Prepayment Interest Shortfall without any limitation of the kind described in clauses (ii) (A) and (B) above.

          Following the payments made by the Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding paragraph), the Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any Casualty/Condemnation
Interest Shortfall incurred with respect to any Trust Mortgage Loan during the subject Collection Period.

          Except as provided in the preceding paragraphs, no other compensation to the Master Servicer shall be available to cover Prepayment Interest
Shortfalls. The Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

          (b) The Master Servicer shall, as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly
(and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the
Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

          (c) The Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the
Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that the Master Servicer shall be under no obligation to provide any such information not in its possession.

          (d) The Master Servicer and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Loan
Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination
Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

          (e) With respect to the Mortgage Loan secured by the Mortgaged
Property identified on the Mortgage Loan Schedule as Louisiana Boardwalk, the
Master Servicer shall recalculate the "Letter of Credit Amount" (within the meaning of the related loan agreement) specified under Section 13.3(e) of the related loan agreement with the consent of the Special Servicer. In connection with seeking such consent, the Master Servicer shall notify the Special Servicer of its proposed recalculated Letter of Credit Amount and shall provide the
Special Servicer with relevant backup materials with which to review such proposed Letter of Credit Amount, no later than 10 days prior to the date that the Master Servicer intends to inform the related borrower of such calculation
(and in any event by the 20th day following the end of the applicable calendar quarter). Notwithstanding the foregoing, the Special Servicer shall be responsible for reviewing and approving the initial "Debt Service Coverage
Letter of

                                      -163-

Credit" (within the meaning of the related loan agreement) pursuant to Section
13.3(a) of the related loan agreement. Notwithstanding the foregoing, the Master
Servicer and the Special Servicer, as applicable, shall consult with Countrywide in the manner contemplated in Schedule 3 to the related loan agreement.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) The Master Servicer (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the Servicing
Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Penalty Interest and
Additional Interest) on and principal of, defer or forgive late payment charges,
Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage
Loan, and/or provide consents with respect to any leasing activity at a
Mortgaged Property securing any Mortgage Loan without the consent of the Trustee or any Certificateholder; provided, that the Master Servicer's and the Special
Servicer's rights to do so shall be subject to Section 3.08, Section 6.11 and
Section 6.12 (and, in the case of a Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges),
3.08, 3.20(d) and 3.20(e), the Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage
Loan, unless the Master Servicer has obtained the consent of the Special
Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, the Master Servicer's written recommendations and analysis, and all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing
Standard and Section 6.11 and Section 6.12 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling Class
Representative is entitled to object pursuant to Section 6.11 (or, in the case of the Glendale Galleria Loan Combination, the Glendale Galleria Controlling
Party is entitled to object pursuant to Section 6.12), 15 Business Days, which
15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days
(or 15 Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

          (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the
Servicing Standard. Neither the Master Servicer nor the Special Servicer, as
applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan that would result in an
Adverse REMIC Event. The Master Servicer or Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor)
to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations

                                      -164-

Section 1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust
A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B
under the Code.

          (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

               (i) affect the amount or timing of any related payment of
     principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder- (including, subject to the discussion in the following paragraph, any related Balloon Payment);
     or

               (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments; or

               (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Mortgage Loan has occurred or, in the
Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders (and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation.

          In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may (or permit the Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which
Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

          In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Mortgage Loan is secured by a
Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master
Servicer and, in the case of a Loan Combination, the related Non-

                                      -165-

Trust Noteholder(s) and describing in reasonable detail the basis for the
Special Servicer's determination. The Special Servicer shall append to such
Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within
10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of the Glendale Galleria Loan
Combination, the Glendale Galleria Controlling Party is entitled to object pursuant to Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding
Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A) either (1)
such release will not, in the reasonable judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Mortgage Loan and
(C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an
Adverse Rating Event or (if the Glendale Galleria Loan Combination is involved)
a Glendale Galleria Related MBS Adverse Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

          (e) Notwithstanding anything in this Section 3.20, Section 3.08,
Section 6.11 or Section 6.12 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special
Servicer, any Certificateholder or the Controlling Class Representative or
obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the
Mortgage Loans (but, in the case of the actions described in clauses (iii) and
(iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default
Charges, to the extent allowed under Section 3.02; (iii) releases of unimproved parcels of a Mortgaged Property; (iv) grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (v) approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (vi)
approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and (viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $2,000,000;
provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the

                                     -166-

Certificates, (x) would not constitute a "significant modification" of such
Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an
Adverse Grantor Trust Event with respect to any of Grantor Trust A-2FL, Grantor
Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

          (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

          (g) The Special Servicer or, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii)
any related costs and expenses incurred by it. In no event shall the Special
Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (h) The Master Servicer and Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the
Custodian for deposit in the related Mortgage File, (in the case of the Special
Servicer, with a copy to the Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

          (i) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Mortgage
Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury
Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Mortgage Loan matures on its
Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master
Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance

                                      -167-

collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or
Properties to be released. If the subject Mortgage Loan is not a Significant
Mortgage Loan and if either the terms of the subject Mortgage Loan permit the
Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event or (if the Glendale Galleria Loan
Combination is involved) a Glendale Galleria Related MBS Adverse Rating Event is
not required from Moody's and is not required from S&P so long as the Master
Servicer delivers to S&P a certification substantially in the form attached hereto as Exhibit K. In such case, the Master Servicer shall provide the Rating
Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the
Controlling Class Representative (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), as applicable and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an
Adverse Rating Event or (if the Glendale Galleria Loan Combination is involved)
a Glendale Galleria Related MBS Adverse Rating Event. Subject to the related
Mortgage Loan documents and applicable law, the Master Servicer shall not execute a defeasance unless (a) the subject Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of the absence of an Adverse Rating Event or (if the Glendale
Galleria Loan Combination is involved) a Glendale Galleria Related MBS Adverse
Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the
Trust Fund including any indemnification of the Master Servicer or the Special
Servicer which may result in legal expenses to the Trust Fund), and (b) the
Mortgagor is required to provide or the Master Servicer receives from
Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse
REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any
Mortgage Loan the applicable Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable
Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by the Master Servicer to the applicable Mortgage
Loan Seller.

          Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage
Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master
Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i)
through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in

                                      -168-

the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents
(or cash sufficient to purchase such defeasance collateral), then the Master
Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master
Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or
(B) prepay the Mortgage Loan, in either case, in accordance with the Servicing
Standard.

          For purposes of this paragraph, a "single purpose entity" shall mean a
Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Mortgage Loans (or, in the case of a Loan
Combination, the Loan Combination) and owning and pledging the related
Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan (or the Loan Combination, if applicable).

          (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charges in respect of any Mortgage Loan, whether pursuant to
Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such
Default Charges immediately prior to such waiver.

          (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event or (if the Glendale Galleria Loan Combination is involved) a Glendale Galleria
Related MBS Adverse Rating Event.

                                      -169-

          (l) Notwithstanding anything in this Section 3.20 to the contrary:

               (i) the limitations, conditions and restrictions set forth in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section
     1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute
     Mortgage Loan, on the related date of substitution); and

               (ii) neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

          (m) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders, any Non-Trust Noteholder or
any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the Master Servicer, and consistent with the Servicing Standard.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the
Trustee, the Special Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and if the
Master Servicer is not also the Special Servicer, the Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business
Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special
Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

          Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof to the
Master Servicer and the Controlling Class Representative (and

                                      -170-

with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the
Special Servicer within five Business Days of the occurrence, to the Master
Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master
Servicer (or such other Person as may be directed by the Master Servicer), the
Special Servicer's obligation to service such Mortgage Loan, and the Special
Servicer's right to receive the Special Servicing Fee with respect to such
Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

          (c) No later than 60 days (or, in the case of the Glendale Galleria
Trust Mortgage Loan, 45 days) after a Mortgage Loan becomes a Specially Serviced
Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the
Trustee, the Master Servicer, the Controlling Class Representative and, in the
case of the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria
Controlling Party, a report (the "Asset Status Report") with respect to such
Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage
     Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
     statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
     relevant in light of the Servicing Standard.

          With respect to any Mortgage Loan other than the Glendale Galleria
Trust Mortgage Loan and the related Loan Combination, if, subject to Section
6.11 or Section 6.12, as the case may be, within 10 Business Days of receiving an Asset Status Report which relates to a recommended action as

                                      -171-

to which the Controlling Class Representative is entitled to object under
Section 6.11, the Controlling Class Representative does not disapprove such
Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 or Section 6.12, as the case may be, the
Controlling Class Representative disapproves such Asset Status Report, the
Special Servicer will revise such Asset Status Report and deliver to the
Controlling Class Representative, the Rating Agencies, the Trustee and the
Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

          With respect to any Mortgage Loan other than the Glendale Galleria
Trust Mortgage Loan and the related Loan Combination, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class Representative shall fail to disapprove such revised Asset
Status Report in writing within 10 Business Days of receiving such revised Asset
Status Report or until the Special Servicer makes one of the determinations described below. With respect to any Mortgage Loan other than the Glendale
Galleria Trust Mortgage Loan and the related Loan Combination, the Special
Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders (and, in the case of a Loan Combination other than Glendale
Galleria Loan Combination, the related Non-Trust Noteholder(s)) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, in the case of a Loan
Combination other than Glendale Galleria Loan Combination, the related Non-Trust
Noteholder(s)) pursuant to the Servicing Standard.

          In the event the Controlling Class Representative and the Special
Servicer have been unable to agree upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan (other than the Glendale Galleria Trust
Mortgage Loan) within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the penultimate paragraph of this
Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

          In the case of the Glendale Galleria Loan Combination, the Glendale
Galleria Controlling Party shall have a period of 10 days to convey to the
Special Servicer its recommendations regarding the related Asset Status Report.
Notwithstanding the preceding sentence, the Special Servicer may take any action set forth in an Asset Status Report before the expiration of the 10-day period referred to in the preceding sentence if (i) the Special Servicer has reasonably determined that failure to take such action before the expiration of such 10-day period would materially and adversely affect the interests of the
Certificateholders and the Glendale Galleria Non-Trust Noteholders as a
collective whole and (ii) the Special Servicer has made a reasonable effort to contact the Glendale Galleria Controlling Party. In the

                                      -172-

event that the Asset Status Report with respect to the Glendale Galleria Trust
Mortgage Loan recommends one of the Glendale Galleria Specially Designated
Servicing Actions, the Special Servicer shall consult with the Glendale Galleria
Controlling Party and (in the instances provided in the Glendale Galleria
Intercreditor Agreement), if the Glendale Galleria Subordinate Noteholder that holds the Glendale Galleria C-Note Loan is the Glendale Galleria Controlling
Party, shall also consult with the Glendale Galleria Subordinate Noteholder that holds the Glendale Galleria B-Note Loan and shall not take any Glendale Galleria
Specially Designated Servicing Action unless and until the Glendale Galleria
Controlling Party (subject to the provisions of the Glendale Galleria
Intercreditor Agreement) has approved (or is deemed to have approved) such action and (in the instances provided in the Glendale Galleria Intercreditor
Agreement), if the Glendale Galleria Subordinate Noteholder that holds the
Glendale Galleria C-Note Loan is the Glendale Galleria Controlling Party, the
Glendale Galleria Subordinate Noteholder that holds the Glendale Galleria B-Note
Loan has approved (or is deemed to have approved) such action.

          In the event that a Glendale Galleria Subordinate Noteholder is no longer the Glendale Galleria Controlling Party because a Glendale Galleria
Control Appraisal Event is in effect with respect to such Mortgage Loan, such
Glendale Galleria Subordinate Noteholder shall have non-binding consultation rights to consult with the Special Servicer.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a) and any related Asset Status Report shall not be a substitute for the exercise of those rights.

          No direction of the Controlling Class Representative or the majority of the Certificateholders (or, in the case of the Glendale Galleria Loan
Combination, the Glendale Galleria Controlling Party) in connection with any
Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each
REMIC, (x) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (y) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust
Fund, the Trustee or the Fiscal Agent or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the Master Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's responsibilities under this Agreement.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) Subject to Section 3.22(b) and Section 3.22(f), the Master
Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third

                                      -173-

parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master
Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder
(including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement (which agreements are indicated on
Schedule V hereto)) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master
Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Fiscal Agent, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.08, Section 3.09 and
Section 3.20 hereof without the consent of such Special Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vi)
does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing
Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such
Mortgage Loan for so long as such Mortgage Loan continues to be a Specially
Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the
Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a
Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer
will each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master
Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special
Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out

                                      -174-

of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with
Sections 3.03(d) and 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master
Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master
Servicer and the Special Servicer each shall notify the other, the Trustee, the
Depositor and, if a Loan Combination is involved, the related Non-Trust
Noteholder(s), in writing promptly of the appointment by it of any Sub-Servicer after the date of this Agreement.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, the subject Loan Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related
Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage
Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master
Servicer and the Special Servicer may each have the right to remove a
Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
KRECM or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master
Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the
Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the
Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an event of default
(within the meaning of such Sub-Servicing Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the
Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO
Properties for which it is responsible.

                                      -175-

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in an Adverse Rating Event or such Sub-Servicing
Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage
Loans previously sub-serviced pursuant to this Section) that represent less than
25% of the outstanding principal balance of all Specially Serviced Mortgage
Loans. The Special Servicer shall comply with the terms of each such
Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

          In addition, the Special Servicer may not enter into any Sub-Servicing
Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each of the Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to a Loan Combination shall be subject to the related Loan Combination Intercreditor Agreement.

          SECTION 3.23. Representations and Warranties of Master Servicer and
               Special Servicer.

          (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Special Servicer, the Fiscal Agent and
each Non-Trust Noteholder, as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and the
     Master Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the
     Master Servicer to perform its obligations hereunder.

               (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
     under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
     Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                      -176-

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
     Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the
     Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the
     Master Servicer, calculated on a consolidated basis.

               (vii) Each officer, director, or employee of the Master Servicer with responsibilities concerning the servicing and administration of
     Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

          (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicer, the Fiscal Agent and
each Non-Trust Noteholder, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of
     Virginia and the Special Servicer is in compliance with the laws of each
     State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,

                                      -177-

     delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
     execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
     Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
     Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

          (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

                                      -178-

          SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Fiscal Agent and the Special Servicer, as of the
Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

          SECTION 3.25. Designation of Controlling Class Representative

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers);
provided that the initial Controlling Class Representative shall be JER
Investors Trust Inc. and no further notice shall be required for such appointment to be effective.

          (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class
Representative and a list of each Holder (or, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the
Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class
Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business
Days of the selection, resignation or removal of a Controlling Class
Representative, the Trustee

                                      -179-

shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the
Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

          (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this
Agreement or any particular Mortgage Loan, the Controlling Class Representative
shall immediately notify the Trustee, the Master Servicer and the Special
Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii)
there is no potential for the Special Servicer or the Trust Fund to be an
adverse party in such action as regards the Controlling Class Representative)
the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Fiscal Agent, the Trustee, the Master
     Servicer or the Special Servicer, in that order (except that payments to the Special Servicer and Master Servicer shall be made concurrently on a pro rata and pari passu basis), any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO
     Loan, as the case may be;

                                      -180-

               second, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special
     Servicer since the Closing Date with respect to such Mortgage Loan or REO
     Loan, as the case may be, which interest was paid from a source other than
     Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

               third, to pay any outstanding expense incurred by the Special
     Servicer in connection with inspecting the related Mortgaged Property or
     REO Property, as applicable, pursuant to Section 3.12;

               fourth, to reimburse the Trust for any expenses reimbursed to the
     Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
     Section 3.12, which expenses were previously paid from a source other than
     Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

               fifth, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

               sixth, to reimburse the Trust for any other Additional Trust Fund
     Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which Additional
     Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

               seventh, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the Master Servicer, if such Default Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X)
     if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such
     Default Charges that is comprised of late payment charges and (Y) if such
     Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO
     Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special
     Servicer.

          (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a)
and Section 4.01(b), subject to application pursuant to Section 3.05(a) or
3.05(b) for any items payable out of general collections on the Mortgage Pool, and if such Default Charges so applied relate to a Loan Combination, they shall be transferred from the related Loan Combination Custodial Account to the
Collection Account. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made

                                      -181-

or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or other Additional
Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

          (c) The portion of any Default Charges with respect to a Non-Trust
Loan that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor Agreement.

          SECTION 3.27. Controlling Class Representative Contact with Servicer.

               No less often than on a monthly basis, each of the Master
Servicer and the Special Servicer shall, without charge, make a knowledgeable
Servicing Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which the Master Servicer or the
Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the
Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to the Master Servicer or the
Special Servicer, as applicable).

          SECTION 3.28. Certain Matters Regarding the Loan Combinations.

          (a) The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, hereby acknowledge the right of the Non-Trust Noteholders, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan that is a part of the related Loan Combination from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor
Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Non-Trust
Noteholder to purchase the related Trust Mortgage Loan from the Trust.

          (b) In connection with any purchase of a Trust Mortgage Loan that is part of a Loan Combination by a related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price provided for in the related Loan Combination Intercreditor Agreement and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the Master Servicer for deposit, as applicable, into the Collection Account or the related Loan Combination Custodial Account, as applicable, and so notify the
Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage
File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the subject
Trust Mortgage Loan in the appropriate purchaser, without recourse, representations or warranties.

          (c) The parties hereto acknowledge that each Non-Trust Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Master Servicer, the
Special Servicer or any Certificateholder or

                                      -182-

(2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related
Loan Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust
Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the
Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii)
shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

          (d) The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, also hereby acknowledge the right of the Glendale Galleria Subordinate Noteholders to cure certain events of default by the Mortgagor with respect to the Glendale Galleria Loan
Combination and to be reimbursed for any amounts advanced in connection with any such cure, in each case pursuant to and subject to the terms, conditions and limitations set forth in Sections 3 and 8 of the Glendale Galleria Intercreditor
Agreement. The Trustee, the Master Servicer and the Special Servicer hereby agree, as provided in and subject to the terms, conditions and limitations set forth in Section 8 of the Glendale Galleria Intercreditor Agreement, not to
treat any such default by the subject Mortgagor that is so cured by a Glendale
Galleria Subordinate Noteholder as a default for the purposes specified in
Section 8 of the Glendale Galleria Intercreditor Agreement.

          (e) To the extent not otherwise expressly provided for herein, the
Special Servicer shall provide to the Glendale Galleria Controlling Subordinate
Noteholder or its designee, with respect to the Glendale Galleria Subordinate
Non-Trust Loans or any Glendale Galleria REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust
Mortgage Loans, the same reports, documents and other information that the
Special Servicer provides to the Trustee with respect to the Glendale Galleria
Trust Mortgage Loan or any Glendale Galleria REO Property, and on a concurrent basis. The Trustee and the Special Servicer shall each provide or make available to the Glendale Galleria Controlling Subordinate Noteholder or its designee, with respect to the Glendale Galleria Subordinate Non-Trust Loans or any
Glendale Galleria REO Property, the same reports, documents and other information that the Trustee, the Master Servicer or the Special Servicer, as
the case may be, provides to the Controlling Class Representative, in so far as
they relate to the Glendale Galleria Trust Mortgage Loan or any Glendale
Galleria REO Property, and on a concurrent basis. In addition, the Trustee, the
Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to the Glendale Galleria Controlling Subordinate
Noteholder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the Glendale Galleria Subordinate Non-Trust Loans or any Glendale Galleria
REO Property, to the extent such documents and information are in its possession. Notwithstanding the foregoing, none of the Trustee or the Special
Servicer shall be required to deliver to any Glendale Galleria Controlling
Subordinate Noteholder or its designee any particular report, document or other information pursuant to this Section 3.28(e) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to the Glendale Galleria Controlling Subordinate
Noteholder within the same time period contemplated by this Section 3.28(e)
pursuant to any other section of this Agreement.

                                      -183-

          SECTION 3.29. The Swap Agreements.

          (a) The Trustee is hereby authorized and directed, not in its individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver each Swap Agreement on the Closing Date and to perform obligations as described herein with respect to each Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under each
Swap Agreement; provided that (i) payments to be made to the Class A-2FL Swap
Counterparty pursuant to Section 3.29(d) shall be made out of amounts allocable as interest (or, in the case of Class A-2FL Additional Fixed Swap Payments,
Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-2FL REMIC II Regular Interest, (ii) payments to be made to the Class A-4FL Swap Counterparty pursuant to Section 3.29(d) shall be made out of amounts allocable as interest (or, in the case of Class A-4FL Additional
Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums)
distributable on or with respect to the Class A-4FL REMIC II Regular Interest and (iii) any termination payment owing to a Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty with respect thereto in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the Trustee entering into the
Swap Agreements on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreements.

          (b) Notwithstanding anything to the contrary in this Agreement, the
Class A-2FL Depositor's Retained Amount shall not be a part of the Class A-2FL
Grantor Trust or the Trust Fund, but instead shall belong to the Depositor; and
the Trustee, on behalf of the Trust, hereby assigns to the Depositor the Trust's entire right, title and interest in and to the Class A-2FL Depositor's Retained
Amount.

          Also notwithstanding anything to the contrary in this Agreement, the
Depositor hereby agrees to pay to the Class A-4FL Swap Counterparty the initial up-front payment contemplated to be paid by the Depositor under the Class A-4FL
Swap Agreement on the Closing Date.

          (c) The Trustee shall act as "calculation agent" under each Swap
Agreement and shall timely perform all duties associated therewith.

          In addition, by 5:00 p.m. (New York time) on the Business Day prior to
(or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class A-2FL Swap Counterparty in writing of (i) the Class
Principal Balance of the Class A-2FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class A-2FL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-2FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

          In addition, by 5:00 p.m. (New York time) on the Business Day prior to
(or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection
Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Class A-4FL Swap

                                      -184-

Counterparty in writing of (i) the Class Principal Balance of the Class A-4FL
Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield Maintenance Charges distributable with respect to the Class A-4FL REMIC II Regular Interest for the related
Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-4FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

          (d) On each Distribution Date, following all deposits to the Floating
Rate Account on or prior to that date pursuant to Section 3.04(c), the Trustee shall (i) remit the Class A-2FL Net Fixed Swap Payment, the Class A-2FL
Additional Fixed Swap Payment and the Class A-2FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class A-2FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class A-2FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class A-2FL REMIC II Regular Interest;
and (ii) remit the Class A-4FL Net Fixed Swap Payment, the Class A-4FL
Additional Fixed Swap Payment and the Class A-4FL Fixed Payer Shortfall
Reimbursement Payment, in each case if any, to the Class A-4FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the
Class A-4FL Additional Fixed Swap Payments, Yield Maintenance Charges and
Prepayment Premiums) in respect of the Class A-4FL REMIC II Regular Interest;
provided that, during the continuation of a Swap Payment Default under a Swap
Agreement while the Trustee is pursuing remedies under such Swap Agreement, or following the termination of a Swap Agreement, the Trustee shall not make such payments to the related Swap Counterparty. If by 3:00 p.m. New York City time on any Class A-2FL Swap Payment Date the Trustee has not received any Class A-2FL
Net Floating Swap Payment payable by the Class A-2FL Swap Counterparty on such date, the Trustee shall, consistent with the Class A-2FL Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class A-2FL Swap Counterparty that the Trustee has not received such Class A-2FL Net Floating Swap Payment. If by 3:00 p.m. New
York City time on any Class A-4FL Swap Payment Date the Trustee has not received any Class A-4FL Net Floating Swap Payment payable by the Class A-4FL Swap
Counterparty on such date, the Trustee shall, consistent with the Class A-4FL
Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class A-4FL Swap Counterparty that the Trustee has not received such Class A-4FL Net Floating Swap Payment.

          (e) Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class A-2FL Swap Agreement. In the event of a Swap Default under the Class A-2FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
A-2FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-2FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-2FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-2FL Certificates
representing at least 25% of the Class Principal Balance of the Class A-2FL
Certificates, to enforce such rights of the Trust under the Class A-2FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-2FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-2FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-2FL Certificates would exceed the amount of any Swap

                                      -185-

Termination Fees received from the Class A-2FL Swap Counterparty, a replacement interest rate swap agreement with respect to the Class A-2FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-2FL Certificates on the immediately succeeding
Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-2FL Certificates with the Trust, the Trustee shall distribute such fee: first, to the Class A-2FL Swap Counterparty in respect of the terminated Class A-2FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class A-2FL Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class A-2FL Swap Counterparty in respect of the terminated Class A-2FL Swap Agreement, and then, any remainder, to the
Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class A-2FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-2FL
Certificateholders.

          Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class A-2FL Certificates representing at least 25% of the Class
Principal Balance of the Class A-2FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class A-2FL Swap Counterparty to the Holders of the
Class A-2FL Certificates. Any Swap Default under, or termination of, the Class
A-2FL Swap Agreement and the consequent Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

          Upon any change in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a
Class A-2FL Distribution Conversion, a Swap Default under the Class A-2FL Swap
Agreement or the cure of a Swap Default under the Class A-2FL Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

          (f) Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Class A-4FL Swap Agreement. In the event of a Swap Default under the Class A-4FL Swap Agreement, the Trustee shall (i)
provide notice of such Swap Default on the date of such default to the Class
A-4FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-4FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-4FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-4FL Certificates
representing at least 25% of the Class Principal Balance of the Class A-4FL
Certificates, to enforce such rights of the Trust under the Class A-4FL Swap
Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-4FL Swap
Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-4FL Swap
Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-4FL Certificates would exceed the amount of any Swap Termination Fees received from the Class A-4FL Swap
Counterparty, a replacement interest rate swap agreement with respect to the
Class A-4FL Certificates shall not be entered into and any such proceeds

                                      -186-

will instead be distributed, pro rata, to the Holders of the Class A-4FL
Certificates on the immediately succeeding Distribution Date as part of the
Class A-4FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-4FL
Certificates with the Trust, the Trustee shall distribute such fee: first, to the Class A-4FL Swap Counterparty in respect of the terminated Class A-4FL Swap
Agreement, up to the amount of any termination payment owing to the terminated
Class A-4FL Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the
Depositor under this Agreement and then from the Depositor to the Class A-4FL
Swap Counterparty in respect of the terminated Class A-4FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Class A-4FL Swap
Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-4FL Certificateholders.

          Any Class A-4FL Distribution Conversion shall become permanent following the determination by the Trustee (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate
Owners of Class A-4FL Certificates representing at least 25% of the Class
Principal Balance of the Class A-4FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap
Termination Fees paid by the Class A-4FL Swap Counterparty to the Holders of the
Class A-4FL Certificates. Any Swap Default under, or termination of, the Class
A-4FL Swap Agreement and the consequent Class A-4FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this
Agreement.

          Upon any change in the payment terms on the Class A-4FL Certificates, including as a result of a Class A-4FL Distribution Conversion, termination of a
Class A-4FL Distribution Conversion, a Swap Default under the Class A-4FL Swap
Agreement or the cure of a Swap Default under the Class A-4FL Swap Agreement, the Trustee shall promptly notify the Depository of the change in payment terms.

                                      -187-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the
Distribution Account, after payment of amounts payable from the Distribution
Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount and/or
the Loan Group 2 Available Distribution Amount, as applicable:

               (i) to make distributions of interest to the Holders of the Class
     A-1, Class A-1D, Class A-2, Class A-3, Class A-5, Class A-SB and Class A-6
     Certificates and to the Floating Rate Account with respect to the Class
     A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest, from the Loan Group 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates, the
     Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates, the Class A-2FL REMIC II
     Regular Interest and the Class A-4FL REMIC II Regular Interest for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available
     Distribution Amount in an amount equal to all Distributable Certificate
     Interest in respect of the Class A-1A Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates; and also concurrently, to make distributions of interest to the
     Holders of the Class X Certificates, from the Loan Group 1 Available
     Distribution Amount and/or the Loan Group 2 Available Distribution Amount,
     in an amount equal to all Distributable Certificate Interest in respect of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2
     Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates, the Class A-2FL REMIC II Regular Interest
     or the Class A-4FL REMIC II Regular Interest, as the case may be, on such
     Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective
     Classes of the Senior Certificates (exclusive of the Class A-2FL and Class
     A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and the
     Class A-4FL REMIC II Regular Interest, up to an amount equal to, and pro rata as among such Classes of Senior Certificates, the Class A-2FL REMIC II
     Regular Interest and the Class A-4FL REMIC II Regular Interest in
     accordance with, the Distributable Certificate Interest in respect of each such Class of Senior Certificates, the Class A-2FL REMIC II Regular
     Interest and the Class A-4FL REMIC II Regular Interest for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance is reduced to the Class A-SB Planned

                                      -188-

     Principal Balance for such Distribution Date, second, to the Holders of the
     Class A-1 Certificates and the Holders of the Class A-1D Certificates, on a
     pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, until such related Class Principal Balances are reduced to zero, third, to the Holders of the Class A-2 Certificates and the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, until such related Class
     Principal Balances are reduced to zero, fourth, to the Holders of the Class
     A-3 Certificates until the related Class Principal Balance is reduced to zero, fifth, to the Floating Rate Account with respect to the Class A-4FL
     REMIC II Regular Interest until the related Class Principal Balance is reduced to zero, sixth, to the Holders of the Class A-5 Certificates until the related Class Principal Balance is reduced to zero, seventh, to the
     Holders of the Class A-SB Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of this clause (ii) is reduced to zero, and eighth, to the Holders of the Class A-6 Certificates until the related Class Principal
     Balance is reduced to zero, in that order, in an aggregate amount for sub-clauses first through eighth above (not to exceed the aggregate of the
     Class Principal Balances of those Classes of Senior Certificates, the Class
     A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date;
     and concurrently, to make distributions of principal to the Holders of the
     Class A-1A Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution
     Amount for such Distribution Date; provided that, if the portion of the
     Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution Amount for such
     Distribution Date, then the Holders of the Class A-1, Class A-1D, Class
     A-2, Class A-3, Class A-5, Class A-SB and Class A-6 Certificates, Grantor
     Trust A-2FL with respect to the Class A-2FL REMIC II Regular Interest and
     Grantor Trust A-4FL with respect to the Class A-4FL REMIC II Regular
     Interest shall have a prior right, relative to the Holders of the Class
     A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available
     Distribution Amount for such Distribution Date and the Holders of the Class
     A-1A Certificates shall have a prior right, relative to the Holders of the
     Class A-1, Class A-1D, Class A-2, Class A-3, Class A-5, Class A-SB and
     Class A-6 Certificates, Grantor Trust A-2FL with respect to the Class A-2FL
     REMIC II Regular Interest and Grantor Trust A-4FL with respect to the Class
     A-4FL REMIC II Regular Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the
     Loan Group 2 Available Distribution Amount for such Distribution Date; and
     provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class AM, Class AJ, Class B, Class C,
     Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class P and Class Q Certificates has previously been reduced to zero, then distributions of principal will be made to the
     Holders of the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-5,
     Class A-SB, Class A-6 and Class A-1A Certificates and to the Floating Rate
     Account with respect to the Class A-2FL REMIC II Regular Interest and the
     Class A-4FL REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes

                                      -189-

     of Senior Certificates, the Class A-2FL REMIC II Regular Interest and the
     Class A-4FL REMIC II Regular Interest in accordance with, the respective
     Class Principal Balances thereof outstanding immediately prior to such
     Distribution Date (and without regard to Loan Groups or the Principal
     Distribution Amount for such Distribution Date);

               (iii) after the Class Principal Balance of the Class A-1A
     Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related
     Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such
     Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned Principal Balance for such Distribution
     Date, second, to the Holders of the Class A-1 Certificates and the Holders
     of the Class A-1D Certificates, on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until such related Class Principal Balances (after taking into account any distributions of principal with respect to those Classes of Senior
     Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, third, to the Holders of the
     Class A-2 Certificates and the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest, on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until such related Class Principal Balances (after taking into account any distributions of principal with respect to the Class A-2 Certificates and the Class A-2FL REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, fourth, to the Holders of the Class A-3 Certificates until the related
     Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-3 Certificates on such Distribution
     Date pursuant to the immediately preceding clause (ii)) is reduced to zero, fifth, to the Floating Rate Account with respect to the Class A-4FL REMIC
     II Regular Interest, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the
     Class A-4FL REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, sixth, to the
     Holders of the Class A-5 Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-5 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, seventh, to the
     Holders of the Class A-SB Certificates, until the related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii)) is reduced to zero, and eighth, to the Holders of the Class
     A-6 Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-6
     Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, in that order, in an aggregate amount for subclauses first through eighth above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
     Certificates, the Class A-2FL REMIC II Regular Interest and the Class A-4FL
     REMIC II Regular Interest outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates, the Class A-2FL REMIC II
     Regular Interest and the Class A-4FL REMIC II Regular Interest on such
     Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the Loan Group 2 Principal Distribution
     Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

                                      -190-

               (iv) after the aggregate of the Class Principal Balances of the
     Class A-1, Class A-1D, Class A-2, Class A-3, Class A-5, Class A-SB and
     Class A-6 Certificates, the Class A-2FL REMIC II Regular Interest and the
     Class A-4FL REMIC II Regular Interest has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A
     Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class
     A-1A Certificates on such Distribution Date pursuant to clause (ii) above)
     equal to the excess, if any, of (A) the Loan Group 1 Principal Distribution
     Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-1D, Class A-2, Class
     A-3, Class A-5, Class A-SB and/or Class A-6 Certificates, the Class A-2FL
     REMIC II Regular Interest and/or the Class A-4FL REMIC II Regular Interest
     on such Distribution Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1, Class
     A-1D, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-6 and Class A-1A
     Certificates and to the Floating Rate Account with respect to the Class
     A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
     if any, previously allocated to each such Class of Senior Certificates, the
     Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest, respectively, and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
     Class AM Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

               (vii) after the Class Principal Balances of the Class A-1, Class
     A-1D, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-6 and Class A-1A
     Certificates, the Class A-2FL REMIC II Regular Interest and the Class A-4FL
     REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the Class AM Certificates, in an amount (not to exceed the Class Principal Balance of the Class AM Certificates
     outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate
     Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (viii) to make distributions to the Holders of the Class AM
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AM Certificates and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
     Class AJ Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

                                      -191-

               (x) after the Class Principal Balance of the Class AM
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates, in an amount (not to exceed the Class Principal Balance of the Class AJ Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
     Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
     Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL
     REMIC II Regular Interest pursuant to any prior clause of this Section
     4.01(a));

               (xi) to make distributions to the Holders of the Class AJ
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AJ Certificates and not previously reimbursed;

               (xii) to make distributions of interest to the Holders of the
     Class B Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

               (xiii) after the Class Principal Balance of the Class AJ
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xiv) to make distributions to the Holders of the Class B
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
     Class C Certificates in an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates;

               (xvi) after the Class Principal Balance of the Class B
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

                                      -192-

               (xvii) to make distributions to the Holders of the Class C
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

               (xviii) to make distributions of interest to the Holders of the
     Class D Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xix) after the Class Principal Balance of the Class C
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xx) to make distributions to the Holders of the Class D
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xxi) to make distributions of interest to the Holders of the
     Class E Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxii) after the Class Principal Balance of the Class D
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxiii) to make distributions to the Holders of the Class E
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xxiv) to make distributions of interest to the Holders of the
     Class F Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxv) after the Class Principal Balance of the Class E
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in

                                      -193-

     an amount (not to exceed the Class Principal Balance of the Class F
     Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating
     Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxvi) to make distributions to the Holders of the Class F
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxvii) to make distributions of interest to the Holders of the
     Class G Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxviii) after the Class Principal Balance of the Class F
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxix) to make distributions to the Holders of the Class G
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

               (xxx) to make distributions of interest to the Holders of Class H
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxi) after the Class Principal Balance of the Class G
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxii) to make distributions to the Holders of the Class H
     Certificates in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

                                      -194-

               (xxxiii) to make distributions of interest to the Holders of the
     Class J Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxiv) after the Class Principal Balance of the Class H
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxv) to make distributions to the Holders of the Class J
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xxxvi) to make distributions of interest to the Holders of the
     Class K Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxvii) after the Class Principal Balance of the Class J
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxviii) to make distributions to the Holders of the Class K
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xxxix) to make distributions of interest to the Holders of the
     Class L Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xl) after the Class Principal Balance of the Class K
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account

                                      -195-

     with respect to the Class A-2FL REMIC II Regular Interest and/or the Class
     A-4FL REMIC II Regular Interest pursuant to any prior clause of this
     Section 4.01(a));

               (xli) to make distributions to the Holders of the Class L
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (xlii) to make distributions of interest to the Holders of the
     Class M Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xliii) after the Class Principal Balance of the Class L
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xliv) to make distributions to the Holders of the Class M
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (xlv) to make distributions of interest to the Holders of the
     Class N Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xlvi) after the Class Principal Balance of the Class M
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xlvii) to make distributions to the Holders of the Class N
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (xlviii) to make distributions of interest to the Holders of the
     Class P Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      -196-

               (xlix) after the Class Principal Balance of the Class N
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (l) to make distributions to the Holders of the Class P
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

               (li) to make distributions of interest to the Holders of the
     Class Q Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (lii) after the Class Principal Balance of the Class P
     Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the
     Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates and/or to the Floating Rate Account with respect to the
     Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II
     Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (liii) to make distributions to the Holders of the Class Q
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

               (liv) to make distributions to the Holders of the Class R-II
     Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
     Interests on such Distribution Date pursuant to Section 4.01(i), over (B)
     the aggregate distributions made in respect of the Regular Certificates, the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II
     Regular Interest on such Distribution Date pursuant to clauses (i) through
     (liii) above; and

               (lv) to make distributions to the Holders of the Class R-I
     Certificates of the excess, if any, of (A) the Available Distribution
     Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates, the Class A-2FL REMIC II
     Regular Interest and the Class A-4FL REMIC II Regular Interest on such
     Distribution Date pursuant to clauses (i) through (liv) above.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Sequential Pay Certificates, the Class A-2FL REMIC II Regular

                                      -197-

Interest or the Class A-4FL REMIC II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related
Class Principal Balance.

          All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest with respect to the Class X Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

          (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts on deposit therein that represent Prepayment
Premiums and/or Yield Maintenance Charges actually collected on the Trust
Mortgage Loans and any Trust REO Loans during the related Collection Period
(excluding any portion of such Prepayment Premiums and/or Yield Maintenance
Charges applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or the Floating Rate Account
with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL
REMIC II Regular Interest in respect of Realized Losses and/or Additional Trust
Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1
(whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
     Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution
     Date with respect to the Loan Group that includes the prepaid Trust
     Mortgage Loan or Trust REO Loan, as the case may be, and to the Floating
     Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC II Regular Interest (if, in either such case, distributions of principal are being made with respect thereto on such
     Distribution Date, pursuant to Section 4.01(a), with respect to the Loan
     Group that includes the prepaid Trust Mortgage Loan or Trust REO Loan, as the case may be), up to an amount equal to, and pro rata based on, the
     Additional Yield and Prepayment Amount for each such Class of Certificates the Class A-2FL REMIC II Regular Interest (if applicable) and/or the Class
     A-4FL REMIC II Regular Interest (if applicable) for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

               (ii) second, to the Holders of the Class X Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or
     Prepayment Premium, as the case may be (excluding any portion of such
     Prepayment Premium and/or Yield Maintenance Charge applied pursuant to
     Section 4.01(k) to reimburse the Holders of one or more Classes of
     Sequential Pay Certificates and/or the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL REMIC
     II Regular Interest in respect of Realized Losses and/or Additional Trust
     Fund Expenses previously allocated thereto).

                                      -198-

          On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the Trust ARD Loans and any successor Trust REO Loans with respect thereto and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

          (c) Subject to Section 3.29, on each Distribution Date, the Trustee shall apply amounts on deposit in the Class A-2FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-2FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

               (i) to make distributions of interest to the Holders of the Class
          A-2FL Certificates, up to the Class A-2FL Interest Distribution Amount
          for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the
          Class A-2FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-2FL Principal Distribution Amount for such
          Distribution Date, until such Class Principal Balance has been reduced to zero;

               (iii) to reimburse the Holders of the Class A-2FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (iv) to make distributions to the Holders of the Class A-2FL
          Certificates of any remaining amount.

          For so long as the Class A-2FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class A-2FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-2FL REMIC II Regular Interest shall be payable to the Class A-2FL
Swap Counterparty pursuant to the terms of the Class A-2FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
A-2FL Swap Counterparty under the Class A-2FL Swap Agreement or if the Class
A-2FL Swap Agreement is terminated and a replacement Class A-2FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-2FL REMIC
II Regular Interest shall be distributed by the Trustee to the Holders of the
Class A-2FL Certificates on the subject Distribution Date.

          Subject to Section 3.29, on each Distribution Date, the Trustee shall apply amounts on deposit in the Class A-4FL Sub-Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-4FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

                                      -199-

               (v) to make distributions of interest to the Holders of the Class
          A-4FL Certificates, up to the Class A-4FL Interest Distribution Amount
          for such Distribution Date;

               (vi) to make distributions of principal to the Holders of the
          Class A-4FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-4FL Principal Distribution Amount for such
          Distribution Date, until such Class Principal Balance has been reduced to zero;

               (vii) to reimburse the Holders of the Class A-4FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-4FL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (viii) to make distributions to the Holders of the Class A-4FL
          Certificates of any remaining amount.

          For so long as the Class A-4FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Class A-4FL Swap
Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-4FL REMIC II Regular Interest shall be payable to the Class A-4FL
Swap Counterparty pursuant to the terms of the Class A-4FL Swap Agreement.
However, during the occurrence of a payment default on the part of the Class
A-4FL Swap Counterparty under the Class A-4FL Swap Agreement or if the Class
A-4FL Swap Agreement is terminated and a replacement Class A-4FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-4FL REMIC
II Regular Interest shall be distributed by the Trustee to the Holders of the
Class A-4FL Certificates on the subject Distribution Date.

          (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent
Distribution Dates), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate

                                      -200-

Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class
R-II Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the
Special Servicer or the Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of
Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, no later than five days after the related
Determination Date, mail to each Holder of record on such date of such Class of
Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be

                                      -201-

set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the
Trustee reasonably believes are applicable under the Code. The Certificate
Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8
(including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

          (i) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates (exclusive of the Class
A-2FL Certificates and the Class A-4FL Certificates), the Class A-2FL REMIC II
Regular Interest and the Class A-4FL REMIC II Regular Interest on each
Distribution Date pursuant to Section 4.01(a), 4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its
Corresponding REMIC I Regular Interest. All distributions made in respect of the
Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to any particular Class X Component in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Class X Component's Corresponding
REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates, the Class A-2FL REMIC II Regular Interest or the Class
A-4FL REMIC II Regular Interest, as the case may be, was a distribution of interest or principal or in reimbursement of previously allocated Realized
Losses and Additional Trust Fund Expenses in respect of such Class of Regular
Certificates, the Class A-2FL REMIC II Regular Interest or the Class A-4FL REMIC
II Regular Interest, as the case may be, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I
Regular Interest.

          (j) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class A-2FL and
Class A-4FL Certificates) and to reimburse the Floating

                                      -202-

Rate Account with respect to the Class A-2FL REMIC II Regular Interest and the
Class A-4FL REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Sequential Pay
Certificates, the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL
REMIC II Regular Interest. Any amounts remaining in the Gain-on-Sale Reserve
Account after such distributions shall be applied to offset future Realized
Losses and Additional Trust Fund Expenses and, upon termination of the Trust
Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

          (k) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account an amount equal to any Prepayment Premium and/or Yield
Maintenance Charge that was received in respect of a Trust Specially Serviced
Mortgage Loan during the related Collection Period to the extent that Realized
Losses and/or Additional Trust Fund Expenses had been allocated to one or more
Classes of Sequential Pay Certificates (other than the Class A-2FL and Class
A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and/or the Class
A-4FL REMIC II Regular Interest pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class
A-2FL and Class A-4FL Certificates) and to reimburse the Floating Rate Account with respect to the Class A-2FL REMIC II Regular Interest and the Class A-4FL
REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available
Distribution Amount for such Distribution Date and the amounts on deposit in the
Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution
Account will not reduce the Class Principal Balance of any Class of Sequential
Pay Certificates, the Class A-2FL REMIC II Regular Interest or the Class A-4FL
REMIC II Regular Interest.

          SECTION 4.02. Statements to Certificateholders.

          (a) On each Distribution Date, the Trustee shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the
Master Servicer, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based solely on information provided to it by the Master
Servicer and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit B hereto and, in any event, shall set forth:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates, the Class A-2FL
     Certificates and/or the Class A-4FL Certificates allocable to Distributable
     Certificate Interest, the Class A-2FL Interest Distribution Amount and/or
     the Class A-4FL Interest Distribution Amount, as the case may be;

                                      -203-

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates, the Class A-2FL
     Certificates and/or the Class A-4FL Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date and the respective portions thereof allocable to each Loan Group;

               (vi) (a) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master
     Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed
     P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing
     Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, as of the close of business on the related
     Determination Date and (c) the aggregate amount of all Nonrecoverable
     Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, as of the close of business on the related
     Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage
     Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust
     Mortgage Loans as of the close of business on the related Determination
     Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
     Principal Balance (immediately after such Distribution Date) of the Trust
     Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
     delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or
     Special Servicer, in bankruptcy proceedings;

               (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal
     Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

               (xii) with respect to any Trust Mortgage Loan as to which a
     Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan

                                      -204-

     number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the
     Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any REO Property included in the Trust
     Fund as to which a Final Recovery Determination was made during the related
     Collection Period, (A) the loan number of the related Trust Mortgage Loan,
     (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related Trust REO
     Loan in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of Regular Certificates, the
     Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
     Interest, as well as the Class A-2FL Interest Distribution Amount and the
     Class A-4FL Interest Distribution Amount, for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates, the Class A-2FL REMIC II Regular
     Interest and the Class A-4FL REMIC II Regular Interest, respectively, as well as any unpaid portion of the Class A-2FL Interest Distribution Amount and the Class A-4FL Interest Distribution Amount, respectively, after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of Regular
     Certificates, the Class A-2FL REMIC II Regular Interest, the Class A-4FL
     REMIC II Regular Interest, the Class A-2FL Certificates and the Class
     A-4FL Certificates, respectively, for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Loan Group 1
     Principal Distribution Amount and the Loan Group 2 Principal Distribution
     Amount for such Distribution Date, in each case separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related
     Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust
     Fund Expenses that were allocated on such Distribution Date;

               (xx) the Class Principal Balance of each Class of Sequential Pay
     Certificates, as well as the Class X Notional Amount, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                                      -205-

               (xxi) the Certificate Factor for each Class of Regular
     Certificates, the Class A-2FL Certificates and the Class A-4FL
     Certificates, respectively, immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the
     Master Servicer, the Trustee and the Fiscal Agent during the related
     Collection Period in accordance with Section 4.03(d);

               (xxiii) the aggregate amount of interest on Servicing Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the
     Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
     during the related Collection Period in accordance with Section 3.03(d);

               (xxiv) the aggregate amount of servicing compensation paid to the
     Master Servicer and the Special Servicer during the related Collection
     Period;

               (xxv) the loan number for each Trust Required Appraisal Mortgage
     Loan and any related Appraisal Reduction Amount as of the related
     Determination Date;

               (xxvi) the original and then current credit support levels for each Class of Regular Certificates, the Class A-2FL Certificates and the
     Class A-4FL Certificates, respectively;

               (xxvii) the original and then current ratings known to the
     Trustee for each Class of Regular Certificates, the Class A-2FL
     Certificates and the Class A-4FL Certificates, respectively;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges collected during the related Collection Period;

               (xxix) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

               (xxx) the amounts, if any, actually distributed with respect to the Class Z Certificates, the Class R-I Certificates and the Class R-II
     Certificates, respectively, on such Distribution Date; and

               (xxxi) all payments to and from each Swap Counterparty during the month of such Distribution Date and the respective components thereof.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and
(xxix) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

                                      -206-

          The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available via its
Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicer or the
Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this section. None of the
Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis
(if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii) and (iv) of the description of "Distribution Date Statement"
above and such other information as may be required to enable such
Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of
Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                                      -207-

          (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

          SECTION 4.03. P&I Advances; Reimbursement of P&I Advances and
               Servicing Advances.

          (a) On or before 2:00 p.m. (New York City time) on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York
City time) on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by the
Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m. (New York City time) on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New York
City time) on the related Distribution Date, then, subject to Section 4.03(c),
(i) the Trustee shall, no later than 12:00 p.m., or if the Trustee fails, the
Fiscal Agent shall, no later than 1:00 p.m. (New York City time), on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance
Date, and (ii) with respect to the Master Servicer, the provisions of Sections
7.01 and 7.02 shall apply.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees, in respect of the Trust
Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that: (x) if the
Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or

                                      -208-

amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if any Trust Mortgage Loan or Trust REO Loan is a
Required Appraisal Mortgage Loan as to which it is determined that an Appraisal
Reduction Amount exists, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent
Distribution Date for so long as such Appraisal Reduction Amount exists, the
Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust Mortgage Loan or
Trust REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of
(1) the amount of the interest portion of the P&I Advance for that Trust
Mortgage Loan or Trust REO Loan, as the case may be, for the related
Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction
Amount, if any, and the denominator of which is equal to the Stated Principal
Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of the Glendale Galleria Trust Mortgage
Loan or any successor Trust REO Loan with respect thereto, the reference to
"Appraisal Reduction Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the
Glendale Galleria Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction Amount", to the Glendale Galleria Trust
Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer or Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an
Officer's Certificate delivered to the Trustee, the Fiscal Agent and the
Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals
(the cost of which may be paid out of the Collection Account pursuant to Section
3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section
4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the
Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. As soon as practical after making such determination, the Special Servicer shall report to the Master Servicer, the
Trustee and the Fiscal Agent, the Special Servicer's determination that any P&I
Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any
Trust Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I
Advance. The Master Servicer, the Trustee and the Fiscal Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. The Trustee and the

                                      -209-

Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable
Advance (and the Trustee and the Fiscal Agent shall rely on the Master
Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the
Master Servicer or the Special Servicer that such P&I Advance would be a
Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the
Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. The Special Servicer, in determining whether or not a
P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance, shall be subject to the standards applicable to the
Master Servicer hereunder.

          If the Master Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances under any
Glendale Galleria Pari Passu Non-Trust Loan Securitization Agreement has
determined, in accordance with the requirements of that agreement, that any such delinquency advance made or to be made with respect to the Glendale Galleria
Pari Passu Non-Trust Loan (or any successor REO Loan with respect thereto) would not ultimately be recoverable out of collections on the Glendale Galleria Pari
Passu Non-Trust Loan (or such REO Loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, the Fiscal Agent and the
Depositor.

          If the Master Servicer or Special Servicer determines that any P&I
Advance made or to be made with respect to the Glendale Galleria Trust Mortgage
Loan (or any successor Trust REO Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall notify, in writing, its counterpart in respect of any Glendale Galleria Pari Passu
Non-Trust Loan Related MBS within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination. The Master Servicer shall also notify, in writing, its counterpart in respect of any Glendale Galleria Pari Passu Non-Trust Loan
Related MBS (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the
Glendale Galleria Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer or the Special
Servicer or by another party responsible for making delinquency advances similar to P&I Advances with respect to the Glendale Galleria Pari Passu Non-Trust Loan
(or any successor REO Loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the Glendale Galleria Trust Mortgage Loan (or any successor Trust REO
Loan with respect thereto), the Master Servicer shall consult with its counterpart under the securitization of the Glendale Galleria Pari Passu
Non-Trust Loan regarding whether circumstances with respect to the Glendale
Galleria Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

          (d) In connection with the recovery by the Master Servicer, the
Trustee or the Fiscal Agent of any P&I Advance out of the Collection Account
pursuant to Section 3.05(a), subject to the following sentence, the Master
Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the

                                      -210-

extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage Loan or Trust REO Loan during the
Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in the Collection
Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Trust Mortgage Loan if the related Periodic Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related P&I Advance
Date; and provided, further, that, if such P&I Advance was made with respect to a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust
REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination
Custodial Account in accordance with Section 3.05(e). Subject to Section
4.03(f), the Master Servicer shall reimburse itself, the Trustee or the Fiscal
Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

          (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any Non-Trust Loan.

          (f) Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a
Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any of the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of the Master Servicer, the Special Servicer, the
Trustee or the Fiscal

                                      -211-

Agent, as the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any
Nonrecoverable Advance or portion thereof with respect to any one or more
Collection Periods shall not limit the accrual of interest on such
Nonrecoverable Advance for the period prior to the actual reimbursement of such
Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the
Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the Master
Servicer or the Special Servicer, constitute a violation of the Servicing
Standard nor, with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Account are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
               Expenses.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-2FL
Certificates and the Class A-4FL Certificates), the Class A-2FL REMIC II Regular
Interest and the Class A-4FL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection
Period and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i)
the aggregate of the Class Principal Balances of the Sequential Pay Certificates
(exclusive of the Class A-2FL Certificates and the Class A-4FL Certificates),
the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class Q, Class P,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
Class D, Class C, Class B, Class AJ and Class AM Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the
Class A-1, Class A-1D, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-6
and Class A-1A Certificates, the Class A-2FL REMIC II Regular Interest and the
Class A-4FL REMIC II Regular Interest until the respective Class Principal
Balances thereof are reduced to zero. Any allocation of Realized Losses and
Additional Trust Fund Expenses to a Class of Sequential Pay Certificates, the
Class

                                      -212-

A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular Interest
shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Realized Losses and Additional Trust Fund Expenses allocated to the Class A-2FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-2FL Certificates. Any Realized Losses and Additional Trust Fund
Expenses allocated to the Class A-4FL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-4FL Certificates. All Realized Losses and
Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay
Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the
Sequential Pay Certificates (exclusive of the Class A-2FL and Class A-4FL
Certificates), the Class A-2FL REMIC II Regular Interest and/or the Class A-4FL
REMIC II Regular Interest as of the Distribution Date on which the aggregate of the Class Principal Balances of the Sequential Pay Certificates (exclusive of the Class A-2FL and Class A-4FL Certificates), the Class A-2FL REMIC II Regular
Interest and the Class A-4FL REMIC II Regular Interest has been reduced to zero, shall be deemed allocated to the Residual Certificates.

          If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective
Classes of Sequential Pay Certificates (exclusive of the Class A-2FL and Class
A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and/or the Class
A-4FL REMIC II Regular Interest shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any Class of
Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the
Class A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and the
Class A-4FL REMIC II Regular Interest shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund
Expenses previously allocated thereto (which unreimbursed Realized Losses and
Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of the
Sequential Pay Certificates (exclusive of the Class A-2FL Certificates and the
Class A-4FL Certificates), the Class A-2FL REMIC II Regular Interest and the
Class A-4FL REMIC II Regular Interest on any Distribution Date shall not exceed the excess, if any, of (1) the aggregate Stated Principal Balance of, and all
Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal Balances of the respective Classes of the Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class A-4FL
Certificates), the Class A-2FL REMIC II Regular Interest and the Class A-4FL
REMIC II Regular Interest outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the Class Principal Balance of any Class of
Sequential Pay Certificates, the Class A-2FL REMIC II Regular Interest or the
Class A-4FL REMIC II Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

          If the Class Principal Balance of any Class of Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class A-4FL
Certificates), the Class A-2FL REMIC II Regular Interest or the Class A-4FL
REMIC II Regular Interest is reduced on any Distribution Date pursuant to

                                      -213-

the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of its Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount.

          To the extent the Class Principal Balance of a Class of Sequential Pay
Certificates (exclusive of the Class A-2FL Certificates and the Class A-4FL
Certificates), the Class A-2FL REMIC II Regular Interest or the Class A-4FL
REMIC II Regular Interest is increased pursuant to the second paragraph of
Section 4.04(a), the REMIC I Principal Balance of its Corresponding REMIC I
Regular Interest shall be increased by the exact same amount.

          SECTION 4.05. Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.06. Use of Agents.

          The Master Servicer, the Trustee or the Fiscal Agent may at its own
expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master
Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                      -214-

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Sequential Pay Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The
Sequential Pay Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the
Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II
Certificates will be issuable in minimum Percentage Interests of 10%. The Class
Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle
Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services Group--Merrill
Lynch Mortgage Investors Inc., Commercial Mortgage Pass-Through Certificates,
Series 2005-CKI1) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar

                                      -215-

for the purpose of registering Certificates and transfers and exchanges of
Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special
Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any
other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate
Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I, Class R-II or Class Z Certificates, as Exhibit E-2B;
or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II or Class Z Certificates, an Institutional
Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any

                                      -216-

interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the certification described in the preceding sentence, then such
Transferee shall be deemed to have

                                      -217-

represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global
Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein

                                      -218-

shall, and does hereby agree to, indemnify the Depositor, the Initial
Purchasers, the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code, or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section
4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no
Transfer of the Class Z, Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, any
Transfer thereof to a successor Depository or to the applicable Certificate
Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class Z, Class R-I and Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade
Certificate that is being acquired by or on behalf of a Plan in reliance on the
Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, any Sub-Servicer, the Fiscal Agent, any Exemption-Favored
Party, a Swap Counterparty or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and
Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the

                                      -219-

reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code and, in the case of a Class A-2FL Certificate
(prior to a Class A-2FL Distribution Conversion becoming permanent as contemplated in Section 3.29(e)) or a Class A-4FL Certificate (prior to a Class
A-4FL Distribution Conversion becoming permanent as contemplated in Section
3.29(e)), a certification that the purchase and holding of such Certificate satisfies the requirements for exemptive relief under Prohibited Transaction
Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, Section I of PTCE 95-60,
PTCE 96-23 or a similar exemption. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive
Non-Registered Certificates) and Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered
Certificate) or any interest therein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (in the case of a Definitive
Certificate) or the Transferor (in the case of ownership interests in a
Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
     (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any
     Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall be a Permitted Transferee and
                    shall promptly notify the REMIC Administrator and the
                    Trustee of any change or impending change in its status as a
                    Permitted Transferee.

               (B)  In connection with any proposed Transfer of any Ownership
                    Interest in a Residual Certificate, the Certificate
                    Registrar shall require delivery to it, and shall not
                    register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its
                    Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or
                    agent for any Person that is not a Permitted Transferee,
                    that for so long as it retains its Ownership Interest in a
                    Residual Certificate, it will endeavor to remain a Permitted
                    Transferee and that it has reviewed the provisions of this
                    Section 5.02(d) and agrees to be bound by them.

               (C)  Notwithstanding the delivery of a Transfer Affidavit and
                    Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the
                    Certificate Registrar has actual knowledge that

                                      -220-

                    the proposed Transferee is not a Permitted Transferee, no
                    Transfer of an Ownership Interest in a Residual Certificate
                    to such proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring any Ownership Interest in a
                    Residual Certificate shall agree (1) to require a Transfer
                    Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and (2) not to Transfer its
                    Ownership Interest in such Residual Certificate unless it
                    provides to the Certificate Registrar a certificate
                    substantially in the form attached hereto as Exhibit G-2
                    stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted
                    Transferee.

               (E)  Each Person holding or acquiring an Ownership Interest in a
                    Residual Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee
                    written notice that it is a "pass-through interest holder"
                    within the meaning of temporary Treasury regulations Section
                    1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
                    Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf
                    of, a "pass-through interest holder".

               (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the provisions of this Section
     5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
     Certificate. None of the Depositor, the Trustee or the Certificate
     Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the
     Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the restrictions in this Section
     5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
     (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
     Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Trustee's exercise of such discretion. Such purported
     Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The REMIC Administrator shall make available to the
     Internal Revenue Service and to those Persons specified by the REMIC
     Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the

                                      -221-

     Transfer of an Ownership Interest in a Residual Certificate to any Person
     who is a Disqualified Organization, including the information described in
     Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
     Section 1381 of the Code that holds an Ownership Interest in a Residual
     Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section
     10.01(g)(i).

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

               (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

               (B)  an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, obtained at the
                    expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust
                    Fund), to the effect that doing so will not (1) cause REMIC
                    I or REMIC II to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any
                    Residual Certificate to a Person which is not a Permitted
                    Transferee, or (2) cause a Person other than the prospective
                    Transferee to be subject to a REMIC-related tax caused by
                    the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

                                      -222-

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) Upon request, the Certificate Registrar shall provide to the
Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          SECTION 5.03. Book-Entry Certificates.

          (a) Each Class of Regular Certificates, the Class A-2FL Certificates
and the Class A-4FL Certificates shall initially be issued as one or more
Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a Transfer of such
Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such
Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Class X, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class Q Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P
and Class Q Certificates initially sold in offshore transactions in reliance on
Regulation S shall, in the case of each such Class, be represented by the
Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository

                                      -223-

Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinated
Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any

                                      -224-

Certificate, and (ii) there is delivered to the Trustee and the Certificate
Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating
Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same
Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -225-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01. Liability of Depositor, Master Servicer and Special
               Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
               Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

          The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event or a Glendale Galleria
Related MBS Adverse Rating Event and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer and Others.

          (a) None of the Depositor, the Master Servicer, the Special Servicer
nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the
Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of

                                      -226-

them against any liability to the Trust Fund, the Trustee, the
Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special
Servicer and any director, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

          The Depositor, the Master Servicer, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out of the Collection Account or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing
Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan
Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor
REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto.

          (b) None of the Depositor, the Master Servicer or the Special Servicer
shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, the Master Servicer or the
Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Account as provided by Section 3.05(a); provided, however, that if a Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related

                                      -227-

Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan
Combination Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO
Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

          In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

          (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate,
director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or
Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this
Agreement under Article XI, (iii) the defeasance of any Trust Defeasance
Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

          The Trustee shall immediately notify the Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon the Master Servicer or Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or
Special Servicer, as the case may be, shall not affect any rights that the Trust
Fund or the Trustee, as the case may be, may have to indemnification under this
Agreement or otherwise, unless the Master Servicer's or Special Servicer's,

                                     -228-

as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          The Depositor agrees to indemnify the Master Servicer, the Special
Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.
The indemnification provided herein shall survive the termination of this
Agreement.

          The Trustee agrees to indemnify the Master Servicer, the Special
Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor,
Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the
Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this
Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

          SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

          The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law

                                     -229-

requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The
Master Servicer and, subject to the rights of the Controlling Class under
Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating
Event or a Glendale Galleria Related MBS Adverse Rating Event, (iii) the
resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master
Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

          Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special
Servicer are transferred to a successor thereto, the Master Servicing Fee
(except as expressly contemplated by Section 3.11(a)), the Special Servicing
Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c))
and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
               Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer

                                     -230-

and is not obligated to supervise the performance of the Master Servicer or the
Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each
(to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to the Master Servicer, the identity of any Non-Trust Noteholder) as are reasonably requested by the
Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
               with Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master
Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer.

          The Depositor, the Master Servicer, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special
Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.09. Designation of Special Servicer by the Controlling
               Class.

          The Holder or Holders (or, in the case of Book-Entry Certificates, the
Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class (or, as contemplated in the following paragraph, the Controlling Class Representative if one is then so acting) may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such
Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special
Servicer is replaced other than due to an Event of Default. Such Holder or
Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class shall so designate a Person to serve as replacement Special
Servicer by the delivery to the Trustee, the Master Servicer and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting
Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special
Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04.
Any designated Person shall become the Special Servicer, subject to satisfaction of the

                                     -231-

other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event or a
Glendale Galleria Related MBS Adverse Rating Event. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the
Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an
Opinion of Counsel (at the expense of the Person designated to become the
Special Servicer) to the effect that the designation of such Person to serve as
Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated
Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied)
to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Account or the applicable REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to
Specially Serviced Mortgage Loans and REO Properties.

          The foregoing notwithstanding, if a Controlling Class Representative has been appointed and is acting in that capacity, the Controlling Class
Representative shall have the right, in lieu of the Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate
Owners) of the Certificates evidencing a majority of the Voting Rights in the
Controlling Class, to appoint or terminate the Special Servicer as described in the preceding paragraph.

          SECTION 6.10. Master Servicer or Special Servicer as Owner of a
               Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special
Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's
reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage

                                     -232-

Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special
Servicer, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its
Affiliates, as appropriate), together with such instructions for response as the
Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph.
It is not the intent of the foregoing provision that the Master Servicer or the
Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11. The Controlling Class Representative.

          (a) Subject to Section 6.11(b), the Controlling Class Representative
will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Trust Mortgage Loans and any
REO Properties (other than the Glendale Galleria Trust Mortgage Loan or any related Loan Combination REO Property, as to which the provisions of Section
6.12 shall apply), and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the Master Servicer to take) any of the following actions with respect to the Trust Mortgage Loans and any REO
Properties (other than the Glendale Galleria Trust Mortgage Loan or any related
Loan Combination REO Property, as to which the provisions of Section 6.12 shall apply) as to which the Controlling Class Representative has objected in writing within 10 Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10
Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

               (ii) any modification or consent to a modification of a material term of a Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Trust Mortgage Loan;

               (iii) any proposed sale of any Trust Defaulted Mortgage Loan or any REO Property (other than in connection with the termination of the
     Trust Fund or, in the case of a

                                     -233-

     Trust Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the
     Purchase Price of the subject Trust Defaulted Mortgage Loan or related
     Trust REO Loan, as applicable;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
     Materials located at an REO Property;

               (v) any release of material real property collateral for any
     Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or does not require the lender's verification that certain specified conditions have been satisfied, (B)
     upon satisfaction of that Trust Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Trust Mortgage Loan;

               (vi) any acceptance of substitute or additional real property collateral for any Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required);

               (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Trust Mortgage Loan;

               (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage Loan
     (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required;

               (ix) any termination or replacement, or consent to the
     termination or replacement, of a property manager with respect to any
     Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

               (x) any determination that an insurance-related default in respect of a Trust Mortgage Loan is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

               (xi) any waiver of insurance required under the related Mortgage
     Loan documents for a Trust Mortgage Loan (except as contemplated in clause
     (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the 10 Business Days within which the
Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections
3.02, 3.08 and 3.20.

                                     -234-

          In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

          (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the Master Servicer or the Special
Servicer to violate any applicable law, the terms of any Trust Mortgage Loan, any provision of this Agreement, including without limitation the Master
Servicer's or the Special Servicer's obligation to act in accordance with the
Servicing Standard or the Mortgage Loan documents for any Trust Mortgage Loan,
(ii) result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust
Event or have adverse tax consequences for the Trust Fund, (iii) expose the
Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the
Trustee, the Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the Master
Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The Master Servicer and the Special Servicer
shall disregard any action, direction or objection on the part of the
Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence.

          The Special Servicer shall not be obligated to seek approval from the
Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially
Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class
Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially
Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the
Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                                     -235-

          SECTION 6.12. Certain Matters with Respect to the Glendale Galleria
               Loan Combination.

          (a) The Master Servicer and the Special Servicer each hereby agree that, prior to taking any of the Glendale Galleria Specially Designated
Servicing Actions, it shall consult with, provide required notices and information to, obtain the consent of, receive objection(s) from and/or take advice and/or direction from, the Glendale Galleria Controlling Party, in each case subject to, and to the extent required by, Section 4 of the Glendale
Galleria Intercreditor Agreement. Notwithstanding the foregoing, the Controlling
Class Representative, at any time when it is not the Glendale Galleria
Controlling Party, shall have the right to consult with the Special Servicer
(who shall not be obligated, as a result of such consultation, to take any action that would conflict with any actions that it is taking at the direction of the Glendale Galleria Controlling Party pursuant to this Section 6.12) with respect to the Glendale Galleria Loan Combination with respect to any proposed
Glendale Galleria Specially Designated Servicing Action.

          (b) If, and for so long as (but only if and for so long as), a
Glendale Galleria Control Appraisal Event has occurred and is continuing with respect to each Glendale Galleria Subordinate Non-Trust Loan, and the Trust, as
holder of the Glendale Galleria Trust Mortgage Loan (or any successor Trust REO
Loan with respect thereto), is the Glendale Galleria Controlling Party, the
Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Glendale
Galleria Controlling Party under the Glendale Galleria Intercreditor Agreement and (ii) shall be the Glendale Galleria Controlling Party hereunder. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with the Glendale Galleria Intercreditor Agreement. The
Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Glendale Galleria Control Appraisal Event promptly upon becoming aware of the occurrence thereof. Until such time as the Controlling Class
Representative shall be the Glendale Galleria Controlling Party pursuant to the second preceding sentence, any and all expenses of the Glendale Galleria
Controlling Party shall be borne by the Glendale Galleria Controlling
Subordinate Noteholder and not by the Trust, and for so long as the Controlling
Class Representative shall be the Glendale Galleria Controlling Party pursuant to the second preceding sentence, any and all expenses of the Controlling Class
Representative as Glendale Galleria Controlling Party shall be borne by the
Holders (or, if applicable, the Certificate Owners) of Certificates of the
Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust.

          (c) Each of the rights of the Glendale Galleria Controlling
Subordinate Noteholder under or contemplated by this Section 6.12 shall be exercisable by a designee thereof on its behalf; provided that the Master
Servicer, the Special Servicer and the Trustee are provided with written notice by the Glendale Galleria Controlling Subordinate Noteholder of such designation
(upon which such party may conclusively rely) and the contact details of the designee.

          (d) The Glendale Galleria Pari Passu Noteholder shall have the right to consult with the Master Servicer and the Special Servicer (neither of whom shall be obligated, as a result of such consultation, to take any action that would conflict with any actions that it is taking at the direction of the
Glendale Galleria Controlling Party pursuant to this Section 6.12) with respect to the servicing of the Glendale Galleria Loan Combination.

                                     -236-

                                  ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the
     Collection Account or a Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

               (ii) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business
     Day following the date on which the remittance was required to be made, provided that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the Master
     Servicer for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of
     Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance Date; or

               (iv) any failure by the Master Servicer to timely make any
     Servicing Advance required to be made by it hereunder, which Servicing
     Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the
     Trustee as provided in Section 3.03(c); or

               (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the
     Voting Rights, provided that with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special
     Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and provided

                                     -237-

     the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the
     Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the
     Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the
     Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's
     Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special
     Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

               (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (x) the Master Servicer or the Special Servicer obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of the Glendale Galleria Pari Passu Non-Trust Loan Related MBS or
     (2) placed one or more Classes of the Certificates or one or more classes of the Glendale Galleria Pari Passu Non-Trust Loan Related MBS on "watch status" (and such "watch status" placement shall not have been withdrawn by
     Moody's within 60 days thereof)

                                     -238-

     and, in the case of either clauses (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

               (xi) the Master Servicer or the Special Servicer is removed from
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days after its removal therefrom.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust
Loan; provided that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the
Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement Master
Servicer; provided, further, that the Master Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Noteholder; and
provided, further, that the Special Servicer may not be terminated solely for an
Event of Default that affects only a Non-Trust Noteholder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the
Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related documents, or otherwise. The Master Servicer and the Special
Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer to assume the Master
Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master
Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5
Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Collection Account, any Loan Combination Custodial
Account, the Distribution Account, a Servicing Account or a Reserve Account (if
the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with

                                     -239-

respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, the Collection Account, any Loan Combination
Custodial Account, a Servicing Account or a Reserve Account or delivered to the
Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  (c) Further, notwithstanding Section 7.01(b) and Section 7.04, if any Event of Default occurs on the part of the Master Servicer that materially and adversely affects the Glendale Galleria Pari Passu Noteholder, and the Master Servicer is not otherwise terminated in accordance with Section
7.01(b), then the Glendale Galleria Pari Passu Noteholder may require the Master
Servicer, within 120 days of the Glendale Galleria Pari Passu Noteholder's request, to appoint a Sub-Servicer or, if the Glendale Galleria Loan Combination
is being serviced by a Sub-Servicer and an event of default under the related
Sub-Servicing Agreement has occurred and is continuing, to terminate the duties and obligations of such Sub-Servicer and appoint new Sub-Servicer, in either case in accordance with Section 3.22 of this Agreement and solely with respect to the Glendale Galleria Loan Combination and as to no other Mortgage Loan. In connection with the appointment of a replacement Sub-Servicer with respect to the Glendale Galleria Loan Combination at the request of the Glendale Galleria
Pari Passu Noteholder in accordance with this Section 7.01(c), the Master
Servicer shall obtain written confirmation from each Rating Agency that is willing to provide such confirmation, that such appointment will not result in an Adverse Rating Event or a Glendale Galleria Related MBS Adverse Rating Event.
The expense of obtaining any such Rating Agency confirmation as well as any expenses incurred by the Master Servicer in negotiating a Sub-Servicing
Agreement with a new Sub-Servicer shall both be the expenses of the Glendale
Galleria Pari Passu Noteholder. Until the appointment of a Sub-Servicer or a replacement Sub-Servicer with respect to the Glendale Galleria Loan Combination pursuant to this Section 7.01(c), the Master Servicer or the departing
Sub-Servicer shall continue to service the Glendale Galleria Loan Combination in accordance with the terms of this Agreement.

                  In no event shall any waiver of an Event of Default pursuant to Section 7.04 affect the rights of the Glendale Galleria Pari Passu Noteholder under this Section 7.01(c).

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special
Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master
Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating
Agencies, or if either the Controlling Class Representative or the Holders of
Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly

                                     -240-

appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event or a Glendale Galleria
Related MBS Adverse Rating Event, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the
Trustee, be reasonably acceptable to the Controlling Class Representative;
provided, however, that in the case of a resigning or terminated Special
Servicer, such appointment shall be subject to the rights of the Holders or
Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.
Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the
Trustee may (subject to Section 3.11(a) with respect to the Excess Servicing
Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination
Intercreditor Agreement limiting the use of funds received in respect of a Loan
Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each
Non-Trust Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, all Certificateholders, each Non-Trust Noteholder (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

                                     -241-

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clauses (i), (ii), (iii), (x) or (xi) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                     -242-

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

          SECTION 8.01. Duties of Trustee

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the
Special Servicer, and accepted by the Trustee, in good faith, pursuant to this
Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method

                                     -243-

     and place of conducting any proceeding for any remedy available to the
     Trustee or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, REMIC Administrator and
     Custodian.

          SECTION 8.02. Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may, in the absence of bad faith or negligence on the part of the Trustee, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution,
     Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

                                     -244-

     request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
     hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

               (vii) the Trustee shall not be responsible for any act or
     omission of the Master Servicer, the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          Whenever in the administration of the provisions of this Agreement the
Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the
Trustee, be deemed to be conclusively proved and established by an Officer's
Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the
Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

          SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15, the
statements attributed to the Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special

                                     -245-

Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section
8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the
Trustee set forth thereon) or of any Mortgage Loan or related document. The
Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust
Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the
Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the
Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
               Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Account (and, to the extent that any Loan Combination and/or any related REO Property is affected, by the
Trust Fund and/or the related Non-Trust Noteholder(s) out of the related Loan
Combination Custodial Account) against any loss, liability or reasonable
"out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this
Agreement, the Mortgage Loans or the Certificates or any act of the Master
Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1)
any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such

                                     -246-

obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b)
shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least "A+" from S&P and "Aa3" from Moody's or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

          In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07;
provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse
Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as no Adverse Rating Event occurs as a result of the Trustee's continuing in such capacity. The bank, trust company, corporation or association serving as
Trustee may have normal banking and trust relationships with the Depositor, the
Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an
"Affiliate" (as such term is defined in Section III of PTE 2000-58) of the
Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such

                                     -247-

instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse
Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such
Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the
Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special
Servicer and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal
(including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation

                                     -248-

or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any
Mortgage Files at the time held on its behalf by a third-party Custodian, which
Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Certificateholders and each
Non-Trust Noteholder.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                                      -249-

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such

                                      -250-

agreement without cause and without payment of any penalty or termination fee;
and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more
Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any
Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

          SECTION 8.12. Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National
Association is removed as Trustee, then it shall be terminated as Authenticating
Agent. If the Authenticating Agent (other than LaSalle Bank National
Association) resigns or is terminated, the Trustee shall appoint a successor
Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as
Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master

                                      -251-

Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13. Access to Certain Information.

          The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.
Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the
Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any
Certificateholder.

          SECTION 8.14. Appointment of REMIC Administrators.

          (a) The Trustee may appoint at the Trustee's expense, one or more
REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein.
The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator
must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as REMIC Administrator.

          (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

                                      -252-

          (c) Any REMIC Administrator may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the
Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC
Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.15. Representations, Warranties and Covenants of Trustee.

          The Trustee hereby represents and warrants to the Master Servicer, the
Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

          (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default
(or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a

                                      -253-

violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the
Trustee to perform its obligations under this Agreement.

          (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the
Trustee, would prohibit the Trustee from entering into this Agreement or, in the
Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this
Agreement.

          (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (h) With respect to any Trust Mortgage Loan that is part of a Loan
Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Intercreditor Agreement.

          SECTION 8.16. Reports to the Securities and Exchange Commission.

          (a) With respect to the Trust's fiscal year 2005 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held
(directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

               (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the
     Securities and Exchange Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Securities and Exchange
     Commission (A) monthly, with respect to the Trust, a Form 8-K Current
     Report, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request and (B) upon direction of the
     Depositor, a Form 8-K Current Report regarding and disclosing (I) those events specified under Section 8.16(c) (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and
     (B), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that, the Depositor shall cooperate with the Trustee to determine the applicable required time period;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section

                                      -254-

     11.11(a), Section 8.16(c) and/or Section 8.16(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the matters under clause (ii)(A) above, and consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under
     Section 8.16(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Form 8-K Current Report with respect to such matters, the Depositor shall cooperate with the Trustee in obtaining all necessary information in order to enable the Depositor to prepare such Form
     8-K Current Report and the Trustee shall report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
     Securities and Exchange Commission;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Securities and Exchange Commission an amendment to any Form 8-K Current Report previously filed with the Securities and
     Exchange Commission with respect to the Trust; and

               (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Securities and Exchange Commission, with respect to the Trust, a Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Securities and Exchange Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include a certification in the form attached hereto as
     Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff)), which Sarbanes-Oxley Certification shall be signed by an officer of the Depositor as contemplated by this Section 8.16;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Form 8-K Current Report reporting the establishment of the
Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the
EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Securities and
Exchange Commission pursuant to this Section 8.16(a).

                                      -255-

          The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Securities and
Exchange Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

          (b) All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the
Trustee a limited power of attorney to execute and file such Form 10-K Annual
Report on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The
Master Servicer, the Special Servicer (who shall also certify to the Master
Servicer) and the Trustee (each, a "Performing Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the
Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the
"Certifying Person") in the form set forth on Exhibit P-1 hereto (with respect to the Master Servicer) (in the form set forth on Exhibit A to Exhibit P-1 hereto with respect to the Special Servicer's certification to the Master
Servicer), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying
Person of the Depositor), as applicable, on which the Certifying Person, the
Depositor (if the Certifying Person is an individual), and each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor or the Master Servicer (collectively with the Certifying Person, "Certification Parties") can rely. In addition, within the time periods set forth in the related Loan Combination Agreement (or, if no such time periods are set forth therein, by March 20 of any calendar year in which any Form 10-K Annual Report is to be filed with respect to the related securitization trust), each of the Master Servicer and the Special Servicer shall execute and deliver to each depositor, trustee and/or other certifying party and certifying officer executing a Sarbanes-Oxley Certification in connection with the Glendale Galleria Pari Passu Non-Trust Loan Related MBS, a
certification covering such Non-Trust Loan (and that may be relied on by each such party to which it is delivered), which certification shall be in the form of the Performance Certification required to be delivered by each such party hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more
Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the position of the
Trust (or, in the case of a Loan Combination, the position of the Trust and the related Non-Trust Noteholder(s)) in any such negotiations if (A) the Special
Servicer determines, in its reasonable judgment in accordance with the Servicing
Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Loan Combination, the interest of the Trust and the related Non-Trust Noteholder(s)) in such negotiations, and
(B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In addition, if directed by the Depositor, such

                                      -256-

Performing Party (other than the Trustee) shall provide to Depositor's certified public accountants a certification identical to the certification that such
Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this
Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a
Performance Certification to the Master Servicer (if the terminated or resigning
Performing Party is the Special Servicer) or the Depositor pursuant to this
Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

          (c) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered
Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or
Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Securities and
     Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Trust
     Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the
     Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust
     Mortgage Loans and REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

                                      -257-

               (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Certificateholder
     Reports filed with the Securities and Exchange Commission;

               (viii) any modifications to the rights of Certificateholders;

               (ix) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

               (x) any amendment to this Agreement pursuant to Section 11.01;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the
Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no
Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii) or (ix) of this Section 8.16(b)
unless, solely with respect to clause (vi), any such matter occurred or related specifically to the Trust or, with respect to clauses (vi), (vii), (ix) and (x), a Responsible Officer was notified in writing or otherwise has actual knowledge of such event.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange
Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Securities and Exchange Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

          (e) Nothing contained in this Section 8.16 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the
Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Securities and Exchange Commission or its staff relating to the execution of any Form 10-K Annual Report and any Sarbanes-Oxley
Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

          (f) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.16 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other

                                      -258-

Performing Party. If the indemnification provided for in this Section 8.16 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification
Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

          (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

          (h) Unless the other parties hereto receive written notice from the
Trustee to the contrary, the Trustee hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least
10 Business Days prior to the date on which the Trustee intends to file any Form
10-K Annual Report as contemplated by Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual
Report. The Trustee hereby notifies the Master Servicer and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the
Trust for 2005.

          SECTION 8.17. Maintenance of Mortgage File.

          Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Trustee covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an
Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

          SECTION 8.18. The Fiscal Agent.

          (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or, in the case of any such Rating Agency, such lower rating as will not result in an
Adverse Rating Event (as confirmed in writing to the Trustee, the Fiscal Agent and the Depositor by such Rating Agency)).

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf of the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.18 or otherwise

                                      -259-

pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of the Fiscal Agent shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the
Master Servicer or the Special Servicer.

          (d) The obligations of the Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the
Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.18(d) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the resignation or removal of the Fiscal Agent.

          (f) The parties hereto hereby agree that ABN AMRO Bank N.V. shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The
Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          SECTION 8.19. Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the
Closing Date, that:

               (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

               (ii) The execution and delivery of this Agreement by the Fiscal
     Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                                      -260-

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

               (vi) No litigation is pending or, to the best of the Fiscal
     Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of the Fiscal Agent.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.19(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.19(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.19(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                      -261-

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Trust
               Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to
Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder (or the Controlling Class Representative) of all Trust
Mortgage Loans and each REO Property (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate
Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master
Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the
Master Servicer, together with any interest accrued and payable to the Master
Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d)
and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the
Master Servicer, the Special Servicer, the Fiscal Agent and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          Each of the Plurality Subordinate Certificateholder (or, as
contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicer and the Special Servicer may at its
option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Plurality Subordinate Certificateholder shall give notice of its

                                      -262-

election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO
Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii)
the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each
REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Plurality Subordinate Certificateholder's, the
Master Servicer's or the Special Servicer's purchase of all of the Trust
Mortgage Loans and each REO Property (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, the Plurality Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee for deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality
Subordinate Certificateholder, the Master Servicer or the Special Servicer, as
applicable, as shall be necessary to effectuate transfer of the Trust Mortgage
Loans and REO Properties (or, in the case of a Loan Combination Mortgaged
Property if it has become an REO Property, the Trust's interest therein) to the
Plurality Subordinate Certificateholder, the Master Servicer or the Special
Servicer (or their respective designees), as applicable.

          The foregoing notwithstanding, if a Controlling Class Representative has been appointed and is acting in that capacity, the Controlling Class
Representative shall have the option, in lieu of the Plurality Subordinate
Certificateholder, to purchase all the Trust Mortgage Loans and REO Properties remaining in the Trust as described in the preceding paragraph.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class
A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class
B, Class C and Class D Certificates is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of
Regular Certificates (any such Person, the "Sole Certificate Owner"), then the
Sole Certificate Owner shall have the right to exchange all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination.
In the event that the Sole Certificate Owner elects to exchange all of the
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is

                                      -263-

to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, on the P&I Advance
Date immediately preceding the final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution
Date, the Trustee shall release or cause to be released to a designee of the
Sole Certificate Owner, the Mortgage Files for the remaining Trust Mortgage
Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage
File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the Controlling Class
Representative's), the Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates by the Certificateholders on the final Distribution Date, the
Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final
Distribution Date in accordance with Section 4.01.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as

                                      -264-

it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Plurality Subordinate Certificateholder (or the Controlling
Class Representative), the Master Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the
Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or
REMIC II as defined in Section 860F of the Code or cause either of REMIC I or
REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
     liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section
     860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the
     Trust Fund;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special
     Servicer or the Plurality Subordinate Certificateholder (or the Controlling
     Class Representative), as applicable, for cash; and

               (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

          (b) In the event the Trust Fund is to be terminated while a Swap
Agreement is still in effect, the Trustee shall promptly notify the related Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of such Swap Agreement shall be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-2FL Certificates and/or the Holders
of the Class A-4FL Certificates as contemplated by Section 9.01, shall pay the
Class A-2FL Net Fixed Swap Payment, if any to the Class A-2FL Swap Counterparty
and/or the Class A-4FL Net Fixed Swap Payment, if any, to the Class A-4FL Swap
Counterparty.

                                      -265-

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor
Certificateholders.

          SECTION 9.03. Non-Trust Mortgage Loans.

          References to "REO Property" and "REO Properties" in Sections 9.01 and
9.02 shall be deemed to include the Trust's rights with respect to any REO
Property relating to the Glendale Galleria Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                      -266-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The REMIC Administrator shall elect to treat each of REMIC I and
REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, and the Regular Certificates, the Class A-2FL REMIC II Regular Interest and
Class A-4FL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II;
provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R-I Certificates and the Class R-II
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II,
respectively. None of the Master Servicer, the Special Servicer, the Trustee
shall (to the extent within its control) permit the creation of any other
"interests" in REMIC I and REMIC II (within the meaning of Treasury regulation
Section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of
REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The
"latest possible maturity date" of the REMIC I Regular Interests, the Regular
Certificates (exclusive of the Class X Certificates), the Class X Components,
the Class A-2FL REMIC II Regular Interest and the Class A-4FL REMIC II Regular
Interest shall be the Rated Final Distribution Date.

          (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or
10.01(i)).

          (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811,

                                      -267-

"Information Return for Real Estate Mortgage Investment Conduits (REMICs) and
Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the
REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the
Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this
Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the
REMIC Administrator to perform such obligations.

          (g) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a
Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a
Residual Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

          (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the
REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the REMIC Administrator to the extent reasonably requested by the
REMIC Administrator and to the extent of information within the Trustee's, the
Master Servicer's or the Special Servicer's possession or control). None of the
REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take
(or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i)
endanger the status of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC
I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an
"Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special

                                      -268-

Servicer has received or obtained an Opinion of Counsel to the effect that an
Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either
REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the
Master Servicer nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the
REMIC Administrator. At all times as may be required by the Code, the REMIC
Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages"
as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (i) If any tax is imposed on either of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section
860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or
REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this
Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV,
Article VIII or this Article X; or (v) the Trust Fund, excluding the portion thereof constituting Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z,
Grantor Trust E and Grantor Trust B, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust
Fund shall be paid by the Trustee upon the written direction of the REMIC
Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

          (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicer, or the Special Servicer shall accept any contributions of assets to
REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such

                                      -269-

REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such
REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicer, the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged
Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Distribution
Account or an REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a
Trust Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Collection Account, any Loan Combination
Custodial Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Grantor Trust Administration.

          (a) The REMIC Administrator shall treat each of Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E and Grantor Trust B for
tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Class A-2FL REMIC II Regular Interest and distributions thereon, the Class A-2FL Swap Agreement and payments by the Class A-2FL Swap Counterparty thereunder and the Class A-2FL Sub-Account as separate assets of Grantor Trust
A-2FL, (ii) the Class A-4FL REMIC II Regular Interest and distributions thereon, the Class A-4FL Swap Agreement and payments by the Class A-4FL Swap Counterparty thereunder and the Class A-4FL Sub-Account as separate assets of Grantor Trust
A-4FL, (iii) the Additional Interest, the Additional Interest Account and
amounts held from time to time in the Additional Interest Account that represent
Additional Interest as separate assets of Grantor Trust Z, (iv) the Excess
Servicing Strip as separate assets of Grantor Trust E, and (v) the Broker Strip and amounts held from time to time in the Collection Account that represent the
Broker Strip as separate assets of Grantor Trust B, and in each case (clauses
(i) through (v) above) not of REMIC I or REMIC II, as permitted by Treasury
Regulations Section 1.860G-2(i)(1). The Class A-2FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor
Trust A-2FL. The

                                      -270-

Class A-4FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor Trust A-4FL. The Class Z Certificates are hereby designated as representing an undivided beneficial interest in
Additional Interest payable on the Trust Mortgage Loans and proceeds thereof.
The holder of the Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess Servicing Strip payable on the
Mortgage Loans and the REO Loans and proceeds thereof. The Broker Strip Payees to whom the Broker Strip is payable are hereby designated as owning undivided beneficial interests in the Broker Strip payable on the Mortgage Loans and the
REO Loans and proceeds thereof.

          (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to
Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E and
Grantor Trust B (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust
Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

          (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E and Grantor Trust B. The
expenses of preparing and filing such returns shall be borne by the REMIC
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to Grantor Trust A-2FL, Grantor Trust
A-4FL, Grantor Trust Z, Grantor Trust E and Grantor Trust B as is in its
possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC
Administrator's request therefor, shall provide in writing to the REMIC
Administrator such information as is reasonably requested by the REMIC
Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC
Administrator to perform such obligations.

          (d) The REMIC Administrator shall furnish or cause to be furnished to
(i) the Holders of the Class Z Certificates, (ii) the Holders of the Class A-2FL
Certificates, (iii) the Holders of and the Class A-4FL Certificates, as
applicable, (iv) the holder of the Excess Servicing Strip and (v) the Broker
Strip Payees to whom the Broker Strip is payable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor
Trust Z, Grantor Trust E or Grantor Trust B, as the case may be, as may be required under the Code, and shall perform on behalf of Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E and Grantor Trust B all
reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

          (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust A-2FL, Grantor Trust A-4FL,
Grantor Trust Z, Grantor Trust E and Grantor Trust B as a "grantor trust" under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the
Special Servicer shall assist the REMIC Administrator to the extent reasonably

                                      -271-

requested by the REMIC Administrator and to the extent of information within the
Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer
or the Trustee shall knowingly take (or cause any of Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B to
take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust
A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B
as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the
REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action
(whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any of Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor
Trust Z, Grantor Trust E or Grantor Trust B or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC
Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator.
The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B so as
to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z Certificates, Holders of the Class A-2FL
Certificates, Holders of the Class A-4FL Certificates, the holder of the Excess
Servicing Strip or the Broker Strip Payees to whom the Broker Strip is payable, as the case may be.

          (f) If any tax is imposed on any of Grantor Trust A-2FL, Grantor Trust
A-4FL, Grantor Trust Z, Grantor Trust E and Grantor Trust B, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC
Administrator, if such tax arises out of or results from a breach by the REMIC
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article
VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting
Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or
Grantor Trust B, as the case may be, in all other instances.

                                      -272-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent,
without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this
Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add
any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof,
(iv) to relax or eliminate any requirement hereunder imposed by the REMIC
Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a
REMIC provided that such change shall not, as evidenced by an Opinion of
Counsel, cause the Trust Fund or any of the Certificateholders (other than the
Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the
Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement, (vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the
Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust,
(viii) to modify or add any provisions as may be required in connection with a subsequent securitization of the Glendale Galleria Pari Passu Non-Trust Loan or
(ix) to otherwise modify or delete existing provisions of this Agreement;
provided that no such amendment hereof that is covered solely by clause (iii),
(viii) or (ix) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any
Certificateholder or Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicer, the
Special Servicer and the Trustee shall have first obtained from each Rating
Agency written confirmation that such amendment will not result in an Adverse
Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (ix) above may significantly change the activities of the Trust.

                                      -273-

          (b) This Agreement may also be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates;
provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust
Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the
Holders of any Class of Certificates in a manner other than as described in (i)
without the consent of the Holders of all Certificates of such Class, (iii)
modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting
Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights, without regard to any Certificates held by the Depositor or any of its
Affiliates or agents, (vii) amend defined terms contained in this Agreement as they relate to Section 2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Noteholder without its consent or
(ix) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01,
Certificates registered in the name of the Depositor or any Affiliate of the
Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on
REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust A-2FL,
Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or Grantor Trust B or
cause either of REMIC I or REMIC II to fail to qualify as a REMIC or any of
Grantor Trust A-2FL, Grantor Trust A-4FL, Grantor Trust Z, Grantor Trust E or
Grantor Trust B to fail to qualify as a grantor trust at any time that any
Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder, the Swap Counterparties and each Non-Trust Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such

                                      -274-

consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by
Certificateholders shall be subject to such reasonable regulations as the
Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the
Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any
Opinion of Counsel required in connection therewith pursuant to Section
11.01(a), (b) or (c) shall be payable out of the Collection Account or the
Distribution Account pursuant to Section 3.05.

          (h) Notwithstanding anything to the contrary contained in this Section
11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparties and (ii)
this Agreement may not be amended in any manner that has a material adverse effect on a Swap Counterparty without first obtaining the written consent of such Counterparty. The Trustee may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of a Swap Counterparty (or at the expense of the Trust if the Trustee is the party seeking such amendment and such amendment benefits the
Certificateholders).

          (i) The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust
Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account pursuant to Section
3.05(a) or, to the extent that it benefits such Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Non-Trust Noteholders;
provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                                      -275-

          SECTION 11.03. Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law; Waiver of Trial By Jury

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

                                      -276-

          (i) in the case of the Depositor, Merrill Lynch Mortgage Investors,
     Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New
     York 10080, Attention: Michael M. McGovern, Director, facsimile number:
     (212) 449-0265;

          (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital
     Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105,
     Attention: Senior Vice President of Loan Servicing, Re: Merrill Lynch
     Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates,
     Series 2005-CKI1, facsimile number: (816) 221-8051, with a copy to Robert
     C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio
     44114, facsimile number (216) 869-5681, and with a copy to Polsinelli
     Shalton Welte Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City,
     Missouri 64112, Attention: Kraig Kohring, facsimile number: (816) 753-1536;

          (iii) in the case of the Special Servicer, J.E. Robert Company, Inc.,
     1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, Attention: Keith
     Belcher, Re: Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
     Pass-Through Certificates, Series 2005-CKI1, facsimile number: (703)
     714-8101 (with a copy to Debra Morgan, facsimile number: (972) 692-5632);

          (iv) in the case of the Trustee, LaSalle Bank National Association,
     135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
     Global Securities and Trust Services Group--Merrill Lynch Mortgage
     Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series
     2005-CKI1, facsimile number: (312) 904-1085;

          (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., c/o LaSalle
     Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago,
     Illinois 60603, Attention: Global Securities and Trust Services
     Group--Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage
     Pass-Through Certificates, Series 2005-CKI1, facsimile number: (312)
     904-1085;

          (vi) in the case of the Underwriters,

               (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World
          Financial Center, 250 Vesey Street, 16th Floor, New York, New York
          10080, Attention: David Rodgers, Re: Merrill Lynch Mortgage Trust
          2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series
          2005-CKI1, facsimile number: (212) 449-3658;

               (B) Countrywide Securities Corporation, 4500 Park Granada -
          MSCH-143, Calabasas, California 91302, Attention: Marlyn Marincas, Re:
          Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1, facsimile number: (818)
          225-4032;

               (C) IXIS Securities North America Inc., 9 West 57th Street, 36th
          Floor, New York, New York 10019, Attention: Greg Murphy, Re: Merrill
          Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
          Certificates, Series 2005-CKI1, facsimile number: (212) 891-3454, with a copy to Anna Glick, facsimile number: (212) 504-6666, facsimile number: (212) 891-6263; and

                                      -277-

               (D) KeyBanc Capital Markets, a Division of McDonald Investments
          Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: [Joe
          Chinnici], Re: Merrill Lynch Mortgage Trust 2005-CKI1, Commcercial
          Mortgage Pass-Through Certificates, Series 2005-CKI1, facsimile number
          [(216) 869-5681, and with a copy to Polsinelli Shalton Welte Suelthaus
          PC, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112,
          Attention: Kraig Kohring, facsimile number: (816) 753-1536,

          (vii) in the case of the Rating Agencies,

               (A) Moody's Investors Service, Inc., 99 Church Street, New York,
          New York 10007, Attention: Commercial Mortgage Surveillance, facsimile number: (212) 553-4392; and

               (B) Standard & Poor's Ratings Services, 55 Water Street, New
          York, New York 10041-0003, Attention: CMBS Surveillance Group,
          facsimile number: (212) 438-2662; and

          (viii) in the case of the initial Controlling Class Representative,
     JER Investors Trust Inc., 1650 Tysons Boulevard, Suite 1600, McLean,
     Virginia 22102, Attention: Keith Belcher, Re: Merrill Lynch Mortgage Trust
     2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1,
     facsimile number: (703) 714-8101 (with a copy to Debra Morgan, facsimile number: (972) 692-5632);

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

                                      -278-

          SECTION 11.08. Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor
Agreement and each Swap Counterparty is an intended third-party beneficiary hereunder. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.10. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.11. Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any
Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

                                      -279-

               (iii) the resignation or termination of the Trustee, the Master
     Servicer or the Special Servicer;

               (iv) the repurchase of Trust Mortgage Loans by any of the
     Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
     Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Trust Mortgage Loan or REO
     Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee; and

               (ii) any change in the location of the Collection Account.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced
Mortgage Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
     Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

               (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.03(e), 4.03(c) or 3.08.

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                                      -280-

          (g) The Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the
Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage
Loans as soon as reasonably practicable in such circumstances. The Master
Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

          (h) Notwithstanding any provision herein to the contrary, each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -281-

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                       Depositor

                                       By: /s/ George H. Kok
                                           -------------------------------------
                                       Name: George H. Kok
                                       Title: Vice President

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       Master Servicer

                                       By: /s/ Clay M. Sublett
                                           -------------------------------------
                                       Name: Clay M. Sublett
                                       Title: Senior Vice President

                                       J.E. ROBERT COMPANY, INC.
                                       Special Servicer

                                       By: /s/ Keith Belcher
                                           -------------------------------------
                                       Name: Keith Belcher
                                       Title: Managing Director

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       Trustee

                                       By: /s/ Brian D. Ames
                                           -------------------------------------
                                       Name: Brian D. Ames
                                       Title: First Vice President

                         POOLING AND SERVICING AGREEMENT

                                       ABN AMRO BANK N.V.
                                       Fiscal Agent

                                       By: /s/ Brian D. Ames
                                           -------------------------------------
                                       Name: Brian D. Ames
                                       Title: First Vice President

                                       By: /s/ Cynthia Reis
                                           -------------------------------------
                                       Name: Cynthia Reis
                                       Title: Senior Vice President

                         POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On the 1st day of December 2005, before me, a notary public in and for said State, personally appeared George H. Kok, known to me to be a Vice
President of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Valencia Love
                                           -------------------------------------
                                                       Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF MISSOURI   )
                    ) ss.:
COUNTY OF JACKSON   )

          On the 5th day of December 2005, before me, a notary public in and for said State, personally appeared Clay Sublett, known to me to be a Senior Vice
Presidnet of KEYCORP REAL ESTATE CAPITAL MARKETS, INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Annavene Tompkins
                                           -------------------------------------

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF VIRGINIA   )
                    ) ss.:
COUNTY OF FAIRFAX   )

          On the 6th day of December 2005, before me, a notary public in and for said State, personally appeared Keith Belcher, known to me to be a Managing
Director of J.E. ROBERT COMPANY, INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Claire Batley
                                           -------------------------------------
                                                       Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On the 7th day of December, 2005, before me, a notary public in and for said State, personally appeared Brian D. Ames, known to me to be a First
Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                           /s/ Diane O'Neal
                                           -------------------------------------
                                                       Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On the 7th day of December, 2005, before me, a notary public in and for said State, personally appeared Cynthia Reis and Brian D. Ames, known to me to be a Senior Vice President and a First Vice President, respectively, of ABN
AMRO BANK N.V., one of the entities that executed the within instrument, and each also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Diane O'Neal
                                           -------------------------------------
                                                       Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                       I-1

MLMT 2005 - CKI1 PSA SCHEDULE I

                                                                  Loan Level
                                                                  Property Level

                                                                               MORTGAGE
LOAN #            PROPERTY NAME                                                LOAN SELLER                      PROPERTY TYPE

   1              Galileo NXL Retail Portfolio                                 MLML                             Retail
 1.01             Vail Ranch Center                                            MLML                             Retail
 1.02             Galleria Commons                                             MLML                             Retail
 1.03             Parkway Plaza                                                MLML                             Retail
 1.04             Marketplace at Wycliffe                                      MLML                             Retail
 1.05             Panama City Square                                           MLML                             Retail
 1.06             Genesee Valley Shopping Center                               MLML                             Retail
 1.07             Roundtree Place                                              MLML                             Retail
 1.08             Merchants Central                                            MLML                             Retail
 1.09             Perry Marketplace                                            MLML                             Retail
 1.10             London Marketplace                                           MLML                             Retail
 1.11             Island Plaza                                                 MLML                             Retail
 1.12             Shops at Seneca Mall                                         MLML                             Retail
 1.13             Perlis Plaza                                                 MLML                             Retail
 1.14             Shops at Prospect                                            MLML                             Retail
 1.15             Cordele Square                                               MLML                             Retail
 1.16             Grand Central Plaza                                          MLML                             Retail
 1.17             Normandy Square                                              MLML                             Retail
 1.18             Westlane Shopping Center                                     MLML                             Retail
   2              Ashford Hotel Portfolio                                      MLML                             Hospitality
 2.01             Residence Inn Orlando Sea World                              MLML                             Hospitality
 2.02             Crowne Plaza Key West                                        MLML                             Hospitality
 2.03             Sheraton Minneapolis                                         MLML                             Hospitality
 2.04             Residence Inn Cottonwood                                     MLML                             Hospitality
 2.05             Courtyard Overland Park                                      MLML                             Hospitality
 2.06             Historic Inns Annapolis                                      MLML                             Hospitality
 2.07             Courtyard Palm Desert                                        MLML                             Hospitality
 2.08             Residence Inn Palm Desert                                    MLML                             Hospitality
 2.09             SpringHill Suites University Research Park                   MLML                             Hospitality
 2.10             SpringHill Suites Durham Airport                             MLML                             Hospitality
   3              Glendale Galleria                                            MLML                             Retail
   4              Louisiana Boardwalk                                          CRF                              Retail
   5              International Home Furnishings Center                        IXIS Real Estate Capital Inc.    Other
   6              Galileo NXL Retail Portfolio 2                               MLML                             Retail
 6.01             Keegan's Meadow                                              MLML                             Retail
 6.02             Jones Square                                                 MLML                             Retail
 6.03             Hilltop Plaza                                                MLML                             Retail
 6.04             Tuckernuck Square                                            MLML                             Retail
 6.05             Moundsville Plaza                                            MLML                             Retail
 6.06             Northridge Plaza                                             MLML                             Retail
 6.07             Northshore Plaza                                             MLML                             Retail
 6.08             Plantation Plaza                                             MLML                             Retail
 6.09             Marwood Plaza                                                MLML                             Retail
 6.10             Southern Village                                             MLML                             Retail
 6.11             Dover Park Plaza                                             MLML                             Retail
 6.12             Washtenaw Fountain Plaza                                     MLML                             Retail
 6.13             Jacksonian Plaza                                             MLML                             Retail
   7              Chase Manhattan Centre                                       CRF                              Office
   8              Younan Portfolio - Dallas                                    CRF                              Office
 8.01             Eighty-Eighty Central                                        CRF                              Office
 8.02             9400 NCX                                                     CRF                              Office
 8.03             North Central Plaza III                                      CRF                              Office
   9              Lowe Tyson's Corner                                          MLML                             Office
 9.01             Gallows Road                                                 MLML                             Office
 9.02             Kidwell Drive                                                MLML                             Office
  10              Stafford Marketplace Shopping Center                         MLML                             Retail
  11              Lodgian Portfolio 4                                          MLML                             Hospitality
 11.01            Crowne Plaza - West Palm Beach                               MLML                             Hospitality
 11.02            Hilton - Columbia                                            MLML                             Hospitality
 11.03            Hilton - Troy                                                MLML                             Hospitality
 11.04            Holiday Inn Select - Irving                                  MLML                             Hospitality
 11.05            Residence Inn - Little Rock                                  MLML                             Hospitality
 11.06            Courtyard by Marriott - Paducah                              MLML                             Hospitality
 11.07            Holiday Inn - Frederick                                      MLML                             Hospitality
 11.08            Holiday Inn SunSpree - Surfside Beach                        MLML                             Hospitality
  12              Tharaldson Portfolio IIIA                                    CRF                              Hospitality
 12.01            Homewood Suites Willowbrook                                  CRF                              Hospitality
 12.02            SpringHill Suites Memphis                                    CRF                              Hospitality
 12.03            Hampton Inn Burnsville                                       CRF                              Hospitality
 12.04            Holiday Inn Express Oklahoma City                            CRF                              Hospitality
 12.05            Fairfield Inn by Marriott Plano                              CRF                              Hospitality
 12.06            SpringHill Suites Houston                                    CRF                              Hospitality
 12.07            Fairfield Inn Muncie                                         CRF                              Hospitality
 12.08            Hampton Inn Stafford                                         CRF                              Hospitality
 12.09            Fairfield Inn Westchase                                      CRF                              Hospitality
 12.10            Hampton Inn Willowbrook                                      CRF                              Hospitality
 12.11            Fairfield Inn Memphis                                        CRF                              Hospitality
 12.12            Fairfield Inn Joliet North                                   CRF                              Hospitality
 12.13            Hampton Inn Texas City                                       CRF                              Hospitality
 12.14            Fairfield Inn Burnsville                                     CRF                              Hospitality
 12.15            Comfort Inn Sioux City                                       CRF                              Hospitality
 12.16            Fairfield Inn Texas City                                     CRF                              Hospitality
  13              Quads 345/Allred Cotton Center                               MLML                             Industrial
  14              EDS Portfolio                                                CRF                              Office
 14.01            Camp Hill                                                    CRF                              Office
 14.02            Auburn Hills Facilities                                      CRF                              Office
 14.03            Rancho Cordova                                               CRF                              Office
  15              Westminster City Center                                      MLML                             Retail
  16              Hudson Park                                                  Key                              Multifamily
  17              Fresh Direct Warehouse                                       MLML                             Industrial
  18              Chase Village Apartments                                     Key                              Multifamily
  19              625 Broadway and 909 Prospect                                CRF                              Various
 19.01            Broadway Office Building (Torbati Building)                  CRF                              Office
 19.02            La Jolla Prospect Plaza                                      CRF                              Mixed Use
  20              Empire Shopping Center                                       MLML                             Retail
  21              Blue Cross Building                                          CRF                              Office
  22              Oak Brook International Office Center                        CRF                              Office
  23              First Energy Office Building                                 MLML                             Office
  24              U-Haul Self Storage Portfolio V                              MLML                             Self Storage
 24.01            Westheimer U-Haul Center                                     MLML                             Self Storage
 24.02            U-Haul Mendenhall                                            MLML                             Self Storage
 24.03            U-Haul Center 67th & Bell                                    MLML                             Self Storage
 24.04            U-Haul Ctr N Tampa                                           MLML                             Self Storage
 24.05            U-Haul Ctr 24 Hwy                                            MLML                             Self Storage
 24.06            U-Haul Ctr Orange                                            MLML                             Self Storage
 24.07            U-Haul Savannah Ogeechee                                     MLML                             Self Storage
 24.08            U-Haul Ctr Morse Rd                                          MLML                             Self Storage
 24.09            U-Haul Ct Oakwood                                            MLML                             Self Storage
 24.10            U-Haul Skyland Blvd                                          MLML                             Self Storage
 24.11            U-Haul San Angelo                                            MLML                             Self Storage
 24.12            U-Haul Main Street Mov & Str                                 MLML                             Self Storage
 24.13            U-Haul Ctr S Topeka                                          MLML                             Self Storage
 24.14            U-Haul Saddle Brook                                          MLML                             Self Storage
 24.15            U-Haul Ct Pocatello                                          MLML                             Self Storage
 24.16            U-Haul City Centre                                           MLML                             Self Storage
 24.17            U-Haul Ctr Anaheim                                           MLML                             Self Storage
  25              The Courtyard on Wilshire                                    CRF                              Office
  26              U-Haul Self Storage Portfolio VI                             MLML                             Self Storage
 26.01            U-Haul Ctr Westchester County                                MLML                             Self Storage
 26.02            U-Haul Pleasant Hls                                          MLML                             Self Storage
 26.03            U-Haul Ctr Airport                                           MLML                             Self Storage
 26.04            U-Haul Ct Northeast                                          MLML                             Self Storage
 26.05            U-Haul Foothill Blv                                          MLML                             Self Storage
 26.06            U-Haul Outer Fort                                            MLML                             Self Storage
 26.07            U-Haul Center 34th Street                                    MLML                             Self Storage
 26.08            U-Haul Ct Crosstown                                          MLML                             Self Storage
 26.09            U-Haul Washington                                            MLML                             Self Storage
 26.10            U-Haul Ct I-24                                               MLML                             Self Storage
 26.11            U-Haul Center Westfield                                      MLML                             Self Storage
 26.12            U-Haul Hanover St                                            MLML                             Self Storage
 26.13            U-Haul Ct Livermore                                          MLML                             Self Storage
 26.14            U-Haul Center Olympia                                        MLML                             Self Storage
 26.15            U-Haul Gilbert Ave                                           MLML                             Self Storage
 26.16            U-Haul Center Point                                          MLML                             Self Storage
 26.17            U-Haul Towne East                                            MLML                             Self Storage
 26.18            U-Haul S Locust                                              MLML                             Self Storage
 26.19            U-Haul Center Longview                                       MLML                             Self Storage
 26.20            U-Haul Bloomsburg                                            MLML                             Self Storage
 26.21            U-Haul Center Gray Hwy                                       MLML                             Self Storage
  27              U-Haul Self Storage Portfolio VII                            MLML                             Self Storage
 27.01            U-Haul Greater Miami                                         MLML                             Self Storage
 27.02            U-Haul Center Lancaster                                      MLML                             Self Storage
 27.03            U-Haul Boston Ave                                            MLML                             Self Storage
 27.04            U-Haul Ctr Weymouth                                          MLML                             Self Storage
 27.05            U-Haul Ctr Beltline                                          MLML                             Self Storage
 27.06            U-Haul Lake Square                                           MLML                             Self Storage
 27.07            U-Haul Ctr Box Road                                          MLML                             Self Storage
 27.08            U-Haul Ct Hyde Park                                          MLML                             Self Storage
 27.09            U-Haul Ctr Route 1                                           MLML                             Self Storage
 27.10            U-Haul Dallas Frwy                                           MLML                             Self Storage
 27.11            U-Haul Ct Downtown                                           MLML                             Self Storage
 27.12            U-Haul Wrightsboro                                           MLML                             Self Storage
 27.13            U-Haul Of Roseburg                                           MLML                             Self Storage
 27.14            U-Haul Greensburg                                            MLML                             Self Storage
 27.15            Fairgrounds U-Haul Center                                    MLML                             Self Storage
 27.16            U-Haul Ct W W White                                          MLML                             Self Storage
 27.17            U-Haul Ct Padre Isl                                          MLML                             Self Storage
 27.18            U-Haul Pace Blvd                                             MLML                             Self Storage
  28              Meidinger Tower                                              CRF                              Office
  29              Greenwich Avenue Portfolio                                   MLML                             Various
 29.01            252 Greenwich Avenue                                         MLML                             Retail
 29.02            321-325 Greenwich Avenue                                     MLML                             Mixed Use
 29.03            234 Greenwich Avenue                                         MLML                             Mixed Use
 29.04            151 Greenwich Avenue                                         MLML                             Mixed Use
  30              Massapequa Shopping Center Portfolio                         MLML                             Retail
  31              Browntown and Millburn Plaza Portfolio                       CRF                              Retail
 31.01            Browntown Shopping Center                                    CRF                              Retail
 31.02            Millburn Mall                                                CRF                              Retail
  32              Fountain Square                                              MLML                             Retail
  33              Parkway Crossing East                                        MLML                             Retail
  34              Perkins Rowe Medical Office Center                           CRF                              Office
  35              Signature Pavilion                                           CRF                              Retail
  36              156 William Street                                           CRF                              Office
  37              Rubio Plaza                                                  MLML                             Office
  38              The Lakes at Thousand Oaks                                   CRF                              Retail
  39              Simmons Market Place                                         CRF                              Retail
  40              The Plaza                                                    MLML                             Multifamily
  41              Branbury Apartments                                          Key                              Multifamily
  42              Marquee Place                                                MLML                             Mixed Use
  43              120 Bloomingdale                                             CRF                              Office
  44              Cooper Point Pavillion                                       MLML                             Retail
  45              Inverness Heights Shopping Center                            MLML                             Retail
  46              Lindell Towers                                               MLML                             Multifamily
  47              Pageantry West Office Park                                   CRF                              Office
  48              Wayzata Executive Park                                       MLML                             Office
  49              Midori & Holcomb Place                                       CRF                              Office
 49.01            The Midori                                                   CRF                              Office
 49.02            Holcomb Place                                                CRF                              Office
  50              Carmel Woods                                                 MLML                             Multifamily
  51              Klahanie Village Shopping Center                             MLML                             Retail
  52              Inducon Portfolio                                            CRF                              Office
 52.01            410 - 440, 415 & 435 Lawrence Bell Drive                     CRF                              Office
 52.02            60 - 90 Earhart Drive                                        CRF                              Office
 52.03            230 Cumberland Drive                                         CRF                              Office
 52.04            80 - 90 Curtwright Drive                                     CRF                              Office
  53              Summit Office Park                                           MLML                             Office
  54              Orchard Hardware Plaza                                       Key                              Retail
  55              Pecos Pebble Office Park                                     CRF                              Office
  56              Green Valley Technical Plaza                                 CRF                              Office
  57              Westwood Estates Manufactured Housing Community              CRF                              Manufactured Housing
  58              Temple Inland Industrial Portfolio                           MLML                             Industrial
 58.01            Santa Fe Springs                                             MLML                             Industrial
 58.02            Buena Park                                                   MLML                             Industrial
 58.03            El Centro                                                    MLML                             Industrial
  59              Del Mar Heights Village                                      MLML                             Mixed Use
  60              The Shoppes at Plantation                                    Key                              Retail
  61              Valley Mack Plaza                                            MLML                             Retail
  62              Tustin MOB I & II                                            CRF                              Office
 62.01            Tustin Medical Building II                                   CRF                              Office
 62.02            Tustin Medical Building I                                    CRF                              Office
  63              Crown Valley Center                                          MLML                             Retail
  64              1100 Buckingham Street                                       CRF                              Industrial
  65              Raymour & Flanigan Showroom                                  Key                              Retail
  66              390 East H Street                                            MLML                             Retail
  67              Islands Village Shopping Center                              CRF                              Retail
  68              Hi Desert Plaza                                              MLML                             Retail
  69              Pecanland Commons Shopping Center                            CRF                              Retail
  70              Wal-Mart - Villa Rica                                        CRF                              Retail
  71              Cosmo Lofts                                                  CRF                              Multifamily
  72              IDT Building                                                 MLML                             Industrial
  73              Worthing Place Apartments                                    CRF                              Multifamily
  74              Holden Commons Shopping Center                               Key                              Retail
  75              Aurora Highlands                                             Key                              Retail
  76              Lake Frederica Shopping Center                               MLML                             Retail
  77              Anthem Shopping Center                                       MLML                             Retail
  78              Bridgeview Plaza                                             MLML                             Retail
  79              Paramus - Medical                                            CRF                              Office
  80              Regency Plaza                                                MLML                             Retail
  81              Marriott - Racine                                            MLML                             Hospitality
  82              Sheldon Oaks                                                 MLML                             Multifamily
  83              In Town Lofts                                                MLML                             Multifamily
  84              Wilderness Village Shopping Center                           MLML                             Retail
  85              St. Armand's Circle                                          Key                              Retail
  86              GroupVI - FCH Medical Bldg                                   CRF                              Office
  87              Hampton Inn - Florida Mall                                   CRF                              Hospitality
  88              Shallowford Exchange                                         MLML                             Retail
  89              Cornerstone Center                                           CRF                              Retail
  90              La Mesa Village Station                                      MLML                             Mixed Use
  91              Blackwell Plaza Shopping Center                              CRF                              Retail
  92              Valencia Town Center Plaza                                   CRF                              Retail
  93              Yarbrough Plaza                                              MLML                             Retail
  94              Cross Creek Villas                                           Key                              Multifamily
  95              Pleasonton Park 131                                          MLML                             Office
  96              Crimson Canyon Building                                      MLML                             Office
  97              Mainplace Merced                                             CRF                              Retail
  98              Campus Walk Apartments                                       MLML                             Multifamily
  99              K-Mart - Bishop, CA                                          CRF                              Retail
  100             Hampton Inn - College Park                                   MLML                             Hospitality
  101             I-5 Corporate Center                                         MLML                             Industrial
  102             Wendover Ridge Shopping Center                               CRF                              Retail
  103             Westchester Neighborhood School                              Key                              Office
  104             Bridgeville Crossing Shopping Center                         MLML                             Retail
  105             Parkway Crossing                                             MLML                             Retail
  106             Deer Park                                                    MLML                             Multifamily
  107             Social Security Administration Building                      Key                              Office
  108             Cedar-Pine Grove Plaza                                       Key                              Retail
  109             Group VI-Creekside Medical                                   CRF                              Office
  110             Holiday Inn Express Lompoc                                   CRF                              Hospitality
  111             Laurel Inn                                                   CRF                              Hospitality
  112             Wheatland Marketplace                                        MLML                             Retail
  113             Carnivale/Project 84                                         CRF                              Industrial
  114             Flamingo Self Storage                                        CRF                              Self Storage
  115             Birchwood Health Care Center                                 MLML                             Multifamily
  116             Laurel Village Shopping Center                               CRF                              Retail
  117             Monroe Plaza Shopping Center                                 Key                              Retail
  118             Columbia IV Shopping Center                                  Key                              Retail
  119             Riverwatch Commons                                           MLML                             Mixed Use
  120             Walgreens and Uno Chicago Grill                              MLML                             Retail
  121             Latina Warehouse                                             CRF                              Industrial
  122             Redwood Apartments                                           MLML                             Multifamily
  123             Montano Shopping Center                                      MLML                             Retail
  124             Camino Village Shopping Center                               MLML                             Retail
  125             Commerce Bank - Staten Island                                MLML                             Retail
  126             Avalon Town Center                                           MLML                             Retail
  127             Princess Anne Executive Park                                 MLML                             Office
  128             Parker Valley Center Lot 3                                   MLML                             Retail
  129             Comfort Inn & Suites                                         MLML                             Hospitality
  130             Galleria Self Storage                                        CRF                              Self Storage
  131             Osco Plaza                                                   CRF                              Retail
  132             39-41 North Fullerton Apartments                             CRF                              Multifamily
  133             Plaza de las Brisas                                          CRF                              Retail
  134             Waterfall Plaza                                              Key                              Retail
  135             Maryland Gardens                                             CRF                              Multifamily
  136             The Harbor at Southaven                                      MLML                             Multifamily
  137             East Towne Plaza                                             MLML                             Retail
  138             Parkvale Medical Office Building                             CRF                              Office
  139             Whispering Woods Apartments                                  CRF                              Multifamily
  140             Sundance Self Storage                                        CRF                              Self Storage
  141             National City Retail                                         MLML                             Retail
  142             Centennial-Hanford Center PH I-C                             Key                              Retail
  143             Moss VI Building                                             CRF                              Office
  144             Grayson Corners Shopping Center                              CRF                              Retail
  145             Strawberry Fields                                            MLML                             Multifamily
  146             Colorado First Building                                      MLML                             Office
  147             Federal Express Building                                     MLML                             Industrial
  148             Chimney Lakes Village                                        CRF                              Retail
  149             Regents Plaza                                                MLML                             Retail
  150             GroupVI - 900 Westpark Drive                                 CRF                              Office
  151             Storage Depot                                                Key                              Self Storage
  152             Groveport Square Neighborhood Shopping Center                Key                              Retail
  153             Imperial Medical Office Building                             CRF                              Office
  154             CVS Thibodaux                                                MLML                             Retail
  155             Stoney Brook Commons                                         MLML                             Office
  156             Tsern Retail                                                 MLML                             Retail
  157             Brighton Lane Shopping Center                                CRF                              Retail
  158             La Quinta Lafayette                                          MLML                             Hospitality
  159             Alameda Self Storage                                         MLML                             Self Storage
  160             1500 McGowen                                                 MLML                             Office
  161             Mondo Building                                               CRF                              Office
  162             Glen Arbor Apartments                                        CRF                              Multifamily
  163             CVS Pharmacy - Sparta Road                                   CRF                              Retail
  164             Fitch Building Complex                                       CRF                              Office
  165             South Jordan Self Storage                                    Key                              Self Storage
  166             Peachtree Crest Business Center - Building 3760              CRF                              Industrial
  167             Stirling Palm Plaza                                          CRF                              Retail
  168             South Sherwood Square                                        CRF                              Retail
  169             47 Louise Street                                             CRF                              Industrial

LOAN #  ADDRESS                                                                                                   CITY

   1    Various                                                                                                   Various
 1.01   31685-31845 Highway 79 South                                                                              Temecula
 1.02   570 North Stephanie Street                                                                                Henderson
 1.03   1209 Silas Creek Parkway                                                                                  Winston Salem
 1.04   4075-4115 State Road 7                                                                                    Lake Worth
 1.05   535 West 23rd Street                                                                                      Panama City
 1.06   4276 Lakeville Road                                                                                       Geneseo
 1.07   2321-2515 Ellsworth Road                                                                                  Ypsilanti
 1.08   2629 Decherd Boulevard                                                                                    Winchester
 1.09   1355 Sam Nunn Boulevard                                                                                   Perry
 1.10   1710 West Kentucky Highway 192                                                                            London
 1.11   1291 Folly Road                                                                                           James Island
 1.12   8015 Oswego Road                                                                                          Liverpool
 1.13   1500 East Forsyth Street                                                                                  Americus
 1.14   3985 Columbia Avenue                                                                                      West Hempfield
 1.15   1013 East 16th Street                                                                                     Cordele
 1.16   4000-4040 Murdoch Avenue                                                                                  Parkersburg
 1.17   7900 Normandy Boulevard                                                                                   Jacksonville
 1.18   7098-7167 North Michigan Road                                                                             Indianapolis
   2    Various                                                                                                   Various
 2.01   11000 Westwood Boulevard                                                                                  Orlando
 2.02   430 Duval Street                                                                                          Key West
 2.03   12201 Ridgedale Drive                                                                                     Minnetonka
 2.04   6425 South 3000 East                                                                                      Salt Lake City
 2.05   11001 Woodson Street                                                                                      Overland Park
 2.06   58 State Circle                                                                                           Annapolis
 2.07   74895 Frank Sinatra Drive                                                                                 Palm Desert
 2.08   38305 Cook Street                                                                                         Palm Desert
 2.09   8700 Research Drive                                                                                       Charlotte
 2.10   920 Slater Road                                                                                           Durham
   3    2148 Glendale Galleria & 100 West Broadway                                                                Glendale
   4    390 Plaza Loop                                                                                            Bossier City
   5    210 East Commerce Avenue                                                                                  High Point
   6    Various                                                                                                   Various
 6.01   11711 West Bellfort                                                                                       Stafford
 6.02   10921 FM 1960 West                                                                                        Houston
 6.03   1725 Laskin Road                                                                                          Virginia Beach
 6.04   9004 West Broad Street                                                                                    Richmond
 6.05   1200-1300 and 1410 Lafayette Avenue                                                                       Moundsville
 6.06   8155-8271 West Brown Deer Road                                                                            Milwaukee
 6.07   1502 - 1600 Wildcat Drive                                                                                 Portland
 6.08   1001 Plantation Drive                                                                                     Clute
 6.09   3335 Kentucky Avenue                                                                                      Indianapolis
 6.10   1223-1255 East Southern Avenue                                                                            Mesa
 6.11   1 Sunnybrae Boulevard                                                                                     Yardville
 6.12   2720-2820 Washtenaw Avenue                                                                                Ypsilanti
 6.13   4950 North Highway 55                                                                                     Jackson
   7    1201 North Market Street                                                                                  Wilmington
   8    Various                                                                                                   Dallas
 8.01   8080 North Central Expressway                                                                             Dallas
 8.02   9400 North Central Expressway                                                                             Dallas
 8.03   12801 North Central Expressway                                                                            Dallas
   9    Various                                                                                                   Vienna
 9.01   1953 Gallows Road                                                                                         Vienna
 9.02   1951 Kidwell Drive                                                                                        Vienna
  10    1110 Stafford Market Place                                                                                Stafford
  11    Various                                                                                                   Various
 11.01  1601 Belvedere Road                                                                                       West Palm Beach
 11.02  5485 Twin Knolls Road                                                                                     Columbia
 11.03  5500 Crooks Road                                                                                          Troy
 11.04  4441 West John W. Carpenter Freeway                                                                       Irving
 11.05  1401 South Shackleford Road                                                                               Little Rock
 11.06  3835 Technology Drive                                                                                     Paducah
 11.07  999 West Patrick Street                                                                                   Frederick
 11.08  1601 North Ocean Boulevard                                                                                Surfside Beach
  12    Various                                                                                                   Various
 12.01  7655 West FM 1960                                                                                         Houston
 12.02  2800 New Brunswick Road                                                                                   Memphis
 12.03  14400 Nicollet Court                                                                                      Burnsville
 12.04  7601 C.A. Henderson Boulevard                                                                             Oklahoma City
 12.05  4712 West Plano Parkway                                                                                   Plano
 12.06  2750 North Loop West 610                                                                                  Houston
 12.07  4011 West Bethel Pike                                                                                     Muncie
 12.08  4714 Techniplex Drive                                                                                     Stafford
 12.09  2400 West Sam Houston Parkway                                                                             Houston
 12.10  7645 West FM 1960                                                                                         Houston
 12.11  8489 Highway 64                                                                                           Memphis
 12.12  3239 Norman Avenue                                                                                        Joliet
 12.13  2320 FM 2004                                                                                              Texas City
 12.14  14350 Nicollet Court                                                                                      Burnsville
 12.15  4202 South Lakeport Street                                                                                Sioux City
 12.16  10700 E.F. Lowry Expressway                                                                               Texas City
  13    4303, 4313, 4405, 4415, & 4425 East Cotton Center Boulevard                                               Phoenix
  14    Various                                                                                                   Various
 14.01  225 Grandview Avenue                                                                                      East Pennsboro
 14.02  1080 and 985 West Entrance Drive                                                                          Auburn Hills
 14.03  10888 White Rock Road                                                                                     Rancho Cordova
  15    9210-9440 North Sheridan Boulevard                                                                        Westminster
  16    323 West 96th Street                                                                                      New York
  17    23-30 Borden Avenue                                                                                       Long Island City
  18    375 Marche Chase Drive                                                                                    Eugene
  19    Various                                                                                                   Various
 19.01  625 Broadway                                                                                              San Diego
 19.02  909 Prospect Street                                                                                       La Jolla
  20    5865, 5867, 5869, 5875, 5879, 5885, 5887, 5891, and 5897 Lone Tree Way                                    Antioch
  21    901 South Central Expressway                                                                              Richardson
  22    2707, 2803, 2805 and 2809 Butterfield Road                                                                Oak Brook
  23    76 South Main Street                                                                                      Akron
  24    Various                                                                                                   Various
 24.01  14900 Westheimer Road                                                                                     Houston
 24.02  3551 South Mendenhall Road                                                                                Memphis
 24.03  6544 West Bell Road                                                                                       Glendale
 24.04  10415 North Florida Avenue                                                                                Tampa
 24.05  305 East 24 Highway                                                                                       Independence
 24.06  174 Boston Post Road                                                                                      Orange
 24.07  3802 Ogeechee Road                                                                                        Savannah
 24.08  2980 Morse Road                                                                                           Columbus
 24.09  4 Westbank Expressway                                                                                     Gretna
 24.10  124 Skyland Boulevard East                                                                                Tuscaloosa
 24.11  1330 South Koenigheim                                                                                     San Angelo
 24.12  3197 Main Street                                                                                          Hartford
 24.13  3825 Southwest Topeka Boulevard                                                                           Topeka
 24.14  210 US Highway 46                                                                                         Saddle Brook
 24.15  709 North 5th Avenue                                                                                      Pocatello
 24.16  230 South Verity Parkway                                                                                  Middletown
 24.17  626 South Anaheim Boulevard                                                                               Anaheim
  25    1801-31 Wilshire Boulevard                                                                                Santa Monica
  26    Various                                                                                                   Various
 26.01  937 Saw Mill River Road                                                                                   Yonkers
 26.02  5 Clairton Boulevard                                                                                      Pleasant Hills
 26.03  5356 University Boulevard                                                                                 Moon Township
 26.04  8833 Dyer Street                                                                                          El Paso
 26.05  16823 Foothill Boulevard                                                                                  Fontana
 26.06  3175 South Fort                                                                                           Detroit
 26.07  4825 West 34th Street                                                                                     Houston
 26.08  3611 South Port Avenue                                                                                    Corpus Christi
 26.09  960 Washington Road                                                                                       Washington
 26.10  3020 Lamar Avenue                                                                                         Memphis
 26.11  50 Springfield Road                                                                                       Westfield
 26.12  87 Hanover Street                                                                                         Lebanon
 26.13  3429 Gardella Plaza                                                                                       Livermore
 26.14  2516 East 4th Avenue                                                                                      Olympia
 26.15  2320 Gilbert Avenue                                                                                       Cincinnati
 26.16  1636 Center Point Road                                                                                    Birmingham
 26.17  5213 East Pawnee                                                                                          Wichita
 26.18  1730 South Locust Street                                                                                  Grand Island
 26.19  410 West Marshall Avenue                                                                                  Longview
 26.20  2101 Columbus Boulevard                                                                                   Bloomsburg
 26.21  770 Gray Highway                                                                                          Macon
  27    Various                                                                                                   Various
 27.01  1000 Northeast 1st Avenue                                                                                 Miami
 27.02  42925 Sierra Highway                                                                                      Lancaster
 27.03  636-650 Boston Avenue                                                                                     Bridgeport
 27.04  666 Bridge Street                                                                                         Weymouth
 27.05  200 South Beltline Highway                                                                                Mobile
 27.06  10128 Highway 441 South                                                                                   Leesburg
 27.07  1700 Box Road                                                                                             Columbus
 27.08  150 Fairmount Avenue                                                                                      Hyde Park
 27.09  390 Providence Highway                                                                                    Norwood
 27.10  5333 North Freeway                                                                                        Houston
 27.11  970 1/2 Springhill Avenue                                                                                 Mobile
 27.12  3363 Wrightsboro Road                                                                                     Augusta
 27.13  1182 Northeast Stephens Street                                                                            Roseburg
 27.14  1010 East Pittsburg Street                                                                                Greensburg
 27.15  3028 Bessemer Road                                                                                        Birmingham
 27.16  4502 Rigsby Avenue                                                                                        San Antonio
 27.17  4344 South Padre Island Drive                                                                             Corpus Christi
 27.18  2817 North Pace Boulevard                                                                                 Pensacola
  28    462 South 4th Street                                                                                      Louisville
  29    Various                                                                                                   Greenwich
 29.01  252 Greenwich Avenue                                                                                      Greenwich
 29.02  321-325 Greenwich Avenue                                                                                  Greenwich
 29.03  234 Greenwich Avenue                                                                                      Greenwich
 29.04  151 Greenwich Avenue                                                                                      Greenwich
  30    1220, 1276 and 1310 Hicksville Road                                                                       Seaford
  31    Various                                                                                                   Various
 31.01  2601 - 2727 Middlesex County Road Route 516 and Gaub Road                                                 Old Bridge
 31.02  2019 - 2933 Vauxhall Road                                                                                 Union
  32    310-630 East Bell Road                                                                                    Phoenix
  33    2300-2485 Prince William Parkway                                                                          Woodbridge
  34    10101 Park Rowe Avenue                                                                                    Baton Rouge
  35    310-390 North Escondido Boulevard                                                                         Escondido
  36    156 William Street                                                                                        New York
  37    16542-16550 Ventura Boulevard                                                                             Encino
  38    2200 East Thousand Oaks Boulevard                                                                         Thousand Oaks
  39    5465 - 5595 Simmons Street                                                                                Las Vegas
  40    1500 Palisades Avenue                                                                                     Fort Lee
  41    449 West 1720 North                                                                                       Provo
  42    641-681 East Lake Street                                                                                  Wayzata
  43    120 Bloomingdale Road                                                                                     White Plains
  44    1510-1620 Cooper Point Road Southwest                                                                     Olympia
  45    5025 U.S. Highway 280 South                                                                               Birmingham
  46    3733 & 3745 Lindell Boulevard                                                                             Saint Louis
  47    8925 and 8945 West Russell Road                                                                           Las Vegas
  48    1903, 1905 & 1907 Wayzata Boulevard                                                                       Wayzata
  49    Various                                                                                                   Norcross
 49.01  5335 Triangle Parkway                                                                                     Norcross
 49.02  3150 Holcomb Bridge Road                                                                                  Norcross
  50    1010 Clubhouse Court                                                                                      Carmel
  51    4560 Klahanie Drive Southeast                                                                             Issaquah
  52    Various                                                                                                   Various
 52.01  410 - 440, 415 & 435 Lawrence Bell Drive                                                                  Amherst
 52.02  60 - 90 Earhart Drive                                                                                     Amherst
 52.03  230 Cumberland Drive                                                                                      Nashville
 52.04  80 - 90 Curtwright Drive                                                                                  Amherst
  53    300 Centerville Road                                                                                      Warwick
  54    8998-9116 Foothill Boulevard                                                                              Rancho Cucamonga
  55    8905, 8925, 8935, 8955, 8965, 8975 and 8985 South Pecos Road                                              Henderson
  56    5251 Business Center Drive                                                                                Fairfield
  57    7801 88th Avenue                                                                                          Pleasant Prairie
  58    Various                                                                                                   Various
 58.01  9211 Norwalk Boulevard                                                                                    Santa Fe Springs
 58.02  6211 Descanso Avenue                                                                                      Buena Park
 58.03  120 East Ross Avenue                                                                                      El Centro
  59    2602-2690 Del Mar Heights Road                                                                            San Diego
  60    6800-6830 Shoppes At Plantation Drive                                                                     Fort Myers
  61    6100 & 6200 Mack Road                                                                                     Sacramento
  62    Various                                                                                                   Tustin
 62.01  14642 Newport Avenue                                                                                      Tustin
 62.02  14591 Newport Avenue                                                                                      Tustin
  63    27620 - 27680 Marguerite Parkway                                                                          Mission Viejo
  64    1100 Buckingham Street                                                                                    Watertown
  65    1855 Central Park Avenue-Route 100                                                                        Yonkers
  66    390 East H Street                                                                                         Chula Vista
  67    1404, 1422, 1430, 1440, 1442, 1500, 1520 and 1560 West Warner Road and 700 and 735 South Islands Drive    Gilbert
  68    16970 Bear Valley Road                                                                                    Victorville
  69    4209-4299 Pecanland Mall Drive                                                                            Monroe
  70    600 Highway 61                                                                                            Villa Rica
  71    1617 Cosmo Street                                                                                         Hollywood
  72    225-226 Old New Brunswick Road                                                                            Piscataway
  73    1100 County Line Road                                                                                     Kansas City
  74    160-164 Reservoir Street                                                                                  Holden
  75    1700-1791 South Buckley Road                                                                              Aurora
  76    3902 South Semoran Boulevard                                                                              Orlando
  77    3668 & 3720 West Anthem Way                                                                               Anthem
  78    3650 Route 9W                                                                                             Highland
  79    275 Forest Avenue                                                                                         Paramus
  80    548 Contra Costa Boulevard                                                                                Pleasant Hill
  81    7111 Washington Avenue                                                                                    Racine
  82    2525 Cal Young Road                                                                                       Eugene
  83    450 Stonewall Street                                                                                      Atlanta
  84    22117 Southeast 237th Street                                                                              Maple Valley
  85    443-455 John Ringling Boulevard                                                                           Sarasota
  86    1279 Highway 54                                                                                           Fayetteville
  87    8601 South Orange Blossom Trail                                                                           Orlando
  88    2558 Shallowford Road                                                                                     Atlanta
  89    12601, 12607, 12615 Artesia Boulevard                                                                     Cerritos
  90    5901-5999 Severin Drive                                                                                   La Mesa
  91    2959 Canton Road                                                                                          Marietta
  92    24510 Town Center Drive                                                                                   Valencia
  93    10501 Gateway West                                                                                        El Paso
  94    4912 Alpine Ridge Drive                                                                                   Columbia
  95    6621-6665 Owens Drive                                                                                     Pleasanton
  96    7373 & 7375 Peak Drive                                                                                    Las Vegas
  97    403-439 West Main Street                                                                                  Merced
  98    455 Racine Drive                                                                                          Wilmington
  99    1200 North Main Street                                                                                    Bishop
  100   9670 Baltimore Avenue                                                                                     College Park
  101   802 134th Street Southwest                                                                                Everett
  102   4212 -4216 West Wendover Road                                                                             Greensboro
  103   5401 South Beethoven Street                                                                               Los Angeles
  104   9537 Bridgeville Center Road                                                                              Bridgeville
  105   11812 Carolina Place Parkway                                                                              Pineville
  106   646 Canyon Road                                                                                           Novato
  107   10824 North Central Expressway                                                                            Dallas
  108   18 Broadway Road                                                                                          Pemberton Township
  109   6095 Professional Parkway                                                                                 Douglasville
  110   1417 North H Street                                                                                       Lompoc
  111   444 Presidio Avenue                                                                                       San Francisco
  112   3207-3215 Kirnwood Dtrive                                                                                 Dallas
  113   18227 NE 4th Court                                                                                        North Miami Beach
  114   9960 West Flamingo Road                                                                                   Las Vegas
  115   4800 Bear Road                                                                                            Liverpool
  116   3527-3535 California Street                                                                               San Francisco
  117   8527-8553 IH 45 South                                                                                     Houston
  118   5422 Forest Drive                                                                                         Columbia
  119   992 Stevens Creek Road                                                                                    Augusta
  120   218-220 Huttleston Avenue                                                                                 Fairhaven
  121   2775 Broadway                                                                                             Cheektowaga
  122   1001 East Fern Avenue                                                                                     McAllen
  123   6200 Coors Boulevard Northwest                                                                            Albuquerque
  124   1401-1405 South El Camino Real                                                                            Oceanside
  125   5454 Amboy Road                                                                                           Staten Island
  126   1030 East Highway 377                                                                                     Granbury
  127   2396 Court Plaza Drive                                                                                    Virginia Beach
  128   11177 South Dransfeldt Road                                                                               Parker
  129   2540 Davie Road                                                                                           Davie
  130   851 Galleria Boulevard                                                                                    Roseville
  131   8940 & 8960 West Bell Road                                                                                Peoria
  132   39-41 North Fullerton Avenue                                                                              Montclair
  133   9819 - 9889 Foothill Boulevard                                                                            Rancho Cucamonga
  134   5623-5725 Dixie Highway                                                                                   Waterford
  135   4529 West Ocotillo Road                                                                                   Glendale
  136   3333 Fairhaven Drive                                                                                      Lafayette
  137   2901 Williamsburg Road                                                                                    Richmond
  138   4616 North 51st Avenue                                                                                    Phoenix
  139   4411 Northside Drive                                                                                      Macon
  140   1351 Baseline Road                                                                                        Roseville
  141   3403 & 3421 East Plaza Boulevard                                                                          National City
  142   110, 112, 114, and 212 North 12th Avenue                                                                  Hanford
  143   10200 Sepulveda Boulevard                                                                                 Mission Hills
  144   600 C.W. Stevens Boulevard                                                                                Grayson
  145   1654 South Marion Avenue                                                                                  Springfield
  146   3204 & 3260 North Academy Boulevard                                                                       Colorado Springs
  147   2960 North Martin Avenue                                                                                  Springfield
  148   8540 Argyle Forest Boulevard                                                                              Jacksonville
  149   7475 Clairemont Mesa Boulevard                                                                            San Diego
  150   900 Westpark Drive                                                                                        Peachtree City
  151   3401 Airline Boulevard                                                                                    Portsmouth
  152   6011-6029 Groveport Road                                                                                  Groveport
  153   15651 Imperial Highway                                                                                    La Mirada
  154   201 North Canal Boulevard                                                                                 Thibodoux
  155   4 Riverside Avenue & 10 North Main Street                                                                 Bristol
  156   1710 Tipton Street                                                                                        Seymour
  157   11911-41 Southwest Freeway                                                                                Stafford
  158   1015 West Pinhook Road                                                                                    Lafayette
  159   1913 Sherman Street                                                                                       Alameda
  160   1500 McGowen Street                                                                                       Houston
  161   501 West Main Street                                                                                      Merced
  162   2250 West Glendale Avenue                                                                                 Phoenix
  163   240 Sparta Road                                                                                           North Wilkesboro
  164   360 - 370 East Avenue                                                                                     Rochester
  165   10188 South Redwood Road                                                                                  South Jordan
  166   3760 Peachtree Crest Drive                                                                                Duluth
  167   10201-10261 Stirling Road                                                                                 Cooper City
  168   5830 South Sherwood Forest Boulevard                                                                      Baton Rouge
  169   47 Louise Street                                                                                          San Rafael

                                                                      CUTOFF BALANCE       ORIGINAL                 IO MONTHLY
LOAN #       COUNTY          STATE                    ZIP CODE         (12/1/2005)         BALANCE                 DEBT SERVICE

   1         Various         Various                  Various         208,000,000.00    208,000,000.00              908,579.63
 1.01        CA              Riverside                 92592           27,442,257.15     27,442,257.15
 1.02        NV              Clark                     89014           24,545,976.71     24,545,976.71
 1.03        NC              Forsyth                   27127           19,839,521.00     19,839,521.00
 1.04        FL              Palm Beach                33467           19,477,485.95     19,477,485.95
 1.05        FL              Bay                       32405           16,834,630.05     16,834,630.05
 1.06        NY              Livingston                14454           13,322,890.01     13,322,890.01
 1.07        MI              Washtenaw                 48197           11,512,714.74     11,512,714.74
 1.08        TN              Franklin                  37398            9,666,335.96      9,666,335.96
 1.09        GA              Houston                   31069            9,268,097.40      9,268,097.40
 1.10        KY              Laurel                    40741            8,290,602.75      8,290,602.75
 1.11        SC              Charleston                29412            8,254,399.25      8,254,399.25
 1.12        NY              Onondaga                  13090            7,675,143.16      7,675,143.16
 1.13        GA              Sumter                    31709            7,095,887.07      7,095,887.07
 1.14        PA              Lancaster                 17603            6,227,002.94      6,227,002.94
 1.15        GA              Crisp                     31015            5,376,220.56      5,376,220.56
 1.16        WV              Wood                      26101            5,321,915.30      5,321,915.30
 1.17        FL              Duval                     32221            4,706,455.71      4,706,455.71
 1.18        IN              Marion                    46268            3,142,464.28      3,142,464.28
   2         Various         Various                  Various         160,490,000.00    160,490,000.00              707,488.77
 2.01        FL              Orange                    32821           35,960,099.48     35,960,099.48
 2.02        FL              Monroe                    33040           31,094,462.34     31,094,462.34
 2.03        MN              Hennepin                  55305           19,842,676.46     19,842,676.46
 2.04        UT              Salt Lake                 84121           14,444,860.26     14,444,860.26
 2.05        KS              Johnson                   66211           12,544,220.75     12,544,220.75
 2.06        MD              Anne Arundel              21401           12,316,144.01     12,316,144.01
 2.07        CA              Riverside                 92211           11,251,785.88     11,251,785.88
 2.08        CA              Riverside                 92211           11,175,760.30     11,175,760.30
 2.09        NC              Mecklenburg               28262            6,386,148.74      6,386,148.74
 2.10        NC              Durham                    27703            5,473,841.78      5,473,841.78
   3         CA              Los Angeles               91210          153,635,945.69    154,000,000.00
   4         LA              Bossier                   71111          128,000,000.00    128,000,000.00              555,124.44
   5         NC              Guilford                  27260          100,000,000.00    100,000,000.00              421,608.80
   6         Various         Various                  Various          99,000,000.00     99,000,000.00              430,776.04
 6.01        TX              Harris                    77477           10,082,656.83     10,082,656.83
 6.02        TX              Harris                    77070            9,790,405.90      9,790,405.90
 6.03        VA              Virginia Beach            23454            9,644,280.44      9,644,280.44
 6.04        VA              Henrico                   23294            8,329,151.29      8,329,151.29
 6.05        WV              Marshall                  26041            8,036,900.37      8,036,900.37
 6.06        WI              Milwaukee                 53223            7,963,837.64      7,963,837.64
 6.07        TX              San Patricio              78374            7,890,774.91      7,890,774.91
 6.08        TX              Brazoria                  77531            7,671,586.72      7,671,586.72
 6.09        IN              Marion                    43221            7,306,273.06      7,306,273.06
 6.10        AZ              Maricopa                  85204            7,160,147.60      7,160,147.60
 6.11        NJ              Mercer                    08620            6,210,332.10      6,210,332.10
 6.12        MI              Washtenaw                 48197            5,991,143.91      5,991,143.91
 6.13        MS              Hinds                     39211            2,922,509.23      2,922,509.23
   7         DE              New Castle                19801           97,293,655.41     97,500,000.00
   8         TX              Dallas                   Various          80,000,000.00     80,000,000.00              366,351.85
 8.01        TX              Dallas                    75206           29,386,265.00     29,386,265.00
 8.02        TX              Dallas                    75231           28,747,433.00     28,747,433.00
 8.03        TX              Dallas                    75243           21,866,302.00     21,866,302.00
   9         VA              Fairfax                   22182           68,000,000.00     68,000,000.00              283,591.48
 9.01        VA              Fairfax                   22182           41,742,574.26     41,742,574.26
 9.02        VA              Fairfax                   22182           26,257,425.74     26,257,425.74
  10         VA              Stafford                  22556           60,364,794.31     60,500,000.00
  11         Various         Various                  Various          53,653,085.69     53,733,309.79
 11.01       FL              Palm Beach                33406           13,555,662.84     13,575,931.77
 11.02       MD              Howard                    21045            9,568,703.18      9,583,010.66
 11.03       MI              Oakland                   48098            8,543,484.98      8,556,259.52
 11.04       TX              Dallas                    75063            8,258,702.15      8,271,050.87
 11.05       AR              Pulaski                   72211            3,873,046.53      3,878,837.65
 11.06       KY              McCracken                 42001            3,531,307.13      3,536,587.27
 11.07       MD              Frederick                 21702            3,531,307.13      3,536,587.27
 11.08       SC              Horry                     29575            2,790,871.76      2,795,044.78
  12         Various         Various                  Various          51,759,253.29     52,000,000.00
 12.01       TX              Harris                    77070            5,330,207.72      5,355,000.00
 12.02       TN              Shelby                    38133            4,509,027.26      4,530,000.00
 12.03       MN              Dakota                    55306            3,782,406.97      3,800,000.00
 12.04       OK              Oklahoma                  73139            3,722,684.76      3,740,000.00
 12.05       TX              Collin                    75093            3,608,217.18      3,625,000.00
 12.06       TX              Harris                    77092            3,593,286.62      3,610,000.00
 12.07       IN              Delaware                  47304            3,384,258.87      3,400,000.00
 12.08       TX              Fort Bend                 77477            3,324,536.65      3,340,000.00
 12.09       TX              Harris                    77042            3,284,721.84      3,300,000.00
 12.10       TX              Harris                    77070            2,936,342.25      2,950,000.00
 12.11       TN              Shelby                    38133            2,587,962.66      2,600,000.00
 12.12       IL              Will                      60431            2,587,962.66      2,600,000.00
 12.13       TX              Galveston                 77591            2,498,379.34      2,510,000.00
 12.14       MN              Dakota                    55306            2,468,518.23      2,480,000.00
 12.15       IA              Woodbury                  51106            2,140,046.05      2,150,000.00
 12.16       TX              Galveston                 77591            2,000,694.21      2,010,000.00
  13         AZ              Maricopa                  85040           51,000,000.00     51,000,000.00              225,793.06
  14         Various         Various                  Various          49,120,000.00     49,120,000.00              222,989.45
 14.01       PA              Cumberland                17011           25,860,000.00     25,860,000.00
 14.02       MI              Oakland                   48326           11,920,000.00     11,920,000.00
 14.03       CA              Sacramento                95670           11,340,000.00     11,340,000.00
  15         CO              Adams                     80031           47,000,000.00     47,000,000.00              205,304.05
  16         NY              New York                  10025           41,556,310.25     41,700,000.00
  17         NY              Queens                    11101           40,000,000.00     40,000,000.00              209,165.28
  18         OR              Lane                      97401           35,000,000.00     35,000,000.00              147,858.80
  19         CA              San Diego                Various          34,876,967.02     35,000,000.00
 19.01       CA              San Diego                 92101           24,912,119.30     25,000,000.00
 19.02       CA              San Diego                 92037            9,964,847.72     10,000,000.00
  20         CA              Contra Costa              94509           33,500,000.00     33,500,000.00              146,560.17
  21         TX              Dallas                    75080           31,709,070.93     31,900,000.00
  22         IL              DuPage                    60523           28,750,000.00     28,750,000.00              127,697.92
  23         OH              Summit                    44308           26,945,399.74     27,000,000.00
  24         Various         Various              Various              26,081,679.76     26,270,000.00
 24.01       TX              Harris                    77082            6,890,658.55      6,940,411.89
 24.02       TN              Shelby                    38115            2,217,595.01      2,233,606.94
 24.03       AZ              Maricopa                  85308            1,688,134.61      1,700,323.62
 24.04       FL              Hillsborough              33612            1,642,094.58      1,653,951.16
 24.05       MO              Jackson                   64050            1,611,401.22      1,623,036.19
 24.06       CT              New Haven                 06477            1,511,647.81      1,522,562.52
 24.07       GA              Chatham                   31405            1,503,974.47      1,514,833.77
 24.08       OH              Franklin                  43229            1,350,507.69      1,360,258.90
 24.09       LA              Jefferson                 70053            1,304,467.65      1,313,886.44
 24.10       AL              Tuscaloosa                35405            1,304,467.65      1,313,886.44
 24.11       TX              Tom Green                 76903            1,081,940.82      1,089,752.87
 24.12       CT              Hartford                  06120              920,800.70        927,449.25
 24.13       KS              Shawnee                   66609              844,067.31        850,161.81
 24.14       NJ              Bergen                    07662              844,067.31        850,161.81
 24.15       ID              Bannock                   83201              621,540.47        626,028.24
 24.16       OH              Butler                    45042              414,360.31        417,352.16
 24.17       CA              Orange                    92805              329,953.58        332,335.98
  25         CA              Los Angeles               90403           26,000,000.00     26,000,000.00              117,965.97
  26         Various         Various              Various              25,799,715.65     25,986,000.00
 26.01       NY              Westchester               10701            5,276,161.28      5,314,257.29
 26.02       PA              Allegheny                 15236            2,488,351.74      2,506,318.64
 26.03       PA              Allegheny                 15108            1,789,616.87      1,802,538.62
 26.04       TX              El Paso                   79904            1,753,967.13      1,766,631.48
 26.05       CA              San Bernardino            92335            1,347,560.11      1,357,290.04
 26.06       MI              Wayne                     48217            1,329,735.24      1,339,336.47
 26.07       TX              Harris                    77092            1,319,040.32      1,328,564.32
 26.08       TX              Nueces                    78415            1,247,740.84      1,256,750.03
 26.09       PA              Washington                15301            1,176,441.37      1,184,935.75
 26.10       TN              Shelby                    38114            1,140,791.63      1,149,028.60
 26.11       MA              Hampden                   01085            1,076,622.10      1,084,395.74
 26.12       NH              Grafton                   03766            1,055,232.26      1,062,851.46
 26.13       CA              Alameda                   94550            1,012,452.57      1,019,762.89
 26.14       WA              Thurston                  98506              891,243.46        897,678.60
 26.15       OH              Hamilton                  45206              741,514.56        746,868.59
 26.16       AL              Jefferson                 35215              520,486.18        524,244.30
 26.17       KS              Sedgwick                  67218              406,407.02        409,341.44
 26.18       NE              Hall                      68801              335,107.54        337,527.15
 26.19       TX              Gregg                     75601              320,847.65        323,164.29
 26.20       PA              Columbia                  17815              303,022.78        305,210.72
 26.21       GA              Bibb                      31211              267,373.04        269,303.58
  27         Various         Various              Various              25,600,156.55     25,785,000.00
 27.01       FL              Miami-Dade                33132            4,978,422.84      5,014,369.06
 27.02       CA              Los Angeles               93534            3,318,948.56      3,342,912.71
 27.03       CT              Fairfield                 06610            1,932,365.61      1,946,318.06
 27.04       MA              Norfolk                   02188            1,770,105.90      1,782,886.78
 27.05       AL              Mobile                    36608            1,511,965.45      1,522,882.45
 27.06       FL              Lake                      34788            1,342,330.31      1,352,022.47
 27.07       GA              Muscogee                  31907            1,298,077.66      1,307,450.30
 27.08       MA              Suffolk                   02136            1,246,449.57      1,255,449.44
 27.09       MA              Norfolk                   02062            1,194,821.48      1,203,448.57
 27.10       TX              Harris                    77022            1,003,060.01      1,010,302.51
 27.11       AL              Mobile                    36604              995,684.57      1,002,873.81
 27.12       GA              Richmond                  30909              940,368.76        947,158.60
 27.13       OR              Douglas                   97470              892,428.39        898,872.08
 27.14       PA              Westmoreland              15601              833,424.86        839,442.52
 27.15       AL              Jefferson                 35208              663,789.71        668,582.54
 27.16       TX              Bexar                     78222              590,035.30        594,295.59
 27.17       TX              Nueces                    78411              590,035.30        594,295.59
 27.18       FL              Escambia                  32505              497,842.28        501,436.91
  28         KY              Jefferson                 40202           25,500,000.00     25,500,000.00              117,851.91
  29         CT              Fairfield                 06830           25,000,000.00     25,000,000.00              105,972.51
 29.01       CT              Fairfield                 06830            8,487,654.32      8,487,654.32
 29.02       CT              Fairfield                 06830            7,716,049.38      7,716,049.38
 29.03       CT              Fairfield                 06830            5,144,032.92      5,144,032.92
 29.04       CT              Fairfield                 06830            3,652,263.37      3,652,263.37
  30         NY              Nassau                    11783           24,000,000.00     24,000,000.00              101,490.28
  31         NJ              Various                  Various          23,749,951.90     23,800,000.00
 31.01       NJ              Middlesex                 08857           11,874,975.95     11,900,000.00
 31.02       NJ              Union                     07088           11,874,975.95     11,900,000.00
  32         AZ              Maricopa                  85022           23,360,000.00     23,360,000.00              101,053.63
  33         VA              Prince William            22192           23,200,000.00     23,200,000.00              107,104.52
  34         LA              Baton Rouge               70810           22,400,000.00     22,400,000.00              103,524.82
  35         CA              San Diego                 92025           21,500,000.00     21,500,000.00               94,460.65
  36         NY              New York                  10038           21,000,000.00     21,000,000.00               87,650.69
  37         CA              Los Angeles               91436           20,960,000.00     20,960,000.00               88,032.73
  38         CA              Ventura                   91362           20,500,000.00     20,500,000.00               90,171.05
  39         NV              Clark                     89031           20,400,000.00     20,400,000.00               91,006.67
  40         NJ              Bergen                    07024           20,000,000.00     20,000,000.00               78,153.94
  41         UT              Utah                      84602           20,000,000.00     20,000,000.00               90,405.09
  42         MN              Hennepin                  55391           19,978,618.72     20,000,000.00
  43         NY              Westchester               10605           19,500,000.00     19,500,000.00               87,156.42
  44         WA              Thurston                  98502           19,400,000.00     19,400,000.00               85,447.34
  45         AL              Shelby                    35242           18,200,000.00     18,200,000.00               85,098.06
  46         MO              Saint Louis City          63108           17,430,000.00     17,430,000.00
  47         NV              Clark                     89148           16,705,000.00     16,705,000.00               76,216.56
  48         MN              Hennepin                  55391           16,540,898.53     16,560,000.00
  49         GA              Gwinnett                 Various          16,500,000.00     16,500,000.00               73,747.74
 49.01       GA              Gwinnett                  30092           10,170,258.62     10,170,258.62
 49.02       GA              Gwinnett                  30071            6,329,741.38      6,329,741.38
  50         IN              Hamilton                  46032           16,243,943.68     16,280,000.00
  51         WA              King                      98029           15,967,229.77     16,000,000.00
  52         Various         Various                  Various          15,870,000.00     15,870,000.00               74,552.26
 52.01       NY              Erie                      14221            7,817,734.00      7,817,734.00
 52.02       NY              Erie                      14221            3,127,094.00      3,127,094.00
 52.03       TN              Davidson                  37228            2,736,207.00      2,736,207.00
 52.04       NY              Erie                      14221            2,188,965.00      2,188,965.00
  53         RI              Kent                      02886           15,453,306.28     15,500,000.00
  54         CA              San Bernardino            91730           15,400,000.00     15,400,000.00               71,693.77
  55         NV              Clark                     89074           15,166,002.53     15,200,000.00
  56         CA              Solano                    94534           15,000,000.00     15,000,000.00               65,902.78
  57         WI              Kenosha                   53158           15,000,000.00     15,000,000.00               67,423.61
  58         CA              Various                  Various          14,970,265.93     15,000,000.00
 58.01       CA              Los Angeles               90670            8,499,817.00      8,516,699.41
 58.02       CA              Orange                    90620            4,705,781.04      4,715,127.70
 58.03       CA              Imperial                  92243            1,764,667.89      1,768,172.89
  59         CA              San Diego                 92014           14,950,000.00     14,950,000.00               71,064.06
  60         FL              Lee                       33912           14,025,000.00     14,025,000.00               62,804.08
  61         CA              Sacramento                95823           13,500,000.00     13,500,000.00               65,289.38
  62         CA              Orange                    92780           13,484,630.19     13,500,000.00
 62.01       CA              Orange                    92780           10,488,045.70     10,500,000.00
 62.02       CA              Orange                    92780            2,996,584.49      3,000,000.00
  63         CA              Orange                    92692           13,000,000.00     13,000,000.00               56,676.39
  64         CT              Litchfield                06795           12,883,074.84     13,000,000.00
  65         NY              Westchester               10710           11,926,846.20     12,000,000.00
  66         CA              San Diego                 91910           11,900,000.00     11,900,000.00               54,002.17
  67         AZ              Maricopa                  85233           11,650,000.00     11,650,000.00               50,593.90
  68         CA              San Bernardino            92392           11,500,000.00     11,500,000.00               53,556.99
  69         LA              Ouachita Parish           71203           11,500,000.00     11,500,000.00               53,731.89
  70         GA              Carroll                   30180           11,000,000.00     11,000,000.00               47,864.01
  71         CA              Los Angeles               90028           11,000,000.00     11,000,000.00               51,767.48
  72         NJ              Middlesex                 08854           10,966,126.51     11,000,000.00
  73         KS              Wyandotte                 66103           10,880,000.00     10,880,000.00               46,974.15
  74         MA              Worcester                 01520           10,875,000.00     10,875,000.00               50,444.14
  75         CO              Arapahoe                  80017           10,820,000.00     10,820,000.00               48,909.16
  76         FL              Orange                    32822           10,788,223.20     10,800,000.00
  77         AZ              Maricopa                  85086           10,765,587.83     10,800,000.00
  78         NY              Ulster                    12528           10,000,000.00     10,000,000.00               41,273.73
  79         NJ              Bergen                    07652            9,511,593.40      9,550,000.00
  80         CA              Contra Costa              94523            9,419,423.35      9,430,000.00
  81         WI              Racine                    53406            9,186,789.51      9,200,000.00
  82         OR              Lane                      97401            9,137,761.03      9,200,000.00
  83         GA              Fulton                    30313            8,990,600.78      9,010,000.00
  84         WA              King                      98038            8,981,578.65      9,000,000.00
  85         FL              Sarasota                  34326            8,800,000.00      8,800,000.00               39,778.24
  86         GA              Fayette                   30214            8,072,422.63      8,100,000.00
  87         FL              Orange                    32809            8,025,204.79      8,050,000.00
  88         GA              DeKalb                    30345            8,000,000.00      8,000,000.00               34,384.35
  89         CA              Los Angeles               90703            7,750,000.00      7,750,000.00               34,246.21
  90         CA              San Diego                 91942            7,184,359.55      7,200,000.00
  91         GA              Cobb                      30066            7,111,954.23      7,120,000.00
  92         CA              Los Angeles               91355            7,075,827.26      7,100,000.00
  93         TX              El Paso                   79925            7,000,000.00      7,000,000.00               33,374.69
  94         MO              Boone                     65202            7,000,000.00      7,000,000.00               31,523.50
  95         CA              Alameda                   94588            6,984,953.98      7,000,000.00
  96         NV              Clark                     89128            6,800,000.00      6,800,000.00               30,019.56
  97         CA              Merced                    95340            6,777,447.19      6,800,000.00
  98         NC              New Hanover               28403            6,700,000.00      6,700,000.00               28,304.40
  99         CA              Inyo                      93514            6,627,944.69      6,650,000.00
  100        MD              Prince Georges            20740            6,490,438.58      6,500,000.00
  101        WA              Snohomish                 98204            6,400,000.00      6,400,000.00               28,102.30
  102        NC              Guilford                  27407            6,400,000.00      6,400,000.00               28,659.26
  103        CA              Los Angeles               90066            6,386,883.43      6,400,000.00
  104        DE              Sussex                    19933            6,380,847.60      6,400,000.00
  105        NC              Mecklenburg               28134            6,325,362.83      6,400,000.00
  106        CA              Marin                     94947            6,309,742.31      6,380,000.00
  107        TX              Dallas                    75231            6,236,085.00      6,250,000.00
  108        NJ              Burlington                08015            6,178,335.37      6,200,000.00
  109        GA              Douglas                   30134            6,079,809.69      6,100,000.00
  110        CA              Santa Barbara             93436            6,073,012.41      6,100,000.00
  111        CA              San Francisco             94115            5,975,897.96      6,000,000.00
  112        TX              Dallas                    75237            5,920,832.15      5,940,000.00
  113        FL              Miami-Dade                33162            5,600,000.00      5,600,000.00               25,644.63
  114        NV              Clark                     89147            5,525,000.00      5,525,000.00               23,153.84
  115        NY              Onondaga                  13088            5,477,644.47      5,500,000.00
  116        CA              San Francisco             94118            5,400,000.00      5,400,000.00               23,610.94
  117        TX              Harris                    77017            5,357,102.56      5,375,000.00
  118        SC              Richland                  29206            5,325,000.00      5,325,000.00               25,375.10
  119        GA              Richmond                  30907            5,194,570.88      5,200,000.00
  120        MA              Bristol                   02719            5,189,393.18      5,200,000.00
  121        NY              Erie                      14227            5,100,000.00      5,100,000.00               25,121.63
  122        TX              Hidalgo                   78501            4,994,129.82      5,000,000.00
  123        NM              Bernalillo                87120            4,990,000.00      4,990,000.00               23,791.38
  124        CA              San Diego                 92054            4,989,154.62      5,000,000.00
  125        NY              Richmond                  10312            4,869,465.32      4,875,000.00
  126        TX              Hood                      76048            4,834,813.99      4,840,000.00
  127        VA              Virginia Beach City       23456            4,794,877.21      4,800,000.00
  128        CO              Douglas                   80134            4,750,000.00      4,750,000.00               21,699.97
  129        FL              Broward                   33317            4,686,472.57      4,700,000.00
  130        CA              Placer                    95678            4,640,794.47      4,650,000.00
  131        AZ              Maricopa                  85382            4,550,000.00      4,550,000.00               21,028.48
  132        NJ              Essex                     07042            4,490,496.66      4,500,000.00
  133        CA              San Bernardino            91730            4,490,384.83      4,500,000.00
  134        MI              Oakland                   48329            4,481,149.30      4,500,000.00
  135        AZ              Maricopa                  85301            4,350,000.00      4,350,000.00               20,251.16
  136        IN              Tippecanoe                47909            4,320,000.00      4,320,000.00               19,053.00
  137        VA              Henrico                   23231            4,300,000.00      4,300,000.00               19,364.43
  138        AZ              Maricopa                  85031            4,250,000.00      4,250,000.00               19,282.90
  139        GA              Bibb                      31210            4,200,000.00      4,200,000.00               18,878.61
  140        CA              Placer                    95747            4,191,630.89      4,200,000.00
  141        CA              San Diego                 91950            4,000,000.00      4,000,000.00               17,607.87
  142        CA              Kings                     93230            3,995,479.91      4,000,000.00
  143        CA              Los Angeles               91345            3,895,467.83      3,900,000.00
  144        KY              Carter                    41143            3,886,801.80      3,900,000.00
  145        MO              Greene                    65807            3,528,044.17      3,540,000.00
  146        CO              El Paso                   80917            3,500,000.00      3,500,000.00               15,007.67
  147        MO              Greene                    65803            3,243,942.37      3,250,000.00
  148        FL              Duval                     32244            3,219,265.74      3,230,000.00
  149        CA              San Diego                 92111            3,170,000.00      3,170,000.00               14,972.01
  150        GA              Fayette                   30269            3,029,937.96      3,040,000.00
  151        VA              Portsmouth City           23701            2,990,604.87      3,000,000.00
  152        OH              Franklin                  43125            2,900,000.00      2,900,000.00               12,692.20
  153        CA              Los Angeles               90638            2,750,000.00      2,750,000.00               11,966.00
  154        LA              Lafourche Parish          70301            2,744,388.21      2,750,000.00
  155        CT              Hartford                  06010            2,641,251.86      2,650,000.00
  156        IN              Jackson                   47274            2,497,186.54      2,500,000.00
  157        TX              Fort Bend                 77477            2,437,893.00      2,445,000.00
  158        LA              Lafayette                 70503            2,346,737.35      2,350,000.00
  159        CA              Alameda                   94501            2,250,000.00      2,250,000.00               10,672.45
  160        TX              Harris                    77004            2,247,558.02      2,250,000.00
  161        CA              Merced                    95340            2,157,626.85      2,160,000.00
  162        AZ              Maricopa                  85021            2,125,000.00      2,125,000.00                9,246.46
  163        NC              Wilkes                    28659            2,091,203.33      2,100,000.00
  164        NY              Monroe                    14604            2,000,000.00      2,000,000.00                9,953.01
  165        UT              Salt Lake                 84095            1,993,231.69      2,000,000.00
  166        GA              Gwinnett                  30097            1,794,866.09      1,800,000.00
  167        FL              Broward                   33328            1,584,726.64      1,590,000.00
  168        LA              East Baton Rouge          70816            1,346,075.90      1,350,000.00
  169        CA              Marin                     94901              299,241.66        300,000.00

                                                                                  PRIMARY        MASTER     TRUSTEE &  BROKER
                     IO ANNUAL      MONTHLY P&I      ANNUAL P&I      INTEREST   SERVICING     SERVICING        PAYING   STRIP
   LOAN #         DEBT SERVICE     DEBT SERVICE    DEBT SERVICE      RATE (%)    FEE RATE      FEE RATE     AGENT FEE   RATE

      1          10,902,955.56                                        5.1700     0.01000       0.02000       0.00060
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
      2           8,489,865.27       958,657.90   11,503,894.80       5.2175     0.01000       0.02000       0.00060
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
      3                              788,551.68    9,462,620.18       4.6496     0.02000       0.02000       0.00060
      4           6,661,493.33       697,573.52    8,370,882.24       5.1330     0.01000       0.02000       0.00060
      5           5,059,305.56                                        4.9900     0.00000       0.02000       0.00060
      6           5,169,312.50                                        5.1500     0.01000       0.02000       0.00060
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
      7                              543,239.88    6,518,878.56       5.3300     0.01000       0.02000       0.00060
      8           4,396,222.22       450,223.90    5,402,686.80       5.4200     0.01000       0.02000       0.00060
    8.01
    8.02
    8.03
      9           3,403,097.78       362,383.59    4,348,603.08       4.9360     0.01000       0.02000       0.00060
    9.01
    9.02
     10                              327,444.49    3,929,333.88       5.0720     0.01000       0.02000       0.00060
     11                              374,727.42    4,496,729.04       6.5770     0.01000       0.02000       0.00060
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
     12                              315,609.77    3,787,317.24       5.3800     0.01000       0.02000       0.00060
    12.01
    12.02
    12.03
    12.04
    12.05
    12.06
    12.07
    12.08
    12.09
    12.10
    12.11
    12.12
    12.13
    12.14
    12.15
    12.16
     13           2,709,516.67       281,308.09    3,375,697.08       5.2400     0.00000       0.02000       0.00060
     14           2,675,873.40       274,996.63    3,299,959.56       5.3730     0.01000       0.02000       0.00060
    14.01
    14.02
    14.03
     15           2,463,648.61                                        5.1700     0.01000       0.02000       0.00060
     16                              225,130.61    2,701,567.32       5.0500     0.03000       0.02000       0.00060
     17           2,509,983.33       250,837.89    3,010,054.68       6.1890     0.01000       0.02000       0.00060
     18           1,774,305.56                                        5.0000     0.03000       0.02000       0.00060
     19                              186,819.50    2,241,834.00       4.9500     0.01000       0.02000       0.00060
    19.01
    19.02
     20           1,758,722.08       183,497.13    2,201,965.56       5.1780     0.01000       0.02000       0.00060
     21                              195,513.08    2,346,156.96       5.4800     0.01000       0.02000       0.00060
     22           1,532,375.00                                        5.3300     0.01000       0.02000       0.00060
     23                              154,015.27    1,848,183.24       5.5420     0.00000       0.02000       0.00060
     24                              164,188.47    1,970,261.64       5.6820     0.01000       0.02000       0.00060
    24.01
    24.02
    24.03
    24.04
    24.05
    24.06
    24.07
    24.08
    24.09
    24.10
    24.11
    24.12
    24.13
    24.14
    24.15
    24.16
    24.17
     25           1,415,591.67       145,511.49    1,746,137.88       5.3700     0.01000       0.02000       0.00060
     26                              162,413.46    1,948,961.52       5.6820     0.01000       0.02000       0.00060
    26.01
    26.02
    26.03
    26.04
    26.05
    26.06
    26.07
    26.08
    26.09
    26.10
    26.11
    26.12
    26.13
    26.14
    26.15
    26.16
    26.17
    26.18
    26.19
    26.20
    26.21
     27                              161,157.20    1,933,886.40       5.6820     0.01000       0.02000       0.00060
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
    27.16
    27.17
    27.18
     28           1,414,222.92       144,306.59    1,731,679.08       5.4700     0.01000       0.02000       0.00060
     29           1,271,670.14       134,465.27    1,613,583.24       5.0170     0.01000       0.02000       0.00060
    29.01
    29.02
    29.03
    29.04
     30           1,217,883.33       128,910.54    1,546,926.48       5.0050     0.01000       0.02000       0.00060
     31                              133,050.68    1,596,608.16       5.3600     0.01000       0.02000       0.00060
    31.01
    31.02
     32           1,212,643.56       127,120.30    1,525,443.60       5.1200     0.01000       0.02000       0.00060
     33           1,285,254.22       131,203.51    1,574,442.12       5.4640     0.01000       0.02000       0.00060
     34           1,242,297.78       126,763.43    1,521,161.16       5.4700     0.01000       0.02000       0.00060
     35           1,133,527.78       118,058.84    1,416,706.08       5.2000     0.01000       0.02000       0.00060
     36           1,051,808.33                                        4.9400     0.01000       0.02000       0.00060
     37           1,056,392.73       112,146.62    1,345,759.44       4.9710     0.01000       0.02000       0.00060
     38           1,082,052.64       112,643.73    1,351,724.76       5.2060     0.01000       0.02000       0.00060
     39           1,092,080.00       113,028.91    1,356,346.92       5.2800     0.01000       0.02000       0.00060
     40             937,847.22                                        4.6250     0.01000       0.02000       0.00060
     41           1,084,861.11                                        5.3500     0.03000       0.02000       0.00060
     42                              115,131.28    1,381,575.36       5.6250     0.01000       0.02000       0.00060
     43           1,045,877.08       111,365.68    1,336,388.16       5.2900     0.01000       0.02000       0.00060
     44           1,025,368.14       106,683.36    1,280,200.32       5.2130     0.01000       0.02000       0.00060
     45           1,021,176.72       103,726.18    1,244,714.16       5.5340     0.01000       0.02000       0.00060
     46                              103,105.03    1,237,260.36       5.8750     0.01000       0.02000       0.00060
     47             914,598.75        93,803.72    1,125,644.64       5.4000     0.01000       0.02000       0.00060
     48                               91,137.47    1,093,649.64       5.2200     0.01000       0.02000       0.00060
     49             884,972.92        91,522.83    1,098,273.96       5.2900     0.01000       0.02000       0.00060
    49.01
    49.02
     50                               88,542.34    1,062,508.08       5.1150     0.00000       0.02000       0.00060
     51                               90,675.66    1,088,107.92       5.4830     0.01000       0.02000       0.00060
     52             894,627.17        90,706.44    1,088,477.28       5.5600     0.01000       0.02000       0.00060
    52.01
    52.02
    52.03
    52.04
     53                               90,050.49    1,080,605.88       5.7090     0.01000       0.02000       0.00060
     54             860,325.28        87,536.15    1,050,433.80       5.5100     0.03000       0.02000       0.00060
     55                               82,229.75      986,757.00       5.0680     0.01000       0.02000       0.00060
     56             790,833.33        82,366.63      988,399.56       5.2000     0.01000       0.02000       0.00060
     57             809,083.33                                        5.3200     0.01000       0.02000       0.00060
     58                               86,433.71    1,037,204.52       5.6340     0.01000       0.02000       0.00060
    58.01
    58.02
    58.03
     59             852,768.76        86,070.07    1,032,840.84       5.6260     0.01000       0.02000       0.00060
     60             753,648.96        77,881.48      934,577.76       5.3000     0.03000       0.02000       0.00060
     61             783,472.50        78,559.50      942,714.00       5.7240     0.01000       0.02000       0.00060
     62                               74,882.31      898,587.72       5.2900     0.01000       0.02000       0.00060
    62.01
    62.02
     63             680,116.67        71,063.53      852,762.36       5.1600     0.01000       0.02000       0.00060
     64                               89,058.63    1,068,703.56       5.4500     0.01000       0.02000       0.00060
     65                               72,761.79      873,141.48       5.3700     0.03000       0.02000       0.00060
     66             648,026.07        66,606.91      799,282.92       5.3710     0.01000       0.02000       0.00060
     67             607,126.81        63,540.30      762,483.60       5.1400     0.01000       0.02000       0.00060
     68             642,683.89        65,382.34      784,588.08       5.5120     0.01000       0.02000       0.00060
     69             644,782.64        65,512.36      786,148.32       5.5300     0.01000       0.02000       0.00060
     70             574,368.06        60,062.88      720,754.56       5.1500     0.01000       0.02000       0.00060
     71             621,209.72        62,940.75      755,289.00       5.5700     0.01000       0.02000       0.00060
     72                               63,169.50      758,034.00       5.6030     0.01000       0.02000       0.00060
     73             563,689.78        59,139.81      709,677.72       5.1100     0.01000       0.02000       0.00060
     74             605,329.69        61,678.84      740,146.08       5.4900     0.03000       0.02000       0.00060
     75             586,909.86        60,420.36      725,044.32       5.3500     0.03000       0.02000       0.00060
     76                               61,456.80      737,481.60       5.5200     0.01000       0.02000       0.00060
     77                               60,895.00      730,740.00       5.4370     0.01000       0.02000       0.00060
     78             495,284.72        52,981.54      635,778.48       4.8850     0.01000       0.02000       0.00060
     79                               54,764.34      657,172.08       5.5900     0.01000       0.02000       0.00060
     80                               52,775.90      633,310.80       5.3700     0.01000       0.02000       0.00060
     81                               59,455.82      713,469.84       6.0320     0.01000       0.02000       0.00060
     82                               63,285.63      759,427.56       5.5000     0.01000       0.02000       0.00060
     83                               49,747.97      596,975.64       5.2490     0.01000       0.02000       0.00060
     84                               51,021.98      612,263.76       5.4860     0.01000       0.02000       0.00060
     85             477,338.89        49,140.41      589,684.92       5.3500     0.03000       0.02000       0.00060
     86                               44,028.72      528,344.64       5.1100     0.01000       0.02000       0.00060
     87                               48,382.02      580,584.24       5.2800     0.01000       0.02000       0.00060
     88             412,612.22        43,372.10      520,465.20       5.0870     0.01000       0.02000       0.00060
     89             410,954.51        42,699.83      512,397.96       5.2300     0.01000       0.02000       0.00060
     90                               39,567.12      474,805.44       5.2070     0.01000       0.02000       0.00060
     91                               39,670.44      476,045.28       5.3300     0.01000       0.02000       0.00060
     92                               38,593.07      463,116.84       5.1100     0.01000       0.02000       0.00060
     93             400,496.25        40,375.54      484,506.48       5.6430     0.01000       0.02000       0.00060
     94             378,281.94        39,001.84      468,022.08       5.3300     0.03000       0.02000       0.00060
     95                               38,684.61      464,215.32       5.2570     0.01000       0.02000       0.00060
     96             360,234.72        37,444.63      449,335.56       5.2250     0.01000       0.02000       0.00060
     97                               37,507.75      450,093.00       5.2400     0.01000       0.02000       0.00060
     98             339,652.78                                        5.0000     0.01000       0.02000       0.00060
     99                               36,680.37      440,164.44       5.2400     0.01000       0.02000       0.00060
     100                              41,384.34      496,612.08       5.8750     0.01000       0.02000       0.00060
     101            337,227.56        35,131.24      421,574.88       5.1970     0.01000       0.02000       0.00060
     102            343,911.11        35,539.50      426,474.00       5.3000     0.01000       0.02000       0.00060
     103                              36,258.23      435,098.76       5.4800     0.03000       0.02000       0.00060
     104                              39,120.26      469,443.12       5.4525     0.01000       0.02000       0.00060
     105                              42,680.35      512,164.20       5.1250     0.01000       0.02000       0.00060
     106                              50,869.04      610,428.48       5.1250     0.01000       0.02000       0.00060
     107                              33,895.97      406,751.64       5.0900     0.03000       0.02000       0.00060
     108                              33,207.20      398,486.40       4.9800     0.03000       0.02000       0.00060
     109                              33,684.43      404,213.16       5.2500     0.01000       0.02000       0.00060
     110                              38,044.43      456,533.16       5.6600     0.01000       0.02000       0.00060
     111                              37,190.86      446,290.32       5.7750     0.01000       0.02000       0.00060
     112                              33,262.29      399,147.48       5.3750     0.01000       0.02000       0.00060
     113            307,735.56        31,515.67      378,188.04       5.4200     0.01000       0.02000       0.00060
     114            277,846.11        29,524.48      354,293.76       4.9600     0.01000       0.02000       0.00060
     115                              36,020.48      432,245.76       6.1730     0.01000       0.02000       0.00060
     116            283,331.25        29,568.65      354,823.80       5.1750     0.01000       0.02000       0.00060
     117                              30,350.25      364,203.00       5.4500     0.03000       0.02000       0.00060
     118            304,501.25        30,704.15      368,449.80       5.6400     0.03000       0.02000       0.00060
     119                              30,345.79      364,149.48       5.7500     0.01000       0.02000       0.00060
     120                              29,531.55      354,378.60       5.5020     0.01000       0.02000       0.00060
     121            301,459.58        33,594.83      403,137.96       5.8300     0.01000       0.02000       0.00060
     122                              27,224.35      326,692.20       5.1250     0.01000       0.02000       0.00060
     123            285,496.61        28,781.99      345,383.88       5.6430     0.01000       0.02000       0.00060
     124                              27,498.80      329,985.60       5.2140     0.01000       0.02000       0.00060
     125                              27,086.24      325,034.88       5.3050     0.01000       0.02000       0.00060
     126                              27,825.11      333,901.32       5.6130     0.00000       0.02000       0.00060
     127                              27,658.79      331,905.48       5.6340     0.01000       0.02000       0.00060
     128            260,399.62        26,693.47      320,321.64       5.4070     0.01000       0.02000       0.00060
     129                              29,378.00      352,536.00       5.6830     0.01000       0.02000       0.00060
     130                              26,812.08      321,744.96       5.6400     0.01000       0.02000       0.00060
     131            252,341.74        25,748.82      308,985.84       5.4700     0.01000       0.02000       0.00060
     132                              25,100.61      301,207.32       5.3400     0.01000       0.02000       0.00060
     133                              24,946.81      299,361.72       5.2850     0.01000       0.02000       0.00060
     134                              25,268.89      303,226.68       5.4000     0.03000       0.02000       0.00060
     135            243,013.96        24,726.12      296,713.44       5.5100     0.01000       0.02000       0.00060
     136            228,636.00        23,774.99      285,299.88       5.2200     0.01000       0.02000       0.00060
     137            232,373.19        23,958.27      287,499.24       5.3300     0.00000       0.02000       0.00060
     138            231,394.79        23,785.53      285,426.36       5.3700     0.01000       0.02000       0.00060
     139            226,543.33        23,374.99      280,499.88       5.3200     0.01000       0.02000       0.00060
     140                              24,137.81      289,653.72       5.6100     0.01000       0.02000       0.00060
     141            211,294.44        21,989.15      263,869.80       5.2100     0.00000       0.02000       0.00060
     142                              22,286.76      267,441.12       5.3300     0.03000       0.02000       0.00060
     143                              21,367.17      256,406.04       5.1800     0.01000       0.02000       0.00060
     144                              21,271.00      255,252.00       5.1400     0.01000       0.02000       0.00060
     145                              19,329.33      231,951.96       5.1500     0.01000       0.02000       0.00060
     146            180,092.01        18,949.51      227,394.12       5.0750     0.01000       0.02000       0.00060
     147                              19,306.06      231,672.72       5.9140     0.01000       0.02000       0.00060
     148                              17,796.19      213,554.28       5.2300     0.01000       0.02000       0.00060
     149            179,664.15        18,178.32      218,139.84       5.5900     0.00000       0.02000       0.00060
     150                              16,786.99      201,443.88       5.2500     0.01000       0.02000       0.00060
     151                              17,853.75      214,245.00       5.1800     0.03000       0.02000       0.00060
     152            152,306.39        15,888.41      190,660.92       5.1800     0.03000       0.02000       0.00060
     153            143,592.01        15,015.72      180,188.64       5.1500     0.01000       0.02000       0.00060
     154                              15,614.20      187,370.40       5.5000     0.01000       0.02000       0.00060
     155                              14,654.74      175,856.88       5.2630     0.01000       0.02000       0.00060
     156                              13,963.46      167,561.52       5.3520     0.01000       0.02000       0.00060
     157                              14,470.91      173,650.92       5.8800     0.01000       0.02000       0.00060
     158                              15,502.23      186,026.76       6.2500     0.01000       0.02000       0.00060
     159            128,069.38                                        5.6140     0.01000       0.02000       0.00060
     160                              12,838.85      154,066.20       5.5450     0.01000       0.02000       0.00060
     161                              12,237.15      146,845.80       5.4800     0.01000       0.02000       0.00060
     162            110,957.47        11,603.06      139,236.72       5.1500     0.01000       0.02000       0.00060
     163                              11,961.49      143,537.88       5.1100     0.01000       0.02000       0.00060
     164            119,436.11        12,751.88      153,022.56       5.8900     0.01000       0.02000       0.00060
     165                              10,908.21      130,898.52       5.1400     0.03000       0.02000       0.00060
     166                              10,757.22      129,086.64       5.9700     0.01000       0.02000       0.00060
     167                               8,770.19      105,242.28       5.2400     0.01000       0.02000       0.00060
     168                               7,990.07       95,880.84       5.8800     0.01000       0.02000       0.00060
     169                               2,012.52       24,150.24       6.4300     0.01000       0.02000       0.00060

                 ADMIN.       NET MORTGAGE     ACCRUAL                     REMAINING    MATURITY/      AMORT      REMAINING
   LOAN #           FEE       INTEREST RATE     TYPE            TERM         TERM       ARD DATE       TERM       AMORT TERM

      1         0.03060           5.13940     Actual/360         120          117       9/1/2015        0             0
    1.01
    1.02
    1.03
    1.04
    1.05
    1.06
    1.07
    1.08
    1.09
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
      2         0.03060           5.18690     Actual/360         116          115       7/1/2015       300           300
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
    2.10
      3         0.04060           4.60900     Actual/360         84           82       10/1/2012       360           358
      4         0.03060           5.10240     Actual/360         120          117       9/8/2015       360           360
      5         0.04060           4.94940     Actual/360         60           59       11/1/2010        0             0
      6         0.03060           5.11940     Actual/360         84           81       8/31/2012        0             0
    6.01
    6.02
    6.03
    6.04
    6.05
    6.06
    6.07
    6.08
    6.09
    6.10
    6.11
    6.12
    6.13
      7         0.03060           5.29940     Actual/360         120          118      10/8/2015       360           358
      8         0.03060           5.38940     Actual/360         60           57        9/8/2010       360           360
    8.01
    8.02
    8.03
      9         0.03060           4.90540     Actual/360         86           83       11/1/2012       360           360
    9.01
    9.02
     10         0.03060           5.04140     Actual/360         120          118      10/1/2015       360           358
     11         0.03060           6.54640     Actual/360         44           43        7/1/2009       282           281
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
     12         0.03060           5.34940     Actual/360         120          117       9/8/2015       300           297
    12.01
    12.02
    12.03
    12.04
    12.05
    12.06
    12.07
    12.08
    12.09
    12.10
    12.11
    12.12
    12.13
    12.14
    12.15
    12.16
     13         0.04060           5.19940     Actual/360         120          110       2/1/2015       360           360
     14         0.03060           5.34240     Actual/360         120          118      10/8/2015       360           360
    14.01
    14.02
    14.03
     15         0.03060           5.13940     Actual/360         120          117       9/1/2015        0             0
     16         0.05060           4.99940     Actual/360         84           81        9/1/2012       360           357
     17         0.03060           6.15840     Actual/360         120          120      12/1/2015       336           336
     18         0.05060           4.94940     Actual/360         120          117       9/1/2015        0             0
     19         0.03060           4.91940     Actual/360         120          117       9/8/2015       360           357
    19.01
    19.02
     20         0.03060           5.14740     Actual/360         120          114       6/1/2015       360           360
     21         0.03060           5.44940     Actual/360         185          181      12/31/2020      300           296
     22         0.03060           5.29940     30/360             84           80        8/8/2012        0             0
     23         0.05560           5.48640     Actual/360         120          118      10/1/2015       360           358
     24         0.03060           5.65140     Actual/360         120          115       7/1/2015       300           295
    24.01
    24.02
    24.03
    24.04
    24.05
    24.06
    24.07
    24.08
    24.09
    24.10
    24.11
    24.12
    24.13
    24.14
    24.15
    24.16
    24.17
     25         0.03060           5.33940     Actual/360         120          118      10/8/2015       360           360
     26         0.03060           5.65140     Actual/360         120          115       7/1/2015       300           295
    26.01
    26.02
    26.03
    26.04
    26.05
    26.06
    26.07
    26.08
    26.09
    26.10
    26.11
    26.12
    26.13
    26.14
    26.15
    26.16
    26.17
    26.18
    26.19
    26.20
    26.21
     27         0.03060           5.65140     Actual/360         120          115       7/1/2015       300           295
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
    27.16
    27.17
    27.18
     28         0.03060           5.43940     Actual/360         120          117       9/8/2015       360           360
     29         0.03060           4.98640     Actual/360         120          117       9/1/2015       360           360
    29.01
    29.02
    29.03
    29.04
     30         0.03060           4.97440     Actual/360         120          118      10/1/2015       360           360
     31         0.03060           5.32940     Actual/360         120          118      10/8/2015       360           358
    31.01
    31.02
     32         0.03060           5.08940     Actual/360         120          119      11/1/2015       360           360
     33         0.03060           5.43340     Actual/360         120          113       5/1/2015       360           360
     34         0.03060           5.43940     Actual/360         120          119      11/8/2015       360           360
     35         0.03060           5.16940     Actual/360         120          119      11/8/2015       360           360
     36         0.03060           4.90940     Actual/360         120          116       8/8/2015        0             0
     37         0.03060           4.94040     Actual/360         120          119      11/1/2015       360           360
     38         0.03060           5.17540     Actual/360         120          119      11/8/2015       360           360
     39         0.03060           5.24940     Actual/360         120          113       5/8/2015       360           360
     40         0.03060           4.59440     Actual/360         120          116       8/1/2015        0             0
     41         0.05060           5.29940     Actual/360         120          118      10/1/2015        0             0
     42         0.03060           5.59440     Actual/360         120          119      11/1/2015       360           359
     43         0.03060           5.25940     Actual/360         120          118      10/8/2015       336           336
     44         0.03060           5.18240     Actual/360         120          116       8/1/2015       360           360
     45         0.03060           5.50340     Actual/360         120          113       5/1/2015       360           360
     46         0.03060           5.84440     Actual/360         120          120      12/1/2015       360           360
     47         0.03060           5.36940     Actual/360         120          118      10/8/2015       360           360
     48         0.03060           5.18940     Actual/360         120          119      11/1/2015       360           359
     49         0.03060           5.25940     Actual/360         84           80        8/8/2012       360           360
    49.01
    49.02
     50         0.05730           5.05770     Actual/360         120          118      10/1/2015       360           358
     51         0.03060           5.45240     Actual/360         120          118      10/1/2015       360           358
     52         0.03060           5.52940     Actual/360         120          119      11/8/2015       360           360
    52.01
    52.02
    52.03
    52.04
     53         0.03060           5.67840     Actual/360         120          117       9/1/2015       360           357
     54         0.05060           5.45940     Actual/360         120          117       9/1/2015       360           360
     55         0.03060           5.03740     Actual/360         120          118      10/8/2015       360           358
     56         0.03060           5.16940     Actual/360         120          118      10/8/2015       360           360
     57         0.03060           5.28940     Actual/360         120          117       9/8/2015        0             0
     58         0.03060           5.60340     Actual/360         120          118      10/1/2015       360           358
    58.01
    58.02
    58.03
     59         0.03060           5.59540     Actual/360         120          119      11/1/2015       360           360
     60         0.05060           5.24940     Actual/360         120          118      10/1/2015       360           360
     61         0.03060           5.69340     Actual/360         115          114       6/1/2015       360           360
     62         0.03060           5.25940     Actual/360         120          119      11/8/2015       360           359
    62.01
    62.02
     63         0.03060           5.12940     Actual/360         120          115       7/1/2015       360           360
     64         0.03060           5.41940     Actual/360         120          116       8/8/2015       240           236
     65         0.05060           5.31940     Actual/360         120          116       8/1/2015       300           296
     66         0.03060           5.34040     Actual/360         120          117       9/1/2015       360           360
     67         0.03060           5.10940     Actual/360         120          117       9/8/2015       360           360
     68         0.03060           5.48140     Actual/360         115          114       6/1/2015       360           360
     69         0.03060           5.49940     Actual/360         84           82       10/8/2012       360           360
     70         0.03060           5.11940     Actual/360         120          117       9/8/2015       360           360
     71         0.03060           5.53940     Actual/360         120          118      10/8/2015       360           360
     72         0.03060           5.57240     Actual/360         120          117       9/1/2015       360           357
     73         0.03060           5.07940     Actual/360         120          118      10/8/2015       360           360
     74         0.05060           5.43940     Actual/360         120          117       9/1/2015       360           360
     75         0.05060           5.29940     Actual/360         120          118      10/1/2015       360           360
     76         0.03060           5.48940     Actual/360         120          119      11/1/2015       360           359
     77         0.03060           5.40640     Actual/360         120          117       9/1/2015       360           357
     78         0.03060           4.85440     Actual/360         120          118      10/1/2015       360           360
     79         0.03060           5.55940     Actual/360         120          116       8/8/2015       360           356
     80         0.03060           5.33940     Actual/360         120          119      11/1/2015       360           359
     81         0.03060           6.00140     Actual/360         120          119      11/1/2015       300           299
     82         0.03060           5.46940     Actual/360         120          117       9/1/2015       240           237
     83         0.03060           5.21840     Actual/360         120          118      10/1/2015       360           358
     84         0.03060           5.45540     Actual/360         120          118      10/1/2015       360           358
     85         0.05060           5.29940     Actual/360         120          119      11/1/2015       360           360
     86         0.03060           5.07940     Actual/360         120          117       9/8/2015       360           357
     87         0.03060           5.24940     Actual/360         120          118      10/8/2015       300           298
     88         0.03060           5.05640     Actual/360         120          118      10/1/2015       360           360
     89         0.03060           5.19940     Actual/360         120          117       9/8/2015       360           360
     90         0.03060           5.17640     Actual/360         120          118      10/1/2015       360           358
     91         0.09060           5.23940     Actual/360         120          119      11/8/2015       360           359
     92         0.03060           5.07940     Actual/360         120          117       9/8/2015       360           357
     93         0.03060           5.61240     Actual/360         120          119      11/1/2015       360           360
     94         0.05060           5.27940     Actual/360         120          117       9/1/2015       360           360
     95         0.03060           5.22640     Actual/360         120          118      10/1/2015       360           358
     96         0.03060           5.19440     Actual/360         120          116       8/1/2015       360           360
     97         0.03060           5.20940     Actual/360         120          117       9/8/2015       360           357
     98         0.03060           4.96940     Actual/360         120          117       9/1/2015        0             0
     99         0.03060           5.20940     Actual/360         120          117       9/8/2015       360           357
     100        0.03060           5.84440     Actual/360         120          119      11/1/2015       300           299
     101        0.03060           5.16640     Actual/360         120          118      10/1/2015       360           360
     102        0.03060           5.26940     Actual/360         120          119      11/8/2015       360           360
     103        0.05060           5.42940     Actual/360         120          118      10/1/2015       360           358
     104        0.03060           5.42190     Actual/360         120          118      10/1/2015       300           298
     105        0.03060           5.09440     Actual/360         120          115       7/1/2015       240           235
     106        0.03060           5.09440     Actual/360         180          177       9/1/2020       180           177
     107        0.05060           5.03940     Actual/360         77           75        3/1/2012       360           358
     108        0.05060           4.92940     Actual/360         120          117       9/1/2015       360           357
     109        0.03060           5.21940     Actual/360         120          117       9/8/2015       360           357
     110        0.03060           5.62940     Actual/360         120          117       9/8/2015       300           297
     111        0.03060           5.74440     Actual/360         120          117       9/8/2015       312           309
     112        0.03060           5.34440     Actual/360         120          117       9/1/2015       360           357
     113        0.03060           5.38940     Actual/360         120          118      10/8/2015       360           360
     114        0.03060           4.92940     Actual/360         120          116       8/8/2015       360           360
     115        0.03060           6.14240     Actual/360         120          117       9/1/2015       300           297
     116        0.03060           5.14440     Actual/360         120          118      10/8/2015       360           360
     117        0.05060           5.39940     30/360             120          117       9/1/2015       360           357
     118        0.10060           5.53940     Actual/360         120          116       8/1/2015       360           360
     119        0.03060           5.71940     Actual/360         120          119      11/1/2015       360           359
     120        0.03060           5.47140     Actual/360         120          118      10/1/2015       360           358
     121        0.03060           5.79940     Actual/360         120          118      10/8/2015       276           276
     122        0.03060           5.09440     Actual/360         120          119      11/1/2015       360           359
     123        0.03060           5.61240     Actual/360         120          119      11/1/2015       360           360
     124        0.03060           5.18340     Actual/360         120          118      10/1/2015       360           358
     125        0.03060           5.27440     Actual/360         120          119      11/1/2015       360           359
     126        0.12060           5.49240     Actual/360         120          119      11/1/2015       360           359
     127        0.03060           5.60340     Actual/360         120          119      11/1/2015       360           359
     128        0.03060           5.37640     Actual/360         120          119      11/1/2015       360           360
     129        0.03060           5.65240     Actual/360         120          118      10/1/2015       300           298
     130        0.03060           5.60940     Actual/360         60           58       10/8/2010       360           358
     131        0.03060           5.43940     Actual/360         120          117       9/8/2015       360           360
     132        0.03060           5.30940     Actual/360         120          118      10/8/2015       360           358
     133        0.03060           5.25440     Actual/360         120          118      10/8/2015       360           358
     134        0.05060           5.34940     Actual/360         120          116       8/1/2015       360           356
     135        0.03060           5.47940     Actual/360         120          117       9/8/2015       360           360
     136        0.03060           5.18940     Actual/360         120          118      10/1/2015       360           360
     137        0.12060           5.20940     Actual/360         120          118      10/1/2015       360           360
     138        0.03060           5.33940     Actual/360         120          118      10/8/2015       360           360
     139        0.03060           5.28940     Actual/360         120          116       8/8/2015       360           360
     140        0.03060           5.57940     Actual/360         60           58       10/8/2010       360           358
     141        0.12060           5.08940     Actual/360         120          118      10/1/2015       360           360
     142        0.10060           5.22940     Actual/360         120          119      11/1/2015       360           359
     143        0.03060           5.14940     Actual/360         120          119      11/8/2015       360           359
     144        0.03060           5.10940     Actual/360         84           81        9/8/2012       360           357
     145        0.03060           5.11940     Actual/360         120          117       9/1/2015       360           357
     146        0.03060           5.04440     Actual/360         120          118      10/1/2015       360           360
     147        0.03060           5.88340     Actual/360         120          118      10/1/2015       360           358
     148        0.03060           5.19940     Actual/360         120          117       9/8/2015       360           357
     149        0.07060           5.51940     Actual/360         84           81        9/1/2012       360           360
     150        0.03060           5.21940     Actual/360         120          117       9/8/2015       360           357
     151        0.05060           5.12940     Actual/360         120          118      10/1/2015       300           298
     152        0.10060           5.07940     Actual/360         120          118      10/1/2015       360           360
     153        0.03060           5.11940     Actual/360         120          116       8/8/2015       360           360
     154        0.03060           5.46940     Actual/360         120          118      10/1/2015       360           358
     155        0.03060           5.23240     Actual/360         120          117       9/1/2015       360           357
     156        0.03060           5.32140     Actual/360         120          119      11/1/2015       360           359
     157        0.03060           5.84940     Actual/360         120          117       9/8/2015       360           357
     158        0.03060           6.21940     Actual/360         120          119      11/1/2015       300           299
     159        0.03060           5.58340     Actual/360         60           57        9/1/2010        0             0
     160        0.03060           5.51440     Actual/360         120          119      11/1/2015       360           359
     161        0.03060           5.44940     Actual/360         120          119      11/8/2015       360           359
     162        0.03060           5.11940     Actual/360         120          116       8/8/2015       360           360
     163        0.03060           5.07940     Actual/360         120          117       9/8/2015       324           321
     164        0.03060           5.85940     Actual/360         120          118      10/8/2015       300           300
     165        0.05060           5.08940     Actual/360         120          117       9/1/2015       360           357
     166        0.03060           5.93940     Actual/360         120          117       9/8/2015       360           357
     167        0.03060           5.20940     Actual/360         120          117       9/8/2015       360           357
     168        0.03060           5.84940     Actual/360         120          117       9/8/2015       360           357
     169        0.03060           6.39940     Actual/360         120          118      10/8/2015       300           298

                 TITLE
  LOAN #         TYPE         ARD (Y/N)                                       ARD STEP UP (%)

    1      Fee/Leasehold     No
   1.01    Fee
   1.02    Fee
   1.03    Fee
   1.04    Fee
   1.05    Fee
   1.06    Fee
   1.07    Fee
   1.08    Fee
   1.09    Fee
   1.10    Fee
   1.11    Fee
   1.12    Fee
   1.13    Fee
   1.14    Fee
   1.15    Fee
   1.16    Leasehold
   1.17    Fee
   1.18    Fee
    2      Fee/Leasehold     No
   2.01    Fee
   2.02    Leasehold
   2.03    Fee
   2.04    Fee
   2.05    Fee
   2.06    Fee
   2.07    Fee
   2.08    Fee
   2.09    Fee
   2.10    Fee
    3      Fee/Leasehold     No
    4      Fee               No
    5      Fee and Leasehold No
    6      Fee               No
   6.01    Fee
   6.02    Fee
   6.03    Fee
   6.04    Fee
   6.05    Fee
   6.06    Fee
   6.07    Fee
   6.08    Fee
   6.09    Fee
   6.10    Fee
   6.11    Fee
   6.12    Fee
   6.13    Fee
    7      Fee               No
    8      Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 5yr Treasury Rate plus 6.87%.
   8.01    Fee
   8.02    Fee
   8.03    Fee
    9      Fee               No
   9.01    Fee
   9.02    Fee
    10     Fee               No
    11     Fee               No
  11.01    Fee
  11.02    Fee
  11.03    Fee
  11.04    Fee
  11.05    Fee
  11.06    Fee
  11.07    Fee
  11.08    Fee
    12     Fee               No
  12.01    Fee
  12.02    Fee
  12.03    Fee
  12.04    Fee
  12.05    Fee
  12.06    Fee
  12.07    Fee
  12.08    Fee
  12.09    Fee
  12.10    Fee
  12.11    Fee
  12.12    Fee
  12.13    Fee
  12.14    Fee
  12.15    Fee
  12.16    Fee
    13     Fee               No
    14     Fee               No
  14.01    Fee
  14.02    Fee
  14.03    Fee
    15     Fee               No
    16     Leasehold         No
    17     Fee/Leasehold     No
    18     Fee               No
    19     Fee               No
  19.01    Fee
  19.02    Fee
    20     Fee               No
    21     Fee               No
    22     Fee               No
    23     Fee               Yes          2.0% plus the greater of i) the Initial Interest Rate and ii) the Treasury Rate plus 5.0%.
    24     Fee               No
  24.01    Fee
  24.02    Fee
  24.03    Fee
  24.04    Fee
  24.05    Fee
  24.06    Fee
  24.07    Fee
  24.08    Fee
  24.09    Fee
  24.10    Fee
  24.11    Fee
  24.12    Fee
  24.13    Fee
  24.14    Fee
  24.15    Fee
  24.16    Fee
  24.17    Fee
    25     Fee               No
    26     Fee               No
  26.01    Fee
  26.02    Fee
  26.03    Fee
  26.04    Fee
  26.05    Fee
  26.06    Fee
  26.07    Fee
  26.08    Fee
  26.09    Fee
  26.10    Fee
  26.11    Fee
  26.12    Fee
  26.13    Fee
  26.14    Fee
  26.15    Fee
  26.16    Fee
  26.17    Fee
  26.18    Fee
  26.19    Fee
  26.20    Fee
  26.21    Fee
    27     Fee               No
  27.01    Fee
  27.02    Fee
  27.03    Fee
  27.04    Fee
  27.05    Fee
  27.06    Fee
  27.07    Fee
  27.08    Fee
  27.09    Fee
  27.10    Fee
  27.11    Fee
  27.12    Fee
  27.13    Fee
  27.14    Fee
  27.15    Fee
  27.16    Fee
  27.17    Fee
  27.18    Fee
    28     Fee               No
    29     Fee               No
  29.01    Fee
  29.02    Fee
  29.03    Fee
  29.04    Fee
    30     Fee               No
    31     Fee               No
  31.01    Fee
  31.02    Fee
    32     Fee               No
    33     Fee               No
    34     Fee               No
    35     Fee               No
    36     Fee               No
    37     Fee               No
    38     Fee               No
    39     Fee               No
    40     Fee               No
    41     Fee               No
    42     Fee               No
    43     Fee               No
    44     Fee               No
    45     Fee               No
    46     Fee               No
    47     Fee               No
    48     Fee               No
    49     Fee               No
  49.01    Fee
  49.02    Fee
    50     Fee               No
    51     Fee               No
    52     Fee               No
  52.01    Fee
  52.02    Fee
  52.03    Fee
  52.04    Fee
    53     Fee               No
    54     Fee               No
    55     Fee               No
    56     Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 10yr Treasury Rate plus 6.25%
    57     Fee               No
    58     Fee               No
  58.01    Fee
  58.02    Fee
  58.03    Fee
    59     Fee               No
    60     Fee               No
    61     Fee               No
    62     Fee               No
  62.01    Fee
  62.02    Fee
    63     Fee               No
    64     Fee               No
    65     Fee               Yes          Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.
    66     Fee               No
    67     Fee               No
    68     Fee               No
    69     Fee               Yes          Greater of: (i) Initial Interest Rate plus 2% or (ii) 7yr Treasury Rate plus 3.34%
    70     Fee               No
    71     Fee               No
    72     Fee               No
    73     Fee               No
    74     Fee               No
    75     Fee               No
    76     Fee               No
    77     Fee               No
    78     Fee               No
    79     Fee               No
    80     Fee               No
    81     Fee               No
    82     Fee               No
    83     Fee               No
    84     Fee               No
    85     Fee               No
    86     Leasehold         No
    87     Fee               No
    88     Fee               No
    89     Fee               No
    90     Fee               No
    91     Fee               No
    92     Fee               No
    93     Fee               No
    94     Fee               No
    95     Fee               No
    96     Fee               No
    97     Fee               No
    98     Fee               No
    99     Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 10yr Treasury Rate plus 6.30%.
   100     Fee               No
   101     Fee               No
   102     Fee               No
   103     Fee               Yes          Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.
   104     Fee               No
   105     Fee               No
   106     Fee               No
   107     Fee               No
   108     Fee               No
   109     Leasehold         No
   110     Fee               No
   111     Fee               No
   112     Fee               No
   113     Fee               No
   114     Fee               No
   115     Fee               No
   116     Fee               No
   117     Leasehold         No
   118     Fee               No
   119     Fee               No
   120     Fee               No
   121     Fee               No
   122     Fee               No
   123     Leasehold         No
   124     Fee               No
   125     Fee               No
   126     Fee               No
   127     Fee               No
   128     Fee               No
   129     Fee               No
   130     Fee               No
   131     Fee               No
   132     Fee/Leasehold     No
   133     Fee               No
   134     Fee               No
   135     Fee               No
   136     Fee               No
   137     Fee               No
   138     Fee               No
   139     Fee               No
   140     Fee               No
   141     Fee               No
   142     Fee               No
   143     Fee               No
   144     Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 7yr Treasury Rate plus 6.35%
   145     Fee               No
   146     Fee               No
   147     Fee               No
   148     Fee               No
   149     Fee               No
   150     Leasehold         No
   151     Fee               No
   152     Fee               No
   153     Fee               No
   154     Leasehold         Yes          2.0% plus the greater of i) the Initial Interest Rate and ii) the Treasury Rate plus 5.0%.
   155     Fee               No
   156     Fee               No
   157     Fee               No
   158     Fee               No
   159     Fee               No
   160     Fee               No
   161     Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 10yr Treasury Rate plus 6.30%
   162     Fee               No
   163     Fee               Yes          Greater of: (i) Initial Interest Rate plus 5% or (ii) 10yr Treasury Rate plus 6.18%
   164     Fee               No
   165     Fee               No
   166     Fee               No
   167     Fee               No
   168     Fee               No
   169     Fee               No

            ENVIRONMENTAL       ENVIRONMENTAL        CROSS-         CROSS-        DEFEASANCE   LETTER OF     LOCKBOX
  LOAN #     REPORT TYPE       INSURANCE (Y/N)      DEFAULTED   COLLATERALIZED     ALLOWED       CREDIT     IN-PLACE

    1          Various      Yes                    Yes         Yes              Yes                No     Yes
   1.01        8/8/2005     Yes
   1.02        8/8/2005     Yes
   1.03        8/5/2005     Yes
   1.04        8/5/2005     Yes
   1.05        8/5/2005     Yes
   1.06        8/8/2005     Yes
   1.07        8/8/2005     Yes
   1.08        8/5/2005     Yes
   1.09        8/5/2005     Yes
   1.10        8/5/2005     Yes
   1.11        8/5/2005     Yes
   1.12        8/8/2005     Yes
   1.13        8/5/2005     Yes
   1.14        8/8/2005     Yes
   1.15        8/5/2005     Yes
   1.16        8/8/2005     Yes
   1.17        8/5/2005     Yes
   1.18        8/8/2005     Yes
    2          Various      No                                                  Yes                No     Yes
   2.01       6/14/2005     No
   2.02       9/26/2005     No
   2.03       9/26/2005     No
   2.04       6/14/2005     No
   2.05       6/14/2005     No
   2.06       9/26/2005     No
   2.07       6/14/2005     No
   2.08       6/14/2005     No
   2.09       6/14/2005     No
   2.10       6/15/2005     No
    3          9/2/2005     No                                                  Yes                No     Yes
    4          8/9/2005     No                                                  Yes               Yes     Yes
    5         10/6/2005     No                                                  No                 No     No
    6          Various      Yes                                                 Yes                No     Yes
   6.01        8/5/2005     Yes
   6.02        8/5/2005     Yes
   6.03        8/5/2005     Yes
   6.04        8/5/2005     Yes
   6.05        8/8/2005     Yes
   6.06        8/8/2005     Yes
   6.07        8/5/2005     Yes
   6.08        8/5/2005     Yes
   6.09        8/5/2005     Yes
   6.10        8/8/2005     Yes
   6.11        8/8/2005     Yes
   6.12        8/8/2005     Yes
   6.13        8/5/2005     Yes
    7         9/13/2005     No                                                  Yes                No     Yes
    8          8/1/2005     No                                                  Yes                No     Yes
   8.01        8/1/2005     No
   8.02        8/1/2005     No
   8.03        8/1/2005     No
    9         6/30/2005     No                                                  Yes                No     Yes
   9.01       6/30/2005     No
   9.02       6/30/2005     No
    10        9/13/2005     No                                                  Yes                No     No
    11         Various      No                                                  Yes                No     Yes
  11.01       11/15/2005    No
  11.02       11/15/2005    No
  11.03       11/15/2005    No
  11.04       11/15/2005    No
  11.05       11/15/2005    No
  11.06       11/15/2005    No
  11.07       11/15/2005    No
  11.08       11/15/2005    No
    12         Various      No                                                  Yes                No     Yes
  12.01       9/10/2005     No
  12.02       9/10/2005     No
  12.03       9/10/2005     No
  12.04       9/12/2005     No
  12.05       9/10/2005     No
  12.06       9/12/2005     No
  12.07       9/12/2005     No
  12.08       9/10/2005     No
  12.09       9/10/2005     No
  12.10       9/10/2005     No
  12.11       9/10/2005     No
  12.12       9/12/2005     No
  12.13       9/12/2005     No
  12.14       9/10/2005     No
  12.15       9/10/2005     No
  12.16       9/12/2005     No
    13        10/3/2005     No                                                  Yes                No     Yes
    14         Various      No                                                  Yes                No     Yes
  14.01       8/19/2005     No
  14.02       9/29/2005     No
  14.03       7/21/2005     No
    15         8/8/2005     No                     Yes         Yes              Yes                No     Yes
    16        7/29/2005     No                                                  Yes                No     No
    17         9/6/2005     No                                                  Yes                No     No
    18         8/5/2005     No                                                  Yes                No     No
    19         Various      No                                                  Yes                No     Yes
  19.01        8/4/2005     No
  19.02        8/3/2005     No
    20        2/15/2005     No                                                  Yes                No     Yes
    21        7/22/2005     No                                                  Yes                No     Yes
    22        5/25/2005     No                                                  Yes                No     Yes
    23        7/19/2005     No                                                  Yes                No     Yes
    24         Various      No                     Yes         Yes              Yes                No     Yes
  24.01       4/20/2005     No
  24.02       4/20/2005     No
  24.03       4/22/2005     No
  24.04       4/20/2005     No
  24.05       4/20/2005     No
  24.06       4/20/2005     No
  24.07       4/14/2005     No
  24.08       4/20/2005     No
  24.09       4/20/2005     No
  24.10       4/19/2005     No
  24.11       4/20/2005     No
  24.12       4/22/2005     No
  24.13       4/20/2005     No
  24.14       4/20/2005     No
  24.15       4/20/2005     No
  24.16        7/8/2005     No
  24.17       4/18/2005     No
    25        6/30/2005     No                                                  Yes                No     Yes
    26         Various      No                     Yes         Yes              Yes                No     Yes
  26.01       4/20/2005     No
  26.02       4/21/2005     No
  26.03       4/21/2005     No
  26.04       4/20/2005     No
  26.05       4/20/2005     No
  26.06       4/20/2005     No
  26.07       4/20/2005     No
  26.08       4/20/2005     No
  26.09       4/20/2005     No
  26.10       4/20/2005     No
  26.11       4/20/2005     No
  26.12       4/20/2005     No
  26.13       6/23/2005     No
  26.14       4/20/2005     No
  26.15        7/8/2005     No
  26.16       4/20/2005     No
  26.17       4/20/2005     No
  26.18        7/1/2005     No
  26.19       4/20/2005     No
  26.20       4/20/2005     No
  26.21       6/30/2005     No
    27         Various      No                     Yes         Yes              Yes                No     Yes
  27.01       4/20/2005     No
  27.02       4/18/2005     No
  27.03       4/18/2005     No
  27.04       4/27/2005     No
  27.05       4/20/2005     No
  27.06       4/20/2005     No
  27.07       4/22/2005     No
  27.08       4/20/2005     No
  27.09       4/20/2005     No
  27.10       4/20/2005     No
  27.11       4/20/2005     No
  27.12       4/19/2005     No
  27.13       4/20/2005     No
  27.14       4/20/2005     No
  27.15       4/20/2005     No
  27.16       4/20/2005     No
  27.17       4/20/2005     No
  27.18       4/20/2005     No
    28         8/9/2005     No                                                  Yes                No     Yes
    29         9/7/2005     No                                                  Yes                No     No
  29.01        9/7/2005     No
  29.02        9/7/2005     No
  29.03        9/7/2005     No
  29.04        9/7/2005     No
    30        7/22/2005     No                                                  Yes                No     Yes
    31         Various      No                                                  Yes                No     No
  31.01        9/1/2005     No
  31.02       9/26/2005     No
    32        9/14/2005     No                                                  Yes                No     Yes
    33         1/3/2005     No                     Yes         Yes              Yes                No     No
    34        9/21/2005     No                                                  Yes                No     No
    35        8/23/2005     No                                                  Yes                No     No
    36        6/15/2005     No                                                  Yes                No     Yes
    37        8/16/2005     No                                                  Yes                No     No
    38        10/26/2005    No                                                  Yes                No     Yes
    39         3/7/2005     No                                                  Yes                No     Yes
    40         7/7/2005     No                                                  Yes                No     No
    41        8/31/2005     No                                                  Yes                No     No
    42        9/16/2005     No                                                  Yes                No     No
    43        4/29/2005     No                                                  Yes                No     Yes
    44         7/5/2005     No                                                  Yes                No     No
    45         1/3/2005     No                     Yes         Yes              Yes                No     No
    46         8/4/2005     No                                                  Yes                No     Yes
    47        8/25/2005     No                                                  Yes                No     No
    48        7/27/2005     No                                                  Yes                No     Yes
    49        5/11/2005     No                                                  Yes                No     Yes
  49.01       5/11/2005     No
  49.02       5/11/2005     No
    50        6/30/2005     No                                                  Yes                No     No
    51        8/31/2005     No                                                  No                 No     No
    52        10/25/2005    No                                                  Yes                No     No
  52.01       10/25/2005    No
  52.02       10/25/2005    No
  52.03       10/25/2005    No
  52.04       10/25/2005    No
    53         8/4/2005     No                                                  Yes                No     No
    54        7/20/2005     No                                                  Yes               Yes     No
    55         7/5/2005     No                                                  Yes                No     No
    56         8/2/2005     No                                                  Yes                No     Yes
    57        7/20/2005     No                                                  Yes                No     No
    58        7/22/2005     No                                                  Yes               Yes     No
  58.01       7/22/2005     No
  58.02       7/22/2005     No
  58.03       7/22/2005     No
    59         8/4/2005     No                                                  Yes                No     No
    60         7/5/2005     No                                                  Yes                No     No
    61         4/7/2005     No                     Yes         Yes              Yes                No     No
    62        8/31/2005     No                                                  Yes                No     Yes
  62.01       8/31/2005     No
  62.02       8/31/2005     No
    63        5/19/2005     No                                                  Yes                No     No
    64        5/19/2005     No                                                  Yes                No     Yes
    65        7/12/2005     No                                                  No                 No     Yes
    66         7/1/2005     No                                                  Yes                No     Yes
    67         8/8/2005     No                                                  Yes                No     Yes
    68         4/8/2005     No                     Yes         Yes              Yes                No     No
    69        7/26/2005     No                                                  Yes                No     Yes
    70        7/13/2005     No                                                  Yes                No     Yes
    71        6/10/2005     No                                                  Yes                No     No
    72        7/11/2005     No                                                  Yes                No     No
    73        10/12/2005    No                                                  Yes                No     No
    74        3/31/2005     No                                                  Yes                No     No
    75        8/15/2005     No                                                  Yes                No     No
    76         9/2/2005     No                                                  Yes                No     Yes
    77        7/15/2005     No                                                  Yes                No     No
    78        7/22/2005     No                                                  Yes                No     No
    79        6/10/2005     No                                                  Yes                No     Yes
    80         8/2/2005     No                                                  Yes                No     No
    81        4/14/2005     No                                                  Yes                No     Yes
    82        7/13/2005     No                                                  No                 No     No
    83        7/20/2005     No                                                  Yes                No     No
    84         8/5/2005     No                                                  No                 No     No
    85        8/26/2005     No                                                  Yes                No     No
    86         9/1/2005     No                                                  Yes                No     No
    87        7/26/2005     No                                                  Yes                No     No
    88        9/27/2005     No                                                  Yes                No     No
    89        7/19/2005     No                                                  Yes                No     No
    90        7/12/2005     No                                                  Yes                No     No
    91        9/21/2005     No                                                  Yes                No     No
    92         7/8/2005     No                                                  Yes                No     No
    93         7/1/2005     No                                                  No                 No     No
    94        7/14/2005     No                                                  Yes                No     No
    95         8/8/2005     No                                                  Yes                No     Yes
    96        6/13/2005     No                                                  Yes                No     No
    97         8/1/2005     No                                                  Yes                No     Yes
    98        8/15/2005     No                                                  Yes                No     No
    99        7/13/2005     No                                                  Yes                No     Yes
   100         9/8/2005     No                                                  Yes                No     Yes
   101        7/20/2005     No                                                  Yes                No     No
   102        8/25/2005     No                                                  Yes                No     Yes
   103        8/16/2005     No                                                  Yes               Yes     No
   104        8/26/2005     No                                                  Yes               Yes     No
   105        5/19/2005     No                                                  Yes                No     No
   106        7/13/2005     No                                                  No                 No     No
   107        8/11/2005     No                                                  Yes                No     Yes
   108         8/5/2005     No                                                  Yes                No     No
   109        6/24/2005     No                                                  Yes                No     No
   110        6/29/2005     No                                                  Yes                No     Yes
   111        7/15/2005     No                                                  Yes                No     Yes
   112        7/27/2005     No                                                  Yes                No     No
   113         8/1/2005     No                                                  Yes                No     No
   114        7/29/2005     No                                                  Yes                No     No
   115        6/15/2005     No                                                  Yes                No     Yes
   116        8/25/2005     No                                                  Yes                No     No
   117        7/27/2005     No                                                  No                 No     No
   118        4/29/2005     No                                                  Yes                No     No
   119         8/1/2005     No                                                  Yes                No     No
   120        7/29/2005     No                                                  Yes                No     Yes
   121        7/29/2005     No                                                  Yes                No     No
   122        8/25/2005     No                                                  Yes                No     No
   123         7/5/2005     No                                                  No                 No     No
   124        6/23/2005     No                                                  Yes                No     No
   125         9/8/2005     No                                                  Yes                No     Yes
   126        8/11/2005     No                                                  Yes                No     No
   127        9/19/2005     No                                                  Yes                No     No
   128        8/29/2005     No                                                  Yes                No     No
   129        9/14/2005     No                                                  Yes                No     Yes
   130        6/27/2005     No                                                  Yes                No     Yes
   131        7/13/2005     No                                                  Yes                No     No
   132        9/16/2005     No                                                  Yes                No     No
   133        8/12/2005     No                                                  Yes                No     No
   134        7/21/2005     No                                                  No                 No     No
   135        7/27/2005     No                                                  Yes                No     No
   136        8/11/2005     No                                                  Yes                No     No
   137        8/10/2005     No                                                  Yes                No     No
   138         9/8/2005     No                                                  Yes                No     Yes
   139         7/1/2005     No                                                  Yes                No     No
   140        6/27/2005     No                                                  Yes                No     Yes
   141        9/16/2005     No                                                  Yes                No     No
   142        8/19/2005     No                                                  Yes                No     No
   143        10/21/2005    No                                                  Yes                No     No
   144        10/25/2005    No                                                  Yes                No     Yes
   145        7/19/2005     No                                                  Yes                No     No
   146        8/15/2005     No                                                  Yes                No     No
   147        3/30/2005     No                                                  Yes               Yes     Yes
   148         7/5/2005     No                                                  Yes                No     No
   149        10/19/2005    No                                                  Yes                No     No
   150         9/1/2005     No                                                  Yes                No     No
   151        8/15/2005     No                                                  Yes                No     No
   152        8/12/2005     No                                                  Yes                No     No
   153        6/27/2005     No                                                  Yes                No     Yes
   154         7/6/2005     No                                                  Yes                No     Yes
   155        6/14/2005     No                                                  Yes                No     No
   156        7/22/2005     No                                                  Yes                No     Yes
   157        7/12/2005     No                                                  Yes                No     No
   158        8/24/2005     No                                                  Yes                No     Yes
   159        7/13/2005     No                                                  Yes                No     No
   160        5/24/2005     No                                                  Yes                No     No
   161        7/22/2005     No                                                  Yes                No     Yes
   162        6/14/2005     No                                                  Yes                No     No
   163        7/12/2005     No                                                  Yes                No     Yes
   164        9/23/2005     No                                                  Yes                No     No
   165        7/14/2005     No                                                  Yes                No     No
   166         7/8/2005     No                                                  Yes                No     No
   167        7/27/2005     No                                                  Yes                No     No
   168        5/10/2005     No                                                  Yes                No     No
   169        8/12/2005     No                                                  Yes                No     No

                             UPFRONT         UPFRONT          UPFRONT          UPFRONT                            UPFRONT
            HOLDBACK           ENG.           CAPEX            ENVIR.           TI/LC          UPFRONT RE        INSURANCE
  LOAN #       AMT           RESERVE         RESERVES         RESERVE          RESERVE         TAX RESERVE        RESERVE

    1                      221,719.00                                         568,955.68      1,882,694.00      366,995.52
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
    2                      175,413.00                          3,100.00                         132,438.30      533,132.00
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
   2.10
    3
    4                                                                       5,888,110.00        149,359.00      121,734.41
    5                                                        143,750.00
    6                      114,700.00                                          25,627.44      1,313,287.00      174,675.75
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
    7                                                                                           128,668.40      117,872.58
    8                                     1,000,000.00                      1,000,000.00      1,452,218.00      108,946.00
   8.01
   8.02
   8.03
    9                                                                         650,000.00        187,312.50
   9.01
   9.02
    10                                                                                          110,376.87
    11                     136,993.00       351,513.00         3,993.75                         630,000.00      466,800.00
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
    12                      90,412.50                                                           568,781.54
  12.01
  12.02
  12.03
  12.04
  12.05
  12.06
  12.07
  12.08
  12.09
  12.10
  12.11
  12.12
  12.13
  12.14
  12.15
  12.16
    13                                                                                          235,651.36       62,793.72
    14
  14.01
  14.02
  14.03
    15                       2,500.00                                                           395,508.00       82,926.87
    16                      28,125.00                                                            25,279.00       31,523.62
    17                                       50,000.00                                          113,722.35      315,000.00
    18                                       11,188.00                                          228,222.92       46,838.09
    19                                                                         50,000.00        176,169.00
  19.01
  19.02
    20                                                                      2,206,665.71         48,763.99       14,475.83
    21
    22
    23                                                                                          153,275.65      110,669.46
    24                     817,598.00                        555,000.00                         124,213.77        9,669.84
  24.01
  24.02
  24.03
  24.04
  24.05
  24.06
  24.07
  24.08
  24.09
  24.10
  24.11
  24.12
  24.13
  24.14
  24.15
  24.16
  24.17
    25                     275,000.00       106,000.00                                          232,389.60       14,209.00
    26                     579,840.00                        625,875.00                         119,429.47        7,005.43
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15
  26.16
  26.17
  26.18
  26.19
  26.20
  26.21
    27                     134,079.00                        228,750.00                         112,733.90        6,920.01
  27.01
  27.02
  27.03
  27.04
  27.05
  27.06
  27.07
  27.08
  27.09
  27.10
  27.11
  27.12
  27.13
  27.14
  27.15
  27.16
  27.17
  27.18
    28                                                                                          336,174.30       13,532.93
    29                                                        96,000.00                          37,996.43       39,729.11
  29.01
  29.02
  29.03
  29.04
    30                                                        75,000.00                          51,640.83
    31                     271,725.00                                                           110,216.90
  31.01
  31.02
    32                                                                                           41,819.41
    33
    34                                                                        600,000.00        132,892.00       10,021.25
    35                                                                                           18,010.00        5,747.70
    36                                                                                          122,570.00
    37                     107,300.00       117,533.00                                          140,375.00
    38                                                                        190,666.68        110,000.00       31,083.33
    39                                                                                           30,664.00
    40                                                       150,000.00
    41                     112,500.00        14,301.75                                           81,897.54        7,054.95
    42                                      100,000.00                                           88,257.74       13,219.50
    43                      33,110.00        72,650.00                                          216,846.31
    44                                                                                           42,839.88       22,197.70
    45
    46                                                                                            2,490.40       20,187.37
    47                                                                        799,855.00         22,434.00        2,293.00
    48                                                                        435,400.00         35,548.89        2,712.50
    49                                      550,000.00                      1,750,000.00        229,321.00       16,777.00
  49.01
  49.02
    50                                                                                           17,514.85       28,016.10
    51                                                         1,500.00                                          16,386.00
    52                     283,807.00                                         100,000.00        173,775.00       34,771.00
  52.01
  52.02
  52.03
  52.04
    53                      64,290.00        76,881.00                        500,000.00
    54                      87,875.00         2,484.00        50,000.00                          81,184.44       13,702.50
    55                                                                                           50,533.07
    56                                                                                          155,616.00        1,745.51
    57                                                                                            2,000.00       18,548.00
    58                                                                                                              450.45
  58.01
  58.02
  58.03
    59                                       17,630.00         2,100.00                          25,109.33       26,570.67
    60                                          892.83                          1,250.00                         44,815.05
    61                                                        83,750.00                          42,399.84
    62                                                                                            3,235.21        4,578.26
  62.01
  62.02
    63                                                                                                           11,496.63
    64                                      116,250.00                                           27,287.00
    65                                          500.00                                           70,726.74
    66
    67                                       16,000.00                                           77,250.00        4,519.00
    68                                                                                           18,343.08
    69                                       14,754.00                        135,650.00        120,228.49       22,866.43
    70
    71                                                                                           62,743.21       13,956.86
    72                      37,500.00       108,909.00                        150,000.00         34,405.43    1,000,000.00
    73                       1,875.00       300,000.00                                          130,764.00       73,748.70
    74                                        1,228.92         2,000.00                          21,874.01
    75                     306,291.00         1,518.17                          1,667.00         59,823.26
    76                                                                                                            2,356.55
    77         800,000                                                                           46,963.50        2,617.13
    78                                       57,165.00                                           49,755.20
    79                      87,500.00                                         150,000.00         32,930.96       12,797.60
    80                                           45673                                           43,041.83
    81                   2,439,866.00                                                            57,235.27       79,853.47
    82                                                                                           82,305.13
    83                                                                                           43,760.94        3,317.82
    84                                                           750.00        40,000.00                         11,434.00
    85                     128,794.00           292.67                          2,777.78
    86                                                                                           86,632.50
    87                                      300,000.00                                           32,263.75
    88
    89                                                                                           35,964.35        5,112.00
    90                                       33,532.00                                           50,400.00        9,448.69
    91                      97,156.13                                                            10,560.00        5,194.75
    92
    93                      19,600.00                                                           100,498.55       12,730.20
    94                                                                                           24,318.63       12,600.00
    95                                           38650                                           58,227.00
    96                                                                        100,000.00         12,170.41        8,356.60
    97                                                                                            5,778.83        1,135.08
    98                      68,750.00       505,000.00                                            5,967.42       43,199.89
    99                                                                                                              254.04
   100                                                                                           18,444.93       10,744.39
   101                                                                                           14,048.50
   102                                                                                                            1,580.00
   103                                          842.00                                           68,586.31
   104                                                                                            2,360.55        6,796.65
   105                                                                        100,000.00         35,618.94        1,867.60
   106                                                                                           54,257.88
   107
   108                                                                        120,000.00
   109                                                                                           66,982.62
   110                                                                                           21,549.06        1,708.96
   111                                                                                           55,695.43        5,111.64
   112                                                                         30,000.00         73,573.27       11,675.13
   113                                                                                           55,238.21       10,962.00
   114                                                                                           15,870.00        1,451.00
   115                                                                                           44,297.89       10,342.50
   116                                                                                           51,480.00
   117         265,000                                                                           66,923.73
   118                                                                          1,667.00         66,000.00        5,307.05
   119                                                                                                           17,698.63
   120                                                                                           25,115.57        1,339.63
   121                     265,750.00                                                           116,328.50       67,938.00
   122                                           28000                                           17,000.00       24,726.48
   123                     126,000.00                                          50,000.00         86,226.99        9,703.23
   124                      79,313.00                                         100,000.00         18,483.00        5,053.13
   125
   126                                                                         24,000.00         67,664.09
   127                                       23,891.00                        300,000.00         26,861.72       17,340.40
   128                                                                                           24,542.39        1,590.40
   129                                                                                           73,958.42       23,315.28
   130                         938.00                                                             3,486.87        1,270.15
   131                       3,900.00                                                            29,166.67
   132                      28,344.00                                                                             6,632.33
   133                      66,500.00                                                             4,384.40        8,773.54
   134                                          534.00         1,000.00         1,780.00          5,606.17        6,457.94
   135                      44,210.00                                                            28,127.41       15,318.67
   136
   137                       3,125.00        38,000.00                                           18,066.47          833.00
   138                                                                                                              487.67
   139                                        4,360.00                                           28,407.00
   140                       4,688.00                                                            35,260.41
   141                      28,469.00                                                            12,404.90        6,733.21
   142         150,000                          207.00                          1,075.00                            945.00
   143                                                                                           15,234.00        2,141.00
   144                                                                        160,000.00          2,111.07        2,457.75
   145                                                                                           17,305.80
   146                          35938                                                             7,620.17
   147                                                                                                              763.96
   148                                                                                           30,632.25        1,359.00
   149                      14,375.00         2,700.00                        100,000.00         36,716.23        7,729.05
   150                                                                                           42,692.99
   151                                                                                                            4,575.20
   152                      66,914.00           233.58                         25,000.00         17,541.12
   153                                                                                           13,094.30        3,403.05
   154
   155                                                                                            9,512.14        1,817.81
   156
   157                                                                                           37,734.88        1,062.08
   158                                                                                           24,497.38       16,537.50
   159                                                                                            9,158.49        6,891.88
   160                                                                         50,000.00         47,969.01        1,429.23
   161                                                                         25,000.00          3,802.84        2,468.34
   162                                                                                            8,841.22
   163
   164                                      200,000.00                                           16,253.75        1,410.79
   165                                          592.00                                           22,333.43        3,058.82
   166                                          937.50                        300,000.00          4,170.57          255.42
   167                                                                                           12,416.60          895.08
   168                                                                                            9,676.08          839.65
   169                                                                                            5,581.34        2,549.84

               UPFRONT
                OTHER
  LOAN #       RESERVE                                           UPFRONT OTHER DESCRIPTION

    1            14,358.34    Ground Rent Escrow
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
    2            59,822.00     Ground Rent Escrow
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
   2.10
    3
    4         1,915,166.00    Eddie Bauer Reserve, Not in Occupancy Reserve, Occupancy Reserve, CAM Charge Reserve, Promotional
                                   Fee Reserve, Nonconsolidation Opinion Reserve, Percentage Rent Reserve, Carousel Reserve,
                                   Free Rent Reserve
    5
    6
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
    7
    8         1,000,000.00    Borrower's TILC Account
   8.01
   8.02
   8.03
    9         2,870,436.74     1953 Gallows Rd Pre-Existing TI/LC Funds (1,025,513.44); 1951 Kidwell Dr Pre-Existing TI/LC
                                   Funds (1,844,923.30)
   9.01
   9.02
    10          476,162.00     Rent Reserve (421,218.00) and Occupancy Reserve (54,944.00)
    11
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
    12
  12.01
  12.02
  12.03
  12.04
  12.05
  12.06
  12.07
  12.08
  12.09
  12.10
  12.11
  12.12
  12.13
  12.14
  12.15
  12.16
    13        5,106,263.26     GE Parallel Rent Reserve (537,600.00), GE Parrallel TI Reserve (4,375,000.00), Wells Fargo
                                   Reserve (193,663.26)
    14
  14.01
  14.02
  14.03
    15
    16
    17        3,010,054.68     Debt Service
    18
    19
  19.01
  19.02
    20
    21
    22
    23        5,576,135.00     First Energy Reserve
    24
  24.01
  24.02
  24.03
  24.04
  24.05
  24.06
  24.07
  24.08
  24.09
  24.10
  24.11
  24.12
  24.13
  24.14
  24.15
  24.16
  24.17
    25
    26
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15
  26.16
  26.17
  26.18
  26.19
  26.20
  26.21
    27
  27.01
  27.02
  27.03
  27.04
  27.05
  27.06
  27.07
  27.08
  27.09
  27.10
  27.11
  27.12
  27.13
  27.14
  27.15
  27.16
  27.17
  27.18
    28        2,500,000.00    Additional Proceeds
    29
  29.01
  29.02
  29.03
  29.04
    30
    31          730,000.00    Earnout Reserve Proceeds
  31.01
  31.02
    32           80,000.00     Linda's Hallmark Reserve
    33
    34
    35
    36
    37          239,428.18     Tenant Allowance Reserve
    38        1,561,000.00    Remeasurement and C4 Reserve
    39          375,000.00    Debt Service Reserve
    40
    41          125,000.00    DSCR Escrow
    42
    43
    44          156,600.00    Unit 210-250 Reserve (105,100.00); Unit 310 Reserve (51,500.00)
    45
    46
    47          442,085.00    Upfront Rental Income
    48           59,429.00     Free Rent Reserve
    49          200,000.00    Working Capital
  49.01
  49.02
    50
    51
    52            5,000.00    Slab Assessment Reserve
  52.01
  52.02
  52.03
  52.04
    53
    54           15,000.00    SNDA Holdback
    55        5,200,000.00    Holdback Reserve
    56
    57        1,000,000.00    Holdback Reserve
    58
  58.01
  58.02
  58.03
    59
    60           36,550.00    Lease up escrow.
    61          909,514.00     New Tenant Reserve
    62
  62.01
  62.02
    63
    64
    65            1,022.75    Water District Escrow
    66          367,500.00    BBB Rent Credit Reserve ($325,000) and Sports Authority Tax Escrow ($42,500)
    67        2,225,000.00    Goodwill space
    68          505,784.00    New Tenant Reserve
    69
    70
    71        5,056,460.00    Holdback Reserve, Debt Service Reserve - 6months
    72          900,000.00    Debt Service
    73
    74
    75          156,000.00
    76
    77
    78
    79           66,000.00    Holdback Reserve
    80          100,000.00    Lamps Plus TILC Reserve
    81          113,278.51    Debt Service
    82
    83
    84
    85          169,152.00    Lease Up Escrow(100,000.00); Holdback Escrow(69,152.00)
    86
    87          125,000.00    Holdback Reserve
    88
    89
    90          243,200.00    Debt Service Reserve (240,000.00); Tenant Estoppel Reserve (3,200.00)
    91          350,000.00    Holdback Reserve
    92
    93
    94
    95
    96
    97          368,000.00    Lease Holdback Reserve, Debt Service Reserve
    98
    99
   100
   101        1,012,602.00    Rent/Reimbursement Reserve
   102
   103
   104          200,000.00    Lennar Occupancy Reserve
   105          224,500.00     Laminate Kingdom Tenant Improvement Reserve
   106
   107
   108
   109
   110          660,000.00    Property Improvement Plan
   111
   112
   113
   114
   115
   116
   117           43,575.00    Ground Lease Reserve
   118           96,274.82    Holdback Escrow
   119
   120
   121           15,000.00    L&O Insurance Escrow
   122
   123
   124
   125           47,086.24    Separate Tax Lot Reserve (10,000.00), Debt Service Reserve (27,086.24) and Final C/O
                                   Reserve (10,000.00)
   126           26,500.00    Serendipity Lease Reserve (11,500.00) and Chiropractor Lease Reserve (15,000.00)
   127
   128           32,872.00    Party America Occupancy Reserve
   129
   130
   131
   132
   133
   134
   135
   136
   137           44,808.00    K-Beauty Occupancy Reserve (30,432.00); Barber Shop Occupancy Reserve (14,376.00)
   138
   139
   140
   141
   142           21,399.00    Holdback Escrow
   143
   144
   145
   146
   147           22,185.82    Debt Service
   148
   149
   150
   151
   152          250,000.00    Lease up escrow
   153
   154           15,614.20    Debt Service
   155
   156
   157
   158
   159          160,000.00    Liquidity Reserve
   160           70,000.00    Debt Service
   161            7,443.00    Verizon Reserve
   162
   163
   164
   165
   166
   167           66,000.00    Vicky Bakery Reserve
   168           14,997.00    Judgement Lien Reserve
   169

                     MONTHLY            MONTHLY    MONTHLY                    MONTHLY      MONTHLY                 OTHER
                      CAPEX             ENVIR.      TI/LC      MONTHLY RE    INSURANCE      OTHER                  MONTH
  LOAN #             RESERVE            RESERVE    RESERVE    TAX RESERVE     RESERVE      RESERVE              DESCRIPTION

    1                        39,267.35                           257,094.00   52,427.93      7,179.17   Ground Rent Escrow
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
    2             4% of Gross Revenues                            58,070.00   44,420.00     43,055.00   Ground Rent Escrow
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
   2.10
    3
    4                         4,543.54             15,289.00      47,260.27   17,390.63
    5
    6                        19,851.11                           184,233.00   24,953.68
   6.01
   6.02
   6.03
   6.04
   6.05
   6.06
   6.07
   6.08
   6.09
   6.10
   6.11
   6.12
   6.13
    7                         5,516.78             42,295.28     128,668.41   23,574.51
    8                         8,416.00             84,154.00     181,528.00   10,895.00
   8.01
   8.02
   8.03
    9                         9,014.50                            62,437.50
   9.01
   9.02
    10                        3,854.00              5,000.00      27,594.22
    11            4% of Gross Revenues                           131,800.00   74,315.18
  11.01
  11.02
  11.03
  11.04
  11.05
  11.06
  11.07
  11.08
    12                       68,427.75                           102,647.30
  12.01
  12.02
  12.03
  12.04
  12.05
  12.06
  12.07
  12.08
  12.09
  12.10
  12.11
  12.12
  12.13
  12.14
  12.15
  12.16
    13                        5,286.00             10,417.00      46,142.36    7,596.09
    14
  14.01
  14.02
  14.03
    15                        4,270.00                            79,102.00   11,846.70
    16                                                             8,426.33    6,304.73
    17                                                            18,953.73
    18                       11,188.00                            45,644.58    6,691.15
    19                                                            29,361.00
  19.01
  19.02
    20                                                            12,191.00    2,067.98
    21
    22
    23                        2,784.83             35,608.00      51,091.88   18,444.91
    24                        5,015.15
  24.01
  24.02
  24.03
  24.04
  24.05
  24.06
  24.07
  24.08
  24.09
  24.10
  24.11
  24.12
  24.13
  24.14
  24.15
  24.16
  24.17
    25                        2,512.00             37,500.00      38,699.00    7,105.00
    26                        4,963.60
  26.01
  26.02
  26.03
  26.04
  26.05
  26.06
  26.07
  26.08
  26.09
  26.10
  26.11
  26.12
  26.13
  26.14
  26.15
  26.16
  26.17
  26.18
  26.19
  26.20
  26.21
    27                        4,386.31
  27.01
  27.02
  27.03
  27.04
  27.05
  27.06
  27.07
  27.08
  27.09
  27.10
  27.11
  27.12
  27.13
  27.14
  27.15
  27.16
  27.17
  27.18
    28                        2,660.16             16,552.70      33,617.44    6,766.46
    29                                                            13,998.68    4,802.09
  29.01
  29.02
  29.03
  29.04
    30                        2,928.00              9,703.00      91,936.71
    31                        2,003.38              8,681.29      35,955.83    1,848.17
  31.01
  31.02
    32                        1,456.00              6,500.00      20,909.70    1,463.79
    33
    34                        1,457.72                            12,081.08    3,340.42
    35                        1,103.39              1,324.07      18,010.00    5,747.70
    36                                                            61,285.00    5,354.17
    37                        2,025.00              3,334.00      28,075.00
    38                          609.56              4,388.85      16,019.41    7,531.63
    39                        1,037.00              4,146.00      10,221.00    3,104.00
    40
    41                       14,301.75                             6,824.80    3,527.48
    42                                                            44,128.87    1,101.63
    43                        2,421.62             17,435.64      58,964.06    4,157.00
    44                        1,125.00              5,000.00      10,709.97    2,774.71
    45
    46                        5,025.00                             2,490.40    6,729.12
    47                                              9,992.00      11,217.00    1,147.00
    48                        2,119.00                            35,548.89    2,712.50
    49                                                            25,480.00    2,097.00
  49.01
  49.02
    50                        6,542.00                            17,514.85    4,669.35
    51                          892.00              6,000.00      11,872.34
    52                        6,194.84             18,055.00      31,816.32    3,161.00
  52.01
  52.02
  52.03
  52.04
    53                        2,017.00                            20,408.81
    54                                                            13,530.74    1,522.50
    55                        1,274.00                            10,107.00
    56                        1,805.00                            25,935.00    1,745.54
    57                                                             8,617.69    1,622.95
    58                                             22,000.00                     450.45
  58.01
  58.02
  58.03
    59                          721.00              6,000.00       6,277.33    2,214.22
    60                          892.83              1,250.00       9,887.50    4,979.45
    61                        1,568.00              2,500.00      10,599.96
    62                          833.04              6,331.09       3,235.21    1,526.09
  62.01
  62.02
    63                          953.00              4,167.00      11,507.50    1,642.38
    64                        4,028.21                            13,643.50
    65                          500.00                            12,808.56
    66                          400.48                                           168.00
    67                        1,291.00              5,508.00      15,450.00    2,260.00
    68                        1,403.00              3,000.00       4,585.77
    69                                              8,333.00      10,929.86    4,001.63
    70                        1,900.00
    71                        1,200.00                             5,400.00    1,550.76
    72                        2,591.00                            17,202.71
    73                        7,750.00                            21,794.00    6,050.36
    74                        1,228.92                             9,192.31
    75                        1,518.17              1,667.00      14,955.82
    76                        1,913.00              5,000.00      12,469.14    1,178.28
    77                          534.00              2,333.00       7,827.25    1,308.56
    78                        1,749.00              4,947.00      24,877.60
    79                          773.17              4,653.67       8,232.96    1,333.08
    80                          742.00              9,333.00       7,532.32    3,992.54
    81            4% of Gross Revenues                            11,447.05   11,407.64     11,891.16   Debt Service
    82                        4,785.00                             8,230.51
    83                        1,813.00                             4,442.29    1,658.91        953.00    TI/LC Reserve
    84                          612.00              5,300.00       7,691.60
    85                          292.67              2,777.78
    86                          775.20                             8,663.25
    87                        9,174.00                             2,933.07
    88                          833.33                             7,431.35      597.40
    89                          502.73                             7,192.87    1,278.00
    90                          865.00              1,375.00       8,400.00    1,889.74
    91                        2,158.16              2,500.00       5,280.00    1,732.00
    92                          218.30
    93                        5,518.17              4,167.00      10,049.85    1,818.60
    94                                                             2,702.07    1,575.00
    95                        1,010.00              5,000.00      10,189.71      567.44
    96                          550.00                             4,056.80    1,044.58
    97                          165.58                938.26       2,889.42    1,135.08
    98                        6,275.00                             5,967.42    3,927.26
    99                        1,316.33                                           254.04
   100            4% of Gross Revenues                             6,148.31    3,581.46
   101                          894.00              1,667.00       2,458.49    1,185.19
   102                          517.33              2,241.80       5,990.00      790.00
   103                          842.00                             9,798.05
   104                          908.00              1,667.00       2,360.55    1,132.78
   105                          624.00                             3,238.09      933.80
   106                        3,626.00                            10,851.58
   107
   108
   109                          750.00                             6,698.26
   110                        8,304.37                             3,591.51    1,708.96
   111                        9,078.09                             7,956.49    1,703.89
   112                          456.00              3,470.00       9,196.66    1,061.38
   113                          934.61              2,429.98       6,904.78    2,740.50
   114                                                             5,290.00      725.00
   115                        4,667.00                            19,752.87    1,034.25
   116                          152.93                955.83       8,580.00
   117                                              3,300.00       7,435.97
   118                                              1,667.00       8,250.00    1,326.76
   119                        1,354.00              1,667.00       4,500.00    1,769.86
   120                          189.00                             4,185.93      267.93
   121                        3,382.29              2,818.58      15,205.38    5,831.35
   122                                                             7,000.00    2,472.65
   123                        1,680.00              2,778.00       7,838.82    1,386.18
   124                          640.00                             3,080.50      505.31
   125
   126                          504.00              2,917.00       6,151.28      971.60
   127                        2,474.00                             4,476.95    2,167.55
   128                          315.00                610.00       4,908.48      198.80
   129            4% of Gross Revenues                            10,565.49    4,663.06
   130                        1,134.17                             3,486.90    1,270.15      2,559.07   Ground Lease Reserve
   131                          359.20                538.80       5,555.26
   132                        1,467.46                            11,528.13    3,316.16
   133                                                             4,384.40      974.84
   134                          534.00              1,780.00       5,606.17    1,291.59
   135                        2,600.00                             4,018.20    1,914.83
   136                        1,583.00                             7,953.98    1,448.65
   137                        1,026.00              2,083.00       3,845.65      833.00
   138                          699.27              3,985.82       9,975.00      487.64
   139                        2,250.00                             3,156.00    2,751.00
   140                        1,209.58                             5,037.21      875.88
   141                          324.00              3,333.00       2,170.86      961.89
   142                          207.00              1,075.00                     315.00
   143                          618.00                             1,905.00      838.00
   144                        1,273.01                               263.88      489.75
   145                        2,170.93                             1,573.25    1,674.23
   146                          522.00              4,167.00       3,810.09      542.50
   147                          791.00              1,324.79                     763.96
   148                          217.39              1,150.00       3,063.23      679.50
   149
   150                          386.60                             4,743.67
   151                                                             2,646.35      571.90
   152                          233.58                             3,508.23
   153                          331.29              2,380.66       2,618.85      610.93
   154
   155                          424.00              1,250.00       3,170.71      454.45
   156                          200.00
   157                          866.82              2,167.04       4,716.86    1,062.08
   158            4% of Gross Revenues                             2,041.45    2,362.50
   159                          896.00                             9,158.49      765.76
   160                          707.00              3,717.00       4,796.90      714.61
   161                          625.00                             1,901.42    1,234.17
   162                        1,625.00                             1,832.28
   163                          129.20
   164                          635.55              1,059.25       6,772.10      705.39
   165                          592.00                             2,233.34      436.98
   166                          501.65                             1,197.92      255.42
   167                                                             2,069.43      895.08
   168                          316.50                791.25       1,075.12      839.65
   169                                                               620.15      364.26

                  TOTAL                    UNIT OF          GRACE          LOAN
   LOAN #        SF/UNITS                  MEASURE          PERIOD        GROUP

     1                  3,141,388     SF                      0             1
    1.01                  203,904     SF                                    1
    1.02                  276,460     SF                                    1
    1.03                  286,405     SF                                    1
    1.04                  133,520     SF                                    1
    1.05                  289,119     SF                                    1
    1.06                  204,609     SF                                    1
    1.07                  195,413     SF                                    1
    1.08                  208,123     SF                                    1
    1.09                  179,973     SF                                    1
    1.10                  169,032     SF                                    1
    1.11                  171,224     SF                                    1
    1.12                  235,725     SF                                    1
    1.13                  165,315     SF                                    1
    1.14                   63,392     SF                                    1
    1.15                  126,427     SF                                    1
    1.16                   74,017     SF                                    1
    1.17                   87,240     SF                                    1
    1.18                   71,490     SF                                    1
     2                      1,703     Rooms                   0             1
    2.01                      350     Rooms                                 1
    2.02                      160     Rooms                                 1
    2.03                      220     Rooms                                 1
    2.04                      144     Rooms                                 1
    2.05                      168     Rooms                                 1
    2.06                      124     Rooms                                 1
    2.07                      151     Rooms                                 1
    2.08                      130     Rooms                                 1
    2.09                      136     Rooms                                 1
    2.10                      120     Rooms                                 1
     3                    660,671     SF                      5             1
     4                    544,175     SF                      0             1
     5                  2,706,510     SF                      5             1
     6                  1,588,089     SF                      0             1
    6.01                  125,298     SF                                    1
    6.02                  169,003     SF                                    1
    6.03                  152,025     SF                                    1
    6.04                   86,010     SF                                    1
    6.05                  180,346     SF                                    1
    6.06                  150,164     SF                                    1
    6.07                  152,144     SF                                    1
    6.08                  100,277     SF                                    1
    6.09                  107,080     SF                                    1
    6.10                   84,054     SF                                    1
    6.11                   58,025     SF                                    1
    6.12                  135,942     SF                                    1
    6.13                   87,721     SF                                    1
     7                    441,341     SF                      0             1
     8                  1,005,787     SF                      0             1
    8.01                  283,668     SF                                    1
    8.02                  372,550     SF                                    1
    8.03                  349,569     SF                                    1
     9                    431,861     SF                      0             1
    9.01                  256,272     SF                                    1
    9.02                  175,589     SF                                    1
     10                   331,742     SF                      5             1
     11                     1,331     Rooms                   0             1
   11.01                      219     Rooms                                 1
   11.02                      152     Rooms                                 1
   11.03                      191     Rooms                                 1
   11.04                      282     Rooms                                 1
   11.05                       96     Rooms                                 1
   11.06                      100     Rooms                                 1
   11.07                      158     Rooms                                 1
   11.08                      133     Rooms                                 1
     12                     1,169     Rooms                   0             1
   12.01                       72     Rooms                                 1
   12.02                       79     Rooms                                 1
   12.03                       80     Rooms                                 1
   12.04                       64     Rooms                                 1
   12.05                      100     Rooms                                 1
   12.06                       79     Rooms                                 1
   12.07                       65     Rooms                                 1
   12.08                       86     Rooms                                 1
   12.09                       82     Rooms                                 1
   12.10                       75     Rooms                                 1
   12.11                       64     Rooms                                 1
   12.12                       63     Rooms                                 1
   12.13                       64     Rooms                                 1
   12.14                       63     Rooms                                 1
   12.15                       69     Rooms                                 1
   12.16                       64     Rooms                                 1
     13                   427,888     SF                      0             1
     14                   387,842     SF                      0             1
   14.01                  214,150     SF                                    1
   14.02                  105,692     SF                                    1
   14.03                   68,000     SF                                    1
     15                   341,600     SF                      0             1
     16                       171     Units                   5             1
     17                   283,110     SF                      5             1
     18                       537     Units                   5             2
     19                   223,230     SF                      0             1
   19.01                  193,220     SF                                    1
   19.02                   30,010     SF                                    1
     20                   122,742     SF                      5             1
     21                   517,244     SF                      0             1
     22                   311,470     SF                      0             1
     23                   335,736     SF                      5             1
     24                   401,212     SF                      5             1
   24.01                   62,075     SF                                    1
   24.02                   32,008     SF                                    1
   24.03                   20,220     SF                                    1
   24.04                   26,564     SF                                    1
   24.05                   35,700     SF                                    1
   24.06                   14,176     SF                                    1
   24.07                   25,055     SF                                    1
   24.08                   26,796     SF                                    1
   24.09                   25,100     SF                                    1
   24.10                   29,266     SF                                    1
   24.11                   29,650     SF                                    1
   24.12                   16,305     SF                                    1
   24.13                   17,450     SF                                    1
   24.14                   10,156     SF                                    1
   24.15                    9,995     SF                                    1
   24.16                   15,696     SF                                    1
   24.17                    5,000     SF                                    1
     25                    86,192     SF                      0             1
     26                   397,088     SF                      5             1
   26.01                   54,149     SF                                    1
   26.02                   27,622     SF                                    1
   26.03                   18,371     SF                                    1
   26.04                   30,814     SF                                    1
   26.05                   17,980     SF                                    1
   26.06                   29,750     SF                                    1
   26.07                   34,761     SF                                    1
   26.08                   34,767     SF                                    1
   26.09                   11,660     SF                                    1
   26.10                   18,300     SF                                    1
   26.11                   15,000     SF                                    1
   26.12                   12,804     SF                                    1
   26.13                   11,000     SF                                    1
   26.14                   11,121     SF                                    1
   26.15                   13,079     SF                                    1
   26.16                   10,150     SF                                    1
   26.17                   10,125     SF                                    1
   26.18                    8,392     SF                                    1
   26.19                    6,961     SF                                    1
   26.20                    7,575     SF                                    1
   26.21                   12,707     SF                                    1
     27                   350,905     SF                      5             1
   27.01                   42,776     SF                                    1
   27.02                   45,973     SF                                    1
   27.03                   14,143     SF                                    1
   27.04                   16,690     SF                                    1
   27.05                   32,868     SF                                    1
   27.06                   22,490     SF                                    1
   27.07                   24,425     SF                                    1
   27.08                   11,722     SF                                    1
   27.09                   10,375     SF                                    1
   27.10                   23,024     SF                                    1
   27.11                   17,217     SF                                    1
   27.12                   12,610     SF                                    1
   27.13                   19,950     SF                                    1
   27.14                    7,124     SF                                    1
   27.15                   10,019     SF                                    1
   27.16                    8,600     SF                                    1
   27.17                   18,569     SF                                    1
   27.18                   12,330     SF                                    1
     28                   331,054     SF                      0             1
     29                    60,869     SF                      5             1
   29.01                   14,314     SF                                    1
   29.02                   21,200     SF                                    1
   29.03                   14,647     SF                                    1
   29.04                   10,708     SF                                    1
     30                   159,690     SF                      5             1
     31                   159,625     SF                      0             1
   31.01                   91,611     SF                                    1
   31.02                   68,014     SF                                    1
     32                   127,580     SF                      5             1
     33                   143,620     SF                      5             1
     34                   116,617     SF                      0             1
     35                   101,211     SF                      0             1
     36                   205,550     SF                      0             1
     37                    94,689     SF                      5             1
     38                    45,796     SF                      0             1
     39                    82,898     SF                      0             1
     40                       171     Units                   5             1
     41                       311     Units                   5             2
     42                    73,339     SF                      5             1
     43                   145,378     SF                      0             1
     44                    90,032     SF                      5             1
     45                   127,246     SF                      5             1
     46                       201     Units                   5             2
     47                   105,853     SF                      0             1
     48                   101,716     SF                      5             1
     49                   176,042     SF                      0             1
   49.01                  103,131     SF                                    1
   49.02                   72,911     SF                                    1
     50                       314     Units                   5             2
     51                    66,895     SF                      5             1
     52                   365,430     SF                      0             1
   52.01                  163,952     SF                                    1
   52.02                   84,500     SF                                    1
   52.03                   70,837     SF                                    1
   52.04                   46,141     SF                                    1
     53                   110,006     SF                      5             1
     54                   145,957     SF                      5             1
     55                    76,539     SF                      0             1
     56                   108,288     SF                      0             1
     57                       304     Pads                    0             1
     58                   458,148     SF                      5             1
   58.01                  197,690     SF                                    1
   58.02                  124,588     SF                                    1
   58.03                  135,870     SF                                    1
     59                    61,897     SF                      5             1
     60                    71,428     SF                      5             1
     61                   125,370     SF                      5             1
     62                    66,862     SF                      0             1
   62.01                   48,669     SF                                    1
   62.02                   18,193     SF                                    1
     63                    42,354     SF                      5             1
     64                   323,457     SF                      0             1
     65                    40,000     SF                      5             1
     66                    96,114     SF                      5             1
     67                   103,267     SF                      0             1
     68                   112,277     SF                      5             1
     69                    97,817     SF                      0             1
     70                   152,000     SF                      0             1
     71                        48     Units                   0             1
     72                   100,295     SF                      5             1
     73                       372     Units                   0             2
     74                    98,313     SF                      5             1
     75                   130,701     SF                      5             1
     76                    98,085     SF                      5             1
     77                    42,687     SF                      5             1
     78                   139,955     SF                      5             1
     79                    46,390     SF                      0             1
     80                    36,597     SF                      5             1
     81                       222     Rooms                   5             1
     82                       110     Units                   5             1
     83                        87     Units                   5             2
     84                    45,886     SF                      5             1
     85                    23,413     SF                      5             1
     86                    62,016     SF                      0             1
     87                       128     Rooms                   0             1
     88                    46,219     SF                      5             1
     89                    40,218     SF                      0             1
     90                    57,673     SF                      5             1
     91                   142,725     SF                      0             1
     92                    26,186     SF                      0             1
     93                    79,140     SF                      5             1
     94                        80     Units                   5             2
     95                    48,492     SF                      5             1
     96                    33,014     SF                      5             1
     97                    57,419     SF                      0             1
     98                       289     Units                   5             2
     99                   105,462     SF                      0             1
    100                        80     Rooms                   5             1
    101                    71,492     SF                      5             1
    102                    41,387     SF                      0             1
    103                    50,449     SF                      5             1
    104                    72,630     SF                      5             1
    105                    49,832     SF                      5             1
    106                        84     Units                   5             1
    107                    27,200     SF                      5             1
    108                    79,306     SF                      5             1
    109                    54,899     SF                      0             1
    110                        90     Rooms                   0             1
    111                        49     Rooms                   0             1
    112                    40,010     SF                      5             1
    113                   111,100     SF                      0             1
    114                    99,375     SF                      0             1
    115                       160     Beds                    5             1
    116                     9,176     SF                      0             1
    117                    74,525     SF                      5             1
    118                    42,523     SF                      5             1
    119                   135,745     SF                      5             1
    120                    21,320     SF                      5             1
    121                   225,486     SF                      0             1
    122                        70     Units                   5             1
    123                   118,569     SF                      5             1
    124                    34,932     SF                      5             1
    125                     3,800     SF                      5             1
    126                    40,354     SF                      5             1
    127                    61,848     SF                      5             1
    128                    25,235     SF                      5             1
    129                        77     Rooms                   5             1
    130                    90,495     SF                      0             1
    131                    21,551     SF                      0             1
    132                        69     Units                   0             2
    133                    34,697     SF                      0             1
    134                    42,728     SF                      5             1
    135                       120     Units                   0             2
    136                        76     Units                   5             1
    137                    64,774     SF                      5             1
    138                    41,956     SF                      0             1
    139                       108     Units                   0             2
    140                    96,765     SF                      0             1
    141                    25,958     SF                      5             1
    142                    16,580     SF                      5             1
    143                    37,066     SF                      0             1
    144                   101,841     SF                      0             1
    145                       108     Units                   5             2
    146                    31,326     SF                      5             1
    147                    63,275     SF                      5             1
    148                    21,739     SF                      0             1
    149                    18,000     SF                      5             1
    150                    30,928     SF                      0             1
    151                    60,925     SF                      5             1
    152                    80,931     SF                      5             1
    153                    26,503     SF                      0             1
    154                    13,824     SF                      5             1
    155                    20,324     SF                      5             1
    156                    23,942     SF                      5             1
    157                    52,009     SF                      0             1
    158                        50     Rooms                   5             1
    159                    71,680     SF                      5             1
    160                    32,875     SF                      5             1
    161                    18,883     SF                      0             1
    162                        78     Units                   0             2
    163                    10,125     SF                      0             1
    164                    49,995     SF                      0             1
    165                    47,560     SF                      5             1
    166                    30,099     SF                      0             1
    167                     9,594     SF                      0             1
    168                    18,990     SF                      0             1
    169                     6,000     SF                      0             1

                                   SCHEDULE II

           LIST OF MORTGAGE LOANS WITH SECURED CREDITOR ENVIRONMENTAL
                               INSURANCE POLICIES

                                     [NONE.]

                                      II-1

                                  SCHEDULE III

                                   [RESERVED.]

                                      III-1

                                   SCHEDULE IV

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

   Date      Principal Balance
----------   -----------------
 12/7/2005     176,000,000.00
 1/12/2006     176,000,000.00
 2/12/2006     176,000,000.00
 3/12/2006     176,000,000.00
 4/12/2006     176,000,000.00
 5/12/2006     176,000,000.00
 6/12/2006     176,000,000.00
 7/12/2006     176,000,000.00
 8/12/2006     176,000,000.00
 9/12/2006     176,000,000.00
10/12/2006     176,000,000.00
11/12/2006     176,000,000.00
12/12/2006     176,000,000.00
 1/12/2007     176,000,000.00
 2/12/2007     176,000,000.00
 3/12/2007     176,000,000.00
 4/12/2007     176,000,000.00
 5/12/2007     176,000,000.00
 6/12/2007     176,000,000.00
 7/12/2007     176,000,000.00
 8/12/2007     176,000,000.00
 9/12/2007     176,000,000.00
10/12/2007     176,000,000.00
11/12/2007     176,000,000.00
12/12/2007     176,000,000.00
 1/12/2008     176,000,000.00
 2/12/2008     176,000,000.00
 3/12/2008     176,000,000.00
 4/12/2008     176,000,000.00
 5/12/2008     176,000,000.00
 6/12/2008     176,000,000.00
 7/12/2008     176,000,000.00
 8/12/2008     176,000,000.00
 9/12/2008     176,000,000.00
10/12/2008     176,000,000.00
11/12/2008     176,000,000.00
12/12/2008     176,000,000.00
 1/12/2009     176,000,000.00
 2/12/2009     176,000,000.00
 3/12/2009     176,000,000.00
 4/12/2009     176,000,000.00
 5/12/2009     176,000,000.00
 6/12/2009     176,000,000.00
 7/12/2009     176,000,000.00
 8/12/2009     176,000,000.00
 9/12/2009     176,000,000.00
10/12/2009     176,000,000.00
11/12/2009     176,000,000.00
12/12/2009     176,000,000.00
 1/12/2010     176,000,000.00
 2/12/2010     176,000,000.00
 3/12/2010     176,000,000.00
 4/12/2010     176,000,000.00
 5/12/2010     176,000,000.00
 6/12/2010     176,000,000.00
 7/12/2010     176,000,000.00
 8/12/2010     176,000,000.00
 9/12/2010     176,000,000.00
10/12/2010     176,000,000.00
11/12/2010     176,000,000.00
12/12/2010     172,861,486.75
 1/12/2011     169,774,607.64
 2/12/2011     166,673,653.94
 3/12/2011     162,628,590.27
 4/12/2011     159,495,045.90
 5/12/2011     156,038,276.94
 6/12/2011     152,874,679.98
 7/12/2011     149,388,692.52
 8/12/2011     146,194,771.94
 9/12/2011     142,986,287.26
10/12/2011     139,456,657.85
11/12/2011     136,217,444.71
12/12/2011     132,657,939.67
 1/12/2012     129,387,720.91
 2/12/2012     126,102,589.13
 3/12/2012     116,582,363.99
 4/12/2012     113,273,721.72
 5/12/2012     109,647,805.48
 6/12/2012     106,307,532.64
 7/12/2012     102,650,863.66
 8/12/2012      98,879,423.23
 9/12/2012      95,107,982.81
10/12/2012      91,336,542.38
11/12/2012      87,565,101.95
12/12/2012      84,319,797.36
 1/12/2013      81,321,367.33
 2/12/2013      78,309,112.51
 3/12/2013      74,501,573.77
 4/12/2013      71,457,873.48
 5/12/2013      68,140,690.58
 6/12/2013      65,067,660.88
 7/12/2013      61,721,960.90
 8/12/2013      58,619,334.50
 9/12/2013      55,502,401.85
10/12/2013      52,114,014.82
11/12/2013      48,967,085.35
12/12/2013      45,549,532.31
 1/12/2014      42,372,332.64
 2/12/2014      39,180,482.12
 3/12/2014      35,209,930.27
 4/12/2014      31,985,051.14
 5/12/2014      28,491,707.51
 6/12/2014      25,235,847.73
 7/12/2014      21,712,381.49
 8/12/2014      18,425,258.68
 9/12/2014      15,122,977.04
10/12/2014      11,554,374.58
11/12/2014       8,220,406.78
12/12/2014       4,620,995.75
 1/12/2015       1,255,052.98
 2/12/2015               0.00

                                      IV-1

                                   SCHEDULE V

         LIST OF SUB-SERVICING AGREEMENTS IN EFFECT ON THE CLOSING DATE

     1. Subservicing Agreement, dated as of December 1, 2005, by and between
KeyCorp Real Estate Capital Markets, Inc. and Midland Loan Services, Inc.

     2. Subservicing Agreement, dated as of December 1, 2005, by and between
KeyCorp Real Estate Capital Markets, Inc. and Laureate Capital LLC.

     3. Subservicing Agreement, dated as of December 1, 2005, by and between
KeyCorp Real Estate Capital Markets, Inc. and Wachovia Bank, National
Association.

     4. Subservicing Agreement, December 1, 2005, by and between KeyCorp Real
Estate Capital Markets, Inc. and GMAC Commercial Mortgage Corporation.

                                       V-1

                                   SCHEDULE VI

                        LIST OF MORTGAGE LOANS REQUIRING
                        OPERATIONS AND MAINTENANCE PLANS

----------------------------------- ------------------------------------------
MORTGAGE LOAN SELLER                LOAN NAME
--------------------                ---------
----------------------------------- ------------------------------------------
KeyBank                             Waterfall Plaza
----------------------------------- ------------------------------------------
KeyBank                             Westchester Neighborhood School
----------------------------------- ------------------------------------------
KeyBank                             Monroe Plaza Shopping Center
----------------------------------- ------------------------------------------
KeyBank                             Raymour & Flanigan
----------------------------------- ------------------------------------------
KeyBank                             Rochard Hardware Plaza
----------------------------------- ------------------------------------------
KeyBank                             Chase Village Apartments
----------------------------------- ------------------------------------------
Countrywide                         Auburn Hills Facilities
----------------------------------- ------------------------------------------
Countrywide                         Camp Hill
----------------------------------- ------------------------------------------
Countrywide                         Oak Brook International Office Center
----------------------------------- ------------------------------------------
Countrywide                         Browntown Shopping Center
----------------------------------- ------------------------------------------
Countrywide                         Millburn Mall
----------------------------------- ------------------------------------------
Countrywide                         156 William Street
----------------------------------- ------------------------------------------
Countrywide                         120 Bloomingdale
----------------------------------- ------------------------------------------
Countrywide                         1100 Buckingham Street
----------------------------------- ------------------------------------------
Countrywide                         Worthing Place Apartments
----------------------------------- ------------------------------------------
Countrywide                         Paramus - Medical
----------------------------------- ------------------------------------------
Countrywide                         Laurel Inn
----------------------------------- ------------------------------------------
Countrywide                         Carnivale/Project 84
----------------------------------- ------------------------------------------
Countrywide                         Latina Warehouse
----------------------------------- ------------------------------------------
Countrywide                         39-41 North Fullerton Apartments
----------------------------------- ------------------------------------------
Countrywide                         Marlyand Gardens
----------------------------------- ------------------------------------------
Countrywide                         Imperial Medical Office Building
----------------------------------- ------------------------------------------
Countrywide                         Mondo Building
----------------------------------- ------------------------------------------
Countrywide                         Glen Arbor Apartments
----------------------------------- ------------------------------------------
Countrywide                         Fitch Building Complex
----------------------------------- ------------------------------------------
Countrywide                         47 Louise Street
----------------------------------- ------------------------------------------
IXIS                                International Home Furnishings Center
----------------------------------- ------------------------------------------

----------------------------------- ------------------------------------------
MLML                                Glendale Galleria
----------------------------------- ------------------------------------------
MLML                                Parkway Plaza
----------------------------------- ------------------------------------------
MLML                                Panama City Square
----------------------------------- ------------------------------------------
MLML                                Shops at Seneca Mall
----------------------------------- ------------------------------------------
MLML                                Perlis Plaza
----------------------------------- ------------------------------------------
MLML                                Cordele Square
----------------------------------- ------------------------------------------
MLML                                Normandy Square
----------------------------------- ------------------------------------------
MLML                                Westlane Shopping Center
----------------------------------- ------------------------------------------
MLML                                Keegan's Meadow
----------------------------------- ------------------------------------------
MLML                                Jones Square
----------------------------------- ------------------------------------------
MLML                                Hilltop Plaza
----------------------------------- ------------------------------------------
MLML                                Tuckernuck Square
----------------------------------- ------------------------------------------
MLML                                Moundsville Plaza
----------------------------------- ------------------------------------------
MLML                                Northridge Plaza
----------------------------------- ------------------------------------------
MLML                                Northshore Plaza
----------------------------------- ------------------------------------------
MLML                                Plantation Plaza
----------------------------------- ------------------------------------------
MLML                                Marwood Plaza
----------------------------------- ------------------------------------------
MLML                                Southern Village
----------------------------------- ------------------------------------------
MLML                                Dover Park Plaza
----------------------------------- ------------------------------------------
MLML                                Jacksonian Plaza
----------------------------------- ------------------------------------------
MLML                                Gallows Road
----------------------------------- ------------------------------------------
MLML                                Kidwell Drive
----------------------------------- ------------------------------------------
MLML                                Fresh Direct Warehouse
----------------------------------- ------------------------------------------
MLML                                First Energy Office Building
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr N Tampa
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr 24 Hwy
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Orange
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Morse Rd
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Oakwood
----------------------------------- ------------------------------------------
MLML                                U-Haul Skyland Blvd
----------------------------------- ------------------------------------------
MLML                                U-Haul Main Street Mov & Str
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr S Topeka
----------------------------------- ------------------------------------------
MLML                                U-Haul Saddle Brook
----------------------------------- ------------------------------------------
MLML                                U-Haul City Centre
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Anaheim
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Westchester County
----------------------------------- ------------------------------------------
MLML                                U-Haul Pleasant Hls
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Airport
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Northeast
----------------------------------- ------------------------------------------
MLML                                U-Haul Foothill Blv
----------------------------------- ------------------------------------------
MLML                                U-Haul Outer Fort
----------------------------------- ------------------------------------------
MLML                                U-Haul Center 34th Street
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Crosstown
----------------------------------- ------------------------------------------

----------------------------------- ------------------------------------------
MLML                                U-Haul Washington
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct I-24
----------------------------------- ------------------------------------------
MLML                                U-Haul Center Westfield
----------------------------------- ------------------------------------------
MLML                                U-Haul Hanover St
----------------------------------- ------------------------------------------
MLML                                U-Haul Center Olympia
----------------------------------- ------------------------------------------
MLML                                U-Haul Gilbert Ave
----------------------------------- ------------------------------------------
MLML                                U-Haul Center Point
----------------------------------- ------------------------------------------
MLML                                U-Haul Towne East
----------------------------------- ------------------------------------------
MLML                                U-Haul Center Longview
----------------------------------- ------------------------------------------
MLML                                U-Haul Bloomsburg
----------------------------------- ------------------------------------------
MLML                                U-Haul Center Gray Hwy
----------------------------------- ------------------------------------------
MLML                                U-Haul Greater Miami
----------------------------------- ------------------------------------------
MLML                                U-Haul Boston Ave
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Beltline
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Box Road
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Hyde Park
----------------------------------- ------------------------------------------
MLML                                U-Haul Ctr Route 1
----------------------------------- ------------------------------------------
MLML                                U-Haul Dallas Frwy
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Downtown
----------------------------------- ------------------------------------------
MLML                                U-Haul Greensburg
----------------------------------- ------------------------------------------
MLML                                Fairgrounds U-Haul Center
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct W W White
----------------------------------- ------------------------------------------
MLML                                U-Haul Ct Padre Isl
----------------------------------- ------------------------------------------
MLML                                U-Haul Pace Blvd
----------------------------------- ------------------------------------------
MLML                                Greenwich Avenue Portfolio
----------------------------------- ------------------------------------------
MLML                                252 Greenwich Avenue
----------------------------------- ------------------------------------------
MLML                                321-325 Greenwich Avenue
----------------------------------- ------------------------------------------
MLML                                234 Greenwich Avenue
----------------------------------- ------------------------------------------
MLML                                151 Greenwich Avenue
----------------------------------- ------------------------------------------
MLML                                Massapequa Shopping Center Portfolio
----------------------------------- ------------------------------------------
MLML                                Fountain Square
----------------------------------- ------------------------------------------
MLML                                Rubio Plaza
----------------------------------- ------------------------------------------
MLML                                The Plaza
----------------------------------- ------------------------------------------
MLML                                Marquee Place
----------------------------------- ------------------------------------------
MLML                                Temple Inland Industrial Portfolio
----------------------------------- ------------------------------------------
MLML                                Santa Fe Springs
----------------------------------- ------------------------------------------
MLML                                Buena Park
----------------------------------- ------------------------------------------
MLML                                El Centro
----------------------------------- ------------------------------------------
MLML                                Del Mar Heights Village
----------------------------------- ------------------------------------------
MLML                                Regency Plaza
----------------------------------- ------------------------------------------
MLML                                Marriott - Racine
----------------------------------- ------------------------------------------
MLML                                La Mesa Village Station
----------------------------------- ------------------------------------------
MLML                                National City Retail
----------------------------------- ------------------------------------------
MLML                                1500 McGowen
----------------------------------- ------------------------------------------

                                      VI-1

                                  SCHEDULE VII

                      LIST OF MERRILL TRUST MORTGAGE LOANS
                WITH LATE PAYMENT CHARGES DUE PRIOR TO EXPIRATION
                       OF THEIR PAYMENT DATE GRACE PERIODS

                            The Plaza
                            Cooper Point Pavillion
                            Crown Valley Center
                            Parkway Crossing
                            Hi Desert Plaza
                            Valley Mack Plaza
                            Princess Anne Executive Park

                                      VII-1

                                  SCHEDULE VIII

                           LIST OF BROKER STRIP LOANS

          The following table sets forth the Broker Strip Loans (in each case identified by the name assigned to such Broker Strip Loan on the Mortgage Loan
Schedule), and with respect to each Broker Strip Loan, the Broker Strip Rate and the Broker Payee for the subject Broker Strip Loan.

LOAN NO. :         LOAN NAME:        BROKER STRIP RATE:    BROKER STRIP PAYEE:
----------   ---------------------   ------------------   ---------------------
41           Branbury Apartments     5bp                  Elliot Bay Commercial
142          Centennial-Hanford      5bp                  Sunrise Mortgage
             Center PH I-C
152          Groveport Square        5bp                  Pace Financial
             Neighborhood Shopping
             Center

                                     VIII-1

                                   EXHIBIT A-1

                FORM OF CLASS A-1, A-1D, A-2, A-2FL, A-3, A-4FL,
                      A-5, A-SB, A-6 AND A-1A CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
    CLASS [A-1] [A-1D] [A-2] [A-2FL] [A-3] [A-4FL] [A-5] [A-SB] [A-6] [A-1A]
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]        Initial Certificate Principal Balance
[Variable]                                 of this Certificate as of the Closing
                                           Date: $____________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
December 1, 2005                           Class [A-1] [A-1D] [A-2] [A-2FL]
                                           [A-3] [A-4] [A-4FL] [A-5] [A-SB]
                                           [A-6] [A-1A] Certificates as of the
                                           Closing Date: $____________

Closing Date: December 7, 2005             Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
First Distribution Date: January 12,       Date, after deducting payments of
2006                                       principal due on or before such date
                                           (the "Initial Pool Balance"):
                                           $3,073,749,461

Master Servicer: KeyCorp Real Estate       Trustee: LaSalle Bank National
Capital Markets, Inc.                      Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [A-1] [A-1D] [A-2]         CUSIP No.: 59022H
[A-2FL] [A-3] [A-4] [A-4FL] [A-5] [A-SB]
[A-6] [A-1A]

                                           ISIN No.:

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

[EXCEPT FOR CLASS A-2FL AND A-4FL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME
TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-2FL AND A-4FL CERTIFICATES ONLY: SOLELY FOR FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST
IN A GRANTOR TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE
SWAP AGREEMENT AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G
AND 860D OF THE CODE.]

                                      A-1-2

[FOR CLASS A-2FL AND A-4FL CERTIFICATES ONLY: THE PASS-THROUGH RATE ON THIS
CERTIFICATE IS BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME
BASED UPON CHANGES IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON
THIS CLASS [A-2FL/A-4FL] CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE
UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital
Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional

                                      A-1-3

Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          [FOR CLASS A-2FL AND A-4FL CERTIFICATES ONLY:] For so long as a Class
[A-2FL][A-4FL] Distribution Conversion has not occurred and become permanent, except in connection with the initial issuance of the Certificates or any
Transfer of this Certificate or any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Prohibited Transaction Class Exemption ("PTCE")
84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

                                      A-1-4

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class
A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class
B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and
Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and
REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also

                                      A-1-5

permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-1D] [A-2] [A-2FL] [A-3] [A-4]
[A-4FL] [A-5] [A-6] [A-SB] [A-1A] Certificates referred to in the within-
mentioned Agreement.

Dated: December 7, 2005

                                           LASALLE BANK NATIONAL ASSOCIATION
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                                      A-1-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          ______________________________________________ for the account of ____
          __________________________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________________________________________________) and
          all applicable statements and notices should be mailed to ____________
          ______________________________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-1-8

                                   EXHIBIT A-2

                                   [RESERVED]

                                      A-2-1

                                   EXHIBIT A-3

                          FORM OF CLASS X CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $_____________

Date of Pooling and Servicing Agreement:                         Original Class X Notional Amount of all the Class X
December 1, 2005                                                 Certificates as of the Closing Date:
                                                                 $_____________

Closing Date:  December 7, 2005                                  Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date:  January 12, 2006                       due on or before such date (the "Initial Pool Balance"):
                                                                 $3,073,749,461

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  J.E. Robert Company, Inc.                     Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  X -                                             CUSIP No.:  59022H

                                                                 ISIN No.:

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate
Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their
"Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same
Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                     A-3-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have

                                     A-3-4

represented and warranted that all the certifications set forth in either
Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be held by any Person that is not a Qualified Institutional
Buyer.

                  Notwithstanding the preceding paragraph, any interest in the
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any
Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global

                                     A-3-5

Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

                  Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                                     A-3-6

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, if this Certificate constitutes a Global
Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction
Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Fiscal Agent, any Sub-Servicer, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer

                                     A-3-7

will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the

                                     A-3-8

Trust. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class
A-2, Class A-2FL, Class A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6,
Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates is
reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-9

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee

                                  By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:  December 7, 2005

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Authenticating Agent

                                  By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________

       _________________________________________________________________________

       _________________________________________________________________________

     (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

       I (we) further direct the issuance of a new Commercial Mortgage
       Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
       Pass-Through Certificate to the following address:_______________________

       _________________________________________________________________________

       _________________________________________________________________________

Dated:

                                     ___________________________________________
                                     Signature by or on behalf of Assignor

                                     ___________________________________________
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
       distribution:

       Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________________
       for the account of _____________________________________________________.

       Distributions made by check (such check to be made payable to ___________

       ______________________) and all applicable statements and notices should be mailed to ____________________________________________________________

       ________________________________________________________________________.

       This information is provided by ______________________________, the assignee named above, or _____________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

                  FORM OF CLASS AM, AJ, B, C AND D CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
          CLASS [AM] [AJ] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable                Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date:
                                           $_______________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
December 1, 2005                           Class [AM] [AJ] [B] [C] [D]
                                           Certificates as of the Closing Date:
                                           $_______________

Closing Date: December 7, 2005             Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
First Distribution Date: January 12,       Date, after deducting payments of
2006                                       principal due on or before such date
                                           (the "Initial Pool Balance"):
                                           $3,073,749,461

Master Servicer: KeyCorp Real Estate       Trustee: LaSalle Bank National
Capital Markets, Inc.                      Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [AM][AJ][B][C][D] -___     CUSIP No.: 59022H

                                           ISIN No:

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                     A-4-2

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital
Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to

                                     A-4-3

the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them

                                      A-4-4

may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class
A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class
B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and
Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and
REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-4-5

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [AM] [AJ] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: December 7, 2005

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-4-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ___________________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This  information is provided by  _______________________________, the assignee named above, or _____________________________________, as its agent.

                                      A-4-8

                                   EXHIBIT A-5

                    FORM OF CLASS E, F, G AND H CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable                      Initial Certificate Principal
                                                 Balance of this Certificate
                                                 as of the Closing Date:
                                                 $
                                                  ---------------

Date of Pooling and Servicing Agreement:         Class Principal Balance of all
December 1, 2005                                 the Class [E] [F] [G] [H]
                                                 Certificates as of the Closing
                                                 Date: $
                                                        ----------------

Closing Date:  December 7, 2005                  Aggregate unpaid principal
                                                 balance of the Mortgage Pool as
First Distribution Date:                         of the Cut-off Date, after
January 12, 2006                                 deducting payments of principal
                                                 due on or before such date (the
                                                 "Initial Pool Balance"):
                                                 $3,073,749,461

Master Servicer:  KeyCorp Real                   Trustee:  LaSalle Bank National
Estate Capital Markets, Inc                      Association

Special Servicer:  J.E. Robert Company, Inc.     Fiscal Agent:  ABN AMRO Bank
                                                 N.V.

Certificate No. [E] [F] [G] [H]-___              CUSIP No.:  59022H

                                                 ISIN No.:

                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-5-2

"REMIC")FAS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company,
Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with

                                     A-5-3

respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an

                                     A-5-4

Opinion of Counsel satisfactory to the Trustee to the effect that such
Transferee is an Institutional Accredited Investor or a Qualified Institutional
Buyer and such Transfer may be made without registration under the Securities
Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner
& Smith Incorporated, or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as discussed below, an interest in a Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates may not be
transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be held by any Person that is not a Qualified Institutional
Buyer.

                  Notwithstanding the preceding paragraph, any interest in the
Rule 144A Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for
Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a
Depository Participant by a denomination of interests in such Rule 144A Global
Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the
Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to

                                     A-5-5

and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any
Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Trustee (A) a certificate from such Certificate
Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

                  Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a

                                     A-5-6

Depository Participant by the denomination of the transferred interests in such
Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject
Global Certificate by the denomination of the transferred interests in such
Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, if this Certificate constitutes a Global
Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction
Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, the Fiscal

                                     A-5-7

Agent, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X)
and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this
Certificate constitutes a Definitive Certificate) or the Transferor (if this
Certificate constitutes a Global Certificate) a certification and/or Opinion of
Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to

                                     A-5-8

the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class
A-3, Class A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class
AJ, Class B, Class C and Class D Certificates is reduced to zero, any single
Holder of each outstanding Class of Certificates (other than the Class Z, Class
R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-9

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ----------------------------------------
                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:  December 7, 2005

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Authenticating Agent

                                     By:
                                        ----------------------------------------
                                        Authorized Officer

                                     A-5-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto
                                       -----------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

               (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:
                                    --------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
Dated:

                                     -------------------------------------------
                                     Signature by or on behalf of Assignor

                                     -------------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions  shall, if permitted,  be made by wire transfer or otherwise,  in immediately available funds, to
                                                                   -------------

                  --------------------------------------------------------------

                  for the account of                                           .
                                     -------------------------------------------

                  Distributions made by check (such check to be made
                  payable to
                            ----------------------------------------------------

                                  ) and all applicable statements and notices
                  -----------------
                  should be mailed to
                                    --------------------------------------------
                                                                               .
                  --------------------------------------------------------------

                  This information is provided by                              ,
                                                 -------------------------------
                  the assignee named above, or                                 ,
                                              ----------------------------------
                  as its agent.

                                     A-5-11

                                   EXHIBIT A-6

                FORM OF CLASS J, K, L, M, N, P AND Q CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
 CLASS [J] [K] [L] [M] [N] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                    Initial Certificate Principal Balance of this
                                                                Certificate as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [J] [K]
December 1, 2005                                                [L] [M] [N] [P] [Q] Certificates as of the Closing
                                                                Date:
                                                                $_______________

Closing Date:  December 7, 2005                                 Aggregate unpaid principal balance of the
                                                                Mortgage Pool as of the Cut-off Date, after
First Distribution Date:  January 12, 2006                      deducting payments of principal due on or before
                                                                such date (the "Initial Pool Balance"):
                                                                $3,073,749,461

Master Servicer:  KeyCorp Real Estate Capital                   Trustee:  LaSalle Bank National Association
Markets, Inc.

Special Servicer:  J.E. Robert Company, Inc.                    Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [J] [K] [L] [M] [N] [P] [Q]-___                 CUSIP No.:  59022H

                                                                ISIN No.:

                                     A-6-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-6-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

         This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital
Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

         Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder

                                      A-6-3

appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                                      A-6-4

         If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate is a
Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner
& Smith Incorporated or any of their respective Affiliates), then the
Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an
Opinion of Counsel to the effect that such Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as discussed below, an interest in a Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates may not be
transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be held by any Person that is not a Qualified Institutional
Buyer.

         Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any

                                      A-6-5

Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of
Certificates, provided that the Certificate Owner desiring to effect such
Transfer (i) complies with the requirements for Transfers of interests in such
Regulation S Global Certificate set forth in the following paragraph and (ii)
delivers or causes to be delivered to the Certificate Registrar and the Trustee
(A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee, as transfer agent for the
Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the
Trustee, subject to and in accordance with the applicable procedures of the
Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

         No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

         Notwithstanding the preceding paragraph, any interest in the Regulation
S Global Certificate for a Class of Book-Entry Non-Registered Certificates may
be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such
Rule 144A Global Certificate set forth in the third preceding paragraph and (ii)
delivers or causes to be delivered to the Certificate Registrar and the Trustee
(A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate or Opinion of
Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C)
such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream

                                      A-6-6

and Euroclear to direct the Trustee to debit the account of a Depository
Participant by a denomination of interests in such Regulation S Global
Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the
Regulation S Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Rule 144A
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

         Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the
Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive
Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

         None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Countrywide Securities Corporation, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

         No Transfer of this Certificate or any interest herein shall be made to
(A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of,

                                      A-6-7

as trustee of, or with assets of a Plan, if the purchase and holding of this
Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or
would result in the imposition of an excise tax under Section 4975 of the Code.
Except in connection with the initial issuance of the Certificates or any
Transfer of this Certificate or any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Fiscal
Agent, any Exemption-Favored Party or any Mortgagor with respect to Mortgage
Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

                                      A-6-8

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

         [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

         Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         Subject to certain terms and conditions set forth in the Agreement, the
Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class
A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class
B, Class C and Class D Certificates is

                                      A-6-9

reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-10

         IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                               ----------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class [J] [K] [L] [M] [N] [P] [Q] Certificates
referred to in the within-mentioned Agreement.

Dated:  December 7, 2005

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------
                                               Authorized Officer

                                     A-6-11

                                   ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________
              _________________________________________________________________
              _________________________________________________________________
        (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

              I (we) further direct the issuance of a new Commercial Mortgage
              Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial
              Mortgage Pass-Through Certificate to the following address:______
              _________________________________________________________________
              _________________________________________________________________

Dated:

                                  _____________________________________________
                                  Signature by or on behalf of Assignor

                                  _____________________________________________
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

              The assignee should include the following for purposes of
              distribution:

              Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________
              for the account of ______________________________________________.

              Distributions made by check (such check to be made payable to____
              ______________________) and all applicable statements and notices should be mailed to _____________________________________________
              _________________________________________________________________.

              This information is provided by  ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-12

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by
December 1, 2005                           this Certificate in the related
                                           Class: _____%

Closing Date: December 7, 2005             Aggregate unpaid principal balance
                                           of the Mortgage Pool as of the
First Distribution Date: January 12,       Cut-off Date, after deducting
2006                                       payments of principal due on or
                                           before such date (the "Initial Pool
                                           Balance"): $3,073,749,461

Master Servicer: KeyCorp Real Estate       Trustee: LaSalle Bank National
Capital Markets, Inc.                      Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. [R-I] [R-II]-___           CUSIP No.: 59022H

                                      A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                      A-7-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets,
Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), J.E. Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement),and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                      A-7-3

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide
Securities Corporation, the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not

                                      A-7-4

exempt from the registration and/or qualification requirements of the Securities
Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this
Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated
or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification as required by the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a
Permitted Transferee. In connection with any proposed Transfer of any Ownership
Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, representing and warranting, among other things, that such
Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an Ownership Interest in this
Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax
Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts

                                      A-7-5

to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership
Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such
Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC I or REMIC II to
(A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted
Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and

                                      A-7-6

(c) has furnished the Transferor and the Trustee with an effective IRS Form
W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the
Code and the regulations promulgated thereunder and (y) such Transfer of such
Residual Certificate will not be disregarded for United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate

                                      A-7-7

Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class
A-4FL, Class A-5, Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class
B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and
Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and
REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-8

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: December 7, 2005

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Officer

                                      A-7-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-10

                                   EXHIBIT A-8

                          FORM OF CLASS Z CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-CKI1
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-CKI1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this
December 1, 2005                           Certificate in Class Z: ___%

Closing Date: December 7, 2005             Aggregate unpaid principal balance of
                                           the Mortgage Pool as of the Cut-off
First Distribution Date: January 12,       Date, after deducting payments of
2006                                       principal due on or before such date
                                           (the "Initial Pool Balance"):
                                           $3,073,749,461

Master Servicer: KeyCorp Real Estate       Trustee: LaSalle Bank National
Capital Markets, Inc.                      Association

Special Servicer: J.E. Robert Company,     Fiscal Agent: ABN AMRO Bank N.V.
Inc.

Certificate No. Z-___

                                      A-8-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., J.E.
ROBERT COMPANY, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), J.E.
Robert Company, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such

                                      A-8-2

Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                      A-8-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide
Securities Corporation, the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Certificates or any Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of

                                      A-8-4

the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the
Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests

                                      A-8-5

therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class
A-1, Class A-1D, Class A-2, Class A-2FL, Class A-3, Class A-4FL, Class A-5,
Class A-SB, Class A-6, Class A-1A, Class AM, Class AJ, Class B, Class C and
Class D Certificates is reduced to zero, any single Holder of each outstanding
Class of Certificates (other than the Class Z, Class R-I and Class R-II
Certificates) may, subject to such other conditions as may be set forth in the
Agreement, exchange those Certificates for all Mortgage Loans and REO Properties
(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-8-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                             By:
                                                 -------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated: December 7, 2005

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Authenticating Agent

                                             By:
                                                 -------------------------------
                                                 Authorized Officer

                                      A-8-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
                   (please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-8-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                                                                                                             ANNEX D

ABN AMRO
LaSalle Bank N.A.                                    MERRILL LYNCH MORTGAGE TRUST                         Statement Date:  1/12/2006
135 S. LaSalle Street Suite 1625             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:    1/12/2006
Chicago, IL 60603                                          SERIES 2005-CKI1                               Prior Payment:         N/A
                                                                                                          Next Payment:    2/13/2006
                                                                                                          Record Date:    12/30/2005

                                                                                                          Analyst:
Administrator:                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                      REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

============================================  ==========================================  =============================
                                                                                Page(s)
Issue Id:                        ML05CKI1                                       -------   Closing Date:
Monthly Data File Name:                       REMIC Certificate Report                    First Payment Date: 1/12/2006
                       ML05CKI1_YYYYMM_3.zip  Bond Interest Reconciliation                Assumed Final Payment Date:
                                              Cash Reconciliation Summary
============================================  15 Month Historical Loan                    =============================
                                                 Status Summary
                                              15 Month Historical Payoff/Loss
                                                 Summary
                                              Historical Collateral Level
                                                 Prepayment Report
                                              Delinquent Loan Detail
                                              Mortgage Loan Characteristics
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              ==========================================

====================================================================================================================================
                                                     Parties to the Transaction
------------------------------------------------------------------------------------------------------------------------------------
                                          DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
       UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith, Inc.; Countrywide Securities Corporation; KeyBanc Capital Markets;
                    IXIS Securities North America, Inc.; Morgan Stanley & Co. Incorporated; Goldman, Sachs & Co.
                                     MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                             SPECIAL SERVICER: J.E. Robert Company, Inc.
                         RATING AGENCY: Moody's Investors Service, Inc.; Standard & Poor's Ratings Services

====================================================================================================================================

                               ========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ------------------------------------------------------------------------
                                LaSalle Web Site                                      www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                    (800) 246-5761

                               ========================================================================

====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE TRUST                     Statement Date:    1/12/2006
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:      1/12/2006
                                                            SERIES 2005-CKI1                           Prior Payment:           N/A
WAC:                                                                                                   Next Payment:      2/13/2006
WA Life Term:                                                                                          Record Date:      12/30/2005
WA Amort Term:                                             ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                                 REMIC CERTIFICATE REPORT

===================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00        0.00         0.00           0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                             Total P&I Payment 0.00
                                                                             ======================

Notes: (1) N denotes notional balance not included in total
(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                            Statement Date: 1/12/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                   Payment Date:   1/12/2006
                                                         SERIES 2005-CKI1                                  Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                            Record Date:   12/30/2005

                                                   BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                  Deductions                               Additions
                                        ----------------------------- ------------------------------------------------
        Accrual               Accrued             Deferred &             Prior     Int Accrual   Prepay-      Other    Distributable
      ----------- Pass Thru Certificate Allocable  Accretion Interest Int. Short-   on prior       ment     Interest    Certificate
Class Method Days    Rate     Interest    PPIS     Interest  Loss/Exp  falls Due  Shortfall (3) Penalties Proceeds (1)  Interest (2)
------------------------------------------------------------------------------------------------------------------------------------

                            --------------------------------------------------------------------------------------------------------
                                   0.00      0.00       0.00     0.00        0.00                    0.00         0.00          0.00
====================================================================================================================================

==============================================================

                               Remaining
      Interest Current Period Outstanding    Credit Support
       Payment  (Shortfall)/    Interest  --------------------
Class  Amount     Recovery     Shortfalls Original Current (4)
--------------------------------------------------------------

     ------------------------------------
          0.00                       0.00
==============================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                     CASH RECONCILIATION SUMMARY

================================================================================

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances
Misc. Fees & Expenses
--------------------------------------------------------------------------------
Plus Trustee Fees Paid by Servicer
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses
--------------------------------------------------------------------------------
Total Interest Due Trust
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Total Interest Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                      Balance         Count
--------------------------------------------------------------------------------
Beginning Pool
Scheduled Principal
Unscheduled Principal
Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------------------------------
Ending Pool
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                               Principal          Interest
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
--------------------------------------------------------------------------------
Ending Outstanding
--------------------------------------------------------------------------------

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

============ ======================================================================= ============================================
                                        Delinquency Aging Categories                            Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution ----------------------------------------------------------------------- --------------------------------------------
    Date       #    Balance    #    Balance    #     Balance  #  Balance  #  Balance   #   Balance      #     Balance  #  Balance
============ ======================================================================= ============================================
  01/12/06
------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

------------ ----------------------------------------------------------------------- --------------------------------------------

============ ======================================================================= ============================================

(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                          ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============ =================================================================================== ============================
                Ending                           Appraisal                                                      Curr Weighted
               Pool (1)  Payoffs (2)  Penalties Reduct. (2) Liquidations (2) Realized Losses (2) Remaining Term      Avg.
Distribution ----------------------------------------------------------------------------------- ----------------------------
    Date      #  Balance  #  Balance  #  Amount  #  Balance  #     Balance      #       Amount     Life  Amort.  Coupon Remit
============ =================================================================================== ============================
  01/12/06
------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

------------ ----------------------------------------------------------------------------------- ----------------------------

============ =================================================================================== ============================

(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

===================   =================================   =====================   =====================
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
===================   =================================   =====================   =====================

===================   =================================   =====================   =====================
                      CURRENT               0         0
                      CUMULATIVE
                                       ================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                       DELINQUENT LOAN DETAIL

=================================================================================================================================
             Paid                 Outstanding   Out. Property                        Special
Disclosure   Thru   Current P&I       P&I         Protection        Advance          Servicer     Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**      Advances     Description (1)   Transfer Date       Date         Date      Date
=================================================================================================================================

=================================================================================================================================
A. P&I Advance - Loan in Grace Period               1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq  2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More   5. Prepaid in Full     5. Prepaid in Full     7. P&I Advance (Foreclosure)
4. Matured Balloon/Assumed Scheduled Payment        6. Specially Serviced  6. Specially Serviced  9. P&I Advance (REO)
9. REO   11. Modification
10. DPO
=================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
                                                              Weighted Average
Current Scheduled              # of   Scheduled     % of    --------------------
    Balances                  Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
================================================================================
                                                              Weighted Average
Fully Amortizing               # of   Scheduled     % of    --------------------
 Mortgage Loans               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Minimum Remaining Term
Maximum Remaining Term

                     DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
                                                              Weighted Average
Current Mortgage               # of   Scheduled     % of    --------------------
  Interest Rate               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================

================================================================================
                                  0           0     0.00%
================================================================================
Minimum Mortgage Interest Rate   10.0000%
Maximum Mortgage Interest Rate   10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
                                                              Weighted Average
     Balloon                   # of   Scheduled     % of    --------------------
 Mortgage Loans               Loans    Balance    Balance   Term   Coupon   DSCR
================================================================================
0   to 60
61  to 120
121 to 180
181 to 240
241 to 360
================================================================================
                                  0           0     0.00%
================================================================================
Minimum Remaining Term   0
Maximum Remaining Term   0

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF DSCR (CURRENT)
================================================================================
 Debt Service                     # of   Scheduled     % of
Coverage Ratio                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
 Debt Service                     # of   Scheduled     % of
Coverage Ratio                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================
Maximum DSCR   0.00
Minimum DSCR   0.00

                             GEOGRAPHIC DISTRIBUTION
================================================================================
                                  # of   Scheduled     % of
Geographic Location              Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                    MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                                  # of   Scheduled     % of
Property Types                   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                                  # of   Scheduled     % of
Amortization Type                Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================

================================================================================

                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                                  # of   Scheduled     % of
Number of Years                  Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================

================================================================================
                                     0           0     0.00%
================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                                  # of   Scheduled     % of
Year                             Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================================
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014 & Longer
================================================================================
                                     0           0     0.00%
================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                          LOAN LEVEL DETAIL

====================================================================================================================================
                                             Operating            Ending                      Spec.        Loan      Prepayment
Disclosure           Property                Statement Maturity Principal Note Scheduled Mod.  Serv ASER  Status -------------------
 Control #       Grp   Type   State DSCR NOI    Date     Date    Balance  Rate    P&I    Flag  Flag Flag Code(1) Amount Penalty Date
====================================================================================================================================

====================================================================================================================================
                              W/Avg 0.00   0                            0              0                              0       0
====================================================================================================================================
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
====================================================================================================================================
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month  3. P&I Adv - delinquent 3+ months 5. Prepaid in Full
            B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months 4. Mat. Balloon/Assumed P&I       6. Specially Serviced
            7. Foreclosure 9. REO  11. Modification
            8. Bankruptcy  10. DPO
====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                              Balance                          Remaining Term
Disclosure     Transfer   Loan Status   ------------------   Note   Maturity   --------------   Property                         NOI
 Control #       Date       Code (1)    Scheduled   Actual   Rate     Date      Life   Amort.     Type     State   NOI   DSCR   Date
====================================================================================================================================

====================================================================================================================================
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month  3. P&I Adv - delinquent 3+ months 5. Prepaid in Full
            B. P&I Adv - < one month delinq 2. P&I Adv - delinquent 2 months 4. Mat. Balloon/Assumed P&I       6. Specially Serviced
            7. Foreclosure 9. REO  11. Modification
            8. Bankruptcy  10. DPO
====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

================================================================================
Disclosure   Resolution
 Control #    Strategy                             Comments
================================================================================

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                        MODIFIED LOAN DETAIL

================================================================================
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity            Modification
 Control #       Date         Date       Date              Description
================================================================================

================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning             Gross Proceeds   Aggregate       Net       Net Proceeds
          Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of     Liquidation  Liquidation     as a % of    Realized
Period     Control #     Date      Value     Balance   Proceeds  Sched Principal   Expenses *    Proceeds   Sched. Balance    Loss
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                    0.00      0.00                          0.00         0.00                      0.00
CUMULATIVE                                       0.00      0.00                          0.00         0.00                      0.00
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

ABN AMRO                                            MERRILL LYNCH MORTGAGE TRUST                           Statement Date: 1/12/2006
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   1/12/2006
                                                          SERIES 2005-CKI1                                 Prior Payment:        N/A
                                                                                                           Next Payment:   2/13/2006
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                           Record Date:   12/30/2005

                                                     APPRAISAL REDUCTION DETAIL

==========================  ====================================  ==============================  ===============  ====  ===========
                                                                                  Remaining Term                          Appraisal
Disclosure       Appraisal  Scheduled    ARA   Current P&I        Note  Maturity  --------------  Property               -----------
 Control #       Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life  Amort.     Type    State  DSCR  Value  Date
==========================  ====================================  ==============================  ===============  ====  ===========

====================================================================================================================================

11/09/2005 - 14:41 (MXXX - MXXX) (copyright) 2000 LaSalle Bank N.A.

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada CH-143
Calabasas, California 91302

IXIS Securities North America Inc.
9 West 57th Street, 35th Floor
New York, New York 10019

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

J.E. Robert Company, Inc.
1650 Tysons Boulevard, Suite 1600
McLean, Virginia 22102

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1,
          Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

Ladies and Gentlemen:

     LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v)
and (vii) of the definition of "Mortgage File", and to the extent

                                       C-1

provided in the related Mortgage File and actually known by a Responsible
Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan
Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii),
(iv)(B), (iv)(C), (vi) and (viii) through (xii) of such definition, of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

     None of the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                             Respectfully,

                                             LASALLE BANK NATIONAL ASSOCIATION

                                             -----------------------------------

                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re: Merrill Lynch Mortgage Trust 2005-CKI1,
         Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as
Trustee under a certain Pooling and Servicing Agreement dated as of December 1,
2005 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets,
Inc., as Master Servicer, J.E. Robert Company, Inc., as Special Servicer, ABN
AMRO Bank N.V., as Fiscal Agent, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

     The Mortgage File should be delivered to the following:

                                           _____________________________________

                                           _____________________________________

                                           _____________________________________

                                           Attn: _______________________________

                                           Phone: ______________________________

                                      D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.  Mortgage Loan paid in full.

          The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2.  Other. (Describe)

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       as Master Servicer

                                       By:
                                           -------------------------------------
                                           Name
                                                --------------------------------
                                           Title:
                                                  ------------------------------

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re: Merrill Lynch Mortgage Trust 2005-CKI1,
         Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of
December 1, 2005 (the "Pooling and Servicing Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, ABN AMRO Bank N.V., as Fiscal Agent, and you, as Trustee, the
undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described
Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

             The Mortgage File should be delivered to the following:

                                           _____________________________________

                                           _____________________________________

                                           _____________________________________

                                              Attn: ____________________________

                                              Phone: ___________________________

                                      D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.  Mortgage Loan is being foreclosed.

_____ 2.  Other.  (Describe)

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           J.E. ROBERT COMPANY, INC.
                                           as Special Servicer

                                           By:
                                               ---------------------------------
                                                  Name
                                                       -------------------------
                                                  Title:
                                                         -----------------------

                                      D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 7, 2005 (the "Closing Date") of
          $____________________ ] [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to ___________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate
Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any

                                      E-1-1

other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the
Securities Act or any state securities laws.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferor)

                                           By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                      E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 7, 2005 (the "Closing Date") of
          $___________________________ ] [representing a _______% Percentage
          Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to ___________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate
Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferee)

                                           By:
                                               ---------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                           -------------------------------------
                                           (Nominee)

                                           By:
                                               ---------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and ______________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _______   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     _______   Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _______   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

               similar institution, which is supervised and examined by a state or federal authority having supervision over any such
               institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _______   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _______   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     _______   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _______   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     _______   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _______   QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     _______   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               ________________________________________________________________.

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     _____   _____   Will the Transferee be purchasing the Transferred
      Yes      No    Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                      E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and __________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _______   The Transferee owned and/or invested on a discretionary basis
               $___________________________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

     _______   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in
               securities (other than the excluded securities referred to below)
               as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                      E-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     _____   _____   Will the Transferee be purchasing the Transferred
      Yes      No    Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        [Transferee][Adviser]

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                      E-2A-8

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        (Transferee)

                                            Date:
                                                  ------------------------------

                                      E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 7, 2005 (the "Closing Date") of
          $_______________________ ]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_____________________________ (the "Transferor") to ____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate
Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c)
neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate
Registrar has received: (A) a certification from the Certificateholder desiring to

                                     E-2B-1

effect such transfer substantially in the form attached as Exhibit E-1 to the
Pooling and Servicing Agreement and a certification from such
Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B
to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS
OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred
Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security, which (in the

                                     E-2B-2

case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities
Act, would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto.
The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                                        Very truly yours,

                                        ----------------------------------------
                                           (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-3

                             Nominee Acknowledgement

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                           (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

________________________________
________________________________
________________________________
________________________________
(Name and Address of Transferor)

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate
          Notional Amount] as of December 7, 2005 (the "Closing Date") of
          $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage
Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as
Master Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the

                                     E-2C-1

Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                        Very truly yours,

                                        ----------------------------------------
                                           (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee
Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _______   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     _______   Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _______   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4

               similar institution, which is supervised and examined by a state or federal authority having supervision over any such
               institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _______   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _______   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     _______   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _______   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     _______   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _______   QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     _______   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

     ______   ______   Will the Transferee be acquiring interests in the
       Yes      No     Transferred Certificates only for the Transferee's own
                       account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-6

                                        ----------------------------------------
                                           (Transferee)

                                        By:
                                            ------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Date:
                                                 -------------------------------

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc.
with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _______   The Transferee owned and/or invested on a discretionary basis
               $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

     _______   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities
               (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

     ______   ______   Will the Transferee be acquiring interests in the
       Yes      No     Transferred Certificates only for the Transferee's own
                       account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-9

                                        ----------------------------------------
                                        (Transferee or Adviser)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                            Date:
                                                  ------------------------------

                                     E-2C-10

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
     Certificates, Series 2005-CKI1, Class _______, having an initial aggregate
     [Certificate Principal Balance] [Certificate Notional Amount] as of
     December 7, 2005 (the "Closing Date") of $_________________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to ____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate
Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an

                                     E-2D-1

individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a
United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a))
under the United States Securities Act of 1933, as amended (the "Securities
Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and
Development, the Inter-American Development Bank, the Asian Development Bank,
the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States
Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     E-2D-2

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
___________________ (the "Transferor") to ______________________________________
(the "Transferee") of the Class Certificates (the "Transferred Certificates")
[having an initial aggregate [Certificate Principal Balance] [Certificate
Notional Amount] as of December 7, 2005 (the "Closing Date") of $_________ ]
[evidencing a ____% interest in the Classes to which they belong]. The
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets,
Inc., as master servicer, J.E. Robert Company, Inc., as special servicer,
LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank
N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the

                                      F-1-1

             Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan
             (X) is an accredited investor as defined in Rule 501(a)(1) of
             Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
             Depositor, any Mortgage Loan Seller, the Master Servicer, the
             Special Servicer, any Sub-Servicer, the Fiscal Agent, any
             Exemption-Favored Party or any Mortgagor with respect to Mortgage
             Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its
             Transferees that are Plans a written representation that such
             Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
             Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                            (Transferee)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                      F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

________________________________________
________________________________________
________________________________________
________________________________________
(Name and Address of Transferor)

     Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
___________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class _______ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of
December 7, 2005 (the "Closing Date") of $________ ]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1,
2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank
National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as
Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited

                                      F-2-1

             transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section
             4975 of the Code, by reason of Sections I and III of Prohibited
             Transaction Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan
             (X) is an accredited investor as defined in Rule 501(a)(1) of
             Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
             Depositor, any Mortgage Loan Seller, the Master Servicer, the
             Special Servicer, any Sub-Servicer, the Fiscal Agent, any
             Exemption-Favored Party or any Mortgagor with respect to Mortgage
             Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its
             Transferees that are Plans a written representation that such
             Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
             Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                           (Transferee)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                      F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re:  Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
     Certificates, Series 2005-CKI1 (the "Certificates"), issued pursuant to the
     Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
     dated as of December 1, 2005, between Merrill Lynch Mortgage Investors,
     Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master
     Servicer, J.E. Robert Company, Inc., as Special Servicer, LaSalle Bank
     National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF __________________________ )
                                    )   ss.: ___________________________________
COUNTY OF _________________________ )

     The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

     1. _____________________________________ (the "Purchaser"), is acquiring
Class [R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a
"REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

     2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision

                                      G-1-1

thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class
[R-I] [R-II] Certificates to a Disqualified Organization.

     4. The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

     5. The Purchaser agrees to such amendments of the Pooling and Servicing
Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified Organization,
an agent thereof or a person that does not satisfy the requirements of paragraph
7.

     6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

     7. No purpose of the acquisition of the Class [R-I] [R-II] Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

     8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class [R-I]
          [R-II] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                     G-1-2

     iv.  The Purchaser will not cause the income from the Class [R-I] [R-II]
          Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United
          States Tax Person.

     [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
          Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                      G-1-3

[_]  9.   If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT
          APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

[_]  ii)  The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-I]
          [R-II] Certificate;

          c) intends to pay the taxes associated with holding a Class [R-I]
          [R-II] Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      G-1-4

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
_______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ________________________________________
                                        Notary Public

                                      G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust 2005-CKI1

      Re: Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
          Pass-Through Certificates, Series 2005-CKI1 (the "Certificates"),
          Class [R-I] [R-II]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such
Class (the "Residual Certificates"). The Certificates, including the Residual
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the
     Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
     Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the

                                      G-2-1

     future. The Transferor understands that the transfer of the Residual
     Certificates may not be respected for United States income tax purposes
     (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Rating Agencies
a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 2005 relating to Merrill Lynch
Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
[name of proposed special servicer] to serve as the Special Servicer under the
Agreement.

          The designation of [name of proposed special servicer] as Special
Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the
Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                      H-1-1

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name
                                            Title:

Moody's Investors Service, Inc.         Standard & Poor's Rating Agencies.

By:                                     By:
   -------------------------------          ------------------------------------
   Name:                                    Name:
   Title:                                   Title:

Date:                                   Date:
     -----------------------------           -----------------------------------

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group, Merrill Lynch Mortgage
           Trust  2005-CKI1

      Re: Merrill Lynch Mortgage Trust 2005-CKI1,
          Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

Ladies & Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 2005 relating to Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the
Special Servicer hereunder.

                                        [Name of Proposed Special Servicer]

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group,
           Merrill Lynch Mortgage Trust 2005-CKI1

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

      Re: Merrill Lynch Mortgage Trust 2005-CKI1
          Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

          In accordance with the Pooling and Servicing Agreement dated as of
December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer"), J.E. Robert
Company, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through
Certificates, Series 2005-CKI1 (the "Certificates"), the undersigned (the
"Investor") hereby certifies and agrees as follows:

     1.   The Investor is a [holder] [beneficial owner] of [$__________
          aggregate [Certificate Principal Balance/Certificate Notional Amount]
          of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating the Investor's investment in the Certificates:

          _____   The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing
                  Agreement.

          _____   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

                                     I-1-1

          _____   The information identified on Schedule I attached hereto
                  pursuant to Sections 3.15 and 4.02 of the Pooling and
                  Servicing Agreement.

     3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the
          Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the
          Trustee, as applicable, be disclosed by the Investor or by its
          Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the
          "Representatives") in any manner whatsoever, in whole or in part;
          provided, that the Investor may provide all or any part of the
          Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such
          Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c)  Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                                     I-1-2

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2005-CKI1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any
               disclaimer it deems appropriate in its discretion and (ii)
               contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or
               Certificateholders or Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicer, the Special Servicer, the Depositor, the Trustee and the
          Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
          Information by the Investor or any of its Representatives. The
          Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the
          Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

                                     I-1-3

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                        OWNER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Telephone No.:
                                                       -------------------------

                                     I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                   ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention: Global Securities and Trust Services Group,
           Merrill Lynch Mortgage Trust 2005-CKI1

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Trust 2005-CKI1
    Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1 (the
    "Certificates")

     In accordance with the Pooling and Servicing Agreement dated as of December
1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital
Markets, Inc., as master servicer (the "Master Servicer"), J.E. Robert Company,
Inc., as special servicer, LaSalle Bank National Association, as trustee (the
"Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill
Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates,
Series 2005-CKI1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

     1.   The Investor is contemplating an investment in the Class ____
          Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating such possible investment:

          ___   The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing
                Agreement.

          ___   The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing
                Agreement.

          ___   The information identified on Schedule I attached hereto
                pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing
                Agreement.

                                      I-2-1

     3.   In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the
          Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph
          1), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives
          (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and
          provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any
               information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c)  Any transmittal of any report, document or other information to the Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage

                                      I-2-2

                    Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2005-CKI1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any
               disclaimer it deems appropriate in its discretion and (ii)
               contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or
               Certificateholders or Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicer, the Special Servicer, the Depositor, the Trustee and the
          Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the
          Information by the Investor or any of its Representatives. The
          Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the
          Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [PROSPECTIVE PURCHASER]

                                        By:
                                            ------------------------------------
                                           Name
                                                --------------------------------
                                           Title:
                                                  ------------------------------
                                           Telephone No.:
                                                          ----------------------

                                      I-2-3

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-4

                                    EXHIBIT J

                                   [RESERVED]

                                       J-1

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: KeyCorp Real Estate Capital Markets, Inc., in its capacity as Master
      Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"),
      among Merrill Lynch Mortgage Investors, Inc., as depositor, the Master
      Servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank
      National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

Date: _________, 20___

          Re: Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage
              Pass-Through Certificates, Series 2005-CKI1 -- Mortgage Loan (the
              "Mortgage Loan") heretofore secured by real property known as _______.

     Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE
UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

     We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          1.   The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

                                      K-1

               ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

               ____ a partial defeasance of a portion ($__________) of the
                    Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.

          3.   The defeasance was completed in all material respects in
               accordance with the conditions for defeasance specified in the
               Mortgage Loan documents and in accordance with the Servicing
               Standard.

          4.   The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii)
               direct debt obligations of the Federal National Mortgage
               Association, (iii) direct debt obligations of the Federal Home
               Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such
               defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early
               redemption.

          5.   After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original
               Mortgagor, (ii) is a Single-Purpose Entity (as defined in the S&P
               Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the
               organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the
               Mortgage Loan pursuant to the terms of the Mortgage Loan
               documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance
               Obligor were previously approved by Standard & Poor's. The
               Defeasance Obligor owns no assets other than defeasance
               collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6.   If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent
               Distribution Date Statement received by the Master Servicer (the
               "Current Report").

          7.   The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P
               Criteria) that must

                                       K-2

               be maintained as a securities account by a securities
               intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted
               Investments (as defined in the Pooling and Servicing Agreement).

          8.   The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9.   The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in
               connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date),
               (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four
               (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early
               redemption, and (iv) interest income from the defeasance
               collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the
               Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the
               Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10.  The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the
               Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first
               priority security interest in the defeasance collateral.

          11.  The agreements executed in connection with the defeasance (i)
               prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities
               intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus
               defeasance collateral and earnings on reinvestment to the
               Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include

                                       K-3

               representations and/or covenants of the Mortgagor and/or
               securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and
               (vi) do not permit waiver of such representations and covenants.

          12.  The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the
               Certificates as of the date of the Current Report. The Mortgage
               Loan is not one of the ten (10) largest loans in the Mortgage
               Pool.

          13.  Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be
               provided to you upon request.

          14.  The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

     IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       As Master Servicer

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       K-4

                                    EXHIBIT L

                                   [RESERVED]

                                       L-1

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

     Re: Merrill Lynch Mortgage Trust 2005-CKI1
         Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

Ladies and Gentlemen:

          You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement")
dated as of December 1, 2005, by and among Merrill Lynch Mortgage Investors,
Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, J.E. Robert Company, Inc., as special servicer, LaSalle Bank National
Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated __, a copy of which is attached hereto, is effective. Pursuant to Section
3.18 of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [__'s] acquisition of Mortgage Loan number __ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

          [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

          Upon payment of the Option Price, Mortgage Loan number __ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [______] or at [your] [_________'s] direction.

          Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan number__, _______ together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [_______] for review as soon as is practicable.

          [Provide Special Servicer contact information.]

                                      M-1-1

          Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                        Sincerely,
                                                   -----------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Purchase Option Holder's Acknowledgment

By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------
Date:
      --------------------------------------

                                      M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between J.E. Robert Company, Inc. ("Assignor") and
[_______________] ("Assignee") in connection with (i) the Pooling and Servicing
Agreement dated as of December 1, 2005 (the "Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer, Assignor as Special Servicer, LaSalle Bank
National Association, as Trustee (the "Trustee"), and ABN AMRO Bank N.V., as
fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2005-CKI1,
Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1 (the "Series
2005-CKI1 Securitization"), and (ii) the transfer of the Loan (defined below) to
Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2005-CKI1 Securitization and is secured by the Mortgaged Property commonly known as [______________________]
(the "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

     2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

     3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and
Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

     NOW THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in

                                      M-2-1

this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          J.E. ROBERT COMPANY, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address:________________________
     ________________________________
     ________________________________
     Telephone No.:__________________
     Facsimile: _____________________

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate Certificateholder(s)
("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of December 1, 2005 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real
Estate Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as
Special Servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch
Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series
2005-CKI1 (the "Series 2005-CKI1 Securitization"), and (ii) the transfer of the
Loan (defined below) to Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1.   The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2005-CKI1
          Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Defaulted
          Mortgage Loan under the Agreement and is being serviced and administered by J.E. Robert Company, Inc. in its capacity as Special
          Servicer.

     2.   Assignor (i) is the Plurality Subordinate Certificateholder under the
          Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a
          Purchase Option with respect to the Loan, (iii) pursuant to Section
          3.18 of the Agreement, has the unconditional right to assign the
          Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the
          Purchase Option and for the assignee thereof to exercise the Purchase
          Option and purchase the Loan pursuant thereto.

     3.   Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to
          Assignee, and Assignor desires to assign the Purchase Option to
          Assignee, pursuant to the terms and conditions of this Assignment.

     NOW THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the

                                      M-3-1

uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than
Assignee, Assignor or their respective permitted successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                          PLURALITY SUBORDINATE
                                        CERTIFICATEHOLDER

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE:                          [ASSIGNEE]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address: _______________________
     ________________________________
     ________________________________

     Telephone No.:__________________
     Facsimile: _____________________

                                      M-3-2

                                    EXHIBIT N

                                   [RESERVED]

                                       N-1

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re:  Merrill Lynch Mortgage Trust 2005-CKI1 (the "Trust"), Commercial Mortgage
     Pass-Through Certificates, Series 2005-CKI1

     I, [identify the certifying individual], a [title] of Merrill Lynch
Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

     1. I have reviewed the annual report on Form 10-K for the fiscal year [___]
(the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of December
1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual
Report, the "Reports"), of the Trust;

     2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

     3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the
Reports;

     4. Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

     5. The Reports disclose all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement, that is included in the Reports.

                                       O-1

     In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real
Estate Capital Markets, Inc., as Master Servicer, J.E. Robert Company, Inc., as
Special Servicer, and LaSalle Bank National Association, as Trustee.

Date:
      -------------------

Merrill Lynch Mortgage Investors, Inc.

--------------------------------
[name of certifying individual]
[title of certifying individual]

                                       O-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                     BY THE MASTER SERVICER TO THE DEPOSITOR

Re:  Merrill Lynch Mortgage Trust 2005-CKI1 (the "Trust"), Commercial Mortgage
     Pass-Through Certificates, Series 2005-CKI1

     I, [identify the certifying individual], a [title] of KeyCorp Real Estate
Capital Markets, Inc. ("KRECM"), on behalf of KRECM, as Master Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of December 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing
Agreement, that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

     1. I am responsible for reviewing the activities performed by KRECM as Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and
Servicing Agreement with respect to the Master Servicer [and a certificate in the form attached as Exhibit A hereto from J.E. Robert Company, Inc. ("JER") as
Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [ ] (the "Annual Report"), or in any reports on Form 8-K containing distribution or servicing reports under the
Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the
"Reports"), KRECM has fulfilled its obligations as Master Servicer under the
Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the Pooling and
Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from JER as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions.

     2. I have disclosed to KRECM's certified public accountants all significant deficiencies known to me relating to the compliance of KRECM as
Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar standard as set forth in the Pooling and Servicing Agreement
[and the compliance of JER as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].

     3. In giving the certification above, I have reasonably relied on information provided to KRECM by the following unaffiliated parties: [names of sub-servicers].

                                      P-1-1

Date:
      --------------------

KeyCorp Real Estate Capital Markets, Inc.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                      P-1-2

                            EXHIBIT A TO EXHIBIT P-1

           FORM OF CERTIFICATION TO BE PROVIDED TO THE MASTER SERVICER

Re:  Merrill Lynch Mortgage Trust 2005-CKI1 (the "Trust"),
     Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

     I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of J.E. Robert Company, Inc., as Special Servicer, certify to [identify the individual signing Exhibit P-1], KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer (the "Master Servicer") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing Agreement (defined below):

     1. I am responsible for reviewing the activities performed by J.E.
Robert Company, Inc. ("JER") as special servicer (the "Special Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and
Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, JER, to my knowledge, has fulfilled its obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by JER, as Special Servicer, to the Master Servicer and the Trustee
thereunder, and that, to the knowledge of JER, as Special Servicer, such reports do not contain any material misstatements or omissions; and

     2. I have disclosed to JER's certified public accountants and the
Master Servicer's certified public accountants all significant deficiencies known to me relating to the compliance of JER as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:
      -------------------------

J.E. Robert Company, Inc.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                      P-1-3

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE DEPOSITOR

Re:  Merrill Lynch Mortgage Trust 2005-CKI1 (the "Trust"),
     Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

     I, [identify the certifying individual], a [title] of LaSalle Bank National
Association, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and
Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

     1. I have reviewed the annual report on Form 10-K for the fiscal year
[___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual
Report, the "Reports"), of the Trust;

     2. Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

     3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports.

Date:
      -------------------------

LaSalle Bank National Association,
as trustee

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                      P-2-1

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re:  Merrill Lynch Mortgage Trust 2005-CKI1 (the "Trust"),
     Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1

     I, [identify the certifying individual], a [title] of J.E. Robert Company,
Inc., certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and
Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

     1. I have reviewed the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer and the
Trustee under the Pooling and Servicing Agreement, covering the fiscal year
[__];

     2. Based on my knowledge, the servicing information in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports.

     3. I am responsible for reviewing the activities performed by J.E.
Robert Company, Inc. ("JER") as Special Servicer under the Pooling and Servicing
Agreement and, based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer
[,and except as disclosed on Schedule 1 hereto], JER has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by JER, as Special
Servicer, to the Master Servicer and the Trustee thereunder.

     4. The accountant's statement delivered pursuant to Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Attestation Program for
Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement.

J.E. Robert Company, Inc.               Date:
                                              ------------------

By:
    ---------------------------------
Name:
      -------------------------------
Title:
      -------------------------------

                                      P-3-1